   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 1997.



                                                      REGISTRATION NO. 333-19413

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                        DAWSON PRODUCTION SERVICES, INC.
                             TAYLOR COMPANIES, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

              TEXAS                              1389                           74-2231546
              TEXAS                              1389                           75-2445316
 (State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
  incorporation or organization)     Classification Code Number)          Identification Number)
           901 N.E. LOOP 410, SUITE 700                           MR. MICHAEL E. LITTLE
             SAN ANTONIO, TEXAS 78209                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  (210) 828-1838                            DAWSON PRODUCTION SERVICES, INC.
         (Address, including zip code, and                    901 N.E. LOOP 410, SUITE 700
      telephone number, including area code,                    SAN ANTONIO, TEXAS 78209
   of registrant's principal executive offices)                      (210) 828-1838
                                                         (Name, address, including zip code, and
                                                         telephone number, including area code,
                                                                  of agent for service)

                             ---------------------

                                   Copies to:

               J. ROWLAND COOK, ESQ.                            CHARLES L. STRAUSS, ESQ.
             DEIDRE L. TREADWELL, ESQ.                         FULBRIGHT & JAWORSKI L.L.P.
             JENKENS & GILCHRIST, P.C.                      1301 MCKINNEY STREET, SUITE 5100
          600 CONGRESS AVENUE, SUITE 2200                       HOUSTON, TEXAS 77010-3095
                AUSTIN, TEXAS 78701                                  (713) 651-5151
                  (512) 499-3800

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
TITLE OF EACH                      AMOUNT     PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
CLASS OF SECURITIES                TO BE       OFFERING PRICE       AGGREGATE      REGISTRATION
TO BE REGISTERED                 REGISTERED    PER SECURITY(1)  OFFERING PRICE(1)       FEE
-------------------------------------------------------------------------------------------------
     % Senior Notes due
  2007........................   $110,000,000       100%          $110,000,000      $33,334(2)
-------------------------------------------------------------------------------------------------
Guarantee(3)..................       (4)             (4)               (4)            (3)(4)
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
  per share...................   4,600,000(5)    $14.813(6)      $ 68,139,800(6)    $20,648(2)
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
  per share...................   1,387,828(7)    $14.625(8)      $ 20,296,985(8)      $ 6,151
-------------------------------------------------------------------------------------------------
          Total...............        --             --           $198,436,785        $60,133
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee.

(2) Paid upon filing the initial Form S-1 Registration Statement on January 8, 1997.


(3) A Guarantee by Taylor Companies, Inc. is also being registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the Guarantee.


(4) No separate consideration will be received for the Guarantee from the purchasers of the Notes.


(5) Includes 600,000 shares of Common Stock subject to the Underwriters' over-allotment option.


(6) Calculated pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on January 7, 1997.


(7) Includes 181,021 shares of Common Stock subject to the Underwriters' over-allotment option.


(8) Calculated pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on January 15, 1997.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of Prospectus, one to be
used in connection with the offering of    % Senior Notes due 2007 (the "Debt
Prospectus") and the other to be used in connection with a concurrent offering of Common Stock (the "Equity Prospectus"). The closing of the offering being made pursuant to the Debt Prospectus and the closing of the offering being made pursuant to the Equity Prospectus are conditioned upon the simultaneous closing of the other and upon the simultaneous closing of the Pride Acquisition (as defined herein).

*******************************************************************************
*    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*    REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*    WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*    BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*    REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*    CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*    SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*    OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*    QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*******************************************************************************



                 SUBJECT TO COMPLETION, DATED JANUARY 22, 1997

[DAWSON INC. LOGO]
PROSPECTUS
                                  $110,000,000

                        DAWSON PRODUCTION SERVICES, INC.

                                % SENIOR NOTES DUE 2007
                            ------------------------

     The      % Senior Notes due February 1, 2007 (the "Notes") are being offered (the "Debt Offering") by Dawson Production Services, Inc. ("Dawson" or
the "Company"). The Notes will bear interest from February   , 1997 at the rate
per annum set forth above, payable semi-annually on February 1 and August 1 of each year, commencing August 1, 1997. The Notes will mature on February 1, 2007 and will be redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2002, at the redemption prices set forth herein, together with accrued and unpaid interest to the date of redemption. See "Description of Notes -- Optional Redemption." Upon a Change of Control (as defined herein), the holders of the Notes may require the Company to purchase all or a portion of the Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of purchase. See "Description of Notes -- Certain Covenants."


     Concurrently with the Debt Offering, the Company is offering 4,000,000 shares, and certain selling shareholders (the "Selling Shareholders") are offering 1,206,807 shares, of common stock of the Company (the "Common Stock") pursuant to a separate prospectus (the "Equity Offering" and, together with the Debt Offering, the "Offerings"). The Company will use approximately $135.9 million of the aggregate net proceeds from the Offerings to purchase the U.S. land-based well servicing operations (the "Pride Acquisition") of Pride Petroleum Services, Inc. ("Pride"), approximately $12.3 million to prepay certain indebtedness (including accrued interest) of the Company and the remainder for fees and expenses of the Pride Acquisition, working capital and general corporate purposes. See "Use of Proceeds" and "Pride Acquisition." The closing of the Debt Offering and the Equity Offering are each conditioned upon the simultaneous closing of the other and upon the simultaneous closing of the Pride Acquisition.


     The Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all senior Indebtedness (as defined herein) of the Company and senior to all Subordinated Indebtedness (as defined herein) of the Company. The Notes will be unconditionally guaranteed (the "Subsidiary Guarantees") on a senior unsecured basis by the Company's principal operating subsidiaries (the "Subsidiary Guarantors"), and the Subsidiary Guarantees will rank pari passu in right of payment with any future senior Indebtedness of the Subsidiary Guarantors and senior to any future Subordinated Indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantees may be released under certain circumstances. The Notes and the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors, including any Indebtedness under the Credit Facility (as defined herein), which is secured by liens on certain assets of the Company and its Subsidiaries (as defined herein). At September 30, 1996, pro forma for the Pride Acquisition and the Offerings, the Notes and the Subsidiary Guarantees would not have been subordinated to any secured Indebtedness (excluding letters of credit) of the Company or the Subsidiary Guarantors. The indenture governing the Notes (the "Indenture") will permit the Company and its subsidiaries to incur additional Indebtedness in the future, subject to certain limitations. See "Risk Factors -- Restrictions Imposed by Lenders."

     The Company does not intend to list the Notes on any securities exchange. No assurance can be given that any market for the Notes will develop or, if any such market develops, as to the liquidity of such market. See "Risk
Factors -- Absence of Public Market for the Notes."
                            ------------------------


SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT
                  SHOULD BE CONSIDERED BY POTENTIAL INVESTORS.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                          PRICE TO      UNDERWRITING    PROCEEDS TO
                                                         PUBLIC(1)      DISCOUNT(2)      COMPANY(3)
                                                        ------------    ------------    ------------
Per Note..............................................       %               %               %
Total.................................................       $               $               $

---------------

(1) Plus accrued interest, if any, from the date of issuance.
(2) The Company and the Subsidiary Guarantors have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting expenses payable by the Company estimated to be $700,000.
                            ------------------------


     The Notes are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter. The Underwriter reserves the right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form through the facilities of The
Depository Trust Company in New York, New York, on or about February   , 1997.

                            ------------------------

                           JEFFERIES & COMPANY, INC.

February   , 1997

[PICTURE OF REPRESENTATIVE ITEMS OF THE COMPANY'S EQUIPMENT CONSISTING OF A 900 SERIES RIG, FRAC TANKS AND VACUUM TRUCKS.]


     IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OR THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the consolidated financial statements of the Company and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment option in connection with the Equity Offering will not be exercised. Unless the context otherwise requires, references in this Prospectus to the "Company" or "Dawson" mean Dawson Production Services, Inc., its predecessors, and its and their subsidiaries. Unless the context otherwise requires, pro forma information contained herein gives effect to the Taylor Acquisition (as defined herein) in July 1996, the Pride Acquisition and the Offerings.

                                  THE COMPANY

     Dawson Production Services, Inc. is a leading provider of a broad range of workover, liquid and production services used in the production of oil and gas. The Company's services are utilized by major oil and gas companies as well as independent producers to optimize performance of oil and gas wells. The Company recently entered into an agreement to acquire the U.S. land-based well servicing operations of Pride Petroleum Services, Inc. in a transaction that will position Dawson as the second largest provider of workover rigs in the United States.

     The Company commenced operations in 1951. In 1982, the current management team joined the Company and initiated a strategy to expand and diversify the Company's workover rig services. Since 1982, the Company has grown from four workover rigs in a single yard to 91 workover rigs in 10 yards through a series of strategic acquisitions of businesses and assets. Upon the closing of the Pride Acquisition, the Company will own and operate 498 workover rigs. In addition, in November 1994 the Company broadened the array of services it provides by acquiring the liquid services and production services businesses of Well Solutions, Inc. and expanded such businesses in July 1996 with the acquisition of Taylor Companies, Inc. The Company believes that it generally has been successful in acquiring businesses and assets and subsequently reducing overhead, enhancing internal controls, improving marketing and related operations through management incentives and improving the utilization of its assets by redeploying equipment.

BUSINESS STRATEGY

     The Company's strategy emphasizes diversification and expansion through acquisitions and internal growth. In recent years, there has been significant industry consolidation activity in the Company's principal businesses. The Company has been an active participant in this industry consolidation and plans to continue to pursue strategic acquisitions of businesses and assets which enhance or expand its market presence or complement its existing businesses. Upon the closing of the Pride Acquisition, the Company intends to expand the range of services offered at its locations and increase its presence, through redeployment of underutilized assets, within the geographic regions in which the Company will then operate. The Company believes that its ability to offer a wide range of services over a large operating base will provide it with a competitive advantage by allowing its customers to consolidate their procurement of workover, liquid and production services by utilizing fewer vendors. The Company believes that this consolidation may allow customers to lower their costs by streamlining production decisions and increasing operational efficiencies. The Company also believes that its strategy will allow it to take advantage of cross-marketing opportunities for its services and to appeal to a broader customer base by enhancing its position as a one-stop source for workover, liquid and production services.

PRIDE ACQUISITION

     Consistent with its business strategy, on December 23, 1996 the Company entered into a purchase agreement to acquire substantially all of Pride's U.S. land-based well servicing operations for approximately $135.9 million in cash. The Pride Acquisition will significantly increase the size and geographic scope of the Company's workover rig services business. Pride's U.S. land-based fleet consists of 407 workover rigs and related operations in 28 locations in the Texas and Louisiana Gulf Coasts, the Permian Basin areas of West

Texas and New Mexico, and California. Upon completion of the Pride Acquisition, the Company will be the largest provider of workover rigs in Texas and the second largest provider in the United States. The Company will seek to generate improved profit margins for the acquired assets through increased operating efficiencies and cost savings resulting from overhead reductions and the consolidation of certain overlapping yard locations. In addition, the Company will seek to expand its liquid and production services businesses into new markets through certain of the acquired yard locations and to redeploy certain of the acquired workover rigs to areas with greater rig demand. See "Pride Acquisition."

     For the year ended March 31, 1996, the Company's pro forma revenue and EBITDA (as defined herein) were approximately $182.2 million and $26.5 million, respectively, compared to historical revenue and EBITDA of approximately $52.4 million and $9.1 million, respectively. For the six months ended September 30, 1996, the Company's pro forma revenue and EBITDA were approximately $100.2 million and $14.9 million, respectively, compared to historical revenue and EBITDA of approximately $33.8 million and $6.6 million, respectively.

MOBLEY ACQUISITION


     On January 20, 1997, Dawson acquired the liquid services assets of Mobley Environmental Services, Inc. for approximately $5.0 million in cash and a $0.5 million five year subordinated note (the "Mobley Acquisition"). These assets generated revenues of approximately $4.4 million and $3.2 million for the 12 months ended December 31, 1995 and the nine months ended September 30, 1996, respectively.


OPERATIONS


     Workover Rig Services. The Company provides workover rig services to oil and gas exploration and production companies through the use of mobile well servicing workover rigs together with crews of three to four workers. As of January 15, 1997, the Company operated 89 land workover rigs, two barge-mounted workover rigs and ancillary equipment from 10 yards in Texas and Louisiana. Upon the closing of the Pride Acquisition, the Company will expand its workover rig fleet to 498 rigs located in Texas, Louisiana, California and New Mexico.


     Workover rig services are used throughout the life of a well and are categorized by the type of job performed: completion, maintenance, workover and plugging and abandonment. Completion services prepare newly drilled wells for production. Newly drilled wells are frequently completed by well servicing rigs to minimize the use of higher cost drilling rigs. Maintenance services are required on producing oil and gas wells to ensure efficient and continuous operation. In addition to periodic maintenance, producing oil and gas wells occasionally require major repairs or modifications called "workovers." Workover rigs are also used in the plugging and abandonment of oil and gas wells no longer capable of producing in economic quantities. For the six months ended September 30, 1996, workover rig services contributed approximately 46% of the Company's revenues (75% on a pro forma basis).


     Liquid Services. The Company uses its vacuum trucks, frac tanks and salt water injection wells to provide an integrated mix of liquid services to well site customers. The Company owns and operates 175 vacuum trucks and will acquire an additional 10 vacuum trucks in connection with the Pride Acquisition. Vacuum trucks are used to extract fluids from pits, tanks and other storage facilities and to transport water for frac tanks, produced salt water to injection wells and brine and other drilling fluids to and from well locations. Vacuum truck services are generally provided to oilfield operators within a 30-mile radius of the Company's nearest yard. The Company owns 696 frac tanks, which are used during all phases of the life of a producing well to store various fluids at the well site. The Company also owns or leases 22 salt water injection wells. In Texas and Arkansas, salt water produced from oil and gas wells is generally required by law to be disposed of in salt water injection wells. For the six months ended September 30, 1996, liquid services contributed approximately 38% of the Company's revenues (20% on a pro forma basis).


     Production Services. The Company's production services consist of production testing services, slickline wireline services, fishing and rental tool services and pipe testing. The Company owns 21 gas production testing units which are used to perform deliverability tests required upon the initial completion of a well and periodically during the productive life of a gas well. In addition, the Company offers slickline wireline services which are used to simplify completion operations and in connection with regular maintenance on producing wells. The Company also provides a complete line of cased hole fishing and rental tools to oilfield operators and service companies, and operates nine pipe testing units along the Texas Gulf Coast. This testing equipment is used during completion and recompletion operations for leak detection in the internal pipe systems of oil and gas wells. For the six months ended September 30, 1996, production services contributed approximately 16% of the Company's revenues (5% on a pro forma basis).

                               THE DEBT OFFERING

Securities Offered.........  $110,000,000 principal amount of      % Senior
                             Notes due 2007.

Maturity Date..............  February 1, 2007.

Interest Rate and Payment
  Dates....................  The Notes will bear interest at a rate of      %
                             per annum. Interest on the Notes will accrue from the date of issuance thereof and will be payable semi-annually on February 1 and August 1 of each year, commencing August 1, 1997.

Optional Redemption........  The Notes will be redeemable at the option of the
                             Company, in whole or in part, at any time on or after February 1, 2002, at the redemption prices set forth herein, together with accrued and unpaid interest to the date of redemption. In the event the Company consummates a Public Equity Offering (as defined herein) on or prior to February 1, 2000, the Company may at its option use all or a portion of the proceeds from such offering to redeem up to $38.5 million principal amount of the
                             Notes at a redemption price equal to     % of the
                             aggregate principal thereof, together with accrued and unpaid interest to the date of redemption, provided that at least $71.5 million in aggregate principal amount of Notes remain outstanding immediately after such redemption. See "Description of Notes -- Optional Redemption."

Repurchase Obligation
  Upon Change of Control...  Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to purchase all or a portion of such holder's Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of purchase. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

Guarantees.................  The Notes will be unconditionally guaranteed on a senior unsecured basis by each of the Company's principal operating subsidiaries, and such Subsidiary Guarantees will rank pari passu in right of payment with all senior Indebtedness of the Subsidiary Guarantors. The Subsidiary Guarantees may be released under certain circumstances. See "Description of Notes -- Subsidiary Guarantees."

Ranking....................  The Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment with all senior Indebtedness of the Company and senior to all Subordinated Indebtedness of the Company. The Notes and the Subsidiary Guarantees will be effectively subordinated to secured Indebtedness of the Company and the Subsidiary Guarantors, including any Indebtedness under the Credit Facility which is secured by liens on certain assets of the Company. At September 30, 1996, on a pro forma basis, the Notes and the Subsidiary Guarantees would not have been subordinated to any secured Indebtedness (excluding letters of credit) of the Company or the Subsidiary Guarantors. Subject to certain limitations, the Company may incur additional indebtedness in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Notes -- General."

Certain Covenants..........  The Indenture relating to the Notes will contain certain covenants, including covenants that limit:
                             (i) indebtedness; (ii) restricted payments; (iii) issuances and sales of capital stock of restricted subsidiaries; (iv) sale/leaseback transactions; (v) transactions with affiliates; (vi) liens; (vii) asset sales; (viii) dividends and other payment restrictions affecting restricted subsidiaries;
                             (ix) conduct of business; and (x) mergers, consolidations or sales of assets. See "Description of Notes -- Certain Covenants."


Use of Proceeds............  The net proceeds to the Company from the sale of the Notes are estimated to be approximately $106.0 million. The Company will use the net proceeds from the sale of the Notes, together with the estimated net proceeds to the Company from the Equity Offering of approximately $56.1 million, to fund the approximately $135.9 million purchase price of the Pride Acquisition, to prepay certain existing indebtedness (including accrued interest) of the Company, and for fees and expenses of the Pride Acquisition, working capital and general corporate purposes. See "Use of Proceeds."



Equity Offering............  Concurrently with the Debt Offering, the Company and the Selling Shareholders are offering 5,206,807 shares (5,987,828 shares if the underwriters' over-allotment option is exercised in full) of Common Stock for sale to the public, of which 4,000,000 shares will be sold by the Company. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders in the Equity Offering. The closing of the Debt Offering and the Equity Offering are each conditioned upon the simultaneous closing of the other and upon the simultaneous closing of the Pride Acquisition.

                     SUMMARY OF CONSOLIDATED FINANCIAL DATA

     The following table presents for the periods indicated certain historical consolidated and certain pro forma combined financial data for the Company. The following information should be read together with "Pro Forma Condensed Consolidated Financial Statements," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, including the notes thereto, included elsewhere in this Prospectus. The results for the six months ended September 30, 1996 are not necessarily indicative of results for the full year. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations and financial position that would have been achieved had the transactions reflected therein been consummated on the dates indicated.


                                                                                                        AT OR FOR SIX MONTHS
                                                  AT OR FOR YEARS ENDED MARCH 31,                         ENDED SEPTEMBER 30,
                                  ---------------------------------------------------------------    ------------------------------
                                                                                         1996                              1996
                                                                                         PRO                               PRO
                                   1992       1993       1994       1995       1996      FORMA(1)     1995       1996      FORMA(1)
                                  -------    -------    -------    -------    -------    --------    -------    -------    --------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues.....................   $  15,784  $  20,822  $  27,942  $  36,005  $  52,391  $  182,219  $  25,888  $  33,811  $  100,229
Costs and expenses:
  Operating..................      11,440     14,772     19,937     24,241     34,320     131,052     16,875     21,893      71,994
  General and
    administrative...........       2,443      3,040      3,854      5,574      8,937      24,676      4,238      5,339      13,350
  Depreciation and
    amortization.............       1,062      1,374      1,707      2,608      4,396      19,144      2,016      2,876       9,662
                                ---------  ---------  ---------  ---------  ---------  ----------  ---------  ---------  ----------
Operating income.............         839      1,636      2,444      3,582      4,738       7,347      2,759      3,703       5,223
Interest expense.............         352        301        282        789      1,848      11,260        953        296       5,630
Other (income) expense.......          (8)        84        (61)       (41)      (129)     (1,490)       (27)      (122)        (71)
Minority interest............          --        358        902      1,092        937         937        787         --          --
                                ---------  ---------  ---------  ---------  ---------  ----------  ---------  ---------  ----------
Income (loss) before income
  taxes and extraordinary
  item.......................         495        893      1,321      1,742      2,082      (3,360)     1,046      3,529        (336)
Provision for income taxes...         236        320        525        681        709      (1,311)       398      1,354        (131)
                                ---------  ---------  ---------  ---------  ---------  ----------  ---------  ---------  ----------
Income (loss) before
  extraordinary item.........         259        573        796      1,061      1,373      (2,049)       648      2,175        (205)
Extraordinary item(2)........          38         --        (92)        --       (514)       (514)        --         --          --
                                ---------  ---------  ---------  ---------  ---------  ----------  ---------  ---------  ----------
Net income (loss)............         297        573        704      1,061        859      (2,563)       648      2,175        (205)
Preferred stock dividends....         101        101        101        101         88          88         50         --          --
                                ---------  ---------  ---------  ---------  ---------  ----------  ---------  ---------  ----------
Net income (loss) applicable
  to common stock............   $     196  $     472  $     603  $     960  $     771  $   (2,651) $     598  $   2,175  $     (205)
                                =========  =========  =========  =========  =========  ==========  =========  =========  ==========
Primary earnings (loss) per
  share......................   $     .11  $     .23  $     .29    $   .45  $     .27  $     (.39) $     .25  $     .33  $     (.02)
Fully diluted earnings (loss)
  per share..................   $     .11  $     .23  $     .29    $   .42  $     .27  $     (.39) $     .23  $     .33  $     (.02)
Average number of shares
  outstanding --
  primary....................   1,768,613  2,020,664  2,052,168  2,155,380  2,931,234  6,882,896   2,384,359  6,510,428  10,390,984
Average number of shares
  outstanding -- fully
  diluted....................   1,768,613  2,020,664  2,450,791  2,648,740  3,207,622  6,882,896   3,095,826  6,527,796  10,390,984
BALANCE SHEET DATA:
Cash and cash equivalents....   $     400    $ 1,139  $   2,172  $   2,797  $  13,863                         $   9,364  $   21,800
Net property and equipment...       6,261      8,625      8,978     25,321     29,115                            39,209     145,859
Total assets.................      11,685     15,828     16,714     40,525     56,368                            74,092     227,878
Long-term debt and other
  obligations, net of current
  portion....................       1,938      1,722      1,623     15,989      3,695                             4,609     112,750
Total shareholders' equity...       5,487      6,009      6,720     10,098     45,694                            47,933     104,033
OTHER FINANCIAL DATA:
Ratio of earnings to fixed
  charges(3).................         2.3x       3.6x       5.0x       3.1x       2.1x        0.7x       2.1x      10.9x        0.9x
EBITDA(4)....................   $   1,901    $ 3,010  $   4,151  $   6,190  $   9,134  $   26,491  $   4,775  $   6,579  $   14,885
Ratio of EBITDA to interest
  expense....................        5.4x      10.0x      14.7x       7.9x       4.9x        2.4x       5.0x      22.2x        2.6x


---------------


(1) Adjusted, in the case of the income statement data, to reflect the consummation of the Pride Acquisition, the Taylor Acquisition and the Offerings, as if each had occurred on April 1, 1995, and in the case of balance sheet data at September 30, 1996, to reflect the consummation of the Pride Acquisition and the Offerings as if they had been completed at such date. See "The Company." Does not give effect to certain estimated consolidation cost savings and operational efficiencies that the Company anticipates can be achieved in connection with the Pride Acquisition, primarily resulting from the consolidation of certain facilities and the reduction of personnel. Assuming that such consolidation cost savings had occurred at the beginning of the year ended March 31, 1996 and the beginning of the six month period ended September 30, 1996, net income (after taking into consideration the tax effect of such consolidation cost savings) would have been $0.4 million and $1.3 million, respectively, and EBITDA would have been $31.3 and $17.4, respectively. There can be no assurance with respect to the amount or timing of any such consolidation cost savings by the Company or that any such consolidation cost savings will not be offset in part by additional operating expenses resulting from the Pride Acquisition.


(2) Includes a $92,000 charge in fiscal 1994 to reflect the cumulative effect of change in accounting principle.


(3) For purposes of computing the ratio of earnings to fixed charges, earnings are computed as income before income taxes, extraordinary item and cumulative effect of a change in accounting principle, plus fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt issuance costs and an estimated portion of rentals representing interest costs. On a pro forma basis, earnings were inadequate to cover fixed charges for the periods ended March 31, 1996 and September 30, 1996 by $3.4 million and $0.3 million, respectively.


(4) EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization, minority interest and other (income) expense and is presented because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA should not be considered as an alternative to earnings as an indicator of the Company's operating performance or to cash flows as a measure of liquidity.

                                  RISK FACTORS

     Prospective purchasers of the securities offered hereby should carefully consider the following factors in addition to the other information in this Prospectus. See "Disclosure Regarding Forward-Looking Statements."

INCURRENCE OF SUBSTANTIAL INDEBTEDNESS

     At September 30, 1996, on a pro forma basis and giving effect to application of the net proceeds of the Offerings as set forth herein under "Use of Proceeds," the Company would have had approximately $113.3 million in total indebtedness, compared with total actual indebtedness of $15.6 million at such date. The Company historically has operated at substantially lower levels of debt than will be outstanding after giving effect to the Offerings. The Company's level of indebtedness will have several important effects on its future operations, including, without limitation, (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest and principal on its indebtedness, (ii) the Company's leveraged position will substantially increase its vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure, and (iii) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required, among other things, to seek additional financing in the debt or equity markets, to refinance or restructure all or a portion of its indebtedness, including the Notes, or to sell selected assets or reduce or delay planned capital expenditures or acquisitions. There can be no assurance that any such measures would be sufficient to enable the Company to service its debt or that any such financing, refinancing or sale of assets would be available on economically favorable terms.

EFFECTIVE SUBORDINATION


     The Notes will be effectively subordinated in right of payment to all existing and future senior Indebtedness of the Company, which will include any future draws under the Credit Facility. As of September 30, 1996, after giving pro forma effect to the Offerings and the application of the net proceeds therefrom, the Company would have no senior Indebtedness outstanding but expects that it would have up to $70.0 million available under the Credit Facility (comprised of a $50.0 million working capital line of credit and a $20.0 million acquisition line of credit) which, if borrowed, would be included as senior Indebtedness. The Credit Facility will be secured by liens on certain assets of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Accordingly, the lenders under the Credit Facility have claims with respect to the assets constituting collateral for any indebtedness thereunder that will be satisfied prior to the unsecured claims of holders of the Notes. See "Description of Notes -- General." In the event of a default on the Notes or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Notes. Thus, the Notes and the Subsidiary Guarantees will be effectively subordinated to claims of the lenders under the Credit Facility to the extent of such pledged collateral. At September 30, 1996, pro forma for the Pride Acquisition and the Offerings, the Notes and the Subsidiary Guarantees would not have been subordinated to any secured Indebtedness (excluding letters of credit) of the Company or the Subsidiary Guarantors.


PAYMENT UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of the Notes may require the Company to repurchase all or a portion of such holder's Notes at 101% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of repurchase. The Indenture will require that prior to such a repurchase, the Company must either prepay all outstanding senior Indebtedness or obtain any required consents to such repurchase. The occurrence of a Change of Control may result in a default under the Credit Facility. If a Change of Control were to occur, the Company may not have the financial resources to prepay all of the senior Indebtedness, the Notes and the other Indebtedness that would become payable upon the occurrence of such Change of Control or may be prohibited from repurchasing the Notes. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

RESTRICTIONS IMPOSED BY LENDERS

     The Credit Facility and the Indenture will contain a number of covenants that will restrict the ability of the Company to dispose of assets, merge or consolidate with another entity, incur additional indebtedness, create liens, make capital expenditures or other investments or acquisitions and otherwise restrict corporate activities. The Credit Facility will also contain requirements that the Company maintain certain financial ratios and may restrict the Company from prepaying the Company's other indebtedness. The ability of the Company to comply with such provisions may be affected by events that are beyond the Company's control. The breach of any of these covenants could result in a default under the Credit Facility and the Indenture and a subsequent acceleration of such indebtedness. In addition, as a result of these covenants, the ability of the Company to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted, and the Company may be prevented from engaging in transactions that might otherwise be considered beneficial to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Notes -- Certain Covenants."

FRAUDULENT CONVEYANCE

     Management of the Company believes that the indebtedness represented by the Notes and the Subsidiary Guarantees is being incurred for proper purposes and in good faith, and that, based on present forecasts, asset valuations and other financial information, after the consummation of the Offerings, the Company will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. See, however, "-- Incurrence of Substantial Indebtedness." Notwithstanding management's belief, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of such indebtedness, the Company or any of the Subsidiary Guarantors was insolvent, was rendered insolvent by reason of such incurrence, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, or intended to hinder, delay or defraud its creditors, and that the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things, (i) void all or a portion of the Company's or the Subsidiary Guarantors' obligations to the holders of the Notes, the effect of which would be that the holders of the Notes may not be repaid in full, and/or (ii) subordinate the Company's or the Subsidiary Guarantors' obligations to the holders of the Notes to other existing and future indebtedness of the Company to a greater extent than would otherwise be the case, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes or the Subsidiary Guarantees. See "Description of Notes -- Subsidiary Guarantees."

DEPENDENCE ON VOLATILE OIL AND GAS INDUSTRY

     Demand for the Company's services depends substantially upon the level of activity in the oil and gas industry, which in turn depends in part on oil and gas prices, expectations about future prices, the cost of exploring for, producing and delivering oil and gas, the discovery rate of new oil and gas reserves in land areas, the level of drilling and workover activity, domestic and international political, military, regulatory and economic conditions and the ability of oil and gas companies to raise capital. Prices for oil and gas historically have been extremely volatile and have reacted to changes in the supply of and demand for oil and natural gas, domestic and worldwide economic conditions and political instability in oil producing countries. No assurance can be given that current levels of oil and gas activities will be maintained or that demand for the Company's services will reflect the level of such activities. Prices for oil and natural gas are expected to continue to be volatile and affect the demand for and pricing of the Company's services. A material decline in oil or natural gas prices or activities could materially adversely affect the demand for the Company's services and the Company's results of operations. Industry conditions will continue to be influenced by numerous factors over which the Company has no control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Customers."

     The volatility of the oil and gas industry and the consequent impact thereof on exploration activity could adversely impact certain of the Company's customers. The Company, therefore, could be subject to special credit risks as to certain of its customers. While the Company endeavors not to take unjustified credit risks, it is necessary from time to time to extend trade credit to long-term customers and others where some risks of nonpayment or late payment could exist.

ACQUISITION RISKS


     The Company completed the Taylor Acquisition in July 1996 and the Mobley Acquisition in January 1997. Most of the net proceeds from the Offerings will be used to fund the Pride Acquisition. See "Use of Proceeds." Pursuant to the Pride Acquisition, the Company will acquire 407 workover rigs, which is more than four times the number of workover rigs Dawson currently operates. As a result of the Pride Acquisition, the Company will acquire significant operations in California, a market in which the Company does not currently operate. Furthermore, Pride has advised the Company that 89 of the 407 workover rigs to be acquired from Pride were not operated during the 12 months preceding December 23, 1996, the effective date of the Purchase Agreement. The Company believes that a majority of these 89 rigs will be reactivated only if market demand justifies the incremental cost, and the Company does not expect the remainder of such rigs to be restored to operating condition. There can be no assurance that the Company will be successful in reactivating or redeploying rigs acquired from Pride. In addition, no assurance can be given that the Company will be successful in achieving consolidation savings or managing and incorporating the businesses and assets acquired in the Pride Acquisition, the Mobley Acquisition or the Taylor Acquisition into the Company's existing operations or that such activities will not require a disproportionate amount of management's attention.


     In connection with the Pride Acquisition, the Company will purchase substantially all of Pride's U.S. land-based well servicing operations (the "Pride Assets") "as is, where is." The Company has undertaken a limited amount of investigation of the condition of the Pride Assets, particularly the workover rigs, in an effort to determine that their condition appears to be sufficient to sustain the operations previously conducted by Pride with those assets. The Company has not, however, thoroughly investigated all material items of equipment due to limitations of time, cost and geographic disbursement.


     In connection with the Pride Acquisition, it is expected that the Company will acquire approximately 14 properties in fee simple and will receive an assignment or sublease of approximately 14 leased properties. With respect to all parcels of real estate, Dawson has conducted only limited environmental studies and investigations. There can be no assurance that Dawson will not acquire properties that have latent environmental risks and concurrent financial exposure. Moreover, Pride has not made any warranties and representations concerning the environmental aspects of any properties that would survive the closing.


     The Company's failure to achieve consolidation savings, to incorporate the acquired businesses and assets into its existing operations successfully, or to minimize any unexpected costs or liabilities in the acquired businesses, could have a material adverse effect on the Company. See "Pride Acquisition."

LIQUIDITY NEEDS; ABILITY TO REPAY NOTES

     The Company may from time to time fund a portion of its working capital needs and capital expenditure requirements from external financing. In addition, the Company expects that in order to repay the principal amount of the Notes at maturity or upon acceleration, or to purchase the Notes upon a Change of Control, it will likely be required to seek additional financing or engage in asset sales or similar transactions. There can be no assurance that sufficient funds for any of the foregoing purposes would be available to the Company at the time they are required on favorable terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Notes."

SUBSTANTIAL COMPETITION

     The Company experiences intense competition in its markets. Such markets are highly competitive and no one competitor is dominant. Some of the Company's competitors have greater financial and other resources than the Company. See "Business -- Competition."

OPERATING RISKS AND INSURANCE

     The Company's operations are subject to hazards inherent in the oil and gas industry, such as blowouts, explosions, craterings, fires and oil spills, that can cause personal injury or loss of life, damage to or destruction of property, equipment, the environment and marine life and suspension of operations. In addition, claims for loss of oil and gas production and damage to formations can occur in the workover business. Litigation arising from a catastrophic occurrence at a location where the Company's equipment and services are used may in the future result in the Company being named as a defendant in lawsuits asserting potentially large claims.

     The Company maintains insurance coverage that it believes to be customary in the industry against these hazards. However, there can be no assurance that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable or that insurance will continue to be available on terms as favorable as the Company's existing arrangements. In addition, the insurance is subject to coverage limits and certain policies exclude coverage for damages resulting from environmental contamination. The occurrence of a significant event or adverse claim in excess of the insurance coverage limits maintained by the Company or which is not covered by insurance could have a materially adverse effect on the Company's financial condition and results of operations. See "Business -- Operating Risks and Insurance."

RISKS RELATING TO INJECTION WELLS

     The Company's injection operations pose certain risks of environmental liability to the Company. Although the Company monitors the injection process, any leakage from the subsurface portions of the wells could cause degradation of fresh groundwater resources, potentially resulting in cancellation of operation of the well, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liability to third parties for property damages and personal injuries. In addition, the sale by the Company of residual crude oil collected as part of the saltwater injection process could impose liability on the Company in the event the entity to which the oil was transferred fails to manage the material in accordance with applicable environmental health and safety laws.

RISK OF ENVIRONMENTAL COSTS AND LIABILITIES

     The Company's operations are subject to governmental laws and regulations governing the management and disposal of waste materials or otherwise relating to the protection of the environment or of public health and safety. Many of the Company's operations take place in or near ecologically sensitive areas, such as the Texas Gulf Coast and Louisiana inland waters. Numerous local, state and federal environmental laws impose liability for causing pollution in inland and coastal waters. Local, state and federal legislation also provides special protection to water quality and animal and marine life that could be affected by some of the Company's activities. The regulations applicable to the Company's operations include certain regulations controlling the discharge of hazardous or toxic materials into the environment, requiring removal or remediation of pollutants, requiring permits or licenses issued by regulatory agencies and imposing civil and criminal penalties for violations. Some of the statutory and regulatory programs that apply to the Company's operations also authorize private suits, the recovery of natural resource damages by the government, injunctive relief and cease and desist orders.

     Some environmental statutes impose strict liability, rendering a person or entity liable for environmental damage without regard to negligence or fault on the part of such person or entity. As a result, the Company could be liable, under certain circumstances, for environmental damage caused by others or for acts of the Company that were in compliance with all applicable laws at the time such acts were performed.

     The clear trend in environmental regulation has been to impose more restrictions and limitations on activities that may impact the environment, including the generation and disposal of wastes and the use and handling of chemical substances. These restrictions and limitations have increased operating costs for both the Company and its customers. Any regulatory changes that impose additional environmental restrictions or requirements on the Company and its customers could adversely affect the Company through increased operating costs, capital expenditures to meet new regulatory requirements and potential decreased demand for the Company's services.

     In this regard, the Resource Conservation and Recovery Act ("RCRA"), the principal federal statute governing the disposal of solid and hazardous wastes, includes a statutory exemption that allows oil and gas exploration and production wastes to be classified as non-hazardous waste. A similar exemption is contained in many of the state counterparts to RCRA, including the state statutes in Texas and Louisiana. If oil and gas exploration and production wastes were required to be managed and disposed of as hazardous waste, either as a result of changes in RCRA or the imposition of more stringent state regulations, the Company could be required to make significant unanticipated capital and operating expenditures or to cease or curtail certain operations. Further, if such wastes were required to be managed and disposed of as hazardous waste, domestic oil and gas producers, including many of the Company's customers, could be required to incur substantial obligations with respect to such waste. Because of the potential impact on the Company's customers, any regulatory changes that impose additional restrictions or requirements on the disposal of oil and gas wastes could adversely affect demand for the Company's services. See "Business -- Environmental Regulation."

DEPENDENCE ON KEY PERSONNEL

     The Company believes that its success will depend to a significant extent upon the continued services of certain key individuals, particularly Michael E. Little, Chairman of the Board, President and Chief Executive Officer, and Joseph
B. Eustace, Vice President of Operations and Chief Operating Officer. The loss of the services of either of these individuals could have a material adverse effect on the Company. See "Management."

DEPENDENCE ON MAJOR CUSTOMERS


     During the six months ended September 30, 1996, the Company derived approximately 23.0% of its revenues (9.5% on a pro forma basis) from its largest customer. While the Company believes that its relationship with this customer is good, the loss of such customer, or a significant reduction in business done with the Company by this customer, if not offset by sales to new or existing customers, could have a material adverse effect on the Company's business, results of operations and prospects.


ABSENCE OF PUBLIC MARKET FOR THE NOTES

     The Notes are a new issue of securities that the Company does not intend to list on any securities exchange. There can be no assurance that an active trading market will develop for the Notes, or that holders of the Notes will be able to sell their Notes on acceptable terms. Jefferies & Company, Inc. has indicated that it intends to make a market in the Notes; however, it is not obligated to do so, and any such market-making may be discontinued at any time without notice. If the Notes are traded after their initial issuance, they may trade at a discount from the initial public offering price depending upon prevailing interest rates, the market price for similar securities and other factors.

                                  THE COMPANY

     The Company is engaged in the business of providing: (i) workover rig services, including completion of new wells, maintenance and recompletion of existing wells (including horizontal recompletions) and plugging and abandonment of wells at the end of their useful lives; (ii) liquid services, including vacuum truck services, frac tank rental and salt water injection; and (iii) production services, including well test analysis, pipe testing, slickline wireline services and fishing and rental tool services. For the six months ended September 30 1996, the Company derived approximately 46%, 38% and 16% (75%, 20% and 5% on a pro forma basis) of its revenues from its workover rig services, liquid services and production services, respectively. The Company's services are utilized by major oil and gas companies as well as independent producers to optimize performance of oil and gas wells.

     The Company commenced operations in 1951. In 1982, the current management team joined the Company and initiated a strategy to expand and diversify the Company's workover rig services. Since 1982, the Company has grown from four workover rigs in a single yard to 91 workover rigs in 10 yards through a series of strategic acquisitions of businesses and assets. The majority of this growth has occurred since 1992. The Company formed Dawson WellTech, L.C. (the "LLC") in 1992 as a majority owned and operated subsidiary of the Company, which in November 1994 acquired substantially all of the assets of Well Solutions, Inc. for approximately $17.5 million (the "Well Solutions Acquisition"). In 1995, the Company acquired the remaining interest in the LLC. See "Certain Relationships and Related Transactions."

     In July 1996, the Company acquired 70 vacuum trucks, 314 frac tanks and 11 salt water injection wells for approximately $12.8 million pursuant to the purchase of all of the issued and outstanding stock of Taylor Companies, Inc. (the "Taylor Acquisition"). During 1996, the Company also acquired 18 additional vacuum trucks, six workover rigs and one production testing unit.

     In March 1996, the Company completed an initial public offering (the "IPO") of 2,616,250 shares of Common Stock at $10.00 per share, with net proceeds to the Company of approximately $23.5 million. Simultaneously with the IPO, the Common Stock began trading on the Nasdaq National Market under the symbol "DPSI."


     On January 20, 1997, the Company acquired the liquid services assets of Mobley Environmental Services, Inc. for approximately $5.0 million in cash and a $0.5 million five year subordinated note. On December 23, 1996 the Company entered into a purchase agreement to acquire Pride's U.S. land-based well servicing operations, which includes 407 workover rigs, 10 vacuum trucks and ancillary equipment, for approximately $135.9 million. The closing of the Pride Acquisition is conditioned upon the simultaneous closing of the Offerings.


     The Company's principal executive office is located at 901 N.E. Loop 410, Suite 700, San Antonio, Texas 78209, and its telephone number is (210) 828-1838.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends and known uncertainties. The Company cautions the reader that actual results could differ materially from those expected by the Company, depending on the outcome of certain factors, including, without limitation, (i) factors discussed under "Risk Factors" such as fluctuations in the prices of oil and natural gas, competition, operating risks, acquisition risks, liquidity and capital requirements and the effects of governmental and environmental regulation, (ii) adverse changes in the operations acquired in the Pride Acquisition or the failure of the Company to achieve anticipated consolidation cost savings in connection with the Pride Acquisition and (iii) adverse changes in the market for the Company's services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in the Company's business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.


                                EQUITY OFFERING


     Concurrently with the Debt Offering, the Company and the Selling Shareholders are offering 4,000,000 shares and 1,206,807 shares, respectively, of Common Stock to the public. In addition, in the Equity Offering the Company has granted the underwriters an option to purchase up to 781,021 additional shares of Common Stock to cover over-allotments. The consummation of the Debt Offering and the Equity Offering are each conditioned upon the simultaneous closing of the other and upon the simultaneous closing of the Pride Acquisition.


                                USE OF PROCEEDS


     The net proceeds to the Company from the issuance and sale of the Notes offered hereby, after deducting the underwriting discount and expenses of the Debt Offering, are estimated to be approximately $106.0 million. The net proceeds to the Company from the sale of the shares of Common Stock offered by the Company pursuant to the Equity Offering are estimated to be approximately $56.1 million (approximately $67.1 million if the underwriters' over-allotment option in connection with the Equity Offering is exercised in full), assuming an offering price of $15.00 per share and after deducting the underwriting discount and expenses of the Equity Offering payable by the Company.



     The following table illustrates the sources and uses of the gross proceeds to the Company, as estimated by the Company's management, in connection with the Offerings (dollars in millions):



SOURCES
--------------------------------------------
Notes (Debt Offering)...............  $110.0
Common Stock (Equity Offering)......    60.0
                                      ------
          Total Sources.............  $170.0
                                      ======
USES
--------------------------------------------
Pride Acquisition -- Purchase
  Price(1)..........................  $135.9
Prepayment of Existing Debt(2)......    12.3
Working Capital.....................    12.4
Fees and Expenses...................     9.4
                                      ------
          Total Uses................  $170.0
                                      ======


---------------


(1) The Pride Acquisition purchase price is subject to certain adjustments.



(2) Consists of a balance as of September 30, 1996 of approximately $7.0 million on the loan incurred as a result of the Taylor Acquisition, $3.2 million of capitalized lease obligations and $2.1 million of other indebtedness. The $7.0 million loan bears interest at a rate of 7.75% and matures on March 31, 1997. The capitalized lease obligations bear interest at rates ranging from 5% to 9% and are due in monthly installments of approximately $136,000. The other indebtedness consists of approximately $2.0 million of term notes that were assumed in connection with the Taylor Acquisition, bear interest at rates ranging from 6% to 10% and have maturity dates ranging from one to five years after July 29, 1996, the date of assumption.



     Pending application of the net proceeds of the Offerings, the Company will invest such net proceeds in short-term interest-bearing, investment grade securities.

                                 CAPITALIZATION


     The following table sets forth the cash and cash equivalents, current debt and capitalization of the Company at September 30, 1996, and as adjusted to give effect to the Offerings and the application of the net proceeds therefrom as set forth under "Use of Proceeds." This table should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                           SEPTEMBER 30, 1996
                                                                         -----------------------
                                                                         ACTUAL      AS ADJUSTED
                                                                         -------     -----------
                                                                             (IN THOUSANDS)
Cash and cash equivalents..............................................  $ 9,364      $  21,800
                                                                         =======        =======
Current portion of long-term debt......................................  $ 9,247      $     500
Current portion of obligations under capital leases....................    1,708             --
                                                                         -------        -------
          Total current debt...........................................  $10,955      $     500
                                                                         =======        =======
Long-term debt, net of current portion:
  Notes payable........................................................  $   380      $      --
  Senior Notes due 2007................................................       --        110,000
  Subordinated notes...................................................    2,750          2,750
                                                                         -------        -------
          Total notes, net of current portion..........................    3,130        112,750
  Obligations under capital leases, net of current portion.............    1,478             --
                                                                         -------        -------
          Total long-term debt, net of current portion.................    4,608        112,750
Shareholders' equity:
  Preferred stock, no par value, 560,600 shares authorized, none issued
     and outstanding...................................................       --             --
  Common stock, $.01 par value, 20,560,600 shares authorized, 6,391,126 shares issued and outstanding, 10,391,126 shares issued and
     outstanding as adjusted(1)........................................       64            104
  Paid-in capital......................................................   41,522         97,582
  Retained earnings....................................................    6,489          6,489
  Notes receivable from officers.......................................     (142)          (142)
                                                                         -------        -------
          Total shareholders' equity...................................   47,933        104,033
                                                                         -------        -------
          Total capitalization.........................................  $52,541      $ 216,783
                                                                         =======        =======


---------------


(1) Excludes 552,950 outstanding stock options, exercisable at various prices ranging from $4.65 to $11.375 per share (with a weighted average price of $9.15 per share), of which 167,779 were exercisable.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The table below sets forth the unaudited pro forma condensed consolidated financial statements of the Company. With respect to statements of income data, the adjustments give effect to (i) the Pride Acquisition, (ii) the Taylor Acquisition and (iii) the Offerings, as if each had occurred at the beginning of the periods presented. With respect to balance sheet data, the adjustments give effect to (i) the Pride Acquisition and (ii) the Offerings, as if they had been completed as of the date presented. The unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the transactions described above had been in effect during the periods indicated or which may be obtained in the future. The unaudited financial statements should be read in conjunction with the audited financial statements and related notes of the Company, Taylor and Pride contained elsewhere herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                                                  PRIDE                         PRO FORMA
                                                 DAWSON          TAYLOR        ACQUISITION                      COMBINED
                                               SIX MONTHS      ACQUISITION     SIX MONTHS                      SIX MONTHS
                                                  ENDED         APRIL 1 -         ENDED                           ENDED
                                              SEPTEMBER 30,     JULY 29,      SEPTEMBER 30,                   SEPTEMBER 30,
                                                  1996            1996            1996         ADJUSTMENTS      1996 (A)
                                              -------------    -----------    -------------    -----------    -------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues......................................    $33,811        $ 6,988         $59,430         $    --        $ 100,229
Operating costs...............................     21,893          5,272          45,929          (1,100)(B)       71,994
General and administrative expenses...........      5,339            979           7,468            (436)(C)       13,350
Depreciation and amortization.................      2,876            384           2,659           3,743(D)         9,662
                                                 -------          ------         -------         -------          -------
Operating income..............................      3,703            353           3,374          (2,207)           5,223
Interest expense..............................        296            194             986           4,154(E)         5,630
Other (income) expense........................       (122)           218            (167)             --              (71)
                                                 -------          ------         -------         -------          -------
Income (loss) before income taxes.............      3,529            (59)          2,555          (6,361)            (336)
Provision for income taxes....................      1,354             65           1,007          (2,557)(F)         (131)
                                                 -------          ------         -------         -------          -------
Net income (loss).............................    $ 2,175        $  (124)        $ 1,548         $(3,804)       $    (205)
                                                 =======          ======         =======         =======          =======
Primary earnings (loss) per share.............    $   .33                                                       $    (.02)
Fully diluted earnings (loss) per share.......    $   .33                                                       $    (.02)
Average shares outstanding -- primary.........  6,510,428                                      3,880,556(G)    10,390,984
Average shares outstanding -- fully diluted...  6,527,796                                      3,863,188(G)    10,390,984



                                                                         YEAR ENDED MARCH 31, 1996
                                                  ------------------------------------------------------------------------
                                                    DAWSON        TAYLOR          PRIDE                        PRO FORMA
                                                  HISTORICAL    ACQUISITION    ACQUISITION    ADJUSTMENTS     COMBINED(A)
                                                  ----------    -----------    -----------    -----------     ------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues........................................   $ 52,391       $16,713       $ 113,115      $      --        $182,219
Operating costs.................................     34,320        12,755          86,177         (2,200)(B)     131,052
General and administrative expenses.............      8,937         2,290          14,504         (1,055)(C)      24,676
Depreciation and amortization...................      4,396         1,607           5,385          7,756(D)       19,144
                                                    -------       -------        --------       --------        --------
Operating income................................      4,738            61           7,049         (4,501)          7,347
Interest expense................................      1,848           461             821          8,130(E)       11,260
Other (income) expense..........................       (129)         (101)         (1,260)            --          (1,490)
Minority interest...............................        937            --              --             --             937
                                                    -------       -------        --------       --------        --------
Income (loss) before income taxes and
  extraordinary item............................      2,082          (299)          7,488        (12,631)         (3,360)
Provision for income taxes......................        709          (158)          2,873         (4,735)(F)      (1,311)
                                                    -------       -------        --------       --------        --------
Income (loss) before extraordinary item.........      1,373          (141)          4,615         (7,896)         (2,049)
Extraordinary item..............................       (514)           --              --             --            (514)
                                                    -------       -------        --------       --------        --------
Net income (loss)...............................        859          (141)          4,615         (7,896)         (2,563)
Preferred stock dividends.......................        (88)           --              --             --             (88)
                                                    -------       -------        --------       --------        --------
Net income (loss) applicable to common stock....   $    771       $  (141)      $   4,615      $  (7,896)       $ (2,651)
                                                    =======       =======        ========       ========        ========
Primary earnings (loss) per share...............   $    .27                                                     $   (.39)
Fully diluted earnings (loss) per share.........   $    .27                                                     $   (.39)
Average shares outstanding -- primary...........  2,931,234                                    3,951,662(G)    6,882,896
Average shares outstanding-- fully diluted......  3,207,622                                    3,675,274(G)    6,882,896

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                                                                AS OF SEPTEMBER 30, 1996
                                                                ---------------------------------------------------------
                                                                                 PRIDE        PRO FORMA            PRO
                                                                HISTORICAL    ACQUISITION    ADJUSTMENTS          FORMA
                                                                ----------    -----------    -----------         --------
                                                                                     (IN THOUSANDS)
                            ASSETS
Cash and cash equivalents......................................  $  9,364       $ 1,638       $  10,798 (H)      $ 21,800
Trade and other receivables....................................    14,260        19,247         (19,247)(H)        14,260
Prepaid expenses and other.....................................       883         6,368          (6,368)(H)           883
Net property and equipment.....................................    39,209        43,041          63,609 (H)(I)    145,859
Goodwill and other assets......................................    10,376         2,006          32,694 (H)(I)     45,076
                                                                  -------       -------        --------          --------
        Total assets...........................................  $ 74,092       $72,300       $  81,486          $227,878
                                                                  =======       =======        ========          ========

             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities............................................  $ 18,306       $18,351       $ (28,806)(H)(J)   $  7,851
Long-term debt, net of current portion.........................     3,130        36,885          72,735 (H)(J)    112,750
Obligations under capital leases, net of current portion.......     1,479         2,066          (3,545)(H)(J)         --
Deferred income taxes..........................................     3,244        11,384         (11,384)(H)         3,244
Shareholders' equity...........................................    47,933         3,614          52,486 (G)(H)    104,033
                                                                  -------       -------        --------          --------
        Total liabilities and shareholders' equity.............  $ 74,092       $72,300       $  81,486          $227,878
                                                                  =======       =======        ========          ========


---------------


NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:



(A) Does not give effect to certain estimated consolidation cost savings and operational efficiencies that the Company anticipates can be achieved in connection with the Pride Acquisition, primarily resulting from the consolidation of certain facilities and the reduction of personnel. Assuming that such consolidation cost savings had occurred at the beginning of the year ended March 31, 1996 and the beginning of the six month period ended September 30, 1996, net income (after taking into consideration the tax effect of such consolidation cost savings) would have been $0.4 million and $1.3 million, respectively. There can be no assurance with respect to the amount or timing of any such consolidation cost savings by the Company or that any such consolidation cost savings will not be offset in part by additional operating expenses resulting from the Pride Acquisition.



(B) To record the elimination of approximately $2.2 million of Pride's operating lease expenses ($1.1 million for the six month period).



(C) To reflect the elimination of certain general corporate cost allocations that will not be assumed by the Company in connection with the Pride Acquisition.



(D) To reflect the additional depreciation of property and equipment and amortization of goodwill (goodwill using a 25-year life) resulting from the Taylor Acquisition and the Pride Acquisition and a covenant not to compete (using a five-year life) from the Pride Acquisition, as follows:


                                                                          SIX MONTHS
                                                         YEAR ENDED          ENDED
                                                         MARCH 31,       SEPTEMBER 30,
                                                            1996             1996
                                                         ----------      -------------
            Pride Acquisition..........................    $6,747           $ 3,407
            Taylor Acquisition.........................     1,009               336
                                                           ------            ------
                      Total............................    $7,756           $ 3,743
                                                           ======            ======


(E) To adjust interest expense to reflect the issuance of $110.0 million of Notes at an assumed interest rate of 10.0% per annum, adjusted for the retirement of existing bank debt and capital leases.



(F) To record the tax effect of pro forma adjustments based on the effective tax rate of the Company.



(G) To record the issuance of 4,000,000 shares to be issued in the Equity Offering, adjusted for the elimination of certain antidilutive common stock equivalents.



(H) To record the Pride Acquisition for $135.9 million, such amount to be financed using a portion of the proceeds to the Company from the Offerings.



(I) To record Pride's property and equipment at estimated fair market value ($106.7 million), covenant not to compete ($5.0 million) and goodwill and other assets ($29.7 million) at the date of acquisition.



(J) To reflect the retirement of the Company's existing debt and capital leases totaling approximately $12.3 million.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data for the Company for the periods indicated. The selected consolidated financial data for all fiscal years presented have been derived from the audited consolidated financial statements of the Company. The selected consolidated financial data for the Company for the six months ended September 30, 1995 and 1996 have been derived from the unaudited consolidated financial statements of the Company for such periods, which, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary to state fairly the data included therein in accordance with generally accepted accounting principles for such periods. Interim results are not necessarily indicative of financial results of the Company for the full fiscal year. The selected financial data should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of the Company and related notes and other financial information included elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                                                                 AT OR FOR SIX
                                                                                                                  MONTHS ENDED
                                                                  AT OR FOR YEARS ENDED MARCH 31,                SEPTEMBER 30,
                                                        ---------------------------------------------------    ------------------
                                                         1992       1993       1994       1995       1996       1995       1996
                                                        -------    -------    -------    -------    -------    -------    -------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues..............................................  $15,784    $20,822    $27,942    $36,005    $52,391    $25,888    $33,811
Costs and expenses:
  Operating...........................................   11,440     14,772     19,937     24,241     34,320     16,875     21,893
  General and administrative..........................    2,443      3,040      3,854      5,574      8,937      4,238      5,339
  Depreciation and amortization.......................    1,062      1,374      1,707      2,608      4,396      2,016      2,876
                                                        --------   --------   --------   --------   --------   --------   --------
                                                              -          -          -          -          -          -          -
Operating income......................................      839      1,636      2,444      3,582      4,738      2,759      3,703
Interest expense......................................      352        301        282        789      1,848        953        296
Other (income) expense................................       (8)        84        (61)       (41)      (129)       (27)      (122)
Minority interest.....................................       --        358        902      1,092        937        787         --
                                                        --------   --------   --------   --------   --------   --------   --------
                                                              -          -          -          -          -          -          -
Income before income taxes and extraordinary item.....      495        893      1,321      1,742      2,082      1,046      3,529
Provision for income taxes............................      236        320        525        681        709        398      1,354
                                                        --------   --------   --------   --------   --------   --------   --------
                                                              -          -          -          -          -          -          -
Income before extraordinary item......................      259        573        796      1,061      1,373        648      2,175
Extraordinary item(1).................................       38         --        (92)        --       (514)        --         --
                                                        --------   --------   --------   --------   --------   --------   --------
                                                              -          -          -          -          -          -          -
Net income............................................      297        573        704      1,061        859        648      2,175
Preferred stock dividends.............................      101        101        101        101         88         50         --
                                                        --------   --------   --------   --------   --------   --------   --------
                                                              -          -          -          -          -          -          -
Net income applicable to common stock.................  $   196    $   472    $   603    $   960    $   771    $   598    $ 2,175
                                                        =========  =========  =========  =========  =========  =========  =========
Primary earnings per share............................  $   .11    $   .23    $   .29    $   .45    $   .27    $   .25    $   .33
Fully diluted earnings per share......................  $   .11    $   .23    $   .29    $   .42    $   .27    $   .23    $   .33
Average number of shares outstanding -- primary.......  1,768,613  2,020,664  2,052,168  2,155,380  2,931,234  2,384,359  6,510,428
Average number of shares outstanding -- fully
  diluted.............................................  1,768,613  2,020,664  2,450,791  2,648,740  3,207,622  3,095,826  6,527,796
BALANCE SHEET DATA:
Cash and cash equivalents.............................  $   400    $ 1,139    $ 2,172    $ 2,797    $13,863               $ 9,364
Net property and equipment............................    6,261      8,625      8,978     25,321     29,115                39,209
Total assets..........................................   11,685     15,828     16,714     40,525     56,368                74,092
Long-term debt and other obligations, net of current
  portion.............................................    1,938      1,722      1,623     15,989      3,695                 4,609
Total shareholders' equity............................    5,487      6,009      6,720     10,098     45,694                47,933
OTHER FINANCIAL DATA:
Ratio of earnings to fixed charges(2).................     2.3x       3.6x       5.0x       3.1x       2.1x       2.1x      10.9x
EBITDA(3).............................................  $ 1,901    $ 3,010    $ 4,151    $ 6,190    $ 9,134    $ 4,775    $ 6,579
Ratio of EBITDA to interest expense...................     5.4x      10.0x      14.7x       7.9x       4.9x       5.0x      22.2x


---------------

(1) Includes a $92,000 charge in fiscal 1994 to reflect the cumulative effect of change in accounting principle.
(2) For purposes of computing the ratio of earnings to fixed charges, earnings are computed as income before income taxes, extraordinary item and cumulative effect of a change in accounting principle, plus fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt issuance costs and an estimated portion of rentals representing interest costs.

(3) EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization, minority interest and other (income) expense and is presented because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA should not be considered as an alternative to earnings as an indicator of the Company's operating performance or to cash flows as a measure of liquidity.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends and known uncertainties. The Company cautions the reader that actual results could differ materially from those expected by the Company, depending on the outcome of certain factors, including, without limitation, (i) factors discussed under "Risk Factors" such as fluctuations in the prices of oil and natural gas, competition, operating risks, acquisition risks, liquidity and capital requirements and the effects of governmental and environmental regulation, (ii) adverse changes in the operations acquired in the Pride Acquisition or the failure of the Company to achieve anticipated consolidation cost savings in connection with the Pride Acquisition and (iii) adverse changes in the market for the Company's services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in the Company's business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.


GENERAL


     The Company's operations and future results will be significantly impacted by the Pride Acquisition. As a result of the Pride Acquisition, the Company will increase its workover rig fleet to over five times its current size to become the second largest provider of workover rigs in the United States. In addition, the Company will acquire significant operations in California, a market in which it does not currently operate. The Company also will seek to expand its liquid and production services into Pride's current land-based well servicing areas. Other than the Pride Acquisition, the Company does not have any current understanding, arrangement or agreement to acquire other businesses or assets. There can be no assurance that attractive acquisitions will be available to the Company at prices it believes to be reasonable or that any acquisition achieved will ultimately prove to be a successful undertaking by the Company.


     The Company will experience substantial revenue growth as a result of the Pride Acquisition and, to a lesser extent, the Taylor Acquisition. On a pro forma basis for the year ended March 31, 1996 and for the six months ended September 30, 1996, the Company would have generated operating revenues of approximately $182.2 million and $100.2 million, respectively, as compared to historical operating revenues for the Company of $52.4 million and $33.8 million, respectively.

     The Company derives its revenues from workover rig services, liquid services and production services. Workover rig services are billed at hourly rates that are generally determined by the type of equipment required, market conditions in the region in which the rig operates, the ancillary equipment provided on the rig and the necessary personnel. The Company charges its customers for liquid services either on an hourly basis or on a per barrel basis depending on the services offered, while production services are primarily billed on an hourly basis. The base rates for the Company's services have generally been stable over the past three years.

     The Company's operating costs are comprised primarily of labor and maintenance costs. Labor costs generally are variable and are incurred only while a workover rig is operating or liquid services or production services are being provided; however, the Company employs rig personnel to perform maintenance and other services who are paid even when rigs are not operating. The Company's administrative staff at the yard level and in the corporate office are accounted for as general and administrative expense. Insurance costs generally are fixed costs and relate to the number of active rigs, trucks and other equipment in the Company's fleet. The Company's workers' compensation insurance costs have declined over the past two years due to its favorable safety record.

RESULTS OF OPERATIONS

  Six Months Ended September 30, 1996 Compared to Six Months Ended September 30, 1995

     Revenues. Revenues were $33.8 million for the six months ended September 30, 1996, a 31% increase compared with revenues of $25.9 million for the six months ended September 30, 1995. Compared to the same period in 1995, revenues for the six months ended September 30, 1996 increased by 13%, 81% and 8% in the workover, liquid and production services lines of business, respectively. The increase in revenues was attributable primarily to the Taylor Acquisition in July 1996, the addition of 11 vacuum trucks in March 1996, the acquisition of six workover rigs in May 1996 and a general increase in demand in the workover, liquid services and production services lines of business.

     Operating Costs. Operating costs for the six months ended September 30, 1996 were $21.9 million, an increase of 30% from $16.9 million for the six months ended September 30, 1995, which was proportional to the increase in revenues for the same period and due to the same factors which affected revenues. Operating costs as a percentage of revenues were 65% for each of the six month periods ended September 30, 1996 and 1995.

     General and Administrative Expenses. General and administrative expenses for the six months ended September 30, 1996 were $5.3 million, an increase of 26% from $4.2 million for the six months ended September 30, 1995. This increase was due primarily to the higher general and administrative expenses associated with the addition of four new yard locations in connection with the Taylor Acquisition. As a percentage of revenues, general and administrative expenses remained constant at 16% for each of the six month periods ended September 30, 1996 and 1995.

     Depreciation and Amortization. Depreciation and amortization expense for the six months ended September 30, 1996 was $2.9 million, an increase of 43% from $2.0 million for the six months ended September 30, 1995. The increase was due to the additional depreciation on equipment and amortization of goodwill related to the Taylor Acquisition, the purchase of 11 vacuum trucks in May 1996, the acquisition of six workover rigs in May 1996, and depreciation related to normal and ongoing purchases of additional and replacement equipment.

     Interest Expense. Interest expense for the six months ended September 30, 1996 was $0.3 million compared with $1.0 million for the corresponding period in 1995. The decrease of $0.7 million was attributable to the retirement of debt with a portion of the proceeds from the IPO in March 1996.

     Minority Interest. The elimination of the minority interest expense in the six month period ended September 30, 1996 was due to the acquisition of WellTech, Inc.'s 39% minority interest (the "Minority Interest Acquisition") in the LLC in November 1995.

  Year Ended March 31, 1996 Compared to the Year Ended March 31, 1995

     Revenues. Revenues for the year ended March 31, 1996 were $52.4 million, an increase of 46% from $36.0 million for the year ended March 31, 1995. This increase was due primarily to the Well Solutions Acquisition in November 1995. Revenues from workover rig services were slightly higher for the year ended March 31, 1996 compared to the prior year due to increased demand for horizontal recompletion services and the introduction of a second barge-mounted workover rig in August 1995.

     Operating Costs. Operating costs for the year ended March 31, 1996 were $34.3 million, an increase of 42% from $24.2 million for the year ended March 31, 1995. This increase was due primarily to the Well Solutions Acquisition. Operating costs as a percentage of revenues decreased to 65% for the year ended March 31, 1996 compared to 67% for the prior year, which reflects the higher margin characteristics of the liquid services and production services businesses acquired in the Well Solutions Acquisition compared to the Company's workover rig services business.

     General and Administrative Expenses. General and administrative expenses for the year ended March 31, 1996 were $8.9 million, an increase of 60% from $5.6 million for the year ended March 31, 1995. This increase was due primarily to the higher general and administrative expenses associated with the Well Solutions

Acquisition, which significantly increased the Company's fixed cost base with the addition of seven new yard locations. As a percentage of revenues, general and administrative expenses increased to 17% for the year ended March 31, 1996, compared to 15% for the prior year. In fiscal year 1996, the Company granted bonuses of $336,000 in connection with exercises of non-statutory stock options by certain of the Company's current and former officers, directors and employees with regard to federal tax liability they incurred related to such exercises. The Company does not anticipate granting bonuses for such purposes in the future.

     Depreciation and Amortization. Depreciation and amortization expense for the year ended March 31, 1996 was $4.4 million, an increase of 69% from $2.6 million for the year ended March 31, 1995. This increase was due to a substantial increase in the Company's asset base resulting from the Well Solutions Acquisition.

     Interest Expense. Interest expense for the year ended March 31, 1996 was $1.8 million compared to $0.8 million for the year ended March 31, 1995, due to the incurrence, in connection with the Well Solutions Acquisition, of $13.0 million of debt with a 10.8% interest rate. The approximately $11.4 million of debt remaining in March 1996 relating to the Well Solutions Acquisition was prepaid with a portion of the proceeds from the IPO.

     Minority Interest. Minority interest for the year ended March 31, 1996 was $0.9 million, a decrease of 12% from $1.1 million for the year ended March 31, 1995. This decrease was a result of the Minority Interest Acquisition in November 1995.

     Extraordinary Item. As a result of the prepayment of approximately $11.4 million of debt related to the Well Solutions Acquisition, the Company recorded an extraordinary expense for the year ended March 31, 1996 amounting to approximately $0.5 million (net of taxes). This amount represents prepayment penalties, reimbursement to the lender for its costs and expenses resulting from the prepayment and the write-off of fees incurred at loan origination (net of taxes).

  Year Ended March 31, 1995 Compared to the Year Ended March 31, 1994

     Revenues. Revenues for the year ended March 31, 1995 were $36.0 million, an increase of 29% from $27.9 million for the year ended March 31, 1994. This increase was due primarily to the inclusion following the Well Solutions Acquisition of the results of operations of Well Solutions, Inc. for four months of the year ended March 31, 1995. Revenues from workover rig services were slightly higher for the year ended March 31, 1995 compared to the prior year due to an increase in billable hours resulting from improved demand for horizontal recompletion services and the introduction of the Company's first barge-mounted workover rig.

     Operating Costs. Operating costs for the year ended March 31, 1995 were $24.2 million, an increase of 22% from $19.9 million for the year ended March 31, 1994. This increase was due primarily to the Well Solutions Acquisition. Operating costs as a percentage of revenues decreased to 67% for the year ended March 31, 1995 compared to 71% for the prior year, which reflects the higher margin characteristics of the liquid services and production services businesses acquired in the Well Solutions Acquisition compared to the Company's workover rig services business.

     General and Administrative Expenses. General and administrative expenses for the year ended March 31, 1995 were $5.6 million, an increase of 44% from $3.9 million for the year ended March 31, 1994. This increase was due primarily to the higher general and administrative expenses associated with the liquid services and production services businesses acquired in November 1994. As a percentage of revenues, general and administrative expenses increased to 16% for the year ended March 31, 1995, compared to 14% for the prior year.

     Depreciation and Amortization. Depreciation and amortization expense for the year ended March 31, 1995 was $2.6 million, an increase of 53% from $1.7 million for the year ended March 31, 1994. This increase was due to a substantial increase in the Company's asset base resulting from the Well Solutions Acquisition.

     Interest Expense. Interest expense for the year ended March 31, 1995 was $0.8 million compared to $0.3 million for the year ended March 31, 1994, due to the incurrence, in connection with the Well Solutions Acquisition, of $13.0 million of debt with a 10.8% interest rate in the year ended March 31, 1995.

     Minority Interest. Minority interest for the year ended March 31, 1995 was $1.1 million, an increase of 22% from $0.9 million for the year ended March 31, 1994. This increase was due to higher pretax income of the LLC resulting from the Well Solutions Acquisition.

LIQUIDITY AND CAPITAL RESOURCES


     The Company had cash and cash equivalents of approximately $9.4 million at September 30, 1996 compared to approximately $13.9 million at March 31, 1996. Working capital was approximately $6.2 million and approximately $16.8 million at September 30, 1996 and March 31, 1996, respectively. The Company used a net amount of approximately $15.1 million for investing activities in the six months ended September 30, 1996, primarily for the Taylor Acquisition and for other capital expenditures of approximately $2.2 million. The Company anticipates that capital expenditures (excluding acquisitions) for the second six months of the fiscal year ending March 31, 1997 will be approximately $3.0 to $4.0 million for improvements to its equipment and for capital additions. Acquisitions of additional assets and businesses are expected to continue to be an important part of the Company's strategy. Under certain circumstances, the Company would need to obtain additional financing to fund such acquisitions.



     On January 20, 1997, the Company completed the Mobley Acquisition. The Company paid approximately $5.0 million of the acquisition price from its existing cash. The remainder of the purchase price consisted of a $0.5 million five year subordinated note.



     The Company has available a $4.0 million revolving line of credit (the "Revolver"), which matures on March 31, 1997, with the Frost National Bank (the "Bank") to finance temporary working capital requirements and to support the issuance of letters of credit. The Revolver is secured by a first lien security interest on the Company's accounts receivable. Borrowings against the Revolver bear interest at the Bank's prime lending rate (8.25% as of January 28, 1997). At January 15, 1997, no amounts were drawn in cash under the Revolver, but $0.4 million was being utilized to support the issuance of letters of credit related to the Company's workers' compensation coverage.



     In July 1996, to finance a portion of the Taylor Acquisition, the Company obtained a loan from a bank in the amount of $7.0 million. The promissory note carries an annual interest rate of 7.75% and has a maturity date of March 31, 1997. In September 1996, the Company obtained a take-out commitment for a term loan in the amount of $7.0 million to replace the promissory note. The Company, however, intends to prepay the loan with a portion of the proceeds from the Offerings and thus has decided to not take advantage of the take-out commitment.


     Also in connection with the Taylor Acquisition, the Company assumed $0.6 million of bank debt owed by the principal Taylor stockholder, and guaranteed payment of additional bank indebtedness of approximately $1.5 million owed by Taylor. The Company intends to prepay both of these obligations with a portion of the proceeds of the Offerings.

     The Company had approximately $3.2 million of capitalized lease obligations outstanding as of September 30, 1996, bearing interest at rates ranging from 5% to 9% and due in monthly installments of approximately $136,000. The Company intends to prepay these capitalized lease obligations in full with a portion of the proceeds of the Offerings.

     In March 1996, the Company sold 2,616,250 shares of Common Stock at $10 per share in the IPO, which yielded net proceeds of approximately $23.5 million. The Company used approximately $11.4 million of the net proceeds from the IPO to prepay indebtedness outstanding from the Well Solutions Acquisition and approximately $0.5 million (net of taxes) to pay prepayment penalties and reimburse the lender for its costs and expenses resulting from the prepayment. The remainder of the proceeds were used for acquisitions and working capital.

     In preparation for the IPO, effective February 19, 1996, 60,600 outstanding shares of the Company's Series A 10% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") were converted into 260,580 shares of Common Stock. Also in February 1996, approximately $2.5 million of convertible debt was converted into 356,900 shares of Common Stock. The remaining $1.5 million of convertible debt, represented by the debenture held by Well Solutions, bears interest at 8%, matures on November 30, 1999, is prepayable without penalty at any time, and may be converted at any time, at the option of the holder, into 37,634 shares of Common Stock, subject to adjustment to prevent dilution. The Company does not currently intend to prepay the debenture but may decide to do so in the future if interest rates decline.

     The Company generated cash from operating activities of approximately $6.6 million during the year ended March 31, 1996. The Company's principal uses of cash during the year ended March 31, 1996 were to prepay the indebtedness from the Well Solutions Acquisition and to fund approximately $4.5 million of capital expenditures for upgrading and purchasing equipment.

     The Company believes that the combination of internally generated cash flow, the net proceeds from the Offerings and availability under the Credit Facility should provide the Company with sufficient financing to fund the Company's operations for at least the next 12 months. There can be no assurance, however, that the Company will not need additional financing or that such financing will be available on economically acceptable terms.


Description of Credit Facility



     Prior to the closing of the Offerings, the Company expects to replace the Revolver with a working capital line of credit (the "Working Line") and an acquisition line of credit (the "Acquisition Line" and, together with the Working Line, the "Credit Facility"). Although the Credit Facility has not yet been finalized, the Company received a commitment on September 13, 1996 from the Bank and anticipates that certain significant terms of the Credit Facility will be as follows. The maximum availability under the Working Line would be the lesser of (i) $10.0 million or (ii) 80% of eligible accounts receivable that have been outstanding less than 90 days. The Working Line would be secured by a first lien security interest on all the Company's accounts receivable and inventory. Borrowings under the Working Line would mature two years from the date of any such borrowings and would bear interest at the lesser of (i) the Bank's prime rate of interest or (ii) a varying percentage rate ranging from 1.75% to 2.75%, based on the total funded debt to cash flow ratio, over the Company's choice of the 30, 90 or 180-day LIBOR rate of interest. Under the Acquisition Line, up to $20.0 million would be available solely to fund up to 100% of the purchase price of acquisitions by the Company during the first two years of the term of the Acquisition Line. From the third year until maturity, the Acquisition Line would be secured by assets of the Company with a loan to collateral value ratio of not less than 70%. Borrowings under the Acquisition Line would mature seven years from the date of any such borrowings and would bear interest at the lesser of (i) the Bank's prime rate of interest or (ii) a varying percentage rate ranging from 2% to 3%, based on the total funded debt to cash flow ratio, over the 180-day LIBOR rate of interest. Under the terms of the commitment, the Company must maintain minimum working capital, tangible net worth, current ratios and debt to capital ratios. The foregoing description does not purport to be a complete description of all terms of the Credit Facility, and the negotiation of the definitive agreements may result in additional terms that are significant to the Company. There can be no assurance, however, that definitive agreements will be executed.


     The Company has requested from the Bank a modification to its commitment to increase the maximum availability of funds under the Working Line to the lesser of (i) $50.0 million or (ii) 80% of eligible accounts receivable that have been outstanding less than 90 days. Based on discussions with the Bank to date, management expects to receive a commitment from the Bank to such increase.

INFLATION AND SEASONALITY

     Inflation has not had a significant impact on the Company's operations to date and the Company's operating revenues have not historically been subject to significant seasonal changes.

NEW ACCOUNTING PRONOUNCEMENTS -- ACCOUNTING FOR ASSET IMPAIRMENT; ACCOUNTING FOR STOCK-BASED COMPENSATION

     During March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for

Long-Lived Assets to Be Disposed Of " ("FAS 121"). The Company adopted FAS 121 effective April 1, 1996. FAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this pronouncement had no material effect on the financial statements.

     In October 1995, FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 123 defines a fair value based method of accounting for employee stock options or similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period of the award, which is usually the vesting period. However, FAS 123 also allows entities to continue to measure compensation costs for employee stock compensation plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Entities electing to remain with the accounting prescribed by APB 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method recommended by FAS 123 had been applied. The accounting requirements of FAS 123 are effective for transactions entered into in years that begin after December 15, 1995, though they may be adopted on issuance. The disclosure requirements of FAS 123 are effective for financial statements for years beginning after December 15, 1995. The Company intends to continue measuring compensation costs using APB 25 and to provide pro forma disclosures of net income and earnings per share as if the fair value based method of accounting under FAS 123 had been applied beginning with its financial statements for the year ending March 31, 1997.

                                    BUSINESS

GENERAL

     Dawson Production Services, Inc. is a leading provider of a broad range of workover, liquid and production services used in the production of oil and gas. The Company's services are utilized by major oil and gas companies as well as independent producers to optimize performance of oil and gas wells. The Company recently entered into an agreement to acquire the U.S. land-based well servicing operations of Pride in a transaction that will position Dawson as the second largest provider of workover rigs in the United States.

     The Company commenced operations in 1951. In 1982, the current management team joined the Company and initiated a strategy to expand and diversify the Company's workover rig services. Since 1982, the Company has grown from four workover rigs in a single yard to 91 workover rigs in 10 yards through a series of strategic acquisitions of businesses and assets. Upon the closing of the Pride Acquisition, the Company will own and operate 498 workover rigs. In addition, in November 1994 the Company broadened the array of services it provides by acquiring the liquid services and production services businesses of Well Solutions, Inc. and expanded such businesses in July 1996 with the Taylor Acquisition. The Company believes that it generally has been successful in acquiring businesses and assets and subsequently reducing overhead, enhancing internal controls, improving marketing and related operations through management incentives and improving the utilization of its assets by redeploying equipment.

BUSINESS STRATEGY

     The Company's strategy emphasizes diversification and expansion through acquisitions and internal growth. In recent years, there has been significant industry consolidation activity in the Company's principal businesses. The Company has been an active participant in this industry consolidation and plans to continue to pursue strategic acquisitions of businesses and assets which enhance or expand its market presence or complement its existing businesses. Upon the closing of the Pride Acquisition, the Company intends to expand the range of services offered at its locations and increase its presence, through redeployment of underutilized assets, within the geographic regions in which the Company will then operate. The Company believes that its ability to offer a wide range of services over a large operating base will provide it with a competitive advantage by allowing its customers to consolidate their procurement of workover, liquid and production services by utilizing fewer vendors. The Company believes that this consolidation may allow customers to lower their costs by streamlining production decisions and increasing operational efficiencies. The Company also believes that its strategy will allow it to take advantage of cross-marketing opportunities for its services and to appeal to a broader customer base by enhancing its position as a one-stop source for workover, liquid and production services.

     Consistent with its business strategy, on December 23, 1996 the Company entered into a Purchase Agreement to acquire substantially all of Pride's U.S. land-based well servicing operations for approximately $135.9 million in cash. The Pride Acquisition will significantly increase the size and geographic scope of the Company's workover rig service business. Pride's U.S. land-based fleet consists of 407 workover rigs and related operations in 28 locations in the Texas and Louisiana Gulf Coasts, the Permian Basin areas of West Texas and New Mexico, and California. Upon completion of the Pride Acquisition, the Company will be the largest provider of workover rigs in Texas and the second largest provider in the United States. The Company will seek to generate improved profit margins for the acquired assets through increased operating efficiencies and cost savings resulting from overhead reductions and the consolidation of certain overlapping yard locations. In addition, the Company will seek to expand its liquid and production services businesses into new markets through certain of the acquired yard locations and also to redeploy certain of the acquired workover rigs to areas with greater rig demand. See "Pride Acquisition."

     The Company believes that the high quality of its equipment, employees and services combined with its favorable safety record enables it to maintain its position as a leader in its principal markets. In that regard, the Company has committed substantial capital to an ongoing workover rig refurbishment program to maintain the Company's equipment in good working condition. The Company has invested, and plans to continue to invest, in quality management and safety programs. The Company believes that many smaller competitors have not undertaken comparable maintenance or training programs and do not have the financial resources to enable them to do so. The Company believes that a number of its customers place significant importance on their contractors' safety records and quality management systems in their screening and selection processes, and that such factors will gain further importance in the future.

OVERVIEW OF SERVICES

  Workover Rig Services

     The Company provides workover rig services to oil and gas exploration and production companies through the use of mobile well servicing workover rigs together with crews of three to four workers. Additional equipment such as pumps, tanks, blowout preventers and power swivels are provided by the Company as may be required for a particular job. The Company also provides trucking services for moving large equipment to and from the job sites of its customers. The Company charges its customers an hourly rate for its workover rig services, which varies based on a number of considerations including market conditions in each region, the type of rig, the amount of ancillary equipment required and the necessary personnel. The Company gives its yard managers considerable flexibility to negotiate with customers and, through compensation arrangements, seeks to provide incentives to its managers to maximize both revenues and profitability. For the six months ended September 30, 1996, workover rig services contributed approximately 46% of the Company's revenues (75% on a pro forma basis).


     As of January 15, 1997, the Company operated 89 land workover rigs, two barge-mounted workover rigs and ancillary equipment from 10 yards in Texas and Louisiana. Upon the closing of the Pride Acquisition, the Company will operate 496 land workover rigs, two barge-mounted workover rigs and ancillary equipment from yards in Texas, Louisiana, California and New Mexico. The Company's land workover rigs are mobile units that generally operate within a radius of approximately 75 to 100 miles from their respective bases. Swab rigs are used for swabbing, or cleaning, wells at depths of up to approximately 16,000 feet. Pole rigs are used for swabbing and rod and tubing workovers and repairs on wells at depths of up to approximately 4,000 feet. Rigs having between 150 and 250 horsepower are used for services on wells to maximum depths of between 4,000 and 6,000 feet and work primarily on rod and tubing workovers and repairs. Rigs having between 251 and 350 horsepower are used for services on wells to maximum depths of between 10,000 and 12,000 feet and also work primarily on rod and tubing workovers and repairs. Rigs having between 351 and 550 horsepower are used for deeper workovers and more complicated procedures such as deepening of existing well bores, recompletions and complicated fishing operations. These rigs operate at maximum depths of between 16,000 and 18,000 feet. Rigs having between 551 and 750 horsepower are used in wells with maximum depths of approximately 20,000 feet. Rigs having between 751 and 900 horsepower are generally used for horizontal drilling or recompletion jobs and deep workovers at depths of up to approximately 25,000 feet. These rigs are almost always operated for continuous 24-hour periods as contrasted to the Company's other rigs that typically operate during daylight hours only.


     The Company operates two barge-mounted workover rigs in the Louisiana inland waters. These rigs typically are outfitted by moving a land workover rig onto the barge, with operating crews housed on the barge, and have the capability to operate for continuous 24-hour periods. In addition to hourly charges for the workover rigs, when market conditions permit, the Company charges its customers for auxiliary equipment, travel time, mobilization and other related items.

     Set forth below is certain information pertaining to the Company's land-based workover rigs currently owned and to be acquired in the Pride Acquisition.

                                                                              PRIDE
                            DESCRIPTION                          DAWSON    ACQUISITION    TOTAL
    -----------------------------------------------------------  ------    -----------    -----
    Swab.......................................................     2            17          19
    Pole.......................................................    --             1           1
    150-250 hp.................................................    --            71          71
    251-350 hp.................................................    71           214         285
    351-550 hp.................................................    13            95         108
    551-750 hp.................................................     1             6           7
    751-900 hp.................................................     2             3           5
                                                                   --           ---         ---
                                                                   89           407         496

     The Company operated 82 of its 91 workover rigs during 1996. Pride has advised the Company that 89 of its 407 workover rigs were not operated during the 12 months preceding December 23, 1996, the effective date of the Purchase Agreement. The Company believes that a majority of these 89 rigs will be reactivated only if market demand justifies the incremental cost, and the Company does not expect the remainder of such rigs to be restored to operating condition. The Company's stacked rigs will be refurbished, used for spare parts or liquidated.

     Workover rig services are categorized by the type of job performed: completion, maintenance, workover and plugging and abandonment.

     Completion Services. Completion services prepare a newly drilled well for production. The completion process may involve selectively perforating the well casing to access producing zones, stimulating and testing these zones and installing downhole equipment. The Company provides a workover rig to assist in this completion process. Newly drilled wells are frequently completed by well servicing rigs to minimize the use of higher cost drilling rigs. The completion process typically requires a few days to several weeks, depending on the nature and type of the completion, and generally requires additional auxiliary equipment.

     The demand for well completion services is directly related to drilling activity levels, which are sensitive to expectations relating to and changes in oil and gas prices. During periods of weak drilling demand, drilling contractors frequently price well completion work competitively compared to a workover rig so that the drilling rig stays on the job. Thus, excess drilling capacity will serve to reduce the amount of completion work available to the well servicing industry.

     Maintenance Services. Maintenance services are required on producing oil and gas wells to ensure efficient and continuous operation. These services consist of routine mechanical repairs necessary to maintain production from the well, such as repairing parted sucker rods or defective downhole pumps in an oil well or replacing defective tubing in a gas well. The Company provides the workover rigs, equipment and crews for these maintenance services. Many of these workover rigs also have pumps and tanks that can be used for circulating fluids into and out of the well. Maintenance jobs are often performed on a series of wells in proximity to each other and typically take less than 48 hours per well.

     Maintenance services are generally required throughout the life of a well. The need for these services does not depend on the level of drilling activity and is generally independent of short-term fluctuations in oil and gas prices. Accordingly, maintenance services are generally the most stable type of workover rig services activity. The general level of maintenance, however, is affected by changes in the total number of producing oil and gas wells in the Company's geographic service area.

     Workover Services. In addition to periodic maintenance, producing oil and gas wells occasionally require major repairs or modifications called "workovers." Workover services include extensions of existing wells to drain new formations either through deepening well bores or through drilling of horizontal laterals. In less extensive workovers, the Company's rigs are used to drill out plugs and packers in existing well bores to access previously bypassed productive zones. The Company's workover rigs are also used to convert producing wells to injection wells during enhanced recovery operations. Workover services also include major subsurface repairs such as casing repair or replacement, recovery of tubing and removal of foreign objects in the well bore. These extensive workover operations are normally performed by a workover rig with additional specialized auxiliary equipment, which may include rotary drilling equipment, mud pumps, mud tanks and blowout preventers, depending upon the particular type of workover operation. Most of the Company's workover rigs are designed and equipped to perform complex workover operations. A workover may last from a few days to several weeks.

     The demand for workover services is more sensitive to expectations relating to and changes in oil and gas prices than the demand for maintenance services, but not as sensitive as the demand for completion services. When oil and gas prices are low, there is little incentive to perform workovers on wells to increase production and well operators tend to defer workover services. As oil and gas prices increase, the level of workover activity tends to increase as operators seek to increase production by enhancing the efficiency of their wells.

     Plugging and Abandonment Services. Workover rigs are also used in the plugging and abandonment of oil and gas wells no longer capable of producing in economic quantities. The demand for well plugging services is not impacted significantly by levels of demand for oil and gas.

  Liquid Services

     The Company provides liquid services, which are comprised of vacuum truck services, frac tank rentals and salt water injection services. The Company uses its vacuum trucks, frac tanks and salt water injection wells to provide an integrated mix of liquid services to well site customers. For the six months ended September 30, 1996, liquid services contributed approximately 38% of the Company's revenues (20% on a pro forma basis).


     Vacuum Truck Services. The Company owns and operates 175 vacuum trucks and will acquire an additional 10 vacuum trucks in connection with the Pride Acquisition. A vacuum truck is a tractor trailer with a fluid hauling capacity of 130 barrels. A large vacuum pump mounted on each truck extracts fluids from pits, tanks and other storage facilities. The vacuum trucks also are used for the following purposes: to transport water to fill frac tanks on well locations, including frac tanks provided by the Company and by others; to transport produced salt water to injection wells, including injection wells owned and operated by the Company; and to transport brine and other drilling fluids to and from well locations. In conjunction with the rental of its frac tanks, the Company generally uses its vacuum trucks to transport water for use in fracturing operations. Following completion of fracturing operations, the Company's vacuum trucks are used to transport salt water produced as a result of the fracturing operations from the well site to injection wells. Vacuum truck services are generally provided to oilfield operators within a 30-mile radius of the Company's nearest yard.



     Frac Tank Rentals. The Company owns 696 frac tanks located primarily at the Company's yards in Bryan, Giddings and Kilgore, Texas. Each frac tank can store up to 500 barrels of fluid and is used by oilfield operators to store various fluids at the well site, including water, drilling mud, acid and brine. The Company transports frac tanks on its trucks to well locations which are usually within a 30-mile radius of the Company's nearest yard. Frac tanks are used during all phases of the life of a producing well. The Company generally rents frac tanks at daily rates for a minimum of four days. A typical fracturing operation, absent complications, can be completed within four days using 20 to 100 frac tanks.



     Injection Well Services. The Company owns or leases 22 injection wells that are authorized to dispose of salt water and incidental non-hazardous oil and gas wastes, each with an injection capacity of 2,000 to 21,000 barrels per day. The Company's injection wells are strategically located in close proximity to its customers' producing wells. These wells are utilized primarily to dispose of salt water produced from oil and gas wells. Most oil and gas wells ultimately produce varying amounts of salt water and, particularly in vertically fractured formations such as those common in the Austin Chalk trend, produce salt water at increasing rates throughout their productive lives. In addition, these wells are utilized for the disposal of incidental, non-hazardous oil and gas wastes. In Texas and Arkansas, oil and gas wastes and salt water produced from oil and gas wells are required by law to be disposed of in authorized facilities, including permitted injection wells. Injection wells are licensed by state authorities and are completed in permeable formations below the fresh water table.

     The Company utilizes its injection wells primarily for the disposal of salt water and incidental, non-hazardous oil and gas waste transported from the well site by vacuum trucks owned and operated by the Company. Although the Company is authorized to inject salt water and non-hazardous oil and gas wastes transported by other licensed vacuum truck operators, the Company does not currently permit such uses by third parties. The Company also maintains separators at each of its injection wells permitting it to salvage residual crude oil, which is later sold for the account of the Company.

     The Company's injection operations pose certain risks of environmental liability to the Company. Although the Company monitors the injection process, any leakage from the subsurface portions of the wells could cause degradation of fresh groundwater resources, potentially resulting in cancellation of operation of the well, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liability to third parties for property damages and personal injuries. In addition, the sale by the Company of residual crude oil collected as part of the saltwater injection process could impose liability on the Company in the event the entity to which the oil was transferred fails to manage the material in accordance with applicable environmental health and safety laws.

  Production Services

     The Company provides production services, which are comprised of production testing services, slickline wireline services, fishing and rental tool services and pipe testing. For the six months ended September 30, 1996, production services contributed approximately 16% of the Company's revenues (5% on a pro forma basis).

     Production Testing Services. The Company owns 21 gas production testing units that are used to provide services to oil and gas wells located onshore and in inland waters. The Company performs production testing services for oil and gas producers primarily along the Texas Gulf Coast. In addition, the Company is bidding on a multi-year contract for services in northern Mexico.

     The Company's equipment includes several trailer-mounted manifolds, separators, heater treaters, sand separators, light generators and slickline wireline units. Manifolds are used to reduce the flowing pressure of the well stream to a rate which will easily flow through the production testing equipment. After the appropriate well stream rate is achieved, a separator is used to divide the well stream into its respective components -- oil, gas and water. For gas wells, a heater is used to prevent the gas from freezing during flowbacks. Slickline wireline equipment generally is used to lower measurement equipment into a well for several days to retrieve data to determine the characteristics of the reservoir.

     The Company uses its production testing units to perform deliverability tests required upon the initial completion of a well and periodically during the productive life of a gas well to determine the maximum production allowable under certain rules of the Texas Railroad Commission, the state oil and gas regulatory agency. In addition, these units are used to clean and test stimulated wells and to measure the pressure, volume and quality of gas and liquids produced by the well. These units also are used to determine the most efficient production flow rate, to run pressure build-up tests that measure the rate of increase of shut-in gas pressure to determine reservoir characteristics and to determine whether a producing formation has been damaged.

     Slickline Wireline Services. The Company owns seven slickline wireline units and will acquire three additional units upon the closing of the Pride Acquisition. The mechanical downhole wireline or "slickline" services are used to simplify completion operations and in connection with regular maintenance on producing wells. In some cases, slickline wireline services may be used instead of workover rigs to provide workover services. By using slickline wireline services, workover services can be performed under 15,000 psi of pressure without shutting-in the well. The Company also provides slickline wireline consulting services where unusual conditions exist.

     Fishing and Rental Tools. The Company provides a complete line of cased hole fishing and rental tools to oilfield operators and well service companies from two yards in the Texas Panhandle. The Company's rental tool inventory includes both air compressor equipment, which is used in drilling and workover activities, and fishing tools, which are used to mill or retrieve loose or broken equipment or other material in the well bore or to free stuck pipe and other tools, such as slips, elevators and casing cutters. The Company rents the equipment to its customers at daily rates and, in the case of air compressors and fishing tools, generally conducts or supervises the operations.

     Pipe Testing. The Company operates nine pipe testing units along the Texas Gulf Coast. The Company's testing equipment is used during completion and recompletion operations for leak detection in the internal pipe systems of oil and gas wells.

CUSTOMERS


     The Company had approximately 1,050 customers during the 12 months ended September 30, 1996. For the six months ended September 30, 1996, the Company's largest customer, Union Pacific Resources Company ("UPRC"), accounted for approximately 23% of the Company's revenues (approximately 9.5% on a pro forma basis). The Company has a contract with UPRC to provide liquid and workover rig services, which expires in February 1999 (with respect to liquid services) and August 1997 (with respect to workover rig services). The Company is required to maintain established levels of insurance and to indemnify UPRC against all losses arising in whole or in part from the Company's negligence, whether or not UPRC and its agents were contributorily negligent. While the Company believes that its relationship with UPRC is good, the loss of UPRC, or a significant reduction in business done with the Company by UPRC, if not offset by sales to new or existing customers, could have a material adverse effect on the Company's business, results of operations and prospects. No other customer accounted for more than 10% of the Company's revenues during the six months ended September 30, 1996.


OPERATING RISKS AND INSURANCE

     The Company's operations are subject to hazards inherent in the oil and gas industry, such as blowouts, explosions, craterings, fires and oil spills, that can cause personal injury or loss of life, damage to or destruction of property, equipment, the environment and marine life, and suspension of operations. In addition, claims for loss of oil and gas production and damage to formations can occur in the workover business. If a serious accident was to occur at a location where the Company's equipment and services are used, it could result in the Company being named as a defendant in lawsuits asserting potentially large claims.

     Because the Company's vacuum truck and frac tank rentals involve the transportation of heavy equipment and materials, the Company may experience traffic accidents which may result in spills, property damage and personal injury. Despite the Company's efforts to maintain high safety standards, the Company from time to time has suffered losses in the past and anticipates that it could experience further losses in the future. Moreover, the frequency and severity of such incidents affect the Company's operating costs and insurability, and its relationship with customers, employees and regulators. Any significant increase in the frequency or severity of such incidents, or the general level of compensation awards with respect thereto, could adversely affect the cost of, or ability of the Company to obtain, workers' compensation and other forms of insurance, and could have other material adverse effects on the Company's financial condition and results of operations.

     As a protection against operating hazards, the Company maintains broad insurance coverage, including physical damage, employer's liability, comprehensive commercial general liability and workers' compensation insurance. The Company believes that it is adequately insured for public liability and property damage to others with respect to its operations, and that its insurance coverage is comparable to that which is customary in the industry against such hazards. However, such insurance may not be sufficient to protect the Company against liability for all consequences of well disasters, extensive fire damage, damage to personal property, injuries to or deaths of persons or damage to the environment. In addition, certain insurance policies exclude coverage for damages resulting from environmental contamination. The Company also carries insurance to cover physical damage to or loss of its workover rigs. No assurance can be given that the Company will be able to maintain the type and amount of coverage that it considers adequate at rates that it considers reasonable or that insurance will continue to be available on terms as favorable as the Company's existing arrangements.

     In addition to insurance, the Company conducts training programs designed to promote the safe operation of all equipment and to minimize accidents occurring on job sites. The Company gives its managers incentives, through compensation arrangements, to take all reasonable steps possible to promote safety. The Company monitors safety closely and has carefully designed safety programs to reduce costs associated with accidents. However, there can be no assurance that the Company's insurance or safety programs will be adequate to protect against liability for accidents occurring on the job site or affecting the Company's equipment.

COMPETITION

     The workover rig and production services industry is highly competitive and fragmented and includes a number of small companies capable of competing effectively on a local basis and several large companies which possess substantially greater financial and other resources than the Company. Pool Energy Services Co. ("Pool"), Pride and Key Energy Group, Inc. ("Key"), all of which currently provide workover rig and liquid services, are the largest companies in the domestic well servicing market. Pool, Pride and Key operate in multiple geographic regions and currently have significantly more domestic workover rigs than the Company. Upon the closing of the Pride Acquisition, the Company will be the second largest provider of workover rigs in the United States behind Pool. The Company has numerous regional competitors for each of the services it provides. The Company believes that it is competitive in terms of pricing, performance, equipment, safety, availability of equipment to meet customer needs and availability of experienced, skilled personnel in those areas in which it operates.

     Excess capacity in the well servicing industry has resulted in severe price competition throughout much of the past decade. In the well servicing market, an important competitive factor in establishing and maintaining long-term customer relationships is having an experienced and skilled work force. In recent years, many of the Company's larger customers have placed an emphasis not only on pricing, but also on safety records and quality management systems of contractors. The Company believes that such factors will gain further importance in the future. The Company has directed substantial resources toward employee safety and quality management training programs as well as its employee review process. While the Company's efforts in these areas are not unique, many competitors, particularly small contractors, have not undertaken similar training programs for their employees. The Company expects competition and pricing pressures to continue in the foreseeable future.

ENVIRONMENTAL REGULATION

     Many of the Company's operations take place in or near ecologically sensitive areas, such as the Texas Gulf Coast and the Louisiana inland waters. In addition, the Company's operations routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances. The Company's operations and facilities are thus subject to numerous local, state and federal environmental and public health and safety laws, rules and regulations, including laws concerning the containment and disposal of hazardous materials, oilfield waste and other waste materials, the use of underground storage tanks and the use of underground injection wells. The regulations applicable to the Company's operations include certain regulations controlling the discharge of hazardous or toxic materials into the environment, requiring removal or remediation of pollutants, requiring permits or licenses issued by regulatory agencies and imposing civil and criminal penalties for violations. Some of the statutory and regulatory programs that apply to the Company's operations also authorize private suits, the recovery of natural resource damages by the government, injunctive relief and cease and desist orders. Moreover, environmental laws typically expose the Company to "strict liability" rendering a person or entity liable for environmental damage without regard to negligence or fault on the part of such person or entity. As a result, the Company could be liable for cleanup costs, even if the situation resulted from previous acts by the Company that were lawful at the time or from the improper conduct of, or conditions caused by, previous property owners, lessees or other persons not associated with the Company. Environmental laws have become more stringent in recent years and are expected to become even more so in the future.

     Cleanup costs associated with environmental claims or capital expenditures or increased operating costs associated with changes in environmental laws and regulations could be substantial and could have a material adverse effect on the Company's financial condition and results of operations. However, the cost of environmental compliance has not had any material adverse effect on the Company's operations, financial condition or competitive position in the past, and management is not currently aware of any situation or condition that it believes is likely to have any such material adverse effect or require any material capital expenditure in the foreseeable future. In addition to management personnel who are responsible for monitoring environmental compliance and arranging for remedial actions as required from time to time, the Company also employs outside experts to advise and assist the Company's environmental compliance efforts.

     In addition to having a direct effect on the Company, local, state and federal environmental regulations also may negatively impact oil and gas exploration and production companies which in turn could have a material adverse effect on the Company. To the extent laws are enacted or other governmental action is taken that prohibits or restricts drilling or imposes environmental protection requirements that result in increased costs to the oil and gas industry in general and the drilling industry in particular, the financial condition and results of operations of the Company could be adversely affected.

     In this regard, RCRA, the principal federal statute governing the disposal of solid and hazardous wastes, includes a statutory exemption that allows oil and gas exploration and production wastes to be classified as nonhazardous waste. A similar exemption is contained in many of the state counterparts to RCRA, including the state statutes in Texas and Louisiana. If oil and gas exploration and production wastes were required to be managed and disposed of as hazardous waste, either as a result of changes in RCRA or the imposition of more stringent state regulations, the Company could be required to make significant unanticipated capital and operating expenditures or to cease or curtail certain operations. Further, if such wastes were required to be managed and disposed of as hazardous waste, domestic oil and gas producers, including many of the Company's customers, could be required to incur substantial obligations with respect to such waste. Because of the potential impact on the Company's customers, any regulatory changes that impose additional restrictions or requirements on the disposal of oil and gas wastes could adversely affect demand for the Company's services.

EMPLOYEES


     As of January 15, 1997, the Company employed approximately 1,050 people, of whom approximately 850 were employed on an hourly basis. The Company's future success will depend partially on its ability to attract, retain and motivate qualified personnel. The Company is not a party to any collective bargaining agreements and has not experienced any strikes or work stoppages. The Company considers its relations with employees to be generally satisfactory.


LEGAL PROCEEDINGS

     From time to time, the Company is a party to litigation or other legal proceedings that the Company considers to be a part of the ordinary course of its business. The Company currently is not involved in any legal proceedings that could reasonably be expected to have a material adverse effect on the Company's financial condition or results of operations. See "-- Operating Risks and Insurance."

PROPERTIES


     The principal office of the Company is located in San Antonio, Texas. The Company operates 23 yards, 11 of which it owns and 12 of which it leases. Of the Company's 23 yards, 20 yards are located in Texas and three yards are located in Louisiana. The Company also operates 21 injection wells in Texas and one in Arkansas, five of which it owns and 17 of which it leases. The Company believes that its leased and owned properties, none of which individually is material to the Company, are adequate for its current needs.

                               PRIDE ACQUISITION

     On December 23, 1996, the Company entered into a purchase agreement (the "Purchase Agreement") to acquire substantially all of Pride's U.S. land-based well servicing operations for approximately $135.9 million in cash. The Pride Acquisition will significantly increase the size and geographic scope of the Company's workover rig services business. Pride's U.S. land-based fleet consists of 407 workover rigs and related operations in 28 locations in the Texas and Louisiana Gulf Coasts, the Permian Basin areas of West Texas and New Mexico, and California. Upon completion of the Pride Acquisition, the Company will be the largest provider of workover rigs in Texas and the second largest provider in the United States. The Company will seek to generate improved profit margins for the acquired assets through increased operating efficiencies and cost savings resulting from overhead reductions and the consolidation of certain overlapping yard locations. In addition, the Company will also seek to expand its liquid and production services businesses into new markets through certain of the acquired yard locations and also to redeploy certain of the acquired workover rigs to areas with greater rig demand.

     Pursuant to the Purchase Agreement, the Company will purchase the Pride Assets "as is, where is." Dawson has undertaken a limited amount of investigation of the condition of the Pride Assets, particularly the workover rigs, in an effort to determine that their condition appears to be sufficient to sustain the operations previously conducted by Pride with those assets. The Company has not, however, thoroughly investigated all material items of equipment due to limitations of time, cost and geographic disbursement.


     With regard to real property, it is expected that the Company will acquire approximately 14 properties in fee simple and will receive an assignment or sublease of approximately 14 leased properties. With respect to all parcels of real estate, Dawson has conducted only limited environmental studies and investigations. The Company has obtained Phase I reports on the properties and has had the opportunity to review the books and records of Pride concerning environmental compliance aspects of each of those properties. As to each such property, Dawson has the option of acquiring Pride's interest therein, of declining to accept the property (resulting in a reduction of the purchase price) or of leasing the property with an option to buy. There can be no assurance that Dawson will not acquire properties that have latent environmental risks and concurrent financial exposure. Moreover, Pride has not made any warranties and representations concerning the environmental aspects of any properties that would survive the closing.



     The Company expects to employ approximately 1,940 employees of Pride immediately following consummation of the Pride Acquisition. All such employees of Pride will continue their employment following the closing as "at will" employees of the Company. Approximately 146 salaried employees will be entitled to certain severance benefits if their employment with the Company is terminated, other than for cause, within 18 months of the closing. To facilitate certain transitional issues, the Company also has obtained an agreement from Pride that it will provide reasonable access to its headquarters office in Houston for the use of the Company and its employees for six months at no cost to the Company. This is intended to help facilitate and implement a transfer of bookkeeping and accounting functions with respect to the acquired operations.



     Pursuant to the Purchase Agreement, Pride is required to indemnify and hold harmless the Company with respect to damages, losses or third party warranty claims accruing or arising prior to the date of closing and for breaches of only certain limited warranties and representations. With respect to misrepresentations and breaches of such warranties and representations and certain covenants, the Company will bear the first $2.0 million of losses or damages, with Pride being liable for losses in excess thereof. The Purchase Agreement also provides for a $5.0 million break-up fee, payable by the Company if it is not able to obtain financing and the Pride Acquisition is not closed on or before March 17, 1997, and a five year non-compete agreement imposed upon Pride with respect to U.S. land-based well servicing operations. At the option of the Company, $4.0 million of the break-up fee may be paid in unregistered shares of Common Stock, provided that Pride would receive registration rights relating to such shares of Common Stock.


     The closing of the Debt Offering and the Equity Offering are each conditioned upon the simultaneous closing of the other and upon the simultaneous closing of the Pride Acquisition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their respective ages and positions are as follows:

               NAME                 AGE                      POSITION
----------------------------------- ----     -----------------------------------------
Michael E. Little(1)...............  41      Chairman of the Board, President and
                                             Chief Executive Officer
Joseph B. Eustace..................  41      Vice President of Operations and Chief
                                               Operating Officer
P. Mark Stark......................  41      Chief Financial Officer
Russell Banks(1)...................  77      Director
J. Michael Bell(2).................  57      Director
Wm. Ward Greenwood(1)..............  43      Director
Douglas D. Lewis(2)................  51      Director
Paul E. McCollam(2)................  51      Director
Stephen F. Oakes(3)................  47      Director
Lawrence C. Petrucci(3)............  37      Director

---------------

(1) Member of the Nominations Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.

     Michael E. Little has been President, Chief Executive Officer and a director of the Company since 1982 and Chairman of the Board since 1983. From 1980 to 1982, he was vice president of Cambern Engineering, Inc., a company that provided drilling and completion consulting services in the Texas Gulf Coast area. From 1976 to 1980, he was employed by Chevron USA as a drilling foreman in Midland, Texas and as a drilling engineer in New Orleans, Louisiana. Mr. Little received his Bachelor of Science degree in Petroleum Engineering in 1978 from Texas Tech University.

     Joseph B. Eustace has served as the Vice President of Operations and Chief Operating Officer of the Company since March 1983. From June 1981 to March 1982, he served as assistant manager of ServRigs, Inc., the Company's largest competitor at the time. Mr. Eustace received his Bachelor of Arts degree in Agribusiness in 1978 from Texas Tech University.

     P. Mark Stark has served as Chief Financial Officer of the Company since January 1996. From 1991 through 1995, he was chief financial officer of the Y.O. Ranch and family holdings of the Schreiner family which has interests in agribusiness, tourism, lodging and retail and real estate development. From 1979 through 1991, Mr. Stark was employed by Shelton Ranch Corporation and its successor, Texas Hill Country Orchards, LLP, serving as chief financial officer from 1984 through 1991. His duties with Shelton Ranch Corporation included serving as treasurer of Shelton Energy Resources, Ltd., an oil and gas exploration and production partnership among Shelton Ranch Corporation, Prudential Insurance Company of America and Shell Oil Company. Mr. Stark received his Bachelor of Business Administration degree in Finance from the University of Texas in 1977, and his Master of Business Administration degree in 1978 from Southern Methodist University.

     Russell Banks has been a director of the Company since April 1996. From 1962 to 1995, Mr. Banks was president and chief executive officer of Grow Group, Inc., which was a New York Stock Exchange company that produced coatings, paints and household products. Since 1995, Mr. Banks has been a principal of Russell Banks & Co., Ltd., a financial consulting firm. Mr. Banks is also on the board of directors of GVC Venture Corporation. Mr. Banks is a past president of the National Paint and Coatings Association and has served on the executive committee of the board of directors of the American Management Association and is currently on its general management council. Mr. Banks has been named as a defendant in certain litigation relating to his service as a director of two other companies. All other directors of those companies were also named as defendants. Counsel to one of the companies has taken the position that all the claims against that company and Mr. Banks are without merit and will be vigorously defended. Counsel to the other company and to its board of directors has taken the position that the claims against that company and Mr. Banks and all the other directors are without merit and will also be vigorously defended. Mr. Banks was designated to succeed a former director, Kevin P. Collins, to the Board of Directors pursuant to a letter agreement that provided Mr. Collins the right, upon his departure from the Board, to designate a successor Board member, subject to the approval of such successor by the Board.

     J. Michael Bell has been a director of the Company since 1982. For more than the past five years, he has served as the president of Southwest Venture Management Company, a firm that provides investment management and advisory services to three venture capital funds. Mr. Bell also serves as the managing general partner of each of these funds, one of which is HixVen Partners, a shareholder of the Company.

     Wm. Ward Greenwood has been a director of the Company since 1983. Mr. Greenwood served as Chief Financial Officer of the Company from December 1994 through December 1995. Mr. Greenwood has been since 1990, and is currently, the president and sole shareholder of Nueces Ventures, Inc. ("Nueces"), a firm that provides financial consulting services with respect to acquisitions and capital formation. Since October 1995, he has also served as a principal of First Capital Group of Texas II, L.P., a private equity fund. Since 1982, Mr. Greenwood has provided financial consulting services to the Company, most recently through Nueces. See "Certain Relationships and Related Transactions."

     Douglas D. Lewis has been a director of the Company since 1982. Since 1972, Mr. Lewis has been in the real estate construction, development and management business, most recently as principal of Vanguard Development, Inc., which he formed in 1987.

     Paul E. McCollam has been a director of the Company since 1991. Since 1985, he has been a managing director of Resource Investors Management Company Limited Partnership, a full service investment management company specializing in the energy industry that serves as the general partner of the RIMCO Parties (as defined herein). Mr. McCollam serves as a director of the Company pursuant to the 1991 agreement described below.

     Stephen F. Oakes has been a director of the Company since 1994. Since 1996, Mr. Oakes has served on the board of directors of Universal Seismic Associates, Inc., a company engaged in the acquisition of seismic data and the exploration and production of oil and gas. From 1989 to 1992, he served as managing director of Robert Fleming, Inc., an investment banking company. Since 1992, he has been associated with Resource Investors Management Company Limited Partnership, a full service investment management company specializing in the energy industry that serves as the general partner of the RIMCO Parties, serving as managing director since 1993. Mr. Oakes serves as a director of the Company pursuant to the 1994 Voting Agreement (as defined herein).

     Lawrence C. Petrucci has been a director of the Company since March 1996. Since 1991, Mr. Petrucci has served as vice president of First Albany Corporation, a provider of investment banking, financial advisory and brokerage services. From April 1990 through June 1991, Mr. Petrucci was a portfolio manager with Westinghouse Credit Corporation, a financial services company. Mr. Petrucci is a member of the Audit Committee.

     In March 1996, the Company entered into a letter agreement that provided Mr. Collins, a director of the Company at that time, with the right, upon his departure from the Board of Directors prior to the Company's next Annual Meeting of Shareholders, to designate a successor Board member, subject to the approval of such successor by the Board of Directors. Mr. Banks was designated Mr. Collins' successor to the Board pursuant to this letter agreement.

     A Voting Agreement dated November 28, 1994 (the "1994 Voting Agreement") among the RIMCO Parties, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV (the "RIMCO Parties"), Triad Ventures Limited II and Mr. Little provides that the parties to the 1994 Voting

Agreement will vote the shares of Common Stock held by them in favor of two nominees of the RIMCO Parties to the Company's Board of Directors. The 1994 Voting Agreement continues as long as the RIMCO Parties own at least 10% of the issued and outstanding shares of Common Stock, on a fully diluted basis. In addition, pursuant to a 1991 agreement, as long as the RIMCO Parties own 5% of the issued and outstanding shares of Common Stock or shares of Common Stock with a value of $500,000, the Company is required to use its best efforts to elect Mr. McCollam (or a designee of the parent company of the RIMCO Parties) to the Company's Board. Messrs. McCollam and Oakes were reelected to the Board pursuant to these agreements. These agreements have been terminated and superseded by a subsequent agreement. See "Certain Relationships and Related Transactions."

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established standing Audit, Compensation and Nominations Committees. The Audit Committee annually recommends to the Board the appointment of independent certified public accountants as auditors for the Company, discusses and reviews the scope of and fees for the prospective annual audit and reviews the results with the auditors, reviews the Company's compliance with its existing accounting and financial policies, reviews the adequacy of the financial organization of the Company and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee currently is comprised of Messrs. Oakes and Petrucci. One vacancy exists on this committee.

     The Compensation Committee reviews and make recommendations to the Board regarding salaries, compensation and benefits of executive officers and employees of the Company and administers the Company's 1995 Incentive Plan (the "Incentive Plan"). The Compensation Committee currently is comprised of Messrs. Bell, Lewis and McCollam.

     The Nominations Committee is responsible for recommending to the Board those persons who will be nominated as management's nominees for positions on the Board. The Nominations Committee is currently comprised of Messrs. Little, Greenwood and Banks.

COMPENSATION OF DIRECTORS

     For the year ended March 31, 1996, the Company granted each of its non-employee directors an option under the Incentive Plan to purchase 4,300 shares of Common Stock, at an exercise price per share of $7.44, which was determined by the Board to be the fair market value of the Common Stock on the date of grant, for his services as a director. Additionally, all directors were reimbursed for their reasonable travel expenses incurred in attending meetings of the Board. Commencing April 1, 1996, each non-employee director received, and on each April 1 thereafter until and including April 1, 2003 will receive, an annual grant of an option under the Incentive Plan to purchase 4,300 shares of Common Stock with an exercise price per share equal to the fair market value of the Common Stock on the date of grant and reimbursement of reasonable travel expenses for attending Board or committee meetings. See "Management -- 1995 Incentive Plan."

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information for the year ended March 31, 1996 with respect to the compensation paid to the President and Chief Executive Officer, Mr. Little, and the Vice President of Operations and Chief Operating Officer, Mr. Eustace (collectively, the "Named Executive Officers"). No other executive officers of the Company received annual compensation (including salary and bonuses earned) which exceeded $100,000 for the year ended March 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                         ANNUAL COMPENSATION(1)                    COMPENSATION
                                    ---------------------------------      -----------------------------
                                      YEAR                                 SECURITIES
                                      ENDED                                UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION     MARCH 31,     SALARY      BONUS         OPTIONS      COMPENSATION(2)
----------------------------------- ---------    --------    --------      ----------    ---------------
Michael E. Little..................    1996      $150,000    $ 50,000(3)     51,600              --
  President and Chief                                         241,000(4)
  Executive Officer                    1995       138,125      75,000        64,500           $ 500
                                       1994       105,000      30,000
Joseph B. Eustace..................    1996        96,200      20,000(3)     17,200              --
  Vice President of Operations                                 24,000(4)
  and Chief Operating Officer          1995        80,000      15,000        21,500             500
                                       1994        80,000      12,000

---------------

(1) The value of perquisites and personal benefits are excluded because the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.
(2) All other compensation consists entirely of employer contributions to the Company's 401(k) Plan made by the Company in 1996 as a result of 1995 earnings.
(3) Bonuses are awarded annually in the discretion of the Compensation Committee with respect to performance in the year indicated; the amount of the bonuses is determined and paid in the following year.
(4) In the year ended March 31, 1996, in addition to standard bonuses, the Board of Directors declared special bonuses in the amount of $241,000 for Mr. Little and $24,000 for Mr. Eustace, each of whom exercised stock options and incurred federal income tax liability in connection with such exercise.

STOCK OPTION GRANTS IN 1996

     The following table shows information concerning individual grants of options during the year ended March 31, 1996 to the Named Executive Officers.


                                                                                      POTENTIAL
                                          INDIVIDUAL GRANTS                      REALIZABLE VALUE AT
                       --------------------------------------------------------    ASSUMED ANNUAL
                       NUMBER OF    % OF TOTAL                                     RATES OF STOCK
                       SECURITIES    OPTIONS                                     PRICE APPRECIATION
                       UNDERLYING   GRANTED TO     EXERCISE                      FOR OPTION TERM(1)
                        OPTIONS     EMPLOYEES       PRICE         EXPIRATION     -------------------
         NAME           GRANTED      IN YEAR     ($/SHARE)(2)        DATE           5%        10%
         ----          ----------   ----------   ------------  ----------------  --------   --------
Michael E. Little(3)...   51,600        52%         $ 7.44     October 6, 2005   $241,435   $611,844
Joseph B. Eustace(3)...   17,200        17%         $ 7.44     October 6, 2005   $ 80,478   $203,948


---------------

(1) The exercise price of the options represents the fair market value of the Common Stock on the date of grant as determined by the Board of Directors. Potential realizable values are based on the assumption that the Common Stock will appreciate in value from the date of grant to the end of the option terms at the stated annualized rates. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of appreciation, if any, that may be realized in future periods.
(2) The exercise price of the option was set equal to the fair market value of the Common Stock as determined by the Board of Directors on the date of grant. In establishing the exercise price, the Board considered recent sales of the Company's securities, and the terms and conditions of such sales, the book value of the Company's outstanding shares of Common Stock and the Company's financial performance at the time of such grants.
(3) The options granted to Mr. Little and to Mr. Eustace become exercisable annually and ratably over a three-year period, which began June 30, 1996.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning the exercise of stock options during the year ended March 31, 1996, and the number and value of unexercised stock options held as of the end of the year ended March 31, 1996, by the Named Executive Officers.


                                                                      NUMBER OF          VALUE OF
                                                                     UNEXERCISED        UNEXERCISED
                                                                     OPTIONS AT        IN-THE-MONEY
                                        SHARES                        YEAR END        OPTION AT YEAR
                                       ACQUIRED         VALUE       EXERCISABLE/     END EXERCISABLE/
                NAME                  ON EXERCISE    REALIZED(1)    UNEXERCISABLE    UNEXERCISABLE(1)
------------------------------------- -----------    -----------    -------------    -----------------
Michael E. Little....................    33,681       $ 286,599     21,500/94,600    $131,150/$433,096
Joseph B. Eustace....................     1,431       $  15,054      7,310/31,390    $ 44,591/$143,491


---------------

(1) In calculating the value realized and the value of unexercised in-the-money options at year end, the Company used the closing price on March 31, 1996 of $10.75 per share.

OUTSTANDING OPTIONS AND CERTAIN PRIOR EXERCISES


     As of January 15, 1997, the Company had outstanding options granted under the Incentive Plan to purchase 441,150 shares of Common Stock at prices ranging from $7.44 to $12.25 per share, of which 84,574 were exercisable as of such date. Of the total options granted pursuant to the Incentive Plan that were outstanding as of January 15, 1997, Mr. Little held options to acquire 138,980 shares of Common Stock at prices of $7.44 and $11.375 per share, of which 17,200 were exercisable at a price of $7.44 per share, and Mr. Eustace held options to acquire 80,720 shares of Common Stock at prices of $7.44 and $11.375 per share, of which 5,736 were exercisable at a price of $7.44 per share.



     As of January 15, 1997, the Company also had outstanding nonstatutory options to purchase 107,500 shares of Common Stock, which were granted prior to the adoption of the Incentive Plan. The exercise price per share of these options is $4.65, with options to acquire 78,905 shares being exercisable as of January 15, 1997. Of the total of such options outstanding as of such date, Mr. Little held options to acquire 64,500 shares of Common Stock, of which 43,000 were exercisable, and Mr. Eustace held options to acquire 21,500 shares of Common Stock, of which 14,405 were exercisable. Mr. Little exercised options in February 1996 to acquire 32,250 shares of Common Stock at $2.33 per share. Messrs. Little and Eustace each exercised options in March 1996 to acquire 1,431 shares of Common Stock at $0.23 per share.


     In February 1996, the Company granted bonuses of an aggregate of approximately $336,000 to certain current and former officers, directors and employees who had exercised nonstatutory stock options and incurred federal income tax liability in connection with such exercises. Of this amount, Mr. Little received a bonus of approximately $241,000 and Mr. Eustace received a bonus of approximately $24,000.

1995 INCENTIVE PLAN

     The Incentive Plan was adopted by the Board of Directors and approved by the shareholders in October 1995. A total of 537,500 shares of Common Stock have been reserved for issuance pursuant to the Incentive Plan. The Incentive Plan provides for the grant to employees, including officers of the Company, of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, stock appreciation rights and restricted shares of Common Stock (collectively, the "Awards"). In addition, nonemployee directors (the "Outside Directors") and consultants are eligible to receive nonstatutory stock options.

     The Incentive Plan provides that Awards may be granted to employees (including officers), consultants and directors of the Company and its majority owned subsidiaries. The Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     The Incentive Plan is required to be administered by the Board or by a committee of the Board. The Incentive Plan is currently administered by the Compensation Committee of the Board. Subject to special provisions relating to Outside Directors, the Board or its designated committee selects the employees to which Awards may be granted and the type of Award to be granted and determines, as applicable, the number of shares to be subject to each Award, the exercise price and the vesting. In making such determination, the Board or its designated committee takes into account the employee's present and potential contributions to the success of the Company and other relevant factors.

401(K) PLAN

     The Company has adopted a defined contribution retirement plan which complies with Section 401(k) of the Code (the "401(k) Plan"). Substantially all employees with at least one year of continuous service are eligible to participate and may contribute up to the lesser of $9,500 or 15% of their annual compensation. The Board made no matching contributions for employee contributions made in the year ended March 31, 1996, and has not made a decision regarding matching contributions for employee contributions made in the year ending March 31, 1997. Company contributions vest over a four-year period in increments of 25% per year.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Little, Eustace and Stark. Mr. Little's agreement is for a three-year term, which commenced April 1, 1996, and provides for an annual base salary of $175,000 in the first year, increasing to $200,000 in the second year and to $225,000 in the third year. The agreement does not provide for a mandatory bonus, but the Board of Directors may, in its discretion, award an annual bonus of up to 50% of Mr. Little's compensation without regard to the special bonus described in the footnotes to the Summary Compensation Table. If Mr. Little's employment is terminated without cause in the first, second or third year of the agreement, he will be entitled to severance compensation in an amount equal to his then current annual base salary rate for 14, 15 or 16 months, respectively. If Mr. Little's employment is terminated in connection with a change of control of the Company (as defined in the employment agreement), he will be entitled to severance compensation in an amount equal to three times his then current annual base salary. If Mr. Little's employment is constructively terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to two times his then current base salary.

     Mr. Eustace's employment agreement is for a three-year term, which commenced April 1, 1996, and provides for an annual base salary of $125,000 in the first year, increasing to $132,500 in the second year and to $140,000 in the third year. The Board of Directors may, in its discretion, award Mr. Eustace an annual cash bonus without regard to the special bonus described in the footnotes to the Summary Compensation Table. If Mr. Eustace's employment is terminated without cause, he will be entitled to severance compensation in an amount equal to his then current annual base salary rate. If Mr. Eustace's employment is terminated in connection with a change of control of the Company (as defined in the employment agreement), he will be entitled to severance compensation in an amount equal to 1.5 times his then current annual base salary. If Mr. Eustace's employment is constructively terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to his then current annual base salary.

     Mr. Stark's employment agreement is for a two-year term, which commenced April 1, 1996, and provides for an annual base salary of $80,000 in the first year and $90,000 in the second year. The Board of Directors may, in its discretion, award Mr. Stark an annual cash bonus. If Mr. Stark's employment is terminated without cause in the first or second year of the agreement, he will be entitled to severance compensation in an amount equal to one or two months' salary, respectively, at his then current annual base salary rate. If

Mr. Stark's employment is terminated in connection with a change of control of the Company (as defined in the employment agreement), he will be entitled to severance compensation in an amount equal to his then current annual base salary. If Mr. Stark's employment is constructively terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to six months' salary at his then current annual base salary rate.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1990, the Company issued 80,000 shares of Series A Preferred Stock for $12.50 per share to Triad Ventures Limited II and NationsBanc Capital Corporation. In connection with such issuance, Nueces received 800 shares of Series A Preferred Stock from the Company as a portion of a finder's fee for services rendered in negotiating the issuance of such stock. H.A. Abshier, a director of the Company until June 1996, was a general partner of Triad II Management Company, L.P., which is the general partner of Triad Ventures Limited
II. Mr. Greenwood, a director of the Company, is the sole shareholder of Nueces. Holders of the Series A Preferred Stock elected, pursuant to their rights under the Certificate of Designation of Series A Preferred Stock, to convert 20,200 shares of such stock into 86,860 shares of Common Stock, effective October 18, 1995. Pursuant to the Agreement for the Conversion of Securities dated November 1, 1995 (the "Conversion Agreement"), the remaining 60,600 shares of Series A Preferred Stock converted into 260,580 shares of Common Stock effective February 19, 1996 (the conversion of all shares of Series A Preferred Stock to Common Stock being referred to herein as the "Series A Preferred Stock Conversion Transaction"). Purchasers under the Preferred Purchase Agreement were entitled to appoint one person to the Board as long as they owned an aggregate of at least 86,860 shares of Common Stock received on conversion of Series A Preferred Stock. Mr. Abshier, who resigned as a director in June 1996, was elected to the Board pursuant to this agreement. This agreement has subsequently been terminated. Purchasers of the Series A Preferred Stock received certain registration rights in connection with that transaction. See "Description of Capital Stock -- Registration Rights."

     In August 1992, the Company entered into an agreement (the "Nueces Agreement") with Nueces, pursuant to which Nueces received a commission upon the consummation by the Company of certain acquisition and financing transactions. Mr. Greenwood, a director of the Company, is the sole shareholder of Nueces. Pursuant to the Nueces Agreement, the Company paid Nueces $50,070, $25,416 and $46,466 in the years ended March 31, 1996, 1995, and 1994, respectively. Of the amount paid to Nueces in the year ended March 31, 1996, $34,000 was paid upon the consummation of the IPO. In addition, Jefferies & Company, Inc. paid to affiliates of Mr. Greenwood in the year ended March 31, 1995, a finder's fee of $122,500 from the fee it received from the Company in connection with the Well Solutions Acquisition. Mr. Greenwood has continued to provide consulting services to the Company during the fiscal year ending March 31, 1997 and may continue to do so in the future. See "Management -- Executive Officers and Directors."

     In November 1992, the Company and WellTech, Inc. ("WellTech") formed the LLC by contributing their respective workover rig service businesses in the Texas Gulf Coast area, for which the Company received a 61% interest and WellTech received a 39% interest in the LLC. Effective November 1, 1995, the Company acquired WellTech's 39% minority interest in the LLC in exchange for the issuance of 1,329,495 shares of the Common Stock to WellTech. In connection with the Minority Interest Acquisition, the Company granted certain registration rights to WellTech. See "Description of Capital Stock -- Registration Rights." The purchase price paid by the Company for WellTech's minority interest in the LLC was a result of arms-length negotiation and reflected the illiquidity of the minority interest, the lack of control over the LLC operations by the minority interest holder and other factors deemed relevant by the parties. The Minority Interest Acquisition benefitted the Company by removing the Company's need to get consent of the minority interest holder on a number of issues, such as borrowing money and making capital expenditures, and relieved the Company from the obligation under a non-competition provision to conduct all of its well servicing activities in South Texas only through the LLC. On February 16, 1996, WellTech distributed its 1,329,495 shares of Common Stock to its shareholders and directors (the "WellTech Distributees"). As long as the WellTech Distributees own at least 20% of the issued and outstanding shares of Common Stock, the WellTech Distributees are entitled to recommend five persons to the Company's Board, two of whom will be nominated by the Company and recommended to the shareholders for election to the Board. As long as the WellTech Distributees own less than 20% but more than 10% of the issued and outstanding shares of Common Stock, the Company will nominate and recommend to the shareholders from a list of persons recommended by the WellTech Distributees one such person for election to the Board. Mr. Collins, a former director of WellTech, was elected to the Board pursuant to this provision. This right, and the right to contractual preemptive rights, terminated upon consummation of the IPO.

     On November 1, 1994, the Company loaned Mr. Little, Chairman of the Board, President and Chief Executive Officer of the Company, $55,486, which amount bears interest at 7.5% per annum, provides for annual payments of interest and for one principal payment at the end of the six-year term of the note. The loan was made to enable Mr. Little to acquire 33,699 shares of Common Stock and is secured by those shares. The entire principal balance of such loan was outstanding as of November 30, 1996. In February 1996, the Company loaned Mr. Little $75,000, which amount bears interest at 7.5% per annum, provides for annual payments of interest and for one principal payment at the end of the six-year term of the note. This loan was made to enable Mr. Little to exercise options to acquire 32,250 shares of Common Stock and is secured by those shares. The entire principal balance of such loan was outstanding as of November 30, 1996. In addition, on November 1, 1994, the Company loaned Mr. Eustace, Vice President of Operations and Chief Operating Officer of the Company, $11,392, which amount bears interest at 7.5% per annum, provides for annual payments of interest and for one principal payment at the end of the six-year term of the note. The loan was made to enable Mr. Eustace to acquire 6,919 shares of Common Stock and is secured by those shares. The entire principal balance on such loan was outstanding as of November 30, 1996.

     In November 1994, the Company consummated the Well Solutions Acquisition for $17.5 million. In connection with this transaction, and as part of the purchase price, the Company issued to Well Solutions, Inc. a $1.5 million convertible debenture, which bears interest at 8% per annum and matures November 30, 1999. The debenture is convertible at any time, at the option of Well Solutions, Inc., into 37,634 shares of Common Stock (an effective conversion price of $39.86 per share). If more or less than $1.5 million of principal and accrued interest is outstanding under the debenture at the time of such conversion, Well Solutions is entitled to a proportionately increased or decreased amount of Common Stock. The Company does not currently intend to prepay the debenture but may decide to do so in the future if interest rates decline. In addition to this debenture, to consummate the Well Solutions Acquisition, the Company utilized a portion of the $2.4 million received from the issuance of subordinated debt and the $2.4 million received from the issuance of 344,000 shares of Common Stock to RIMCO Partners, L.P. IV described below, and a $13.0 million term loan to provide the funding required. The terms upon which the Company issued the Common Stock and the subordinated debt are further described below.

     Also in November 1994, the Company issued $2.4 million of subordinated debt to RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III and Triad Ventures Limited II. The subordinated debt bore interest at 10% per annum, with a maturity date of December 1, 1999. Pursuant to the Conversion Agreement, the subordinated debt converted into Common Stock at the rate of one share of Common Stock for each $6.98 in principal amount of subordinated debt effective February 19, 1996. In November 1994 and January 1995, RIMCO Partners, L.P. IV purchased 344,000 shares of Common Stock at $6.98 per share. In addition, Triad Ventures Limited II held a promissory note issued by the Company with a principal balance of $75,000 and maturing June 27, 1997, which note converted, in February 1996, into 12,900 shares of Common Stock (conversion of this debt and the $2.4 million of subordinated debt being referred to herein as the "Debt Conversion Transaction" and together with the Series A Preferred Stock Conversion Transaction, the "Conversion Transactions"). The RIMCO Parties and Triad Ventures Limited II received certain registration rights in connection with that transaction. See "Description of Capital Stock -- Registration Rights."

     The Conversion Agreement was entered into, effective November 1, 1995, among the RIMCO Parties, Triad Ventures Limited II, NationsBanc Capital Corporation, Nueces and the Company, and provided that the parties to that agreement would convert all shares of Series A Preferred Stock and the $2.4 million subordinated debt owned by such parties into Common Stock on the earliest of March 31, 1996, the consummation by the Company of an initial public offering or notice of the distribution by WellTech of the Common Stock it owned to the WellTech Distributees, which notice was given on February 19, 1996.

     In 1990, the Company issued a promissory note to an unrelated party in connection with an asset acquisition. The promissory note, which was acquired by Triad Ventures Limited II, provided for conversion into Common Stock, at the rate of one share of Common Stock for each $5.81 of principal due on the note, at the discretion of Triad Ventures Limited II. In February 1996, Triad Ventures Limited II converted the promissory note, which had a principal balance of $75,000, into 12,900 shares of Common Stock.

     Effective October 17, 1990, NationsBanc Capital Corporation, Triad Ventures Limited II and Mr. Greenwood entered into a Voting Agreement (the "1990 Voting Agreement") pursuant to which the parties agreed to vote the shares of Series A Preferred Stock held by them, and any Common Stock into which such Series A Preferred Stock is converted, in the manner directed by Triad Ventures Limited II and NationsBanc Capital Corporation. Such voting agreement was terminated in August 1996 by holders of two-thirds of the shares covered by the 1990 Voting Agreement.

     A voting agreement dated November 28, 1994 (the "1994 Voting Agreement") among the RIMCO Parties, Triad Ventures Limited II and Michael E. Little provided that the parties to the 1994 Voting Agreement would vote the shares of Common Stock held by them in favor of two nominees of the RIMCO Parties to the Board. The 1994 Voting Agreement continues as long as the RIMCO Parties own at least 10% of the issued and outstanding shares of Common Stock, on a fully diluted basis. Messrs. McCollam and Oakes were elected to serve on the Board pursuant to a 1991 agreement and the 1994 Voting Agreement. See
"Management -- Directors and Executive Officers."

     On November 21, 1996, the 1994 Voting Agreement and the 1990 Voting Agreement were terminated concurrent with the execution by the Company of a new voting agreement. Under the current agreement, the Company agrees to nominate and seek to elect two nominees of the RIMCO Parties if they own an aggregate of 10% or more of the Company's outstanding Common Stock, one nominee if such ownership is less than 10% but more than 5% and no nominees if such ownership is less than 5%.

     In March 1996, the Company entered into a letter agreement that provided Mr. Collins, a director of the Company at that time, with the right, upon his departure from the Board prior to the Company's next Annual Meeting of Shareholders, to designate a successor Board member, subject to the approval of such successor by the Board. Mr. Banks was designated Mr. Collins' successor to the Board pursuant to this letter agreement.

     Gene Little, the father of Michael E. Little, serves as an operations consultant to the Company and received fees and expense reimbursements of $63,857, $54,491 and $44,480 in the years ended March 31, 1996, 1995 and 1994, respectively. Gene Little has continued to serve as an operations consultant for the Company during the fiscal year ending March 31, 1997.

     Jefferies & Company, Inc. has in the past provided investment banking services to the Company and also acted as an underwriter in the IPO. Jefferies & Company, Inc. performed investment banking services for the Company in connection with the Well Solutions Acquisition in November 1994 for which Jefferies & Company, Inc. received usual and customary fees in the amount of $295,000. Jefferies & Company, Inc. paid to affiliates of Mr. Greenwood in the year ended March 31, 1995, a finder's fee of $122,500 from the fee it received from the Company in connection with the Well Solutions Acquisition. Jefferies & Company, Inc. also has acted as financial advisor to the Company in connection with the Pride Acquisition for which it will be paid a fee of approximately $1.2 million, and is being reimbursed for its reasonable out-of-pocket expenses in connection therewith.

     Jefferies & Company, Inc. is serving as one of the representatives of the underwriters for purposes of the Equity Offering. The underwriters of the Equity Offering will receive customary compensation for such underwriting consisting of the underwriting discount.

                        SECURITY OWNERSHIP OF MANAGEMENT
                     AND PRINCIPAL AND SELLING SHAREHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of January 15, 1997, and as adjusted to reflect the sale of Common Stock in the Equity Offering, by (i) each director of the Company, (ii) each Named Executive Officer, (iii) each person known or believed by the Company to own beneficially 5% or more of the Common Stock, (iv) all directors and executive officers as a group and (v) the Selling Shareholders. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.



                                      BENEFICIAL OWNERSHIP                      BENEFICIAL OWNERSHIP
                                       BEFORE THE EQUITY                          AFTER THE EQUITY
                                          OFFERING(1)                                OFFERING(1)
                                   --------------------------                 -------------------------
                                    SHARES OF                    SHARES TO     SHARES OF
     NAME OF BENEFICIAL OWNER      COMMON STOCK      PERCENT      BE SOLD     COMMON STOCK      PERCENT
-----------------------------------------------      --------    ---------    ------------      -------
Michael E. Little..................     198,345(2)      3.1%            --        198,345(2)       1.9%
Russell Banks......................       5,300(3)         *            --          5,300(3)         *
J. Michael Bell....................      60,200(4)         *            --         60,200(4)         *
Joseph B. Eustace..................      42,138(5)         *            --         42,138(5)         *
Wm. Ward Greenwood.................      21,804(6)         *            --         21,804(6)         *
Douglas D. Lewis...................      19,633(7)         *            --         19,633(7)         *
Paul E. McCollam...................   1,063,033(8)     16.6%            --      1,063,033(8)      10.2%
Stephen F. Oakes...................   1,058,733(9)     16.5%            --      1,058,733(9)     10.2%
Lawrence C. Petrucci...............       4,300(10)        *            --          4,300(10)        *
All executive officers and
  directors
  as a group.......................   1,423,353        22.3%            --      1,423,353         13.6%

RIMCO Partners, L.P.
  RIMCO Partners, L.P. II
  RIMCO Partners, L.P. III
  RIMCO Partners, L.P. IV..........   1,050,133(11)    16.4%            --      1,050,133(11)     10.1%
Fidelity Management Trust
  Company..........................     695,224(12)    10.9%       695,224             --           --
Fidelity Summer Street Trust:
  Fidelity Capital & Income Fund...     117,536(13)     1.8%       117,536             --           --
Triad Ventures Limited II..........      94,600         1.5%        94,600             --           --
Boston Safe Deposit FBO 303
  Virginia.........................      57,450(14)        *        57,450             --           --
Atwell & Company FBO Detroit
  Policeman/Fireman................      47,713(14)        *        47,713             --           --
Trussal & Company FBO MERS of
  Michigan.........................      46,150(14)        *        46,150             --           --
Ell & Company FBO NCR..............      43,275(14)        *        27,136         16,139            *
Lark & Company FBO Arkansas Teacher
  Retirement.......................      39,050(14)        *        39,050             --           --
Ell & Company FBO AT&T Corp........      38,625(14)        *        38,625             --           --
How & Company FBO Columbia
  Healthcare.......................      12,650(14)        *        12,650             --           --
NSCC FBO Pontiac Police/Fire
  Department.......................       5,200(14)        *         5,200             --           --
Topworks & Company FBO Montgomery
  County Growth....................       5,050(14)        *         5,050             --           --
H. A. Abshier, Jr..................       4,300            *         4,300             --           --
Boston Safe Deposit FBO Fairfax
  County Public Schools............       4,000(14)        *         4,000             --           --
Ell & Company FBO Newell Co........       2,250(14)        *         2,250             --           --

                                      BENEFICIAL OWNERSHIP                      BENEFICIAL OWNERSHIP
                                       BEFORE THE EQUITY                          AFTER THE EQUITY
                                          OFFERING(1)                                OFFERING(1)
                                   --------------------------                 -------------------------
                                            SHARES OF                  SHARES TO     SHARES OF
     NAME OF BENEFICIAL OWNER             COMMON STOCK     PERCENT      BE SOLD     COMMON STOCK      PERCENT
-----------------------------------       ------------     --------    ---------    ------------      -------
Bost. & Company FBO Bush
  Foundation.......................         1,300(14)         *           1,300             --           --
Iowa State University Foundation...         1,200(14)         *           1,200             --           --
Salkeld & Company FBO Robinson
  Co...............................         1,200(14)         *           1,200             --           --
Siglar & Company FBO Marion Bradley
  Glass via Part Trust.............         1,100(14)         *           1,100             --           --
Siglar & Company FBO Marion Bradley
  Glass Trust......................         1,100(14)         *           1,100             --           --
Pitt & Company FBO Tracor, Inc.....           850(14)         *             850             --           --
MAC & Company FBO SEIU.............           750(14)         *             750             --           --
NSCC FBO City of Pontiac General...           750(14)         *             750             --           --
Arik Y. Prawer.....................           623(14)         *             623             --           --
Pitt & Company FBO GCIU Employer...           500(14)         *             500             --           --
Siglar & Company FBO Iron Workers..           500(14)         *             500             --           --
                                                                      ---------
                                                                      1,206,807
                                                                      =========


---------------

  *  Less than 1%
 (1) Shares of Common Stock that are not outstanding but that can be acquired by a person within 60 days upon exercise of an option or similar right are included in the number of shares beneficially owned and in computing the percentage for such person but are not included in the number of shares beneficially owned and in computing the percentage for any other person.

 (2) Includes immediately exercisable options to purchase 60,200 shares of Common Stock.


 (3) Includes immediately exercisable options to purchase 4,300 shares of Common Stock.


 (4) Includes 43,000 shares owned by HixVen Partners, of which Mr. Bell, a director of the Company, is the managing general partner, and with respect to which shares he exercises sole voting and investment power. Also includes immediately exercisable options for the purchase of 12,900 shares of Common Stock, and 4,300 shares of Common Stock owned by Mr. Bell's wife as to which Mr. Bell disclaims any beneficial ownership.


 (5) Includes immediately exercisable options to purchase 20,141 shares of Common Stock.


 (6) Includes 4,081 shares held by Nueces, of which Mr. Greenwood is the sole shareholder, and immediately exercisable options held by Mr. Greenwood to purchase 12,900 shares of Common Stock.


 (7) Includes immediately exercisable options to purchase 12,900 shares of Common Stock.


 (8) Includes 1,050,133 shares of Common Stock beneficially owned by the RIMCO Parties and immediately exercisable options to purchase 12,900 shares of Common Stock. Mr. McCollam intends to direct to the RIMCO Parties the economic benefit of any options he has acquired in his capacity as a director of the Company. Mr. McCollam's address is c/o RIMCO Associates, Inc., 600 Travis Street, Suite 6875, Houston, Texas 77002.


 (9) Includes 1,050,133 shares of Common Stock beneficially owned by the RIMCO Parties and immediately exercisable options to purchase 8,600 shares of Common Stock. Mr. Oakes intends to direct to the RIMCO Parties the economic benefit of any options he has acquired in his capacity as a director of the Company. Mr. Oakes' address is c/o RIMCO Associates, Inc., 22 Waterville Road, Avon, Connecticut 06001.


(10) Represents immediately exercisable options to purchase shares of Common Stock.


(11) The RIMCO Parties are limited partnerships; the general partner of each is Resource Investors Management Company Limited Partnership, and its general partner is RIMCO Associates, Inc. Their address is 22 Waterville Road, Avon, Connecticut 06001. Voting and investment power over the shares held by the RIMCO Parties is exercised by the managing directors of Resource Investors Management Company Limited Partnership, and by the officers and directors of RIMCO Associates, Inc. Messrs. McCollam and Oakes, directors of the Company, are managing directors of Resource Investors Management Company Limited Partnership. Does not include shares of Common Stock that may be purchased by one or more affiliates of the RIMCO Parties in the Equity Offering. See "Underwriting."

(12) Shares indicated as owned by such entity are owned directly by various private investment accounts, primarily employee benefit plans for which Fidelity Management Trust Company ("FMTC") serves as trustee or managing agent. FMTC is a wholly-owned subsidiary of FMR Corp. ("FMR") and a bank as defined in Section 3(a)(6) of the Exchange Act. FMR's address is 82 Devonshire, E20E, Boston, Massachusetts 02109.


(13) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company ("FMR Co."). FMR Co. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended, and provides investment advisory services to the entity mentioned above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly-owned subsidiary of FMR.


(14) Represents shares owned of record by Kennedy Capital Management, held for the benefit of the named Selling Shareholder. Kennedy Capital Management will continue to be the record and beneficial owner of 16,239 shares of Common Stock after the Equity Offering.


                              DESCRIPTION OF NOTES
GENERAL


     The Notes will be issued under an indenture to be dated as of February   ,
1997 (the "Indenture"), between the Company and                , as trustee (the
"Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the proposed form of Indenture is available as set forth under "-- Available Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." As used below in this "Description of Notes," the "Company" means Dawson Production Services, Inc., but not any of its Subsidiaries.



     The Notes will rank senior in right of payment to all Subordinated Indebtedness of the Company issued in the future, if any. The Notes will rank pari passu in right of payment with all senior Indebtedness of the Company, including borrowings under the Credit Facility or any future senior Indebtedness of the Company. However, the Notes will be unsecured obligations of the Company and the borrowings under (i) the Working Line are expected to be secured by Liens on the accounts receivable and inventory of the Company and its Subsidiaries and (ii) the Acquisition Line are expected to be secured by Liens on assets of the Company and its Subsidiaries with a loan to collateral value ratio of not less than 70%. As a result, the Indebtedness under the Credit Facility or under future secured Indebtedness will effectively rank senior to the Notes to the extent of the security therefor. The Notes will be unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors. See "-- Subsidiary Guarantees."


     As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. Subject to the requirements of the Indenture, the Company will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

     The Notes will be limited in aggregate principal amount to $110.0 million and will mature on February 1, 2007. Interest on the Notes will accrue at the
rate of      % per annum and will be payable semi-annually in arrears on
February 1 and August 1 commencing on August 1, 1997, to Holders of record on the immediately preceding January 15 and July 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or in the case of Notes not in book-entry form, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes in book-entry form, and with respect to Notes in certificated form, the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. See "-- Book-Entry, Delivery and Form." Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the Company's option prior to February 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on February 1, of the years indicated below:

                                       YEAR                                 PERCENTAGE
        ------------------------------------------------------------------  ----------
        2002..............................................................          %
        2003..............................................................          %
        2004..............................................................          %
        2005 and thereafter...............................................    100.00%

     Notwithstanding the foregoing, at any time on or prior to February 1, 2000, the Company may redeem up to an aggregate of $38.5 million principal amount of
Notes at a redemption price of      % of the principal amount thereof, plus
accrued and unpaid interest thereon to the redemption date, with the net proceeds of a Public Equity Offering; provided that at least $71.5 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and, provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SUBSIDIARY GUARANTEES


     Each of the Company's Significant Subsidiaries on the Issue Date and each other Restricted Subsidiary that provides a guarantee under the Credit Facility will become a Subsidiary Guarantor under the Indenture. Upon consummation of the Pride Acquisition, the principal entities acquired will become Subsidiary Guarantors. Each Subsidiary Guarantor will unconditionally guarantee on a senior basis, jointly and severally, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal and interest on the Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The terms of the Subsidiary Guarantees will provide that, for purposes of such limitations and the applicable fraudulent conveyance laws, any indebtedness of a Subsidiary Guarantor incurred from time to time pursuant to the Credit Facility and secured by a perfected Lien on the assets of such Subsidiary Guarantor (assuming, for purposes of such determination, that the incurrence of any such indebtedness and the granting of any such security interest did not violate any such fraudulent conveyance laws) shall be deemed, to the extent of the value of the assets subject to such Lien, to have been incurred prior to the incurrence by such Subsidiary Guarantor of liability under its Subsidiary Guarantee. See "Risk Factors -- Fraudulent Conveyance."


     The Indenture will provide that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), whether or not affiliated with such Subsidiary Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) shall execute a Subsidiary Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction;
(iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;" and (v) such transaction does not violate any of the covenants described under "-- Certain Covenants."


     The Indenture will provide that in the event of (i) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary or (ii) a sale or other disposition of all or substantially all of the properties or assets of any Subsidiary Guarantor to a third party or an Unrestricted Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, in either case, in a transaction or manner that does not violate any of the covenants in the Indenture, then such Subsidiary Guarantor (in the event of such a designation or a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under its Subsidiary Guarantee, provided that any Net Proceeds of such sale or other disposition are applied in accordance with the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales," and provided, further, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any other Indebtedness of the Company or its Restricted Subsidiaries shall also terminate upon such release, sale or disposition.

     The Indenture will provide that (i) if the Company or any of its Restricted Subsidiaries shall, after the Issue Date, (a) transfer or cause to be transferred, any assets, businesses, divisions, real property or equipment having an aggregate fair market or book value in excess of $1.0 million to any Restricted Subsidiary that is not a Subsidiary Guarantor or (b) make any Investment having an aggregate fair market or book value in excess of $1.0 million in any Restricted Subsidiary that is not a Subsidiary Guarantor or (ii) if, after the Issue Date, any Restricted Subsidiary that is not a Subsidiary Guarantor shall own any assets or properties having an aggregate fair market or book value in excess of $1.0 million, then the Company shall cause such Restricted Subsidiary to execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture. In addition, the Company shall not permit any of its Restricted Subsidiaries, other than a Subsidiary Guarantor, directly or indirectly, to (i) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or (ii) pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries to secure the payment of any Indebtedness of the Company, in each case, unless the Company shall cause such Restricted Subsidiary to execute a Subsidiary Guarantee and deliver an opinion of counsel in advance in accordance with the terms of the Indenture.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control


     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes on a Business Day (the "Change of Control Payment Date") not more than 70 nor less than 30 days following such Change of Control, pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").


     Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase all of the Notes then outstanding pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Payment Date.


     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.


     The occurrence of a Change of Control may result in a default under the Credit Facility and give the lenders thereunder the right to require the Company to repay all Indebtedness outstanding thereunder. There can be no assurance that the Company will have available funds sufficient to repay all Indebtedness owing under the Credit Facility or to fund the repurchase of the Notes upon a Change of Control. In the event a Change of Control occurs at a time when the Company does not have available funds sufficient to pay for all of the Notes delivered by Holders seeking to accept the Company's repurchase offer, an Event of Default would occur under the Indenture.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales


     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are Subordinated Indebtedness or otherwise by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of closing such Asset Sale (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.



     Within 365 days after the receipt of any Net Proceeds from any Asset Sale, the Company may (i) apply all or any of the Net Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, provided, in each case, that the related loan commitment of any revolving credit facility or other borrowing (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid or (ii) invest all or any part of the Net Proceeds thereof in properties and other capital assets that replace the properties or other capital assets that were the subject of such Asset Sale or in other properties or other capital assets that will be used in the business of the Company and its Restricted Subsidiaries or in entities engaged in such business, subject in such latter instance to the obligations set out in the Indenture to become a Subsidiary Guarantor or Restricted Subsidiary, as applicable. Pending the final application of any such Net Proceeds, the Company may temporarily reduce borrowings under any revolving credit facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Company will be required to make an offer to all holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.



     The Company will not permit any Restricted Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer following any Asset Sale. The Company will comply with Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to make an Asset Sale Offer.


CERTAIN COVENANTS

  Restricted Payments

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company (other than (A) any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor and (B) Employee Stock Repurchases); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than $3.75 million of Subordinated Indebtedness which is Existing Indebtedness, provided that such Subordinated Indebtedness is redeemed or repaid at or below par), except in accordance with the mandatory redemption or repayment provisions set forth in the documentation governing such Indebtedness or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:


          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;


          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (in addition to Permitted Indebtedness) pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock;" and


          (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses
     (x) and (y) of the next succeeding paragraph, but including the Restricted Payment permitted by clause (z) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing after the Issue Date to the end of the Company's most recently ended quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate Net Equity Proceeds (A) received by the Company from the issue or sale, subsequent to the Issue Date, of Qualified Capital Stock of the Company or (B) of any other Equity Interests or debt securities of the Company that have been issued subsequent to the Issue Date and that have been converted into such Qualified Capital Stock (other than any Qualified Capital Stock sold to a Restricted Subsidiary of the Company) plus (iii) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after the Issue Date from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued as provided below), plus (iv) $10.0 million.

     The foregoing provisions will not prohibit any of the following: (w) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (x) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the Net Equity Proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company (other than any Disqualified Stock); provided that the amount of any such Net Equity Proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph and (y) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Stock of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph.

     For purposes of the foregoing provisions, the amount of any Restricted Payment (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five days following the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, which calculations may be based upon the Company's latest available financial statements.


     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would be permitted by the provisions of this "Restricted Payments" covenant and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash prior to such designation) in the Restricted Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under paragraph (c) of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness but excluding any Permitted Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (i) 2.0 to 1.0 if such date occurs on or after the Issue Date and on or prior to March 31, 1998, or (ii) 2.25 to 1.0 if such date occurs after March 31, 1998, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The Indenture will also provide that neither the Company nor any Subsidiary Guarantor will, directly or indirectly, in any event incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

  Liens

     The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, upon any of their respective property or assets, whether now owned or acquired after the Issue Date, or any income, profits or proceeds therefrom, to secure (a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Subsidiary Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured or (b) any Indebtedness of any Subsidiary Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the

Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees. The foregoing covenant will not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the property or assets that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction. The incurrence of additional secured Indebtedness by the Company and its Restricted Subsidiaries is subject to further limitations on the incurrence of Indebtedness as described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  Sale-and-Leaseback Transactions

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale-and-leaseback transaction and (iii) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

  Transactions with Affiliates


     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, (a) sell, lease, transfer or otherwise dispose of any of its properties, assets or securities to, (b) purchase or lease any property, assets or securities from, (c) make any Investment in or (d) enter into or suffer to exist any other transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable arm's length transaction with an unrelated third party, (ii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1.0 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above, and (iii) with respect to a transaction or series of related transactions involving payments in excess of $10.0 million, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction or series of related transactions complies with clause (i) above and (B) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company; provided, however, that the foregoing restriction shall not apply to (u) any arrangements in effect on the Issue Date,
(v) transactions between or among the Company and its Wholly Owned Restricted Subsidiaries, (w) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $1.0 million outstanding at any one time, (x) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions, (y) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate and (z) the Company's employee compensation and other benefit arrangements.

  Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries

     The Indenture will provide that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company; except, in the case of both clauses (i) and (ii) above, with respect to dispositions or issuances by a Wholly Owned Restricted Subsidiary of the Company as contemplated in clauses (i) and (ii) of the definition of "Wholly Owned Restricted Subsidiary."

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (r) Existing Indebtedness as in effect on the date of the Indenture,
(s) the Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of the Indenture, (t) the Indenture and the Notes, (u) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (w) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, (x) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale, (y) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired or (z) Permitted Refinancing Indebtedness with respect to any indebtedness referred to in clauses (r), (t) and (v) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

  Merger, Consolidation or Sale of Assets

     The Indenture will provide that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, immediately after such transaction no Default or Event of Default exists, and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness (in addition to Permitted Indebtedness) pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."


  Business Activities

     The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than (i) the Oil Service Business, (ii) such other businesses as the Company or its Restricted Subsidiaries are engaged in on the Issue Date and (iii) such other business activities as are reasonably related or incidental thereto.

REPORTS


     The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) either the actual Forms 10-Q and 10-K filed with the Commission, or all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the consolidated financial condition and results of operations of the Company and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) either any actual Form 8-K filed with the Commission or all information that would be required to be contained in a filing with the Commission on Form 8-K if the Company were required to file such Form. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.


EVENTS OF DEFAULT AND REMEDIES

     The Indenture will provide that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions described under the caption "-- Repurchase at the Option of Holders" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets;" (iv) failure by the Company for 45 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more for any single Indebtedness or a total of $10.0 million or more for all such Indebtedness and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any Subsidiary Guarantee in accordance with the Indenture) and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.


     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of the obligations of itself and the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     To exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, which, taken together, state that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption
"-- Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); (viii) alter the ranking of the Notes relative to other Indebtedness of the Company or (ix) make any change in the foregoing amendment and waiver provisions. In addition, without the consent of Holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding, no such amendment, supplement or waiver may amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to (i) cure any ambiguity, defect or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, (iv) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) secure the Notes pursuant to the requirements of the "Liens" covenant or otherwise or (vi) comply with requirements of the Commission to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

GOVERNING LAW

     The Indenture, the Notes and the Subsidiary Guarantees will provide that they will be governed by the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

     The Notes to be resold as set forth herein will initially be issued in the form of one or more fully registered global Notes (collectively, the "Global Note"). The Global Note will be deposited on the Issue Date with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to herein as the "Global Note Holder").

     The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including the Underwriter), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository's Participants or the Depository's Indirect Participants.

     The Company expects that pursuant to procedures established by the Depository (i) upon deposit of the Global Note, the Depository will credit the accounts of Participants designated by the Underwriter with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Except as provided below, beneficial owners of Notes evidenced by the Global Note will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the Notes.


     Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of the Global Note Holder on the applicable record date will be made by the Company through the Paying Agent to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

     As long as the Notes are represented by a Global Note, the Depository's nominee will be the Holder of the Notes and therefore will be the only entity that can exercise a right to repurchase the Notes. See "Certain Covenants" and "-- Repurchase at the Option of Holders." Notice by Participants or Indirect Participants or by owners of beneficial interests in a Global Note held through such Participants or Indirect Participants of the exercise of the option to elect repurchase of beneficial interests in Notes represented by Global Note must be transmitted to the Depository in accordance with its procedures on a form required by the Depository and provided to Participants. To ensure that the Depository's nominee will timely exercise a right to repurchase with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other Participant or Indirect Participant through which it holds an interest in such Note to notify the Depository of its desire to exercise a right to repurchase. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository. The Company will not be liable for any delay in delivery to the Paying Agent of notices of the exercise of any option to elect repurchase.


     If (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.

  Same-Day Settlement and Payment

     The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Note are expected to trade in the Depository's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depository to be settled in immediately available funds. The Company expects that secondary trading in Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary to such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.


     "Acquisition Line" means the loan facility under the credit agreement to be entered into with the Bank prior to the closing of the Offerings for the purpose of acquisitions of assets or businesses, as amended, modified, supplemented, extended, restated or renewed from time to time.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.


     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a sale-and-leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any other Restricted Subsidiary, (b) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Restricted Subsidiaries, (c) any Event of Loss or (d) any other properties or assets of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, or properties or assets in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the "Asset Sales" covenant. For the purposes of this definition, the term "Asset Sale" also shall not include any of the following: (i) any transfer of properties or assets to an Unrestricted Subsidiary, if such transfer is permitted under the "Restricted Payments" covenant described above; (ii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (A) no longer used or (B) no longer useful in the business of the Company or its Restricted Subsidiaries; (iii) any lease of any property entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the lessor, except any such lease that provides for the acquisition of such property by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such property occurs; (iv) any trade or exchange by the Company or any Restricted Subsidiary of one or more workover rigs for one or more other workover rigs owned or held by another Person, provided that (A) the Fair Market Value of the workover rig or rigs traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the workover rig or rigs (together with any cash or Cash Equivalents, not to exceed 15% of such Fair Market Value) to be received by the Company or such Restricted Subsidiary and (B) such exchange is approved by a majority of the Disinterested Directors of the Company; (v) sales of inventory in the ordinary course of business of the Company and any Subsidiary consistent with past practices; (vi) the issuance by the Company of its Capital Stock; (vii) a Restricted Payment permitted under "-- Certain Covenants -- Restricted Payments" and (viii) any transfers that, but for this clause (viii), would be Asset Sales, if (A) the Company elects to designate such transfers as not constituting Asset Sales and
(B) after giving effect to such transfers, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $500,000.


     "Attributable Indebtedness" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability corporation or similar entity, any membership or other similar interests therein and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 270 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-2 by Standard and Poor's Ratings Group (or its successors) or at least P-2 by Moody's Investors Service, Inc. (or its successors); (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above, provided all such deposits do not exceed $5.0 million in the aggregate at any one time; (vii) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business and (viii) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any person (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding voting stock of the Company is changed into or exchanged for voting stock of the surviving or resulting Person that is Qualified Capital Stock and (b) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock of the surviving or resulting Person immediately after such transaction; (iii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly, of more than 50% of the voting stock of the Company or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Protection Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus
(iv) depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP but excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus (v) any non-cash items increasing the Consolidated Net Income of such Person and its Restricted Subsidiaries during such period (excluding any such items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period commencing subsequent to the Issue Date), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof that is a Subsidiary Guarantor; (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.


     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common shareholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of cash dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facility" means, collectively, the Acquisition Line and the Working Line.

     "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time that were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a resolution of the Board of Directors under the Indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

     "Employee Stock Repurchases" means purchases by the Company of any of its Capital Stock from employees, provided that the aggregate amount of all such purchases shall not exceed $500,000 during any fiscal year of the Company.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Loss" means, with respect to any workover rig or similar or related property or asset of the Company or any Restricted Subsidiary, (i) any damage to such workover rig or similar or related property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (ii) the confiscation, condemnation or requisition of title to such workover rig or similar or related property or asset by any government or instrumentality or agency thereof. An Event of Loss shall be deemed to occur as of the date of the insurance settlement, confiscation, condemnation or requisition of title, as applicable.


     "Existing Indebtedness" means up to $3.75 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the Issue Date, until such amounts are repaid.


     "Fair Market Value" means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, and, with respect to any assets or Investment in excess of $5.0 million (other than cash or Cash Equivalents) as determined by a reputable appraisal firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions of businesses that have been made by the referent Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.


     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense (net of any interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding amortization of debt issuance costs and including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Protection Obligations); (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;
(iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (A) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, to the extent such preferred stock is owned by Persons other than such Person or its Restricted Subsidiaries, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.


     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, which are in effect as of the date of preparation of a financial statement or the date that a particular action is taken or event occurs, as applicable.


     The term "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any obligations in respect of Currency Hedge Obligations or Interest Rate Protection Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit, Currency Hedge Obligations and Interest Rate Protection Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that the following shall not constitute Investments: (i) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company, (ii) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (iii) Interest Rate Protection Obligations and Currency Hedge Obligations, but only to the extent that the same constitute Permitted Indebtedness and (iv) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

     "Issue Date" means the date on which the Notes were first issued under the Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).

     "Net Equity Proceeds" means (i) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in other property (valued as determined reasonably and in good faith by the Board of Directors of the Company, as evidenced by a written resolution of said Board of Directors, at the fair market value thereof at the time of receipt) and (ii) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Restricted Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with GAAP) as reflected in the consolidated financial statements of the Company prepared in accordance with GAAP as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holders of such Indebtedness to the Company or to any Wholly Owned Restricted Subsidiary of the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith), in the case of each of clauses (i) and (ii) to the extent consummated after the Issue Date.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions) or other sale of assets or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; (ii) any extraordinary or nonrecurring item (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss) and (iii) any interest income, together with any related provision for taxes on such interest income.


     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the asset or assets that were the subject of such Asset Sale, (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (v) any adjustment for expenses of discontinuing any operations or line of business or severance costs, in both cases associated with an Asset Sale; provided that such adjustment does not exceed 15% of the aggregate cash proceeds.


     "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable (as a Subsidiary Guarantor or otherwise) or (C) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Non-Recourse Purchase Money Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted Subsidiary, subsequent to the Issue Date, of any property or assets and as to which (i) the holders of such Indebtedness agree that they will look solely to the property or assets so acquired (or, in the case of the acquisition of all of the outstanding Capital Stock of a Person, the underlying properties and assets of such Person at the time of such acquisition, including proceeds thereof) and securing such Indebtedness for payment on or in respect of such Indebtedness, and neither the Company nor any Restricted Subsidiary (A) provides credit support, including any undertaking, agreement or instrument that would constitute Indebtedness or (B) is directly or indirectly liable for such Indebtedness and (ii) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and, provided however, that any portion of the purchase price of such property or assets that is not financed through the incurrence of such Indebtedness, shall be deemed to be a "Restricted Investment" under the Indenture and shall only be permitted to be expended by the Company or any Restricted Subsidiary to the extent that the Company would be permitted to make a Restricted Payment in such amount under the terms of the covenant described above under "-- Certain
Covenants -- Restricted Payments."


     "Oil Service Business" means any businesses related to providing services for the drilling for, or exploration and production of, oil, gas or other hydrocarbons, including, but not limited to (i) the well servicing business,
(ii) liquid services and (iii) production services.


     "Permitted Indebtedness" means any of the following:

          (i) Indebtedness (and any guarantee thereof) under the Working Line in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $35 million, less any amounts derived from Asset Sales and applied to the permanent reduction of the Indebtedness thereunder as contemplated by the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Sales" or (B) the sum of (1) 80% of the Company's Eligible Accounts Receivable (as defined in the Working Line) and
     (2) 50% of the inventory of the Company and its Restricted Subsidiaries determined in accordance with GAAP (the "Maximum Bank Facility Amount"), and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancing or replacements (each, for purposes of this clause
     (i), a "refinancing") thereof, including any successive refinancing thereof, so long as the aggregate principal amount of any such new Indebtedness, together with the aggregate principal amount of all other Indebtedness outstanding pursuant to this clause (i), shall not at any one time exceed the Maximum Bank Facility Amount;

          (ii) Indebtedness under the Acquisition Line in an aggregate principal amount at any one time outstanding not to exceed $20.0 million, and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancing or replacements (each for purposes of this clause (ii), a "refinancing") thereof, including any successive refinancing thereof, so long as the aggregate principal amount of any such new Indebtedness hereunder, together with the aggregate principal amount of all other Indebtedness outstanding pursuant to this clause (ii), shall not at any one time exceed $20.0 million;

          (iii) Indebtedness under the Notes;

          (iv) Indebtedness under any Existing Indebtedness and any Indebtedness under Letters of Credit existing on the Issue Date;

          (v) Indebtedness under Interest Rate Protection Obligations, provided that (A) such Interest Rate Protection Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the initial paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant and (B) the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

          (vi) Indebtedness under Currency Hedge Obligations, provided that (A) such Currency Hedge Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the initial paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant or to the foreign currency cash flows reasonably expected to be generated by the Company and its Restricted Subsidiaries and (B) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of such Indebtedness and the amount of such foreign currency cash flows to which such Currency Hedge Obligations relate;

          (vii) the Subsidiary Guarantees of the Notes (and any assumption of the obligations guaranteed thereby);

          (viii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary; provided, however, that upon any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the initial paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant at the time the Wholly Owned Restricted Subsidiary in question ceased to be a Wholly Owned Restricted Subsidiary or the time such subsequent transfer occurred;

          (ix) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (x) the incurrence by the Company or its Restricted Subsidiaries of Non-Recourse Purchase Money Indebtedness;


          (xi) any Permitted Refinancing Indebtedness incurred by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause
     (iii) or (iv) of this definition, including any successive refinancing by the Company or such Restricted Subsidiary;



          (xii) Capital Lease Obligations in an aggregate amount not in excess of $8.0 million at any one time outstanding; and



          (xiii) any additional Indebtedness issued pursuant to one or more credit agreements in an aggregate principal amount for all such credit agreements not in excess of $5.0 million at any one time outstanding and any guarantee thereof.



     "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Wholly Owned Restricted Subsidiaries (including repurchases of any of the Notes on the open market or as otherwise permitted herein); (iii) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (A) such other Person becomes a Wholly Owned Restricted Subsidiary or
(B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, the Company or a Wholly Owned Restricted Subsidiary; (iv) Investments permitted under the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;" (v) Investments made in the ordinary course of business in prepaid expenses, lease, utility, workers' compensation, performance and other similar deposits; (vi) Investments in stock, obligations or securities received in, settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary, provided that any stocks, obligations or securities received in settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any Lien) that are, within 30 days of receipt, converted into cash or Cash Equivalents shall be treated as having been cash or Cash Equivalents at the time received and (vii) other Investments in joint ventures, corporations, limited liability companies or partnerships formed with or organized by third Persons, which joint ventures, corporations, limited liability companies or partnerships, engage in the Oil Service Business and are not Unrestricted Subsidiaries at the time of such Investment, provided all such Investments do not, in the aggregate, exceed $10.0 million.


     "Permitted Liens" means the following types of Liens:

          (a) Liens existing as of the date of the Indenture;

          (b) Liens securing the Notes or the Subsidiary Guarantees;

          (c) Liens in favor of the Company;

          (d) Liens securing Indebtedness that constitutes Permitted Indebtedness pursuant to clause (i), (ii) or (iv) of the definition of Permitted Indebtedness;

          (e) Liens for taxes, assessments and governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (f) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (h) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

          (i) any interest or title of a lessor under any Capital Lease Obligation or operating lease;

          (j) Liens securing Non-Recourse Purchase Money Indebtedness and other purchase money Liens; provided, however, that (A) the related Non-Recourse Purchase Money Indebtedness or other purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired and any proceeds therefrom and (B) the Lien securing any such Indebtedness shall be created within 90 days of such acquisition;

          (k) Liens securing obligations under or in respect of either Currency Hedge Obligations or Interest Rate Protection Obligations;

          (l) Liens upon specific items of inventory or other goods of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (m) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof; and

          (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (iv) with respect to any such

Indebtedness of the Company being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness shall not be incurred by any Restricted Subsidiary.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


     "Public Equity Offering" means an underwritten offer and sale of common stock of the Company pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) or a private sale in which the Company is obligated to publicly register such common stock for resale within 120 days of such sale.


     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

     "Restricted Investment" means (without duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of Unrestricted Subsidiary, (ii) any Investment other than a Permitted Investment and (iii) any amount constituting a "Restricted Investment" as contemplated in the definition of "Non-Recourse Purchase Money Indebtedness."

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Significant Subsidiary" means any (i) Subsidiary that would be a significant subsidiary as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof, and (ii) any other Subsidiary that contributed more than 5% of the Company's Consolidated Cash Flow for the most recent four fiscal quarters for which financial statements are available.

     "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person of one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means any guarantee of the Notes by any Subsidiary Guarantor in accordance with the provisions described under "-- Subsidiary Guarantees."

     "Subsidiary Guarantors" means each of (i) the Company's Significant Subsidiaries on the Issue Date or any other Restricted Subsidiary that provides a guarantee under the Credit Facility, (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture and
(iii) their respective successors and assigns, as required under the Indenture.

     "Unrestricted Subsidiary" means any Subsidiary (or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors; but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Indebtedness;
(ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such

Person to achieve any specified levels of operating results and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption
"-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) no Default or Event of Default would be in existence following such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

     "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.


     "Working Line" means the loan facility under the credit agreement to be entered into with the Bank prior to the closing of the Offerings for the purposes of supporting accounts receivable, funding letters of credit and providing for working capital needs, as amended, modified, supplemented, extended, restated or renewed from time to time.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 20,560,600 shares of Common Stock, $.01 par value, and 560,600 shares of undesignated preferred stock, no par value per share.

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders voting with the holders of the Company's preferred stock as a single class, except where class voting is required by the Texas Business Corporation Act (the "TBCA") or by a Certificate of Designation adopted by the Board. Cumulative voting in the election of directors is prohibited. Accordingly, the holders of a majority of the combined number of outstanding shares of Common Stock and the Company's preferred stock entitled to vote in any election of directors may elect all of the directors standing for election except to the extent otherwise provided by various voting agreements. See "Management -- Directors and Executive Officers" and "Certain Relationships and Related Transactions."

     Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares issued in the Equity Offering will be, when issued and paid for, fully paid and nonassessable.


     As of January 15, 1997, the outstanding shares of Common Stock were owned of record by approximately 140 shareholders.


PREFERRED STOCK

     There are 560,600 shares of undesignated preferred stock authorized and no shares of preferred stock issued or outstanding.

REGISTRATION RIGHTS

     Pursuant to a Registration Rights Agreement dated as of November 1, 1995 by and among the Company, WellTech, the RIMCO Parties, Nueces, NationsBanc Capital Corporation and Triad Ventures Limited II (the "Registration Rights Agreement"), the Company granted registration rights under the Securities Act with respect to the shares of Common Stock received by WellTech pursuant to the Minority Interest Acquisition and with respect to the shares of Common Stock currently held and to be received by the RIMCO Parties, Nueces, NationsBanc Capital Corporation and Triad Ventures Limited II (collectively with WellTech, the "Rights Holders") upon the consummation of the Conversion Transactions. The Registration Rights Agreement replaced the registration rights previously granted to certain of the Rights Holders.

     In February 1996, WellTech distributed all of the Common Stock it then owned to its approximately 30 shareholders and to certain of its directors ("WellTech Distributees"). The WellTech Distributees, in addition to the RIMCO Parties, Triad Ventures Limited II and Nueces (and in each case, their respective transferees), represent the Rights Holders who are entitled to the benefits of the Registration Rights Agreement.

     Under the Registration Rights Agreement, the Company is obligated, beginning July 20, 1997, to file a registration statement (the "Shelf Registration Statement") pursuant to Rule 415 of the Securities Act covering all of the registrable shares held by the Rights Holders (the "Registrable Securities"). The holders of a majority of the Registrable Securities can require that the Shelf Registration Statement be in the form of an underwritten offering. Additionally, if the Company proposes to register any of its securities under the Securities Act for its own account or for the account of the other security holders, the Rights Holders are entitled to notice of such registration and are entitled to include all or a portion of the Registrable Securities in such registration, subject to certain exceptions and limitations, including the right of the underwriters (if any) of any such offering to exclude for marketing reasons some or all of the Registrable Securities from such registration. The Company generally is required to pay all of the expenses relating to the registration of the Registrable Securities, except for the Rights Holders' share of any underwriting discounts and commissions. The Registration Rights Agreement prohibits the Company from granting any new registration rights under the Securities Act that would adversely impact the rights of the Rights Holders. Substantially all of the 1,206,807 shares of Common Stock being offered by the Selling Shareholders in the Equity Offering are being registered and sold pursuant to the Registration Rights Agreement for the account of the Rights Holders. See "Security Ownership of Management and Principal and Selling Shareholders."


TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is KeyCorp Shareholder Services, Inc., Houston, Texas.

PROVISIONS HAVING POSSIBLE ANTI-TAKEOVER EFFECT

     The Company's Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors of the Company and in the policies formulated by the Board and to discourage certain types of transactions which may involve an actual or threatened change of control of the Company. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of the Company. The provisions also are intended to discourage certain tactics that may be used in proxy fights.

     The Board will have the authority, without further action by the shareholders, to issue up to 560,600 shares of the Company's preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, and to issue over 9,000,000 additional shares of Common Stock after the Equity Offering. The issuance of the Company's preferred stock or additional shares of Common Stock could adversely affect the voting power of the purchasers of Common Stock in the Equity Offering and could have the effect of delaying, deferring or preventing a change in control of the Company.

     The Articles of Incorporation also provide that, subject to the terms of any outstanding preferred stock, any action required or permitted to be taken by the shareholders of the Company must be taken at a duly called annual or special meeting of shareholders and may not be taken by written consent unless previously approved by a majority of the entire Board. In addition, special meetings may be called only by the President, the Board or by holders of 20% or more of the combined voting power of the then outstanding shares of capital stock entitled to vote at the proposed special meeting.

     Upon a change of control of the Company, holders of the Notes will have the right to require the Company to purchase the Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of purchase.

INDEMNIFICATION OF OFFICERS AND DIRECTORS; LIMITATION OF DIRECTOR LIABILITY

     The Company has entered into indemnification agreements with all of its directors and executive officers, which, among other things, indemnify directors of the Company against liability arising from shareholder claims of a breach of duty by a director if a director votes against a transaction that would result in a change of control of the Company. The Articles of Incorporation also provide that its directors shall not be liable for monetary damages caused by an act or omission occurring in their capacity as directors. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Texas law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to a director and for acts or omissions for which a director is made expressly liable by applicable statute, such as the improper payment of dividends. The limitations on liability provided for in the Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as executive officers and directors.

                                  UNDERWRITING


     Subject to the terms and upon the conditions set forth in the Underwriting Agreement, the Company has agreed to sell to Jefferies & Company, Inc. (the "Underwriter"), and the Underwriter has agreed to purchase, the Notes at the public offering price less the underwriting discount set forth on the cover page of this Prospectus. At the request of the Company, the Underwriter has reserved up to $5.5 million of the Notes offered hereby for sale at the initial public offering price to one or more affiliates of RIMCO Associates, Inc., which has expressed an interest in purchasing Notes. In addition, up to 200,000 shares of the Common Stock offered in the Equity Offering have been reserved for sale at the initial public offering price to one or more affiliates of RIMCO Associates, Inc., which has expressed an interest in purchasing shares of Common Stock. The amount of Notes and the number of shares of Common Stock available to the general public will be reduced to the extent one or more affiliates of RIMCO Associates, Inc. purchases the reserved Notes and shares of Common Stock.


     The Underwriting Agreement provides that the obligation of the Underwriter to purchase the Notes offered hereby is subject to certain conditions. Under the terms and upon the conditions of the Underwriting Agreement, the Underwriter is committed to purchase all of the Notes offered hereby, if any are purchased. The Underwriter proposes to offer the Notes to the public initially at the public offering price set forth on the cover of this Prospectus. After the initial public offering of the Notes, the public offering price may be changed by the Underwriter.

     The Underwriter proposes to offer the Notes to the public initially at the public offering price set forth on the cover page of this Prospectus and to
certain dealers at such price less a concession not in excess of   % of the
principal amount of the Notes. The Underwriter may allow, and such dealers may
reallow, a discount not in excess of   % to certain other dealers. After the
Debt Offering commences, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the Underwriter.

     Prior to the Debt Offering, there has been no public market for the Notes. The initial public offering price for the Notes will be determined by negotiations between the Company and the Underwriter. Among the principal factors to be considered in such negotiations will be the financial strength of the Company in recent periods, prevailing economic prospects, debt offerings of companies in related businesses, the prospects for the Company and the well servicing industry, and the general conditions prevailing in the securities markets. The Underwriter does not intend to confirm sales of the Notes to any accounts over which it exercises discretionary authority.

     The Company has agreed to indemnify the Underwriter against certain liabilities that may be incurred in connection with the offering of the Notes, including liabilities under the Securities Act, or to contribute to the payments that the Underwriter may be required to make in respect thereof.

     The Underwriter has advised the Company that it currently intends to make a market in the Notes after the consummation of the Debt Offering, as permitted by applicable laws and regulations; however, it is not obligated to do so, and any such market-making, if commenced, may be discontinued at any time without notice. Accordingly, there can be no assurance as to the liquidity of the trading market for the Notes or that any active trading market for the Notes will develop. See "Risk Factors -- Absence of Public Market for the Notes."

     The closing of Debt Offering is conditioned upon the simultaneous closing of the Equity Offering and the Pride Acquisition.

     Jefferies & Company, Inc. has in the past provided investment banking services to the Company and also acted as an underwriter in the IPO. Jefferies & Company, Inc. performed investment banking services for the Company in connection with the Well Solutions Acquisition in November 1994 for which Jefferies & Company, Inc. received usual and customary fees in the amount of $295,000. Jefferies & Company, Inc. paid to affiliates of Mr. Greenwood in the year ended March 31, 1995, a finder's fee of $122,500 from the fee it received from the Company in connection with the Well Solutions Acquisition. Jefferies & Company, Inc. also has acted as financial advisor to the Company in connection with the Pride Acquisition for which it will be paid a fee of approximately $1.2 million, and is being reimbursed for its reasonable out-of-pocket expenses in connection therewith.

     Jefferies & Company, Inc. is serving as one of the representatives of the underwriters for purposes of the Equity Offering. The underwriters of the Equity Offering will receive customary compensation for such underwriting consisting of the underwriting discount.

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the Notes offered hereby will be passed upon for the Company by Jenkens & Gilchrist, A Professional Corporation, Austin, Texas. Fulbright & Jaworski L.L.P., Houston, Texas, has acted as counsel for the Underwriter in connection with the Debt Offering and will pass upon certain legal matters relating to the Debt Offering.

                                    EXPERTS

     The consolidated financial statements and schedule of the Company as of March 31, 1995 and 1996 and for each of the years in the three-year period ended March 31, 1996 included in this Prospectus and elsewhere in the Registration Statement, of which this Prospectus constitutes a part, have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, included elsewhere herein and in the Registration Statement and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the March 31, 1994, financial statements refers to a change in the method of accounting for income taxes.

     The financial statements of the Taylor Acquisition Group as of December 31, 1994 and 1995 and for the years then ended have been audited by Chapman, Williams & Co., Carthage, Texas, independent certified public accountants. Such financial statements have been included herein and elsewhere in the Registration Statement in reliance upon the report of said firm given upon their authority as experts in accounting and auditing.

     The financial statements of the U.S. Land-Based Well Servicing Operations of Pride as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 have been audited by Coopers & Lybrand L.L.P., independent accountants. Such financial statements have been included in the Registration Statement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Well Solutions, Inc., as of March 31, 1994 and 1993 and for each of the three years in the period ended March 31, 1994, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Avenue, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such materials filed electronically by the Company with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov. The Common Stock is traded on the Nasdaq National Market and such reports, proxy and information statements, and other information may be inspected at the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the securities offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. The Registration Statement and the exhibits and schedules thereto may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facilities and regional offices referred to above.

               DAWSON PRODUCTION SERVICES, INC. AND ACQUISITIONS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       -----
Dawson Production Services, Inc.
  Independent Auditors' Report.......................................................  F-2
  Consolidated Balance Sheets at March 31, 1995 and 1996 and September 30, 1996
     (unaudited).....................................................................  F-3
  Consolidated Statements of Income for the years ended March 31, 1994, 1995 and 1996
     and
     the six months ended September 30, 1995 and 1996 (unaudited)....................  F-4
  Consolidated Statements of Shareholders' Equity for the years ended March 31, 1994,
     1995
     and 1996 and the six months ended September 30, 1996 (unaudited)................  F-5
  Consolidated Statements of Cash Flows for the years ended March 31, 1994, 1995 and
     1996
     and the six months ended September 30, 1995 and 1996 (unaudited)................  F-6
  Notes to the Consolidated Financial Statements.....................................  F-7

U.S. Land-Based Well Servicing Operations of Pride Petroleum Services, Inc.
  Annual Financial Statements
     Report of Independent Accountants...............................................  F-19
     Combined Balance Sheet as of December 31, 1995 and 1994.........................  F-20
     Combined Statement of Operations and Changes in Owner's Equity for the years ended December 31, 1995, 1994 and 1993.........................................  F-21
     Combined Statement of Cash Flows for the years ended December 31, 1995, 1994 and
      1993...........................................................................  F-22
     Notes to Combined Financial Statements..........................................  F-23
  Interim Financial Statements (Unaudited)
     Combined Balance Sheet as of September 30, 1996 and December 31, 1995...........  F-31
     Combined Statement of Operations for the nine months ended September 30, 1996 and 1995.......................................................................  F-32
     Combined Statement of Cash Flows for the nine months ended September 30, 1996 and 1995.......................................................................  F-33
     Notes to Unaudited Combined Financial Statements................................  F-34

Taylor Acquisition Group
  Independent Auditor's Report.......................................................  F-36
  Combined Balance Sheet at December 31, 1994 and 1995 and June 30, 1996
     (unaudited).....................................................................  F-37
  Combined Statement of Income (Loss) for the years ended December 31, 1994 and 1995 and the six months ended June 30, 1995 and 1996 (unaudited).....................  F-38
  Combined Statement of Cash Flows for the years ended December 31, 1994 and 1995 and the six months ended June 30, 1995 and 1996 (unaudited).........................  F-39
  Combined Statement of Changes in Stockholder's Equity for the years ended December
     31, 1994 and 1995 and the six months ended June 30, 1996 (unaudited)............  F-40
  Notes to the Financial Statements..................................................  F-41

Well Solutions, Inc.
  Report of Independent Public Accountants...........................................  F-48
  Balance Sheets at March 31, 1994 and 1993..........................................  F-49
  Statement of Income for the years ended March 31, 1994, 1993 and 1992..............  F-50
  Statement of Shareholder's Equity for the years ended March 31, 1994, 1993 and
     1992............................................................................  F-51
  Statement of Cash Flows for the years ended March 31, 1994, 1993 and 1992..........  F-52
  Notes to Financial Statements......................................................  F-53

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Dawson Production Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Dawson Production Services, Inc. and subsidiaries as of March 31, 1995 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dawson Production Services, Inc. and subsidiaries as of March 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in note 1 to the consolidated financial statements, the Company changed its method of accounting for income taxes in fiscal 1994.

                                            KPMG Peat Marwick LLP

San Antonio, Texas
June 11, 1996, except as
  to note (14) which is as
  of December 23, 1996

                        DAWSON PRODUCTION SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               MARCH 31,
                                                      ---------------------------     SEPTEMBER 30,
                                                         1995            1996             1996
                                                      -----------     -----------     -------------
                                                                                       (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents.........................  $ 2,796,540     $13,863,108      $  9,364,032
  Trade receivables (net of allowance for doubtful
     accounts of $348,052, $290,839 and $307,236,
     respectively)..................................    8,243,705       8,773,156        13,687,635
  Other receivables.................................      200,247          95,202           281,536
  Income taxes receivable...........................      294,215         740,768           290,768
  Prepaid expenses and other........................      143,985         215,497           882,996
                                                      -----------     -----------       -----------
          Total current assets......................   11,678,692      23,687,731        24,506,967
Net property and equipment, substantially all
  pledged (notes 4 and 5)...........................   25,320,908      29,114,671        39,209,362
Goodwill and other assets...........................    3,525,787       3,565,555        10,375,613
                                                      -----------     -----------       -----------
          Total assets..............................  $40,525,387     $56,367,957      $ 74,091,942
                                                      ===========     ===========       ===========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................  $ 2,929,186     $ 2,909,390      $  4,114,105
  Accrued liabilities...............................    2,315,621       2,825,926         3,237,185
  Current portion of long-term debt (note 4)........    1,611,289          20,055         9,246,947
  Current portion of obligations under capital
     leases (note 5)................................      372,308       1,167,384         1,707,665
                                                      -----------     -----------       -----------
          Total current liabilities.................    7,228,404       6,922,755        18,305,902
                                                      -----------     -----------       -----------
Long-term debt, net of current portion (note 4).....   15,477,990       1,530,903         3,130,100
Obligations under capital leases, net of current
  portion (note 5)..................................      511,254       2,163,610         1,478,405
Deferred income taxes (note 8)......................      846,072          56,310         3,244,169
Minority interest...................................    5,353,511              --                --
Mandatorily redeemable Series A preferred stock, no
  par value, 80,800 shares issued and outstanding in
  1995 (note 3).....................................    1,010,000              --                --
Shareholders' equity (notes 6 and 7):
  Preferred stock, no par value 560,600 shares
     authorized, none issued and outstanding........           --              --                --
  Common stock, $.01 par value, 20,560,600 shares
     authorized, 1,682,827, 6,382,526 and 6,391,126
     issued, respectively, and 1,681,610, 6,382,526
     and 6,391,126 outstanding, respectively........       16,828          63,826            63,912
  Paid-in capital...................................    6,610,595      41,458,254        41,522,152
  Retained earnings.................................    3,543,271       4,314,177         6,489,180
  Notes receivable from officers....................      (66,878)       (141,878)         (141,878)
                                                      -----------     -----------       -----------
                                                       10,103,816      45,694,379        47,933,366
  Less treasury common stock, at cost...............       (5,660)             --                --
                                                      -----------     -----------       -----------
          Total shareholders' equity................   10,098,156      45,694,379        47,933,366
Commitments and contingencies (note 11).............
                                                      -----------     -----------       -----------
          Total liabilities and shareholders'
            equity..................................  $40,525,387     $56,367,957      $ 74,091,942
                                                      ===========     ===========       ===========

          See accompanying notes to consolidated financial statements.

                        DAWSON PRODUCTION SERVICES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                         SIX MONTHS ENDED
                                                    YEARS ENDED MARCH 31,                  SEPTEMBER 30,
                                           ---------------------------------------   -------------------------
                                              1994          1995          1996          1995          1996
                                           -----------   -----------   -----------   -----------   -----------
                                                                                            (UNAUDITED)
Revenues.................................  $27,942,484   $36,004,700   $52,391,307   $25,888,387   $33,811,434
                                           -----------   -----------   -----------   -----------   -----------
Costs and expenses:
  Operating..............................   19,936,624    24,240,773    34,319,579    16,875,158    21,893,507
  General and administrative.............    3,854,336     5,573,978     8,937,502     4,238,011     5,338,804
  Depreciation and amortization..........    1,706,856     2,607,837     4,396,574     2,016,424     2,875,974
                                           -----------   -----------   -----------   -----------   -----------
          Total costs and expenses.......   25,497,816    32,422,588    47,653,655    23,129,593    30,108,285
                                           -----------   -----------   -----------   -----------   -----------
          Operating income...............    2,444,668     3,582,112     4,737,652     2,758,794     3,703,149
                                           -----------   -----------   -----------   -----------   -----------
Other income and expenses:
  Interest expense.......................      281,977       789,276     1,847,678       952,872       296,022
  Other income, net......................      (60,530)      (40,939)     (129,494)      (27,207)     (121,820)
                                           -----------   -----------   -----------   -----------   -----------
          Total other income and
            expenses.....................      221,447       748,337     1,718,184       925,665       174,202
                                           -----------   -----------   -----------   -----------   -----------
          Income before minority
            interest, income taxes,
            extraordinary item and
            cumulative effect of change
            in accounting principle......    2,223,221     2,833,775     3,019,468     1,833,129     3,528,947
Minority interest in consolidated
  subsidiary.............................      901,707     1,091,717       937,164       787,001            --
                                           -----------   -----------   -----------   -----------   -----------
Income before income taxes, extraordinary
  item and cumulative effect of change in
  accounting principle...................    1,321,514     1,742,058     2,082,304     1,046,128     3,528,947
Provision for income taxes (note 8):           525,281       680,822       709,306       398,000     1,353,944
                                           -----------   -----------   -----------   -----------   -----------
Income before extraordinary item and
  cumulative effect of change in
  accounting principle...................      796,233     1,061,236     1,372,998       648,128     2,175,003
Extraordinary item.......................           --            --      (513,819)           --            --
Cumulative effect of change in accounting
  principle..............................      (92,202)           --            --            --            --
                                           -----------   -----------   -----------   -----------   -----------
Net income...............................      704,031     1,061,236       859,179       648,128     2,175,003
                                           -----------   -----------   -----------   -----------   -----------
Preferred stock dividends................      101,007       101,007        88,273        50,086            --
                                           -----------   -----------   -----------   -----------   -----------
Net income applicable to common stock....  $   603,024   $   960,229   $   770,906   $   598,042   $ 2,175,003
                                           ===========   ===========   ===========   ===========   ===========
Earnings per common share:
  Primary:
  Income before extraordinary item and
     cumulative effect of change in
     accounting principle................  $      0.34   $      0.45   $      0.44   $      0.25   $      0.33
  Extraordinary item.....................           --            --         (0.17)           --            --
  Cumulative effect of change in
     accounting principle................        (0.05)           --            --            --            --
                                           -----------   -----------   -----------   -----------   -----------
     Net income..........................  $      0.29   $      0.45   $      0.27   $      0.25   $      0.33
                                           ===========   ===========   ===========   ===========   ===========
  Average number of shares outstanding...    2,052,168     2,155,380     2,931,234     2,384,359     6,510,428
                                           ===========   ===========   ===========   ===========   ===========
  Fully diluted:
  Income before extraordinary item and
     cumulative effect of change in
     accounting principle................  $      0.33   $      0.42   $      0.43   $      0.23   $      0.33
  Extraordinary item.....................           --            --         (0.16)           --            --
  Cumulative effect of change in
     accounting principle................        (0.04)           --            --            --            --
                                           -----------   -----------   -----------   -----------   -----------
  Net income.............................  $      0.29   $      0.42   $      0.27   $      0.23   $      0.33
                                           ===========   ===========   ===========   ===========   ===========
  Average number of shares outstanding...    2,450,791     2,648,740     3,207,622     3,095,826     6,527,796
                                           ===========   ===========   ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                        DAWSON PRODUCTION SERVICES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                    COMMON STOCK                                                         NOTES        TOTAL
                                 -------------------                   TREASURY STOCK                  RECEIVABLE    SHARE-
                                  ISSUED                 PAID-IN     ------------------    RETAINED      FROM       HOLDERS'
                                  SHARES     AMOUNTS     CAPITAL     SHARES    AMOUNTS     EARNINGS    OFFICERS      EQUITY
                                 ---------   -------   -----------   -------   --------   ----------   ---------   -----------
BALANCES AT MARCH 31, 1993...... 1,298,548   $12,985   $ 4,093,473    48,732   $(76,994)  $1,980,018   $      --   $ 6,009,482
  Issuance of common stock in
    lieu of interest payments...     2,150       22          7,478        --         --                       --         7,500
  Dividends on preferred stock,
    paid in common stock........     7,220       72         25,113        --         --      (25,185)         --            --
  Dividends on preferred stock,
    paid in cash................        --       --             --        --         --      (75,822)         --       (75,822)
  Conversion of subordinated
    convertible note into common
    stock.......................    18,430      184         74,816        --         --           --          --        75,000
        Net income..............        --       --             --        --         --      704,031          --       704,031
                                 ---------   -------   -----------   -------    -------   ----------   ---------   -----------
BALANCES AT MARCH 31, 1994...... 1,326,348   13,263      4,200,880    48,732    (76,994)   2,583,042          --     6,720,191
  Purchase of treasury stock....        --       --             --    16,172    (72,264)          --          --       (72,264)
  Sale of common stock..........   282,536    2,826      2,248,576   (63,687)   143,598           --          --     2,395,000
  Dividends on preferred stock,
    paid in cash................        --       --             --        --         --     (101,007)         --      (101,007)
  Exercise of common stock
    warrants....................    57,818      578         86,300        --         --           --     (66,878)       20,000
  Conversion of subordinated
    convertible note into common
    stock.......................    16,125      161         74,839        --         --           --          --        75,000
        Net income..............        --       --             --        --         --    1,061,236          --     1,061,236
                                 ---------   -------   -----------   -------    -------   ----------   ---------   -----------
BALANCES AT MARCH 31, 1995...... 1,682,827   16,828      6,610,595     1,217     (5,660)   3,543,271     (66,878)   10,098,156
  Dividends on preferred stock,
    paid in cash................        --       --             --        --         --      (88,273)         --       (88,273)
  Common stock issued --
    Initial public offering
      (note 6).................. 2,616,202   26,163     23,495,829        --         --           --          --    23,521,992
    Conversion of subordinated
      convertible note..........   371,232    3,712      2,546,288        --         --           --          --     2,550,000
    Issuance of common stock for
      minority interest......... 1,329,495   13,295      7,686,705        --         --           --          --     7,700,000
    Conversion of preferred
      stock to common stock.....   347,440    3,474      1,006,526        --         --           --          --     1,010,000
  Exercise of stock options.....    36,547      366         75,633        --         --           --     (75,000)          999
  Tax benefit realized from
    stock options...............        --       --         42,326        --         --           --          --        42,326
  Retirement of treasury
    stock.......................    (1,217)     (12)        (5,648)   (1,217)     5,660           --          --            --
        Net income..............        --       --             --        --         --      859,179          --       859,179
                                 ---------   -------   -----------   -------    -------   ----------   ---------   -----------
BALANCES AT MARCH 31, 1996...... 6,382,526   63,826     41,458,254        --         --    4,314,177    (141,878)   45,694,379
(the following information is
unaudited)
  Exercise of stock options.....     8,600       86         63,898        --         --           --          --        63,984
        Net income..............        --       --             --        --         --    2,175,003          --     2,175,003
                                 ---------   -------   -----------   -------    -------   ----------   ---------   -----------
BALANCES AT SEPTEMBER 30,
  1996.......................... 6,391,126   $63,912   $41,522,152        --         --   $6,489,180   $(141,878)  $47,933,366
                                 =========   =======   ===========   =======    =======   ==========   =========   ===========

          See accompanying notes to consolidated financial statements.

                        DAWSON PRODUCTION SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                     SIX MONTHS ENDED
                                                            YEARS ENDED MARCH 31,                      SEPTEMBER 30,
                                                 -------------------------------------------    ---------------------------
                                                    1994            1995            1996           1995            1996
                                                 -----------    ------------    ------------    -----------    ------------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.................................... $   704,031    $  1,061,236    $    859,179    $   648,128    $  2,175,003
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Minority interest in net income of
        subsidiary company......................     901,707       1,091,717         937,164        787,001              --
      Depreciation and amortization.............   1,706,856       2,607,837       4,396,574      2,016,424       2,875,974
      Allowance for doubtful accounts...........      97,088         157,921         (57,213)       (48,088)         53,603
      Common stock issued in lieu of interest
        payments................................       7,500              --              --             --              --
      Loss (gain) on sale of assets.............     (31,762)        (22,113)         95,351        (19,176)         81,826
      Increase in deferred income taxes.........     256,037          88,740         636,665         26,740         978,192
      Decrease (increase) in receivables........     286,786      (4,338,722)       (813,746)      (509,666)       (721,886)
      Decrease (increase) in prepaid expenses
        and other...............................      57,571         (11,802)        (71,512)      (604,779)       (463,526)
      Decrease (increase) in other assets.......     (50,202)       (129,336)        170,390         68,092          10,014
      Increase (decrease) in accounts payable...     339,887       1,823,552         (19,796)       184,904         378,408
      Increase (decrease) in income tax
        payable.................................     288,671        (288,671)             --       (184,375)        (17,980)
      Increase in accrued expenses..............     433,988       1,000,374         510,305        (38,762)       (506,176)
                                                 -----------     -----------     -----------    -----------     -----------
        Net cash provided by operating
          activities............................   4,998,158       3,040,733       6,643,361      2,326,443       4,843,452
                                                 -----------     -----------     -----------    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions..................................          --     (16,597,550)       (125,000)            --     (12,958,413)
  Additions to property and equipment...........  (1,235,963)     (2,567,230)     (4,522,765)    (2,689,532)     (2,236,135)
  Proceeds from sales of property and
    equipment...................................     160,227          65,644         281,841        195,578          65,428
                                                 -----------     -----------     -----------    -----------     -----------
        Net cash used in investing activities...  (1,075,736)    (19,099,136)     (4,365,924)    (2,493,954)    (15,129,120)
                                                 -----------     -----------     -----------    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term borrowings..........................     781,153      16,156,053       1,042,677        170,100       7,261,330
  Payments on short-term borrowings.............    (965,297)             --              --             --              --
  Payments on long-term debt....................  (1,058,147)     (2,027,649)    (14,058,284)      (781,757)       (462,451)
  Capital lease payments........................    (700,673)       (593,838)     (1,348,564)      (320,277)     (1,076,271)
  Sale of common stock..........................          --       2,395,000      23,521,992             --              --
  Exercise of common stock options and
    warrants....................................          --          20,000             999             --          63,984
  Tax benefit realized from stock options.......          --              --          42,326             --              --
  Cost of treasury stock purchased..............          --         (72,264)             --             --              --
  Cash dividends on preferred stock.............     (75,822)       (101,007)        (88,273)       (50,086)             --
  Investment in subsidiary by minority owner....          --       1,404,000              --             --              --
  Subsidiary distributions to minority owner....    (871,442)       (497,026)       (323,742)      (131,935)             --
                                                 -----------     -----------     -----------    -----------     -----------
        Net cash used in financing activities...  (2,890,228)     16,683,269       8,789,131     (1,113,955)      5,786,592
                                                 -----------     -----------     -----------    -----------     -----------
        Net increase (decrease) in cash.........   1,032,194         624,866      11,066,568     (1,281,466)     (4,499,076)
  Cash and cash equivalents at the beginning of
    the period..................................   1,139,480       2,171,674       2,796,540      2,796,540      13,863,108
                                                 -----------     -----------     -----------    -----------     -----------
  Cash and cash equivalents at the end of the
    period...................................... $ 2,171,674    $  2,796,540    $ 13,863,108    $ 1,515,074    $  9,364,032
                                                 ===========     ===========     ===========    ===========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid for:
    Interest.................................... $   275,461    $    708,234    $  1,928,993    $ 1,058,823    $    261,681
    Income taxes................................     100,000         967,208         912,628        640,000         214,000
SUPPLEMENTAL DISCLOSURES OF NON-CASH
  TRANSACTIONS:
  Assets acquired under capital leases..........     844,116         645,972       3,823,282        820,292         904,547
  Conversion of preferred stock to common
    stock.......................................          --              --       1,010,000         75,000              --
  Conversion of long-term debt to common
    stock.......................................      75,000          75,000       2,550,000             --              --
  Issuance of common stock for acquisition of
    minority interest...........................          --              --       7,700,000             --              --
  Issuance of notes payable for acquisition of
    business....................................          --       1,500,000              --             --       1,750,000
  Issuance of notes receivable for exercise of
    stock options...............................          --          66,878          75,000             --              --

          See accompanying notes to consolidated financial statements.

                        DAWSON PRODUCTION SERVICES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1) THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

     Dawson Production Services, Inc. (the Company) is engaged in the business of providing workover rig services, liquid services and production services in Texas and Louisiana. The Company's primary customers are oil and gas well operators.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. (See note 2).

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ from those estimates.

CASH EQUIVALENTS

     For purposes of the statement of cash flows, cash and short-term investments with an original maturity of three months or less from the date of purchase are considered to be cash equivalents.

REVENUE RECOGNITION

     The Company generally recognizes revenue when services are rendered.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major renewals and improvements are capitalized and depreciated over the respective asset's useful life. Expenditures for repairs and maintenance are charged to expense as incurred.

     Property and equipment are depreciated over their estimated useful lives on the straight-line method as follows:

                                                                                ESTIMATED
                                                                               LIFE (YEARS)
                                                                               ------------
    Buildings................................................................        20
    Well servicing equipment.................................................      5-12
    Vehicles.................................................................       3-5
    Office furniture and other equipment.....................................      5-12

INCOME TAXES

     Effective April 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred

                        DAWSON PRODUCTION SERVICES, INC.

tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In connection with the adoption of SFAS 109, the Company recorded an adjustment to income of $92,202 which represents the net increase of the deferred tax liability at April 1, 1993. Such adjustment has been reflected in the 1994 statement of income as the cumulative effect of change in accounting principle.

INTANGIBLE AND OTHER ASSETS

     Goodwill represents the excess purchase price over fair value of net assets acquired and is amortized on a straight-line basis over twenty years from the date of acquisition. Other assets consist principally of loan costs and are amortized on a straight-line basis over the term of the loan.

     Intangible assets are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amount of the intangible asset may not be recoverable. The Company assesses the recoverability of the intangible asset by determining whether the carrying amount of the intangible asset can be recovered through projected undiscounted future cash flows over the remaining amortization period.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of short-term, variable rate items or recently issued debt instruments for which management believes fair value approximates carrying value.

TREASURY STOCK

     Treasury stock is recorded under the cost method.

EARNINGS PER SHARE

     Primary earnings per share is computed by deducting preferred dividends from net income in order to determine net income attributable to common shareholders. This amount is then divided by the weighted average number of common shares outstanding and common stock equivalents.

     Earnings per share assuming full dilution is determined by dividing net income plus tax effected convertible debt interest by the weighted average number of common shares outstanding during the year after giving effect for common stock equivalents arising from stock options and for convertible debt or preferred stock assumed converted to common stock.

     Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, stock and stock options issued during the twelve months immediately preceding the Company's initial public offering filing date including those issued in connection with the minority interest acquisition (see note 2) have been included in the calculation of common and common equivalent shares using the treasury stock method and the anticipated public offering price as if they were outstanding for all periods. Common stock equivalents resulting from the conversion or exercise of convertible debt or preferred shares and other stock options are excluded when their result is anti-dilutive.

RECLASSIFICATION

     Certain amounts, as previously presented, have been reclassified to conform with the current year financial statement presentation.

                        DAWSON PRODUCTION SERVICES, INC.

NEW ACCOUNTING PRONOUNCEMENTS

  Accounting for Asset Impairment

     During March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company adopted Statement 121 effective April 1, 1996. Statement 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This new pronouncement had no material effect on the financial statements upon adoption.

  Accounting for Stock-Based Compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which sets forth alternative accounting and disclosure requirements for stock-based compensation arrangements. SFAS 123 does not rescind the existing accounting for employee stock-based compensation under APB Opinion No. 25. Companies may continue to follow the current accounting to measure and recognize employee stock-based compensation; however, SFAS 123 requires disclosure of pro forma net income and earnings per share that would have been reported under the "fair value" based recognition provisions of SFAS
123. The Company has elected to continue to follow the provisions of APB Opinion No. 25 for employee stock-based compensation and will disclose the pro forma information required under SFAS 123 beginning with its consolidated financial statements for the year ending March 31, 1997.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade receivables. The Company places its temporary cash investments in U.S. Government securities and in other high quality financial instruments. By policy the Company limits the amount of credit exposure to any one financial institution or issuer. The Company's customer base consists primarily of independent oil and natural gas producers. During the year ended March 31, 1994 no single customer accounted for 10% or more of the Company's total revenues. During the years ended March 31, 1995 and 1996, sales to the Company's largest customer accounted for approximately 16% and 24%, respectively, of the Company's total operating revenues.

UNAUDITED INFORMATION

     The consolidated financial statements as of September 30, 1996 and for the six months ended September 30, 1996 and 1995, and related footnote disclosures to the extent they relate to such periods, have been prepared in accordance with generally accepted accounting principles for interim financial information and are unaudited. Accordingly, such data does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending March 31, 1997.

(2) ACQUISITIONS

WELL SOLUTIONS, INC.

     On November 30, 1994, the Company acquired substantially all of the property and equipment of Well Solutions, Inc. (Well Solutions), a company engaged in providing oilfield services, for an aggregate purchase price of $18,097,550, consisting of $15,895,733 in cash, a convertible note payable of $1,500,000 and closing costs of $701,817. The acquisition has been accounted for as a purchase and, accordingly, the operating results

                        DAWSON PRODUCTION SERVICES, INC.

of Well Solutions have been included in the Company's consolidated statements of income since the date of acquisition. The excess of the aggregate purchase price over the fair market value of the net assets acquired was recognized as goodwill and is being amortized over 20 years. The fair value of assets acquired, including goodwill of $2,451,818, was $18,534,355 and liabilities assumed totaled $436,805. The funds used to acquire Well Solutions were provided by long-term borrowings, proceeds of sales of common stock and subordinated debt and cash from operations.

TAYLOR COMPANIES, INC.

     Effective July 29, 1996, the Company acquired all of the issued and outstanding stock of Taylor Companies, Inc. for an aggregate purchase price of $12,750,000, consisting of $11,000,000 in cash and a $1,750,000 subordinated promissory note payable to the selling shareholders. Goodwill recognized on this transaction amounted to approximately $6,690,000, which is being amortized over a twenty-year period. The Company reported this acquisition and related pro forma effects on a current report Form 8-K.

     Assuming the purchase of Taylor Companies, Inc. had been consummated as of the beginning of the fiscal year 1996, unaudited pro forma operating results of the Company would be as follows:

    Revenues................................................................  $69,104,000
    Net income (loss).......................................................  $  (363,000)
    Primary earnings (loss) per share.......................................  $     (0.15)
    Fully diluted earnings (loss) per share.................................  $     (0.15)

     The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the purchase been made at the beginning of the respective period.

  OTHER ACQUISITIONS:

     Effective November 1, 1995, the Company acquired the 39% minority interest in the Company's subsidiary, Dawson WellTech, L.C., from WellTech, Inc. in exchange for the issuance to WellTech, Inc. of 1,329,495 shares of common stock for a total purchase price of $7,700,000 based on an independent appraisal of the common stock. Goodwill recognized on this transaction amounted to $384,847 and is being amortized over 20 years.

     Effective March 1, 1996, the Company acquired a portion of the assets of a small company in Giddings, Texas for an aggregate purchase price of approximately $1,248,000, consisting of $125,000 in cash and $1,123,000 in capital leases and a note payable. Goodwill recognized on this transaction amounted to $97,000 and is being amortized over 20 years.

     In April 1996, the Company acquired the assets of two small production testing companies in Louisiana. The aggregate purchase price was approximately $673,000. Goodwill and a non-compete agreement were recognized on these transactions which amounted to approximately $111,000. These items are being amortized over 20 and five year periods, respectively.

     In May 1996, the Company acquired the Texas-based well servicing division of a non-affiliated company. The aggregate purchase price was $779,000.

     In July 1996, the Company acquired the assets of a trucking company in Louisiana. The aggregate purchase price was approximately $400,000. Goodwill recognized on the transaction amounted to $50,000, which is being amortized over a 20-year period.

     The acquisitions have been accounted for as purchases and, accordingly, the operating results have been included in the Company's consolidated statements of income since the dates of acquisition. Excluding the

                        DAWSON PRODUCTION SERVICES, INC.

Taylor acquisition, the effect on results of operations would not have been material if such acquisitions had occurred at the beginning of the year.

(3) MANDATORILY REDEEMABLE PREFERRED STOCK

     In October 1990, the Company issued 80,800 shares of 10% cumulative convertible preferred stock for a total price of $1,010,000. Each preferred shareholder was entitled to receive, in preference to common shareholders, annual dividends in the amount of $1.25 per share, payable quarterly. At the discretion of the Company, the dividends could have been declared in either cash or common stock valued at $3.49 a share. Dividends were cumulative and accrued from the date of the stock issuance. The Company declared dividends on the preferred stock in the amount of $101,007 in the years ended March 31, 1994 and 1995 and $88,273 in the year ended March 31, 1996.

     Holders of the preferred stock elected to convert 20,200 shares of such stock into 86,860 shares of common stock, effective October 18, 1995. Pursuant to a November 1, 1995 Agreement for the Conversion of Securities (the "Conversion Agreement"), the remaining 60,600 shares of preferred stock converted into 260,580 shares of common stock effective February 19, 1996.

(4) NOTES PAYABLE AND LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                  MARCH 31,
                                                           ------------------------    SEPTEMBER
                                                              1995          1996       30, 1996
                                                           -----------   ----------   -----------
Note payable to a bank with a fixed interest rate of
  10.81%. Principal payments of $154,762 plus interest
  are due monthly, with a balloon payment at maturity on
  November 28, 1999. Collateralized by substantially all
  of the Company's property, equipment and
  receivables............................................  $13,000,000   $       --   $        --
Promissory note payable to a bank bearing interest at
  7.53% per annum. Interest is due monthly; principal is
  due February 1997......................................           --           --     7,000,000
Subordinated convertible notes bearing interest at 10%.
  Interest is due quarterly, payable in cash or common
  stock at $6.98 per share at the Company's option;
  principal is due December 1, 1999. Convertible into
  344,000 shares of the Company's common stock...........    2,400,000           --            --
Convertible debenture bearing interest at 8%. Interest is
  due quarterly; principal is due November 30, 1999......    1,500,000    1,500,000     1,500,000
Subordinated promissory note payable to a former Taylor
  shareholder bearing interest at 8.0% per annum.
  Interest is due quarterly; principal is due in
  quarterly installments of $83,333......................           --           --     1,750,000
Subordinated convertible note bearing interest at 10%.
  Interest due quarterly, payable in cash or common stock
  at $5.23 per share at the Company's option; principal
  is due June 27, 1997...................................      150,000           --            --
Other notes payable to lenders and financing companies
  bearing interest at rates ranging from 6% to 10% due in
  monthly installments. Secured by various assets of the
  Company................................................       39,279       50,958     2,127,047
                                                           -----------   -----------  -----------
Total long-term debt.....................................   17,089,279    1,550,958    12,377,047
Less current portion.....................................    1,611,289       20,055     9,246,947
                                                           -----------   -----------  -----------
Long-term debt, net of current portion...................  $15,477,990   $1,530,903   $ 3,130,100
                                                           ===========   ===========  ===========

                        DAWSON PRODUCTION SERVICES, INC.

     In July 1996, to finance a portion of the Taylor acquisition, the Company obtained a loan from a bank in the amount of $7.0 million. The promissory note carries an annual interest rate of 7.75% and has a maturity date of March 31, 1997. In September 1996, the Company obtained a take-out commitment for a term loan in the amount of $7.0 million to replace the promissory note. The Company subsequently decided to not take advantage of the take-out commitment, and accordingly, the promissory note has been included as current portion of long-term debt at September 30, 1996.



     In September 1996, the Company signed a commitment letter for an acquisition line of credit in the amount of up to $20.0 million and a working capital line of credit with a maximum availability of the lesser of (i) $10.0 million or (ii) 80% of eligible accounts receivable that have been outstanding less than 90 days. Borrowings under the acquisition line of credit would mature seven years from the date of any such borrowings and would bear interest at a per annum rate equal to the lesser of: (i) the prime rate of interest of the bank as adjusted from time to time or (ii) a varying percentage ranging from 2% to 3%, based on the total funded debt to cash flow ratio, over the 180-day LIBOR rate of interest. From the third year until maturity, the acquisition line of credit would be secured by assets of the Company with a loan to collateral value ratio of not less than 70%. Borrowings under the working capital line of credit would mature two years from the date of any such borrowings and would bear interest at a per annum rate equal to the lesser of: (i) the prime rate of interest of the bank as adjusted from time to time or (ii) a varying percentage rate ranging from 1.75% to 2.75%, based on the total funded debt to cash flow ratio, over the Company's choice of the 30-day, 90-day or 180-day LIBOR rate of interest. The working capital line of credit would be secured by first lien security interest on all the Company's accounts receivable and inventory. Under terms of the commitment, the Company must maintain minimum working capital, tangible net worth, current ratios and debt to capital ratios.


     The Company has requested from its bank a modification to the commitment letter to increase the maximum availability of funds under the working capital line of credit to the lesser of (i) $50.0 million or (ii) 80% of eligible accounts receivable that have been outstanding less than 90 days. The Company expects to receive a commitment from its bank to such increase.

     In March 1996, the Company elected to prepay the $13,000,000 note payable to a bank. An extraordinary charge of $513,819 (net of income tax benefit of $264,495) was incurred as a result of the early extinguishment of the note payable.

     Scheduled maturities of principal for long-term debt based on balances outstanding at March 31, 1996 are summarized as follows:

YEARS ENDING
 MARCH 31,                                                               TOTAL
------------                                                           ----------
   1997............................................................    $   20,055
   1998............................................................        21,292
   1999............................................................         9,611
   2000............................................................     1,500,000
                                                                       ----------
                                                                       $1,550,958
                                                                       ==========


     The Company has a revolving line of credit with a bank in an amount not to exceed $4,000,000, secured by the Company's receivables, expiring March 31, 1997. The Company has not drawn against the line of credit as of March 31, 1996 but has established a letter of credit in favor of its insurance carrier in the amounts of $225,000 related to its workers compensation insurance program. Borrowings against the line bear interest at the prime lending rate and there is a commitment fee of 0.5% on unfunded amounts. The revolving line of credit agreement requires the Company to maintain various loan covenants.

                        DAWSON PRODUCTION SERVICES, INC.

     During the year ended March 31, 1994, 2,150 shares of common stock valued at $7,500 were issued as payment of the interest on the $150,000 outstanding under a $300,000 subordinated convertible note payable to a preferred shareholder. The $150,000 subordinated note is convertible into common stock of the Company beginning in August 1992 through August 1996 at conversion rates varying from $4.07 to $5.81 per share. During each of fiscal 1994 and 1995, $75,000 in principal amount of subordinated notes were converted into 18,430 and 16,125 shares of common stock. During fiscal 1996, $150,000 in principal amount of subordinated notes were converted into 27,232 shares of common stock.

     Also, pursuant to the Conversion Agreement, $2.4 million of the Company's subordinated debt converted into common stock at the rate of one share of common stock for each $6.98 in principal amount of subordinated debt effective February 19, 1996.

(5) LEASES AND LEASE COMMITMENTS

     The Company leases vehicles and office equipment under capital leases. Total assets recorded under capital leases at March 31, 1995 and 1996 are $2,283,951 and $5,197,835, respectively. Amortization expense related to assets held under capital lease for the years ended March 31, 1994, 1995 and 1996 was $319,686, $357,363 and $243,558, respectively.

     The Company leases certain of its facilities under operating leases. Lease terms generally range from one to five years. Rent expense for the years ended March 31, 1994, 1995 and 1996 was approximately $144,830, $174,175 and $251,556, respectively.

     Future minimum lease payments as of March 31, 1996 are as follows:

                             YEAR ENDING                            CAPITAL       OPERATING
                              MARCH 31,                              LEASES        LEASES
    -------------------------------------------------------------  ----------     ---------
    1997.........................................................  $1,406,027     $ 163,612
    1998.........................................................   1,096,233       150,412
    1999.........................................................     773,466        95,562
    2000.........................................................     429,837        80,262
    2001.........................................................     179,986        13,377
                                                                   ----------      --------
    Total minimum lease payments.................................  $3,885,549     $ 503,225
                                                                                   ========
    Less amounts representing interest...........................    (554,555)
                                                                   ----------
    Present value of minimum lease payments......................  $3,330,994
                                                                   ==========

(6) SHAREHOLDERS' EQUITY

  (a) Equity Offering

     In March 1996, the Company completed an initial public offering (the "Offering") of 2,616,202 shares (net of 48 fractional shares paid in cash in connection with the Recapitalization and Stock Split referred to below) of its common stock for the purpose of raising funds to acquire additional businesses and to retire debt. Net proceeds to the Company from the Offering, after deduction of associated expenses, were approximately $23,522,000.

  (b) Recapitalization and Stock Split

     Effective January 17, 1996, the shareholders approved an amendment to the Articles of Incorporation which, among other actions, increased the authorized shares of all classes of capital stock to 20,560,600 and changed the par value of the common stock to $.01 per share. Share and per share amounts for all periods presented have been adjusted to reflect these changes. The Board of Directors approved a 4.3-for-one stock

                        DAWSON PRODUCTION SERVICES, INC.

split of the common stock which occurred on March 1, 1996. Share and per share amounts for all periods presented have been adjusted to reflect this stock split.

  (c) Treasury Stock

     During fiscal 1996, the Company retired all of the common shares held in treasury. The cost of acquired shares in excess of par value has been charged to additional paid-in capital.

(7) STOCK WARRANTS AND OPTIONS

     In fiscal 1995, 118,250 common stock warrants were issued by the Company to several officers and directors of the Company. The warrants have an exercise price of $4.65 per share. No warrants were exercised or granted during fiscal 1994. During fiscal 1995 and 1996, employees and officers of the Company exercised their warrants to purchase 40,618 and 36,546 shares, respectively, of common stock in exchange for notes payable to the Company of $66,878 and $75,000. The notes are secured by the shares of common stock issued and the personal guarantees of the officers receiving the stock.

     In October 1995, the Company adopted the 1995 Incentive Plan (the "1995 Plan"). Under the 1995 Plan, incentive options, non-statutory options, restricted stock awards, and/or stock appreciation rights may be granted to key employees, non-employee directors and consultants to purchase the Company's common stock at prices not less than the fair market value at the time of grant, which become exercisable as described in the respective Award Agreement. Pursuant to the 1995 Plan, an aggregate of 537,500 shares of the Company's common stock is available for issuance upon the exercise of such options, awards and rights, which may be granted over a ten-year period. On October 6, 1995, options to purchase 133,300 shares of common stock at $7.44 per share were granted under the 1995 Plan.

     The following table summarizes the activity of stock options and warrants granted by the Company:

                                                                             WARRANT PRICE
                                                                 SHARES        PER SHARE
                                                                 -------     --------------
    OUTSTANDING, MARCH 31, 1994................................   94,364      $.23 to $2.33
      Granted..................................................  118,250              $4.65
      Exercised................................................  (57,818)    $1.16 to $1.65
      Cancelled................................................       --                 --
                                                                 -------     --------------
    OUTSTANDING, MARCH 31, 1995................................  154,796      $.23 to $4.65
      Granted..................................................  133,300              $7.44
      Exercised................................................  (36,546)     $.23 to $2.33
      Cancelled................................................  (10,750)             $4.55
                                                                 -------
    OUTSTANDING, MARCH 31, 1996................................  240,800     $4.65 to $7.44
                                                                 =======
    EXERCISABLE AT END OF YEAR.................................   84,710
                                                                 =======

(8) INCOME TAXES

     The components of income tax expense applicable to continuing operations are as follows:

                                                               YEARS ENDED MARCH 31,
                                                         ----------------------------------
                                                           1994         1995         1996
                                                         --------     --------     --------
    Current............................................  $454,989     $592,082     $     --
    Deferred...........................................    70,292       88,740      709,306
                                                         --------     --------     --------
                                                         $525,281     $680,822     $709,306
                                                         ========     ========     ========

                        DAWSON PRODUCTION SERVICES, INC.

     As discussed in note 1, the Company adopted SFAS 109 effective April 1, 1993. Income taxes for financial reporting purposes differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as follows:

                                                               YEARS ENDED MARCH 31,
                                                         ----------------------------------
                                                           1994         1995         1996
                                                         --------     --------     --------
    Expected tax expense at U.S. statutory rate........  $449,315     $592,300     $707,984
    Expenses not deductible............................    15,858       11,220       35,501
    State income taxes, net of federal effect..........    45,663       47,190      (37,116)
    Other..............................................    14,445       30,112        2,937
                                                         --------     --------     --------
    Provision for income taxes.........................  $525,281     $680,822     $709,306
                                                         ========     ========     ========

     The extraordinary loss of $513,819 in 1996 is net of deferred tax benefits of $264,495.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 1995 and 1996 are presented below:

                                                                     1995           1996
                                                                  ----------     ----------
    Deferred tax assets:
      Allowance for uncollectible accounts receivable...........  $   71,020     $  109,065
      State deferred income taxes...............................      55,729             --
      Alternative minimum tax credit carryforwards..............      53,322        435,455
      Reserve for worker's compensation.........................          --        347,966
      Accrued bonuses...........................................          --        195,110
      Net operating loss carryforwards..........................          --      1,119,522
      Other.....................................................      54,309         12,456
                                                                  ----------     ----------
              Total gross deferred tax assets...................     234,380      2,219,574
                                                                  ----------     ----------
    Deferred tax liabilities:
    Property and equipment......................................     649,181      2,275,884
    Investment in Dawson WellTech, L.C. ........................     431,271             --
                                                                  ----------     ----------
              Total gross deferred tax liabilities..............   1,080,452      2,275,884
                                                                  ----------     ----------
              Net deferred tax liability........................  $  846,072     $   56,310
                                                                  ==========     ==========

     The Company anticipates the reversal of existing taxable temporary differences will provide sufficient taxable income to realize the benefits of its deferred tax assets.

     For the year ended March 31, 1996, a decrease in deferred income tax expense resulted primarily from the purchase of the remaining 39% interest in the Company's majority owned subsidiary, Dawson WellTech, L.C. (note 2), a reduction in deferred tax liabilities occurred of approximately $1,400,000 as a result of the differences in basis of assets for financial reporting and income tax purposes.

     At March 31, 1995 and 1996, the Company had $53,322 and $435,455 of alternative minimum tax credit carryforwards available to reduce regular Federal income taxes which have no expiration date. The Company also has a tax net operating loss carryforward of approximately $3,000,000 for federal income tax purposes which expires in 2010 and 2011. Changes in ownership, as defined by section 382 of the Internal Revenue Code, will limit the utilization of net operating loss carryforwards to $2,000,000 per year.

                        DAWSON PRODUCTION SERVICES, INC.

(9) RELATED PARTY TRANSACTIONS

     The Company retains a company owned by a member of the Board of Directors to provide consulting services and makes payments to that company upon completion of various financing and acquisition transactions. Payments for fees and expenses for the years ended March 31, 1994, 1995 and 1996 were $46,466, $147,916 and $47,475, respectively. The payment for the year ended March 31, 1995 includes $122,500 paid as a finder's fee by an investment banking firm from the fee it received from the Company in connection with an acquisition.

(10) EMPLOYEE BENEFIT PLANS

     The Company has a welfare benefit plan (the "Plan") to provide medical benefits for eligible employees and their dependents. Contributions to the Plan are made by the Company and covered employees. The Plan may be terminated at the discretion of the Company. Contributions to the Plan in the amounts of $571,387 and $686,949 were made in fiscal 1995 and 1996, respectively.

     In fiscal 1993, the Company established a 401(k) savings plan. Eligible employees can make contributions to the plan. The Company may, at its option, match a portion of the contributions made by the employees. The Company matched 50% of employee contributions up to a limit of $500 per employee in fiscal 1994, resulting in total payments of $50,140, which amounts were paid in fiscal 1995. The Company did not match employee contributions made in fiscal 1995 or fiscal 1996.

(11) COMMITMENTS AND CONTINGENCIES

     Under the Company's worker's compensation insurance program, the Company pays the first $300,000 of all claims with no aggregate limit in any one year. Provision for claims under the program has been made in the financial statements which represent the expected future payments based on the estimated ultimate costs for incidents incurred through the end of each period. The insurance carrier required the Company to make a deposit of $147,663. The deposit has been included in other assets in the accompanying balance sheet. In addition, the Company has established a letter of credit in favor of its respective insurance carriers (note 4) and has entered into an agreement with an insurance carrier for the guarantee of deductible reimbursement. The amount of the guarantee for the year ended March 31, 1996 was $500,000.

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

                        DAWSON PRODUCTION SERVICES, INC.

(12) SUPPLEMENTARY BALANCE SHEET DATA

                                                                             MARCH 31,
                                                                    ---------------------------
                                                                       1995            1996
                                                                    -----------    ------------
Prepaid expenses and other:
  Prepaid expenses................................................. $    22,479    $    108,957
  Other current assets.............................................     121,506         106,540
                                                                    -----------    ------------
          Total prepaids and other assets.......................... $   143,985    $    215,497
                                                                     ==========     ===========
Property and equipment:
  Land............................................................. $    80,000    $    143,228
  Buildings........................................................     814,508       1,087,308
  Well servicing equipment.........................................  28,266,102      31,946,106
  Automobiles, trucks and other vehicles...........................   5,092,053       8,519,707
  Office furniture and other equipment.............................     269,906         354,077
                                                                    -----------    ------------
                                                                    $34,522,569    $ 42,050,426
  Less accumulated depreciation and depletion......................  (9,201,661)    (12,935,755)
                                                                    -----------    ------------
          Net property and equipment............................... $25,320,908    $ 29,114,671
                                                                     ==========     ===========
Goodwill and other assets:
  Goodwill (net of accumulated amortization of $120,274 and
     $216,716)..................................................... $ 2,484,280    $  2,059,696
                                                                    -----------    ------------
  Other assets (net of accumulated amortization of $142,065 and
     $248,392).....................................................     663,955       1,107,224
  Deposits and notes receivable....................................     377,552         398,635
                                                                    -----------    ------------
                                                                    $ 3,525,787    $  3,565,555
                                                                     ==========     ===========
Accrued liabilities:
  Accrued payroll.................................................. $   603,914    $    839,446
  Accrued insurance................................................     808,941         927,911
  Other accrued expenses...........................................     902,766       1,058,569
                                                                    -----------    ------------
                                                                    $ 2,315,621    $  2,825,926
                                                                     ==========     ===========

(13) QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     Summarized quarterly financial data for 1996 are as follows:

                                             FIRST        SECOND         THIRD        FOURTH
                                            QUARTER       QUARTER       QUARTER     QUARTER(A)
                                          -----------   -----------   -----------   -----------
    Revenues............................  $12,647,883   $13,240,504   $13,058,459   $12,444,461
    Operating income....................    1,338,895     1,419,899       921,093     1,057,765
    Net income (loss)...................      326,146       321,982       211,756          (705)(a)
    Earnings per share -- primary.......         0.12          0.12          0.06         (0.01)(a)
    Earnings per share -- fully
      diluted...........................         0.12          0.12          0.06         (0.01)(a)

---------------

(a) See discussion at note 4 regarding extraordinary item.

                        DAWSON PRODUCTION SERVICES, INC.

(14) RECENT DEVELOPMENTS -- ACQUISITIONS

     On November 1, 1996, Dawson signed a letter of intent to acquire the oilfield service assets of Mobley Environmental Services, Inc. for $5,500,000. These assets primarily relate to liquid services operations. Pending fulfillment of certain conditions, the Company expects this acquisition to close during the quarter ending March 31, 1997.

     On December 23, 1996, the Company entered into an Asset Purchase Agreement pursuant to which the Company will acquire substantially all of Pride's U.S. land-based well servicing assets for approximately $135,900,000 in cash. The acquisition is expected to be financed through public offerings of senior subordinated notes and common stock. The Company also expects the acquisition to close during the quarter ending March 31, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Pride Petroleum Services, Inc.:

     We have audited the combined balance sheet of U.S. Land-Based Well Servicing Operations of Pride Petroleum Services, Inc. (the "Division") as of December 31, 1995 and 1994, and the related combined statements of operations and changes in owner's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the U.S. Land-Based Well Servicing Operations of Pride Petroleum Services, Inc. as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 6 to the combined financial statements, the Division changed its method of accounting for income taxes in 1993.

                                            COOPERS & LYBRAND L.L.P.

Houston, Texas
February 26, 1996 (except for the
second paragraph of Note 1 as to which the date is December 23, 1996)

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
                                            ASSETS
CURRENT ASSETS
  Cash and cash equivalents..........................................    $  1,253     $  1,154
  Trade receivables, net of allowance for doubtful accounts of $426
     and $394, respectively..........................................      16,055       14,167
  Parts and supplies.................................................       2,098        1,586
  Deferred income taxes..............................................       2,333        3,858
  Other current assets...............................................       2,145        1,548
                                                                         --------     --------
          Total current assets.......................................      23,884       22,313
                                                                         --------     --------
PROPERTY AND EQUIPMENT, at cost......................................     133,641      126,535
ACCUMULATED DEPRECIATION.............................................     (90,717)     (91,825)
                                                                         --------     --------
          Net property and equipment.................................      42,924       34,710
                                                                         --------     --------
OTHER ASSETS.........................................................       1,200          642
                                                                         --------     --------
                                                                         $ 68,008     $ 57,665
                                                                         ========     ========

                                LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES
  Accounts payable...................................................    $  5,313     $  4,460
  Accrued expenses...................................................       7,993        8,884
  Current portion of long-term debt..................................       3,132           --
                                                                         --------     --------
     Total current liabilities.......................................      16,438       13,344
                                                                         --------     --------
OTHER LONG-TERM LIABILITIES..........................................       2,804        4,645
LONG-TERM DEBT, net of current portion...............................       8,028           --
DEFERRED INCOME TAXES................................................      12,289        9,930
COMMITMENTS AND CONTINGENCIES
OWNER'S EQUITY.......................................................      28,449       29,746
                                                                         --------     --------
                                                                         $ 68,008     $ 57,665
                                                                         ========     ========

     The accompanying notes are an integral part of the combined financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                      COMBINED STATEMENT OF OPERATIONS AND
                           CHANGES IN OWNER'S EQUITY
                                 (IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1995        1994         1993
                                                              --------     -------     --------
REVENUES....................................................  $113,115     $95,860     $105,865
                                                              --------     -------     --------
COSTS AND EXPENSES
  Operating costs...........................................    86,177      76,820       85,984
  Depreciation and amortization.............................     5,385       4,919        5,092
  Selling, general and administrative.......................    14,504      12,772       13,333
                                                              --------     -------     --------
          Total costs and expenses..........................   106,066      94,511      104,409
                                                              --------     -------     --------
               Earnings from operations.....................     7,049       1,349        1,456
OTHER INCOME (EXPENSE)
  Other income (expense)....................................     1,260          11           13
  Interest expense..........................................      (821)         --           --
                                                              --------     -------     --------
          Total other income, net...........................       439          11           13
                                                              --------     -------     --------
EARNINGS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING FOR INCOME TAXES............................     7,488       1,360        1,469
INCOME TAX PROVISION........................................     2,873         649          594
                                                              --------     -------     --------
NET EARNINGS BEFORE CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING FOR INCOME TAXES...............................     4,615         711          875
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR INCOME
  TAXES.....................................................        --          --        3,835
                                                              --------     -------     --------
NET EARNINGS................................................     4,615         711        4,710
NET TRANSFERS TO PARENT.....................................    (5,912)     (4,395)      (4,354)
OWNER'S EQUITY, BEGINNING OF YEAR...........................    29,746      33,430       33,074
                                                              --------     -------     --------
OWNER'S EQUITY, END OF YEAR.................................  $ 28,449     $29,746     $ 33,430
                                                              ========     =======     ========

     The accompanying notes are an integral part of the combined financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1995        1994        1993
                                                                -------     -------     -------
OPERATING ACTIVITIES
  Net earnings................................................  $ 4,615     $   711     $ 4,710
  Adjustments to reconcile net earnings to net cash provided by operating activities --
     Depreciation and amortization............................    5,385       4,919       5,092
     (Gain) loss on sale of assets............................     (905)       (177)        407
     Deferred tax provision (benefit).........................    1,084         296        (548)
       Cumulative effect of change in accounting for income
          taxes...............................................       --          --      (3,835)
       Changes in assets and liabilities, net of effects of
          acquisitions:
          Trade receivables...................................      365         423       1,370
          Parts and supplies..................................     (302)         23         (74)
          Other current and noncurrent assets.................     (681)        165        (207)
          Accounts payable....................................      155      (1,161)      1,360
          Accrued expenses and other..........................   (3,492)       (237)       (400)
                                                                -------     -------     -------
            Net cash provided by operating activities.........    6,224       4,962       7,875
                                                                -------     -------     -------
INVESTING ACTIVITIES
  Purchase of net assets of acquired entities, including
     acquisition costs, less cash acquired....................   (1,990)         --          --
  Purchases of property and equipment.........................   (3,688)     (2,272)       (549)
  Proceeds from sale of property and equipment................    1,340         304         231
  Other.......................................................     (110)         --          --
                                                                -------     -------     -------
            Net cash used in investing activities.............   (4,448)     (1,968)       (318)
                                                                -------     -------     -------
FINANCING ACTIVITIES
  Proceeds from debt borrowings...............................    6,600          --          --
  Reduction of debt...........................................   (2,023)         --          --
  Net transfers to Parent.....................................   (6,254)     (4,306)     (9,330)
                                                                -------     -------     -------
            Net cash used in financing activities.............   (1,677)     (4,306)     (9,330)
                                                                -------     -------     -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..........       99      (1,312)     (1,773)
CASH AND CASH EQUIVALENTS, beginning of period................    1,154       2,466       4,239
                                                                -------     -------     -------
CASH AND CASH EQUIVALENTS, end of period......................  $ 1,253     $ 1,154     $ 2,466
                                                                =======     =======     =======

     The accompanying notes are an integral part of the combined financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The U.S. Land-Based Well Servicing Operations of Pride Petroleum Services, Inc. (the "Division") consists of the U.S. land-based well servicing operations of Pride Petroleum Services, Inc. (the "Parent"). In addition, the Division provides hauling services and downhole tool rentals. The Division's operations are located in the Texas and Louisiana Gulf Coast, the Permian Basin areas of West Texas and New Mexico and California, and are principally conducted through various operating subsidiaries directly or indirectly owned by the Parent.

     On December 23, 1996, the Parent and Dawson Production Services, Inc. entered into a Purchase Agreement whereby Dawson Production Services, Inc. will acquire the operating subsidiaries comprising the Division for approximately $135,900,000 in cash. The Parent will retain the Division's working capital (other than parts and supplies), other long-term liabilities and long-term debt.

     The accompanying combined financial statements reflect the financial position, results of operations and cash flows of these subsidiaries plus certain allocable corporate activities of the Parent.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash Equivalents

     For purposes of the combined balance sheet and combined statement of cash flows, the Division considers highly liquid debt instruments having maturities of three months or less at the date of purchase to be cash equivalents.

  Parts and Supplies

     Parts and supplies consist of spare rig parts and supplies held for use in operations and are valued at the lower of weighted average cost or estimated market value.

  Property and Equipment

     Property and equipment are carried at original cost or adjusted net realizable value, as applicable. Major renewals and improvements are capitalized and depreciated over the respective asset's useful life. Maintenance and repair costs are charged to expense as incurred. During the years ended December 31, 1995, 1994 and 1993, maintenance and repair costs included in operating costs were $10,640,000, $9,402,000 and $10,710,000, respectively. When assets are sold or retired, the remaining costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income.

     For financial reporting purposes, depreciation of property and equipment is provided using primarily the straight line method based upon expected useful lives of each class of assets. Estimated useful lives of the assets for financial reporting purposes are as follows:

                                                                                   YEARS
                                                                                   -----
    Rigs and rig equipment.......................................................   5-17
    Transportation equipment.....................................................   3- 7
    Buildings and improvements...................................................  10-20
    Furniture and fixtures.......................................................      5

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Revenue Recognition

     The Division recognizes revenue from domestic land well servicing operations as services are performed based upon actual rig hours worked. Revenues from related operations are recognized in the period in which such services are performed.

  Income Taxes

     The Division joins with the Parent in filing a consolidated federal income tax return. The Division records income tax expense as though it filed separately. Effective January 1, 1993, the Division adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the asset is expected to be recovered or the liability is expected to be settled.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Division to concentrations of credit risk consist principally of cash and trade receivables. By policy, the Company limits the amount of credit exposure to any one financial institution or issuer. The Division's customer base consists primarily of major integrated oil companies and smaller independent oil and gas producers. Management believes the credit quality of its customers is generally high. The Division provides allowances for potential credit losses when necessary. Bad debt expense was $174,000 and $116,000 for the years ended December 31, 1995 and 1993, respectively. The Division did not incur any bad debt expense during the year ended December 31, 1994. During the years ended December 31, 1995, 1994 and 1993, no customer accounted for more than 10% of combined revenue.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ from those estimates.

  Conditions Affecting Ongoing Operations

     Increases and decreases in domestic well servicing activity historically have had a significant correlation with changes in oil and natural gas prices. Domestic well servicing contracts are typically entered into for one or multiple wells, but are typically short term and rig rates may be volatile.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 and 1994 consists of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1995       1994
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Land.............................................................  $  1,448   $  1,330
    Equipment........................................................   125,358    121,058
    Buildings and leasehold improvements.............................     3,690      2,849
    Furniture and fixtures...........................................       706        599
    Construction-in-progress.........................................     2,439        699
                                                                       --------   --------
                                                                        133,641    126,535
    Accumulated depreciation.........................................   (90,717)   (91,825)
                                                                       --------   --------
                                                                       $ 42,924   $ 34,710
                                                                       ========   ========

     Depreciation expense was $5,114,000, $4,556,000 and $4,642,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

4. ACQUISITIONS

     In March 1995, the Division acquired all of the outstanding capital stock of X-Pert Enterprises, Inc. ("X-Pert") for aggregate consideration of approximately $10,000,000, consisting of $3,000,000 cash, a note payable to the selling shareholders in the amount of $5,964,000, and 200,000 shares of the Parent's common stock.

     The assets acquired and liabilities assumed in the X-Pert acquisition were as follows:

                                                                          ASSETS (LIABILITIES)
                                                                          --------------------
                                                                             (IN THOUSANDS)
    Cash and cash equivalents...........................................        $  1,719
    Trade receivables...................................................           2,254
    Other current assets................................................              80
    Property and equipment..............................................          10,000
    Other assets........................................................             725
    Accounts payable....................................................            (648)
    Accrued expenses....................................................            (761)
    Long-term debt......................................................            (569)
    Deferred income taxes...............................................          (2,800)
                                                                                 -------
                                                                                $ 10,000
                                                                                 =======

     Unaudited pro forma results of operations assuming the acquisition of X-Pert had occurred on January 1, 1994, are as follows:

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                       -------------------
                                                                         1995       1994
                                                                       --------   --------
                                                                       (IN THOUSANDS)
    Revenues.........................................................  $115,109   $110,679
    Net Earnings.....................................................  $  4,720   $  2,167

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The pro forma results of operations presented above do not purport to be indicative of the results of operations of the Division that might have occurred nor are they indicative of future results.

     Also in March 1995, the Division acquired substantially all of the assets of a fluids hauling business for total consideration of $400,000, consisting of $350,000 in cash and a note payable to the sellers in the amount of $50,000.

     Each of the acquisitions discussed above was recorded using the purchase method of accounting. The operating results of each acquisition have been included in combined results of operations from the date of acquisition.

5. DEBT

  Long-Term Debt

     Long-term debt at December 31, 1995 consists of the following:

                                                                                 AMOUNT
                                                                             --------------
                                                                             (IN THOUSANDS)
    Collateralized term loan...............................................     $  5,696
    Notes payable..........................................................          394
    Note payable to selling shareholders...................................        5,070
                                                                                  ------
                                                                                  11,160
    Less current portion...................................................        3,132
                                                                                  ------
                                                                                $  8,028
                                                                                  ======

     The collateralized term loan is due in annual installments through 1999, bears interest at prime plus 1/2%, (9.0% as of December 31, 1995), and is collateralized by certain equipment of the Division. Notes payable includes two notes payable to lending institutions totaling an aggregate $344,000 which are collateralized by certain property and equipment and a note payable in the amount of $50,000 issued to the sellers of certain assets acquired by the Company during the first quarter of 1995.

     In March 1995, the Company entered into a note payable to two individuals in the amount of $5,964,000 as partial consideration for the acquisition of X-Pert. The note bears interest at the rate of 8.5% per annum and is repayable in quarterly installments through March 2000. The note payable to selling shareholders is collateralized by certain of the property and equipment of the acquired business.

     Future maturities of long-term debt are as follows:

                                                                                 AMOUNT
                                                                             --------------
                                                                             (IN THOUSANDS)
    1996...................................................................      $3,132
    1997...................................................................       2,749
    1998...................................................................       2,742
    1999...................................................................       2,239
    2000...................................................................         298

     The Division has obtained bank commitments which provide for guidance lines of credit of $18,000,000. As of December 31, 1995, letters of credit totaling $10,672,000 were outstanding thereunder. Cash and cash equivalents and a portion of accounts receivable have been pledged as collateral pursuant to these credit facilities.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Based on rates currently available to the Parent for debt with similar terms and remaining maturities, the Division believes that the recorded value of long-term debt approximates fair market value at December 31, 1995.

6. INCOME TAXES

     Effective January 1, 1993, the Division adopted SFAS 109 and in connection therewith recorded a non-cash gain in the amount of $3,835,000, which represents the reduction of the deferred tax liability as of January 1, 1993. The gain has been recorded in the combined statement of operations as "cumulative effect of change in accounting for income taxes".

     The components of the provision for income taxes were as follows:

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ----------------------
                                                                      1995    1994    1993
                                                                     ------   ----   ------
                                                                         (IN THOUSANDS)
    United States Federal:
      Current....................................................... $1,690   $333   $1,079
      Deferred......................................................  1,024    280     (518)
                                                                     ------   ----   ------
                                                                      2,714    613      561
                                                                     ------   ----   ------
    State:
      Current.......................................................     99     20       63
      Deferred......................................................     60     16      (30)
                                                                     ------   ----   ------
                                                                        159     36       33
                                                                     ------   ----   ------
              Total income tax provision............................ $2,873   $649   $  594
                                                                     ======   ====   ======

     The difference between the effective federal income tax rate reflected in the income tax provision and the amounts which would be determined by applying the statutory federal tax rate to earnings before income taxes is summarized as follows:

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ----------------------
                                                                     1995     1994     1993
                                                                     ----     ----     ----
    U.S. statutory rate............................................  34.0%    34.0%    34.0%
    State and local taxes..........................................   2.0      2.0      2.0
    Other (principally nondeductible expenses).....................   2.4     11.7      4.4
                                                                     ----     ----     ----
    Effective tax rate.............................................  38.4%    47.7%    40.4%
                                                                     ====     ====     ====

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities and deferred tax assets as of December 31, 1995 and 1994 were as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Deferred tax liabilities:
      Depreciation...................................................  $12,239     $ 9,848
      Other..........................................................       50          82
                                                                       -------     -------
              Total deferred tax liabilities.........................   12,289       9,930
                                                                       -------     -------
    Deferred tax assets:
      Insurance accruals.............................................   (1,891)     (3,345)
      Bad debts......................................................     (153)       (142)
      Other..........................................................     (289)       (371)
                                                                       -------     -------
              Total deferred tax assets..............................   (2,333)     (3,858)
                                                                       -------     -------
    Net deferred tax liability.......................................  $ 9,956     $ 6,072
                                                                       =======     =======

7. EMPLOYEE BENEFITS

     The Parent has a salary deferral plan covering its employees, including those of the Division, whereby employees may elect to contribute up to 15% of their annual compensation. The Parent may at its discretion make matching contributions with respect to an employee's salary contribution of up to $1,000 or 6% of compensation, whichever is less. Total expense charged to the Division for the years ended December 31, 1995, 1994 and 1993, were $134,000, $87,000 and $61,000, respectively.

8. COMMITMENTS AND CONTINGENCIES

     The Division is routinely involved in litigation incidental to its business, which often involves claims for significant monetary amounts, some of which would not be covered by insurance. In the opinion of management, none of the existing litigation will have any material adverse effect on the Division's financial position or results of operations.

     The Division is self-insured with respect to physical damage or loss to its domestic vehicles, land rigs, and equipment (except for thirteen of its largest land rigs). Thirteen of the Division's largest land rigs are insured, with deductibles of generally $25,000 per occurrence. Presently, the Division has insurance deductibles of $250,000 per occurrence for workers' compensation claims, $100,000 per occurrence for automobile liability claims, and $100,000 for general liability claims. The Division further limits its exposure by maintaining, together with the Parent, an accident and health insurance policy with respect to its employees with a deductible of $10,000 per occurrence.

     In July 1995, one of the Division's land rigs was destroyed in an explosion and fire. The damaged rig was covered by insurance and the Division received net insurance proceeds, after repurchasing the salvage, of $1,094,000. The Division recognized a gain from the insurance recovery of $1,049,000 which is included in other income in the accompanying consolidated statement of operations.

     As of December 31, 1995 and 1994, the Division had accrued approximately $5,916,000 and $9,706,000, respectively for estimated claims liabilities, of which $3,112,000 and $5,217,000, respectively, was included in current liabilities and $2,804,000 and $4,489,000, respectively, was reflected as other long-term liabilities in the accompanying balance sheet.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     As of December 31, 1995, the Division had letters of credit outstanding totaling $10,672,000. These letters of credit guarantee principally the funding of the Division's share of insured claims. Cash and cash equivalents of the Parent and a portion of trade receivables have been pledged as security for these letters of credit. The credit facility provides flexibility to reduce the pledge of the Parent's cash and cash equivalents by pledging additional trade receivables.

     Due to the nature of the Division's business and the structure of its insurance program, the occurrence of a significant event against which the Division is not fully insured or a number of lessor events for which the Division is insured, but subject to substantial deductibles, could significantly impact the operating results of the Division for a given period.

     Rental expense for equipment, vehicles and various facilities of the Division for the years ended December 31, 1995, 1994 and 1993 was $4,354,000, $4,233,000 and $3,877,000, respectively. As of December 31, 1995, the Division did not have any significant future minimum lease payments for operating leases having initial or remaining noncancelable lease terms longer than one year. The Division leases vehicles used in its operations under a revolving master lease. Although any single lease is cancelable by the Division with 60 days notice, the Division expects to incur this lease expense in increasing amounts for the foreseeable future. Vehicle lease expense pursuant to the master lease agreements included in the above rental expense for the years ended December 31, 1995, 1994 and 1993 was $2,218,000, $2,134,000 and $1,809,000, respectively.

9. RELATED PARTY TRANSACTIONS

     Selling, general and administrative expense includes allocation of corporate costs from the Parent of approximately $4,000,000, $4,500,000 and $4,600,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Those costs relate principally to financial, marketing, management information, risk management, legal and human resource services and were allocated based on estimates of time incurred or the cost of the service provided. Although management believes such methods of allocation are reasonable, they are not able to determine whether the allocations are indicative of actual expenses that would have been incurred if the Division operated as a separate entity.

     The Division transfers underutilized equipment to the Parent from time to time using the equipment's net book value. The amount of such transfers were approximately $660,000, $489,000 and $529,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

10. SUPPLEMENTAL FINANCIAL INFORMATION

  Other Current Assets

     Other current assets at December 31, 1995 and 1994 consists of the following:

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                           1995      1994
                                                                          ------    ------
                                                                           (IN THOUSANDS)
         Other receivables............................................... $  821    $  383
         Prepaid expenses................................................  1,324     1,165
                                                                          ------    ------
                                                                          $2,145    $1,548
                                                                          ======    ======

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Accrued Expenses

     Accrued expenses at December 31, 1995 and 1994 consists of the following:

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                           1995      1994
                                                                          ------    ------
                                                                           (IN THOUSANDS)
      Insurance (excluding the long-term portion of $2,804 and $4,489,
      respectively)...................................................... $3,112    $5,217
      Payroll............................................................  3,454     2,008
      Taxes, other than income...........................................  1,101     1,422
      Other..............................................................    326       237
                                                                          ------    ------
                                                                          $7,993    $8,884
                                                                          ======    ======

  Cash Flow Information

     Cash paid for interest and income taxes during the years ended December 31, 1995, 1994 and 1993 was as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                                   ------------------------
                                                                   1995     1994      1993
                                                                   ----    ------    ------
                                                                        (IN THOUSANDS)
      Cash paid during the year for:
         Interest................................................. $786    $   --    $   --
         Income taxes.............................................  500     1,893         2

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                             COMBINED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                     SEPTEMBER 30,     DECEMBER 31,
                                                                         1996              1995
                                                                     -------------     ------------
                                              ASSETS
CURRENT ASSETS
  Cash and cash equivalents........................................    $   1,638         $  1,253
  Trade receivables, net of allowance for doubtful accounts of $426
     and $426, respectively........................................       17,451           16,055
  Parts and supplies...............................................        2,045            2,098
  Deferred income taxes............................................        1,796            2,333
  Other current assets.............................................        4,323            2,145
                                                                        --------         --------
          Total current assets.....................................       27,253           23,884
                                                                        --------         --------
PROPERTY AND EQUIPMENT, at cost....................................      134,133          133,641
ACCUMULATED DEPRECIATION...........................................      (91,092)         (90,717)
                                                                        --------         --------
          Net property and equipment...............................       43,041           42,924
                                                                        --------         --------
OTHER ASSETS.......................................................        2,006            1,200
                                                                        --------         --------
                                                                       $  72,300         $ 68,008
                                                                        ========         ========

                                  LIABILITIES AND OWNER'S EQUITY
CURRENT LIABILITIES
  Accounts payable.................................................    $   5,337         $  5,313
  Accrued expenses.................................................        3,988            7,993
  Current portion of long-term debt................................        9,026            3,132
                                                                        --------         --------
          Total current liabilities................................       18,351           16,438
                                                                        --------         --------
OTHER LONG-TERM LIABILITIES........................................        2,066            2,804
LONG-TERM DEBT, net of current portion.............................       36,885            8,028
DEFERRED INCOME TAXES..............................................       11,384           12,289
COMMITMENTS AND CONTINGENCIES
OWNER'S EQUITY.....................................................        3,614           28,449
                                                                        --------         --------
                                                                       $  72,300         $ 68,008
                                                                        ========         ========

     The accompanying notes are an integral part of the combined financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                        COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                          --------------------
                                                                            1996        1995
                                                                          --------     -------
REVENUES................................................................  $ 87,290     $85,990
                                                                          --------     --------
COSTS AND EXPENSES
  Operating costs.......................................................    67,756      66,390
  Depreciation and amortization.........................................     4,070       4,017
  Selling, general and administrative...................................    11,012      10,870
                                                                          --------     --------
          Total costs and expenses......................................    82,838      81,277
                                                                          --------     --------
            Earnings from operations....................................     4,452       4,713
OTHER INCOME (EXPENSE)
  Other income..........................................................       230       1,264
  Interest expense......................................................    (2,244)       (551)
                                                                          --------     --------
          Total other income (expense), net.............................    (2,014)        713
                                                                          --------     --------
EARNINGS BEFORE INCOME TAXES............................................     2,438       5,426
INCOME TAX PROVISION....................................................     1,008       2,048
                                                                          --------     --------
NET EARNINGS............................................................     1,430       3,378
NET TRANSFERS TO PARENT.................................................   (26,265)     (7,574)
OWNER'S EQUITY, beginning of period.....................................    28,449      29,746
                                                                          --------     --------
OWNER'S EQUITY, end of period...........................................  $  3,614     $25,550
                                                                          ========     ========

   The accompanying notes are an integral part of the consolidated financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                          --------------------
                                                                            1996        1995
                                                                          --------     -------
OPERATING ACTIVITIES
  Net earnings........................................................    $  1,430     $ 3,378
  Adjustments to reconcile net earnings to net cash provided by operating activities --
       Depreciation and amortization..................................       4,070       4,017
       Gain on sale of assets.........................................        (251)       (906)
       Deferred tax provision.........................................       2,974       1,057
       Changes in assets and liabilities, net of effects of
        acquisitions --
          Trade receivables...........................................      (1,396)       (442)
          Parts and supplies..........................................          53        (358)
          Other current and noncurrent assets.........................      (3,061)     (1,671)
          Accounts payable............................................          24       1,068
          Accrued expenses and other..................................      (4,743)     (1,527)
                                                                          --------     -------
            Net cash provided by operating activities.................        (900)      4,616
                                                                          --------     -------
INVESTING ACTIVITIES
  Purchase of net assets of acquired entities, including acquisition
     costs, less cash acquired........................................      (1,850)     (1,990)
  Purchases of property and equipment.................................      (2,778)     (2,573)
  Proceeds from sales of property and equipment.......................         265       1,280
  Other...............................................................         (43)       (110)
                                                                          --------     -------
            Net cash used in investing activities.....................      (4,406)     (3,393)
                                                                          --------     -------
FINANCING ACTIVITIES
  Proceeds from debt borrowings.......................................      45,000       6,600
  Reduction of debt...................................................     (10,249)     (1,000)
  Net transfers to Parent.............................................     (29,060)     (7,977)
                                                                          --------     -------
            Net cash provided by financing activities.................       5,691      (2,377)
                                                                          --------     -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..................         385      (1,154)
CASH AND CASH EQUIVALENTS, beginning of period........................       1,253       1,154
                                                                          --------     -------
CASH AND CASH EQUIVALENTS, end of period..............................    $  1,638     $     0
                                                                          ========     =======

   The accompanying notes are an integral part of the consolidated financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. GENERAL

     The unaudited combined financial statements included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, pursuant to such rules and regulations. These unaudited combined financial statements should be read in conjunction with U.S. Land Based Well Servicing Operations of Pride Petroleum Services, Inc.'s (the "Division's") audited combined financial statements and notes thereto for the year ended December 31, 1995.

     The unaudited combined financial information included herein reflects all adjustments, consisting only of normal recurring adjustments, which are necessary, in the opinion of management, for a fair presentation of the Division's financial position, results of operations and cash flows for the interim periods presented. The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for full years.

2. COMMITMENTS AND CONTINGENCIES

     The Division is routinely involved in litigation incidental to its business, which often involves claims for significant monetary amounts, some of which would not be covered by insurance. In the opinion of management, none of the existing litigation will have any material adverse effect on the Division's financial position or results of operations.

     The Division is self-insured with respect to physical damage or loss to its vehicles, land rigs (except for thirteen of its largest land rigs), and other equipment. Thirteen of the Division's largest land rigs are insured, with deductibles of generally $25,000 per occurrence. Presently, the Division has insurance deductibles of $250,000 per occurrence for workers' compensation claims, $100,000 per occurrence for automobile liability claims, and $100,000 for general liability claims. The Division further limits its exposure by maintaining an accident and health insurance policy with respect to its employees with a deductible of $10,000 per occurrence.

     As of September 30, 1996 and December 31, 1995, the Division had accrued approximately $5,918,000 and $5,916,000, respectively, for estimated claims liabilities, of which $3,852,000 and $3,112,000, respectively, was included in current liabilities and $2,066,000 and $2,804,000, respectively, was included in other long-term liabilities in the accompanying unaudited combined balance sheet. As of September 30, 1996, the Division had letters of credit outstanding totaling $8,652,000. These letters of credit principally guarantee the funding of the Division's share of insured claims.

3. ACQUISITIONS

     In February 1996, the Division acquired substantially all of the assets of another operator in Freer, Texas for aggregate consideration of approximately $1,879,000, consisting of $1,850,000 cash and 4,200 restricted shares of Pride Petroleum Services, Inc. common stock. The assets acquired included seven workover rigs, hauling and anchor trucks and other support assets.

     The acquisition was recorded using the purchase method of accounting. The operating results of each acquisition have been included in the Division's consolidated results of operations from the date of acquisition.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

        NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4. DEBT

  Long-Term Debt

     Long-term debt at September 30, 1996 and December 31, 1995 consists of the following:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
                                                                         (IN THOUSANDS)
    Collateralized term loans..................................     $41,736          $  5,696
    Notes payable..............................................          --               394
    Acquisition note payable...................................       4,175             5,070
                                                                    -------           -------
                                                                     45,911            11,160
    Less: current portion......................................       9,026             3,132
                                                                    -------           -------
                                                                    $36,885          $  8,028
                                                                    =======           =======

     In April 1996, the Division completed two separate financing arrangements with lending institutions pursuant to which it borrowed an aggregate amount of $40,000,000, net of repayment of $5,000,000 of borrowings to one of the lenders. The collateralized term loans bear interest initially at a floating rate of prime plus 1/2% and are repayable in monthly installments of principal and interest over a period of five to six years. The Division may elect to convert the interest payable to a fixed rate basis at any time during the term of the loans. The loans are collateralized by substantially all of the land-based rig fleet and ancillary equipment.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders, Members, and Owners
Taylor Acquisition Group
Carthage, Texas

     We have audited the accompanying combined balance sheets of the Taylor Acquisition Group (the Group) as of December 31, 1995 and 1994, and the related statements of income, changes in stockholder equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     The Taylor Acquisition Group is an unincorporated combination of entities consisting of Taylor Companies, Inc. (a Texas corporation) and its wholly owned subsidiaries (excluding Cavern Disposal, Inc.), Taylor Water Injections, Inc. (a Texas corporation), Teague Interests, Inc. (a Texas corporation), Taylor Caldwell Properties, LLC (a Texas limited liability company), and the unincorporated land and buildings owned by John Randall Taylor which constitute the Carthage yard facilities. The wholly owned subsidiaries of Taylor Companies, Inc. which are included consist of Taylor Interests, Inc., Taylor SWD Operating, Inc., Taylor Environmental, Inc., Taylor Disposal, Inc., Production Disposal, Inc., Taylor Injection Systems, Inc., DeBerry SWD, Inc., Tatum SWD, Inc., and Newton County SWD, Inc. (all Texas corporations).

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Taylor Acquisition Group as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Chapman, Williams & Co.
Certified Public Accountants
Carthage, Texas

May 21, 1996

                            TAYLOR ACQUISITION GROUP

                             COMBINED BALANCE SHEET

                                                               DECEMBER 31,
                                                        --------------------------     JUNE 30,
                                                           1994           1995           1996
                                                        -----------    -----------    -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents...........................  $   563,105    $   283,054    $   239,160
  Accounts receivable -- trade, (net).................    3,669,784      2,973,206      3,299,590
  Accounts receivable -- affiliates...................       81,399             --             --
  Accounts receivable -- officer......................      445,655        164,135        202,628
  Accounts receivable -- other........................      286,256        122,273        298,003
  Prepaid expenses....................................      141,336        110,496        226,058
                                                        -----------    -----------    -----------
          Total current assets........................    5,187,535      3,653,164      4,265,439
Property, plant and equipment:
  Heavy trucks and trailers...........................    2,415,384      2,331,400      2,371,053
  Frac tanks..........................................    3,961,543      3,980,401      3,992,401
  Other equipment.....................................    2,776,437      2,667,291      2,707,025
  Disposal wells......................................    2,348,249      2,816,349      2,810,600
  Land................................................       45,953         55,627         55,627
                                                        -----------    -----------    -----------
                                                         11,547,566     11,851,068     11,936,706
  Less: accumulated depreciation......................    6,790,230      8,073,760      8,749,869
          Net property, plant and equipment...........    4,757,336      3,777,308      3,186,837
Other assets:
  Equipment not in service............................       87,964          9,528             --
                                                        -----------    -----------    -----------
          Total assets................................  $10,032,835    $ 7,440,000    $ 7,452,276
                                                        ===========    ===========    ===========

                              LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Notes payable -- current portion....................  $ 2,497,684    $ 2,026,198    $ 1,469,604
  Obligation under capital leases -- current
     portion..........................................       16,941         18,275         18,275
  Accounts payable -- trade...........................      916,657        478,519        628,106
  Accounts payable -- affiliates......................           --         89,241             --
  Accrued expenses....................................      745,452        455,912        631,013
  Deferred revenues...................................       17,215         48,800         43,959
                                                        -----------    -----------    -----------
          Total current liabilities...................    4,193,949      3,116,945      2,790,957
Long-term debt:
  Notes payable.......................................    1,640,936        852,817        820,173
  Obligation under capital leases.....................       36,288         18,013         18,013
  Subordinated payable to stockholder.................    3,999,610      2,896,201      2,505,629
                                                        -----------    -----------    -----------
          Total long-term debt........................    5,676,834      3,767,031      3,343,815
Other non-current liabilities:
  Deferred revenue....................................      242,005        193,205        186,398
  Deferred taxes......................................      380,235        224,827        122,484
                                                        -----------    -----------    -----------
          Total non-current liabilities...............      622,240        418,032        308,882
                                                        -----------    -----------    -----------
          Total liabilities...........................   10,493,023      7,302,008      6,443,654
Stockholder's equity:
  Common Stock, $1 par value; 30,000 shares
     authorized; 15,000 shares issued and
     outstanding......................................       66,100         67,100         67,100
  Paid-in surplus.....................................        5,000        743,011      1,129,083
  Retained earnings...................................     (531,288)      (672,119)      (187,561)
                                                        -----------    -----------    -----------
          Total stockholder's equity..................     (460,188)       137,992      1,008,622
                                                        -----------    -----------    -----------
          Total liabilities and stockholder's
            equity....................................  $10,032,835    $ 7,440,000    $ 7,452,276
                                                        ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                            TAYLOR ACQUISITION GROUP

                      COMBINED STATEMENT OF INCOME (LOSS)


                                                                              SIX MONTHS ENDED
                                           YEARS ENDED DECEMBER 31,       -------------------------
                                          ---------------------------      JUNE 30,       JUNE 30,
                                             1994            1995            1995           1996
                                          -----------     -----------     ----------     ----------
                                                                                 (UNAUDITED)
REVENUES................................  $19,651,930     $16,713,246     $8,369,304     $8,943,005
DIRECT COST OF OPERATIONS...............   16,291,016      14,281,231      7,024,849      7,112,371
                                          -----------     -----------     ----------     ----------
  Gross profit..........................    3,360,914       2,432,015      1,344,455      1,830,634
  General and administrative expenses...    3,443,168       2,831,866      1,167,660      1,086,408
                                          -----------     -----------     ----------     ----------
  Net operating income (loss)...........      (82,254)       (399,851)       176,795        744,226
  Other income (expense)................     (140,046)        100,896         78,288          3,330
                                          -----------     -----------     ----------     ----------
  Net income (loss) before tax..........     (222,300)       (298,955)       255,083        747,556
  Provision for income taxes (benefit)
     Current............................       (7,973)         (2,716)       135,335        365,341
     Deferred...........................      380,235        (155,408)       236,718       (102,343)
                                          -----------     -----------     ----------     ----------
                                              372,262        (158,124)       372,053        262,998
                                          -----------     -----------     ----------     ----------
          Net income (loss).............  $  (594,562)    $  (140,831)    $ (116,970)    $  484,558
                                          ===========     ===========     ==========     ==========


   The accompanying notes are an integral part of these financial statements

                            TAYLOR ACQUISITION GROUP

                        COMBINED STATEMENT OF CASH FLOWS

                                                     DECEMBER 31,                  JUNE 30,
                                              --------------------------    ----------------------
                                                 1994           1995          1995         1996
                                              -----------    -----------    ---------    ---------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................  $  (594,562)   $  (140,831)   $(116,970)   $ 484,558
Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities:
  Depreciation and amortization.............    1,645,314      1,607,042      839,977      676,109
  Gain on sale of assets....................      (15,058)       (86,904)     (70,454)      (1,789)
  Decrease (increase) in accounts
     receivable.............................     (362,011)       696,578      502,441     (502,114)
  Decrease (increase) in prepaid expenses
     and other assets.......................      (57,645)       119,829     (121,101)    (106,034)
  Decrease (increase) in due to
     affiliates.............................      (64,354)       170,640       48,668      (89,241)
  Decrease (increase) in accounts payable...      265,419       (438,138)    (347,550)     149,587
  Decrease (increase) in accrued expenses...      147,618       (289,543)    (165,235)     175,101
  Decrease (increase) in deferred revenue...      259,220        (17,215)     (11,535)     (11,648)
  Decrease (increase) in income tax
     receivable.............................     (107,973)        75,000      143,308           --
  Decrease (increase) in deferred taxes.....      380,235       (155,408)     236,718     (102,343)
  Decrease in officer note receivable for
     operations.............................           --        105,509           --           --
  Decrease in fixed and other assets used
     for operations.........................           --         28,924           --           --
                                              -----------    -----------    ---------    ---------
          Net cash provided by operating
            activities......................    1,496,203      1,675,483      938,267      672,186
                                              -----------    -----------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets....................   (1,143,548)    (1,007,592)    (875,809)     (85,638)
Proceeds on sale of assets..................       31,415        343,186      313,503        1,789
Advances on officer note receivable.........           --       (321,806)     (55,908)     (38,493)
Collections on officer note receivable......      259,320        174,474           --           --
Purchase equipment not in service...........      (87,964)            --           --           --
                                              -----------    -----------    ---------    ---------
          Net cash used in investing
            activities......................     (940,777)      (811,738)    (618,214)    (122,342)
                                              -----------    -----------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
New loans...................................    1,158,560        250,000      342,066           --
Repayment of capital lease..................      (16,961)       (16,941)          --           --
Repayment of debt...........................   (1,674,845)    (1,509,605)    (997,739)    (589,238)
Repayment of note payable -- shareholder....     (326,339)      (100,000)          --       (4,500)
Loans from shareholder......................    2,406,574        231,750       11,250           --
Distribution of Subchapter S earnings.......   (2,406,574)            --           --           --
Issue capital stock.........................        2,000          1,000        1,000           --
                                              -----------    -----------    ---------    ---------
  Net cash used in financing activities.....     (857,585)    (1,143,796)    (643,423)    (593,738)
                                              -----------    -----------    ---------    ---------
          Net decrease in cash and cash
            equivalents.....................     (302,159)      (280,051)    (323,370)     (43,894)
Cash and cash equivalents at the beginning
  of the period.............................      865,264        563,105      563,105      283,054
                                              -----------    -----------    ---------    ---------
Cash and cash equivalents at the end of the
  period....................................  $   563,105    $   283,054    $ 239,735    $ 239,160
                                              ===========    ===========    =========    =========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Additional paid-in surplus..................                 $   738,011    $      --    $ 386,072
Reduction in notes payable -- officer.......                    (738,011)          --     (386,072)
                                                             -----------    ---------    ---------
                                                                      --           --           --
                                                             ===========    =========    =========
Acquisition of equipment
Cost of equipment...........................  $ 1,617,653
Equipment loans.............................     (474,105)
                                              -----------
  Cash paid for equipment...................  $ 1,143,548
                                              ===========

   The accompanying notes are an integral part of these financial statements.

                            TAYLOR ACQUISITION GROUP

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                                          CAPITAL      PAID-IN        RETAINED
                                                           STOCK       SURPLUS        EARNINGS
                                                          -------     ----------     -----------
BALANCE, DECEMBER 31, 1993..............................  $64,100     $       --     $ 2,589,538
  Issue stock: Taylor Companies, Inc....................    1,000             --              --
     Newton SWD, Inc....................................    1,000             --              --
  Capitalize Taylor Caldwell Properties, LLC............       --          5,000              --
  Distribution of Subchapter-S earnings.................       --             --      (2,526,264)
          Net loss......................................       --             --        (594,562)
                                                          -------     ----------     -----------
BALANCE, DECEMBER 31, 1994..............................   66,100          5,000        (531,288)
  Issue stock: Teague Interests, Inc....................    1,000             --              --
  Contribution of officer note payable..................       --        738,011              --
          Net loss......................................       --             --        (140,831)
                                                          -------     ----------     -----------
BALANCE, DECEMBER 31, 1995..............................   67,100        743,011        (672,119)
  Contribution of officer note payable..................       --        386,072              --
          Net income....................................       --             --         484,558
                                                          -------     ----------     -----------
BALANCE, JUNE 30, 1996 (UNAUDITED)......................  $67,100     $1,129,083     $  (187,561)
                                                          =======     ==========     ===========

   The accompanying notes are an integral part of these financial statements

                            TAYLOR ACQUISITION GROUP

                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. The Group was organized for the purpose of providing oil field services to major oil companies and drilling companies by providing vacuum trucks, frac tanks, saltwater disposal and other services necessary for the drilling, completion and production processes. Operational areas exist primarily in the east, southeast, and central regions of Texas. The Group maintains facilities in Carthage, Caldwell, Bryan, Giddings, Pineland, Freestone, and Easton, Texas. The Group had a facility in Laredo, Texas which was closed in December 1994.

     B. The combined financial statements include the accounts of Taylor Companies, Inc. and its wholly owned subsidiaries Taylor Interests, Inc., Taylor SWD Operating, Inc., Taylor Environmental, Inc., Taylor Disposal, Inc., Production Disposal, Inc., Taylor Injection Systems, Inc., DeBerry SWD, Inc., Tatum SWD, Inc. and Newton County SWD, Inc. Cavern Disposal, Inc., which is also a wholly owned subsidiary of Taylor Companies, Inc. is not included. Also included are Taylor Water Injections, Inc., Teague Interests, Inc., Taylor Caldwell Properties, LLC and the real property representing the Carthage yard, all of which are owned by Mr. John Randall Taylor. Intercompany transactions have been eliminated.

     C. Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Virtually all assets, excluding buildings, are depreciated over an estimated useful life of five years.

     Depreciation expense on equipment, vehicles and disposal wells is included in cost of operations. Depreciation expense on these assets totaled $1,526,491 and $1,619,505 in 1995 and 1994, respectively. Depreciation expense on office furnishing and equipment and leasehold improvements totaled $80,551 and $25,809 for 1995 and 1994, respectively. These amounts are included in general and administrative expenses.

     For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     D. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     E. Cash and cash equivalents are comprised of checking accounts, savings accounts, and short-term cash investment accounts maintained at various financial institutions.

     The Group has had monies invested into a special account with Premier Bank into which excess operating funds are transferred on a daily basis. The monies in this account earn a floating interest rate and are collateralized by U.S. Government obligations.

     F. As explained in Note 1B, the Group consists of various companies and assets which do not exist as a taxable entity. However, the tax provisions reflected in the financial statements have been computed as if the companies and assets did exist as a single taxable entity.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of depreciation and bad debt reserves for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

                            TAYLOR ACQUISITION GROUP

NOTE 2 ACCOUNTS RECEIVABLE -- TRADE

     The Group's receivables consist of amounts due from major oil companies and oilfield drilling companies for frac tank and vacuum truck services and disposal fees. Receivables are uncollateralized with 30 day terms.

                                                             1995                 1994
                                                       -----------------    -----------------
                                                         AMOUNT       %       AMOUNT       %
                                                       ----------    ---    ----------    ---
    Current..........................................  $1,992,448     65    $2,477,303     66
    30 Days..........................................     712,236     23       895,283     24
    60 Days..........................................     193,362      6       254,940      7
    90 Days and Over.................................     186,482      6       117,729      3
                                                       ----------    ---    ----------    ---
                                                       $3,084,528    100    $3,745,255    100
                                                       ==========    ===    ==========    ===

     An allowance for doubtful accounts of $111,322 and $75,471 has been established as of December 31, 1995 and 1994, respectively.

NOTE 3 NOTES PAYABLE

                                                                       1995         1994
                                                                    ----------   ----------
    Installment notes payable to The Associates, secured by frac tanks and trailers, payable monthly at 7.6% to 8.5%
      interest....................................................  $  162,271   $  404,744
    Installment note payable to The Associates, secured by
      vehicles, payable monthly at 8.15% interest.................       8,741      120,635
    Installment notes payable to General Motors Acceptance
      Corporation, secured by vehicles, payable monthly at
      interest rates of 7.9% to 9.5% interests....................      26,163       58,831
    Installment notes payable to insurance companies for current
      policies....................................................      14,689       64,048
    Installment notes payable to MetLife Capital Corporation,
      secured by frac tanks, certain vacuum trailers and vehicles,
      payable monthly at 6.66% to 7.33% interest..................     629,934      970,214
    Installment note payable to Premier Bank, secured by frac
      tanks, payable in monthly installments floating at 1.5% over
      the Chase Manhattan prime rate..............................     258,750      393,750
    Installment note payable to Premier Bank, secured by frac
      tanks, payable in monthly installments floating at 1.5% over
      the Premier Bank prime rate.................................      61,655      281,250
    Line of credit from Premier Bank, secured by equipment, with
      interest at prime plus 1.5%.................................     250,000           --
    Line of credit from Premier Bank, secured by accounts
      receivable, with interest at prime plus 1.5%................   1,000,000    1,000,000
    Installment note payable to Case Credit, secured by equipment,
      payable monthly at 7.31% interest...........................       9,962       21,144
    Installment note payable to Panola National Bank, secured by portable office buildings, payable in monthly installments
      at 9.25% interest...........................................      59,266       72,605
    Installment note payable to Premier Bank secured by disposal wells, payable in monthly installments at 1% over the
      Premier Bank prime rate.....................................          --       58,334
    Installment note payable to Texas Workers Compensation
      Insurance Fund, payable in monthly installments.............          --      221,432

                            TAYLOR ACQUISITION GROUP

                                                                       1995         1994
                                                                     --------    ----------
    Installment notes payable to Concord Commercial Corporation, secured by vacuum trailers and frac tanks, at 12.5%
      interest....................................................  $       --   $    7,510
    Installment notes payable to U. S. Leasing (formerly Ford
      Leasing), secured by frac tanks, at 11.7% interest..........          --       29,991
    Installment notes payable to SafeCo, secured by equipment and
      vehicles, at 12.25% interest................................          --       15,705
    Installment notes payable to Panola National Bank secured by vehicles, payable in monthly installments at 2% over Texas
      Commerce Bank, Houston base rate............................          --       18,187
    Installment note payable to Premier Bank secured by real
      estate, payable in monthly installments of $2,500.00 over a remaining period of 108 months floating at 1% over the Chase
      Manhattan prime rate........................................     269,500      302,500
    Installment note payable to Citizens State Bank secured by real estate, payable in monthly installments of $2,230 at 8%
      interest....................................................      78,084       97,740
    Note payable to an individual secured by two winch trucks, payable in annual installments of $10,000 over a remaining
      period of 5 years at 0% interest............................      50,000           --
                                                                      --------   ----------
    Total notes payable...........................................   2,879,015    4,138,620
    Less: current portion.........................................   2,026,198    2,497,684
                                                                      --------   ----------
    Long-term debt................................................  $  852,817   $1,640,936
                                                                      ========   ==========

     Maturities of the above notes are summarized below:

        1996.............................................................  $2,026,198
        1997.............................................................     550,084
        1998.............................................................      93,223
        1999.............................................................      48,775
        2000 and thereafter..............................................     160,735
                                                                           ----------
                                                                           $2,879,015
                                                                            =========

     Interest expense was $461,326 and $473,448 for 1995 and 1994, respectively.

     Taylor Companies, Inc. also has a line of credit available with Premier Bank of $800,000 for the purchase of new equipment or salt water disposal wells. The loan agreement contains a restrictive covenant which requires net worth to be at least $2,740,000 and the ratio of debt to net worth to be less than 2.25 to 1.00.

     The Group had loans from its sole shareholder, Randy Taylor, for $2,896,201 and $3,999,610 at December 31, 1995 and 1994 respectively. These loans are subordinated to the Premier Bank loans and is considered as equity for determining the debt to net worth ratio required by the Premier covenant.

                            TAYLOR ACQUISITION GROUP

NOTE 4 CAPITAL LEASES

     In 1992 Taylor Interests, Inc. entered into a capital lease with The Associates for three vacuum trailers.

     The future minimum lease payments under capital leases together with the present value of the net minimum lease payments are as follows:

                                                                          YEAR
                                                                         ENDING
                                                                       DECEMBER 31,
                                                                       ------------
                                                                         1996         $20,405
                                                                         1997          20,405
                                                                                      -------
    Total minimum lease payments.......................................                40,810
    Less: amount representing interest.................................                 4,522
                                                                                      -------
    Present value of net minimum lease payments........................               $36,288
                                                                                      =======

NOTE 5  FEDERAL INCOME TAXES

     As explained in Note 1B, the Group consists of various companies and assets which do not exist as a taxable entity. However, the tax provisions reflected in the financial statements have been computed as if the companies and assets did exist as a single taxable entity.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of depreciation and bad debt reserve for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

     The Group utilizes different methods of recognizing depreciation expense and bad debt expense for financial statement and income tax purposes. The Group also elected to expense certain costs relating to saltwater disposal wells for tax purposes that have been capitalized under generally accepted accounting principles.

                                                                     1995          1994
                                                                   ---------     ---------
    Net loss before taxes........................................  $(298,955)    $(222,300)
                                                                   ---------     ---------
    Temporary differences
      Depreciation...............................................    329,282       137,641
      Basis in assets sold.......................................    110,978         4,601
      Bad debts..................................................     35,851        47,371
      Capitalization policies....................................   (180,110)     (353,310)
                                                                   ---------     ---------
              Total temporary differences........................    296,001      (163,397)
    Permanent differences........................................     41,186       (72,475)
                                                                   ---------     ---------
              Total differences..................................    337,187      (236,172)
                                                                   ---------     ---------
    Taxable income...............................................  $  38,232     $(458,472)
                                                                   =========     =========
    Tax at statutory rates.......................................  $   5,735     $      --
    Fuel tax credit..............................................      8,451         7,973
                                                                   ---------     ---------
              Net tax............................................  $  (2,716)    $  (7,973)
                                                                   =========     =========

                            TAYLOR ACQUISITION GROUP

     Deferred tax liability is computed as follows:

        Depreciation expense (liability)....................  $1,251,644     $1,563,124
        Bad debt expense (asset)............................    (111,322)      (139,018)
        Net operating loss (asset)..........................    (479,065)      (222,300)
                                                              ----------     ----------
          Net differences...................................     661,257      1,201,806
          Rate..............................................          34%            31%
        Deferred tax liability..............................  $  224,827     $  380,235
                                                              ==========     ==========

The deferred tax liability for 1994 was recognized as an expense all in 1994 since the companies had previously been taxed as Subchapter S corporations. No deferral existed in prior years.

NOTE 6 DEFERRED REVENUES

     Taylor Interests, Inc. entered into an agreement with a major oil company whereby that company would contribute $285,900 toward the cost of drilling and constructing a salt water disposal well. Taylor Interests, Inc., would bear the remaining cost of placing the facility in operation. The oil company would receive a credit of $.05 per barrel for each barrel disposed until such time as its investment of $285,900 was recovered. Taylor Interests, Inc. had disposed of 877,900 barrels under this agreement as of December 31, 1995. Deferred revenues recognized were $48,800 and $43,895 in 1995 and 1994, respectively.

NOTE 7 EMPLOYEE BENEFIT PLAN

     Taylor Interests, Inc. has established a 401(k) savings plan for its employees. All persons employed by the Company on April 1, 1990, are eligible to participate regardless of age or length of service. Persons employed after this date become eligible upon the attainment of age 18 and the completion of six months of service. At December 31, 1995, a total of 81 employees were participants in the plan.

     This plan is a defined contribution plan in which the Company has the option to match 50% of each employee's contributions which do not exceed 6% of the employee's annual compensation. All contributions are paid into a trust fund which has been established solely for the participants in the plan. Total plan expense to the Company in 1995 was $101,663 and $53,602 in 1995 and 1994, respectively.

     A valuation of plan assets is prepared by an independent actuary. At December 31, 1995, plan assets totaled $661,156. The Company has a liability to the plan in the amount of $30,482 which is reflected in accrued expenses.

                            TAYLOR ACQUISITION GROUP

NOTE 8 RELATED PARTY TRANSACTIONS

     John Randall Taylor owns 100 percent of the stock of Taylor Companies, Inc., Taylor Water Injections, Inc., Teague Interests, Inc., and Taylor Caldwell Properties, LLC. On January 1, 1995, Mr. Taylor exchanged 100% of the stocks of Newton County SWD, Inc. and Cavern Disposal, Inc. for additional stock in Taylor Companies, Inc.

     Various members of the Group had outstanding notes payable to Mr. Taylor. The note from Taylor Companies, Inc. is subordinated to the notes payable to Premier Bank and bears an interest rate of 5% per annum.

                                                                     1995           1994
                                                                  ----------     ----------
    Taylor Companies, Inc.......................................  $2,505,629     $2,505,629
    Taylor SWD Operating, Inc...................................       5,500          5,000
    Teague Interests, Inc.......................................     231,500             --
    Taylor Caldwell Properties, LLC.............................      17,000         17,000
    Taylor Water Injectors, Inc.................................     137,072        137,072
    Taylor Disposal, Inc........................................          --        243,493
    Production Disposal, Inc....................................          --        109,920
    Taylor Injection Systems, Inc...............................          --         65,049
    DeBerry SWD, Inc............................................          --         42,215
    Tatum SWD, Inc..............................................          --        244,371
    Newton SWD, Inc.............................................          --        629,861
                                                                  ----------     ----------
                                                                  $2,896,201     $3,999,610
                                                                  ==========     ==========

     Mr. Taylor contributed to paid-in surplus $738,011 of the notes payable from Taylor Disposal, Inc., Production Disposal, Inc., Taylor Injection Systems, Inc., DeBerry SWD, Inc., Tatum SWD, Inc., and Newton SWD, Inc. in 1995. The balance of the notes were distributed to Mr. Taylor.

     Taylor Interests, Inc. leases its office and shop facilities in Carthage from Mr. Taylor. The lease is renewable annually with lease payments of $72,000 per annum. The Company also leases its Caldwell facilities from Taylor Caldwell Properties, LLC, which is a member of the Group. The Company also leases the administrative office in Carthage from Tay-Rob Interests, Inc., a company in which Mr. Taylor is president and sole stockholder. The lease is renewable annually with lease payments of $12,000 per annum. Taylor SWD Operating, Inc. also leases its facilities from Mr. Taylor for $12,000 per annum.

NOTE 9 COMMITMENTS AND CONTINGENT LIABILITIES

     A. Taylor Interests, Inc. leases certain heavy trucks and vehicles from various leasing companies. These leases are accounted for as operating leases for financial statement purposes. Future minimum lease payments on these leases for the next three years are as follows:

        1996.............................................................  $  727,810
        1997.............................................................     527,251
        1998.............................................................     218,518
                                                                           ----------
                                                                           $1,473,579
                                                                           ==========

     B. The Group leases land for its salt water disposal wells from various individuals at a monthly total of $5,525.

                            TAYLOR ACQUISITION GROUP

     C. A suit is pending in District Court against Taylor Interests, Inc. and Taylor SWD Operating, Inc. seeking relief based on property rights relating to a salt water disposal well. The Company prevailed at trial of this suit; however, the Court has granted Plaintiffs a new trial. An adverse verdict could be for a material amount.

     D. Four suits are pending in various State Courts involving vehicular accidents against Taylor Interests, Inc. The Company has sufficient insurance to cover the claims.

NOTE 10 ECONOMIC DEPENDENCY

     The Group generated approximately 12% of its revenues from one customer in 1995. Total sales to this company were $1,918,841. In 1994, the Group generated approximately 24% of its revenue from two customers. Total sales to these two companies were $4,393,749. No other one customer generated more than 10% of total revenues.

     The Group grants credit to customers in the oil and gas and related industries in the normal course of business. Consequently, the Group's ability to collect the amounts due from customers is affected by economic fluctuations in the oil and gas industry.

NOTE 11 MOTOR CARRIER PERMIT

     Taylor Interests, Inc. had previously invested in an intrastate motor carrier permit for which it had paid $57,200 to another carrier. Intrastate trucking was deregulated by the federal government as of January 1, 1995, resulting in a permanent impairment of the value of the permit held by the Company. This permanent impairment in value has been recognized as an expense in 1994.

NOTE 12 SUBSEQUENT EVENT

     On January 1, 1996, Mr. Taylor contributed all the capital stock of Taylor Water Injections, Inc. and Teague Interests, Inc. to Taylor Companies, Inc. in exchange for additional shares in Taylor Companies, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Dawson WellTech, L.C.:

We have audited the accompanying balance sheets of Well Solutions, Inc. (a Delaware Corporation), as of March 31, 1994 and 1993, and the related statements of income, shareholder's equity and cash flows for each of the three years in the period ended March 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Well Solutions, Inc., as of March 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1994, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Antonio, Texas
April 10, 1995

                              WELL SOLUTIONS, INC.

                   BALANCE SHEETS -- MARCH 31, 1994 AND 1993

                                                                        1994           1993
                                                                    ------------   ------------
                              ASSETS
CURRENT ASSETS:
  Cash............................................................  $     53,379   $     61,312
  Unbilled accounts receivable....................................       581,988        134,827
  Receivable due from affiliate, net..............................     1,440,970      1,552,909
  Prepaid expenses and other......................................        61,198         58,016
                                                                    ------------   ------------
          Total current assets....................................     2,137,535      1,807,064
                                                                    ------------   ------------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Buildings and land..............................................     1,191,623      1,361,664
  Machinery and equipment.........................................    22,545,581     22,385,224
                                                                    ------------   ------------
                                                                      23,737,204     23,746,888
  Less accumulated depreciation and amortization..................   (12,807,166)   (11,237,822)
                                                                    ------------   ------------
                                                                      10,930,038     12,509,066
                                                                    ------------   ------------
DEFERRED INCOME TAX ASSETS........................................       335,519             --
                                                                    ------------   ------------
OTHER ASSETS, net.................................................     1,025,903      1,306,309
                                                                    ------------   ------------
          Total assets............................................  $ 14,428,995   $ 15,622,439
                                                                    ============   ============
               LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt............................  $  1,249,175   $  1,197,499
  Current deferred income taxes...................................       215,336         49,886
                                                                    ------------   ------------
          Total current liabilities...............................     1,464,511      1,247,385
                                                                    ------------   ------------
DEFERRED INCOME TAXES.............................................            --         70,253
                                                                    ------------   ------------
LONG-TERM DEBT, less current maturities...........................       829,677      1,730,579
                                                                    ------------   ------------
NOTE PAYABLE TO AN AFFILIATED COMPANY.............................     8,000,000      8,000,000
                                                                    ------------   ------------
COMMITMENTS AND CONTINGENCIES (Note 4)
SHAREHOLDER'S EQUITY:
  Common stock, par value $.01 per share; 10,000 shares
     authorized, issued and outstanding at March 31, 1994 and
     1993.........................................................           100            100
  Additional paid-in capital......................................       483,479        483,479
  Retained earnings...............................................     3,651,228      4,090,643
                                                                    ------------   ------------
          Total shareholder's equity..............................     4,134,807      4,574,222
                                                                    ------------   ------------
          Total liabilities and shareholder's equity..............  $ 14,428,995   $ 15,622,439
                                                                    ============   ============

   The accompanying notes are an integral part of these financial statements.

                              WELL SOLUTIONS, INC.

                              STATEMENTS OF INCOME
               FOR THE YEARS ENDED MARCH 31, 1994, 1993 AND 1992

                                                             1994          1993          1992
                                                          -----------   -----------   -----------
OPERATING REVENUES......................................  $24,459,735   $28,460,282   $23,618,211
                                                          -----------   -----------   -----------
OPERATING EXPENSES:
  Cost of services......................................   20,459,157    22,217,657    17,904,721
  General and administrative............................    1,011,260       801,448     1,407,722
  Depreciation and amortization.........................    2,372,040     2,202,732     1,974,938
                                                          -----------   -----------   -----------
          Total operating expenses......................   23,842,457    25,221,837    21,287,381
                                                          -----------   -----------   -----------
INCOME FROM OPERATIONS..................................      617,278     3,238,445     2,330,830
                                                          -----------   -----------   -----------
OTHER INCOME (EXPENSE):
  Loss on sale of assets................................     (326,350)     (228,892)      (12,093)
  Interest and other income.............................       22,451        29,947       140,375
  Interest expense......................................     (993,116)   (1,009,494)   (1,067,544)
                                                          -----------   -----------   -----------
          Total other income (expense)..................   (1,297,015)   (1,208,439)     (939,262)
                                                          -----------   -----------   -----------
INCOME (LOSS) BEFORE INCOME TAXES.......................     (679,737)    2,030,006     1,391,568
INCOME TAX EXPENSE (BENEFIT)............................     (240,322)      800,375       557,563
                                                          -----------   -----------   -----------
NET INCOME (LOSS).......................................  $  (439,415)  $ 1,229,631   $   834,005
                                                          ===========   ===========   ===========
EARNINGS (LOSS) PER SHARE OF COMMON
  STOCK.................................................  $    (43.94)  $    122.96   $     83.40
                                                          ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                              WELL SOLUTIONS, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY
               FOR THE YEARS ENDED MARCH 31, 1994, 1993 AND 1992

                                                COMMON STOCK     ADDITIONAL    RETAINED        TOTAL
                                               ---------------    PAID-IN      EARNINGS    SHAREHOLDER'S
                                               SHARES   AMOUNT    CAPITAL     (DEFICIT)       EQUITY
                                               ------   ------   ----------   ----------   -------------
BALANCE, March 31, 1991......................  10,000    $100     $ 483,479   $2,027,007    $ 2,510,586
  Net income.................................      --      --            --      834,005        834,005
                                               ------    ----      --------   ----------     ----------

BALANCE, March 31, 1992......................  10,000     100       483,479    2,861,012      3,344,591
  Net income.................................      --      --            --    1,229,631      1,229,631
                                               ------    ----      --------   ----------     ----------

BALANCE, March 31, 1993......................  10,000     100       483,479    4,090,643      4,574,222
  Net loss...................................      --      --            --     (439,415)      (439,415)
                                               ------    ----      --------   ----------     ----------

BALANCE, March 31, 1994......................  10,000    $100     $ 483,479   $3,651,228    $ 4,134,807
                                               ======    ====      ========   ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                              WELL SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED MARCH 31, 1994, 1993 AND 1992

                                                         1994            1993            1992
                                                      -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................  $  (439,415)    $ 1,229,631     $   834,005
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities --
     Depreciation and amortization..................    2,372,040       2,202,732       1,974,938
     Loss on sale of assets.........................      326,350         228,892          12,093
     Deferred income tax expense (benefit)..........     (240,322)        302,998         557,563
  Changes in operating accounts
     (Increase) decrease in --
     Unbilled accounts receivable...................     (447,161)       (107,130)         36,247
     Receivable due from affiliate, net.............   (1,576,243)     (3,855,940)     (3,464,209)
     Prepaid expenses and other.....................       (3,182)          8,463         (10,535)
     Other assets, net..............................           --              --              --
                                                      -----------     -----------     -----------
          Net cash provided by (used in) operating
            activities..............................       (7,933)          9,646         (59,898)
                                                      -----------     -----------     -----------
NET INCREASE (DECREASE) IN CASH.....................       (7,933)          9,646         (59,898)
CASH, beginning of year.............................       61,312          51,666         111,564
                                                      -----------     -----------     -----------
CASH, end of year...................................  $    53,379     $    61,312     $    51,666
                                                      ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                              WELL SOLUTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  General

     The financial statements include the accounts of Well Solutions, Inc., a Delaware corporation (the Company). The Company is a wholly owned subsidiary of New London Inc. (New London) and is engaged in the oilfield service business operating in Texas and Oklahoma. The Company provides rental tools, frac tank and vacuum truck services, waste water disposal, production testing and wireline services.

  Cash

     The Company's cash balance consists of petty cash funds maintained at the Company's field offices.

  Unbilled Accounts Receivable

     Revenues and costs applicable to oilfield services are recognized as the services are performed.

  Receivable Due From Affiliate, Net

     Since the Company does not maintain an operating cash account, all operating and general and administrative expenses, debt payments and any other cash requirements are paid by the Company's parent, New London. New London also invoices and collects all trade accounts receivable on behalf of the Company. The Company is charged by New London for accounts receivable invoiced by New London on behalf of the Company which are considered to be uncollectible. Charges to the Company for uncollectible accounts amounted to $240,000, $80,000 and $150,000 for the years ended March 31, 1994, 1993 and 1992, respectively. All payments made by New London on behalf of the Company are netted against receivables invoiced by New London on behalf of the Company and included as a net receivable due from affiliate in the accompanying balance sheet. All applicable general and administrative expenses incurred by New London on behalf of the Company are allocated to the Company and are netted against the receivable due from affiliate. The net receivable balance is payable by the affiliate on demand and is noninterest bearing.

  Concentrations of Credit Risk

     The Company's revenues are derived principally from uncollateralized sales to customers in the oil and gas industry. This industry concentration has the potential to impact the Company's exposure to credit risk, either positively or negatively, because the customers may be similarly affected by changes in economic or other conditions. Management believes that charges to the Company from New London for amounts deemed uncollectible are adequate to absorb total estimated losses related to uncollectible accounts.

  Property, Plant and Equipment

     Property, plant and equipment is carried at cost. Depreciation of assets is computed primarily using the straight-line method (three-year to thirty-year lives for buildings and improvements and two-year to twelve-year lives for machinery and equipment). When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

  Other Assets

     Other assets consist primarily of deferred debt and acquisition costs and other intangible assets and is presented net of accumulated amortization of $792,185 and $491,779 at March 31, 1994 and 1993,

                              WELL SOLUTIONS, INC.

respectively. Amortization expense amounted to $300,406, $284,094 and $98,237 for 1994, 1993 and 1992, respectively.

  Sales to Significant Customers

     During the years ended March 31, 1994, 1993 and 1992, sales to the Company's largest customer accounted for approximately 35 percent, 36 percent and 27 percent, respectively, of the Company's total operating revenues. No other single customer accounted for 10 percent or more of the Company's total operating revenues for any of the years ended March 31, 1994, 1993 and 1992.

  Earnings Per Share

     Earnings per share of common stock were computed based on the weighted average number of common shares outstanding during each year. There were no common stock equivalents outstanding for the three years ended March 31, 1994. The weighted average numbers of common shares outstanding for the years ended March 31, 1994, 1993 and 1992, was 10,000.

2.  LONG-TERM DEBT:

     The prime rate on substantially all of the Company's variable interest debt was 6.25 percent and 6.00 percent at March 31, 1994 and 1993, respectively. As of March 31, 1994 and 1993, long-term debt consisted of:

                                                                       1994            1993
                                                                    -----------     -----------
Note payable to an affiliated company, interest at 10 percent,
  payable in January 2004.........................................  $ 8,000,000     $ 8,000,000
Capitalized financing leases payable in monthly installments of principal and interest, maturing on various dates ranging from
  June 1994 through September 1998, at interest rates ranging from prime plus 2.125 percent to fixed rates ranging from 7.29
  percent to 10.1 percent, collateralized by equipment............    1,555,854       1,734,752
Notes payable to individuals, interest at the rate of the average
  90-day certificate of deposit rates (3.23 percent and 2.69 percent at March 31, 1994 and 1993, respectively), payable in aggregate annual principal installments of $278,332 through
  December 1994...................................................      278,332         556,666
Notes payable to individuals and a corporation, interest at 4.68
  percent, payable in September 1995..............................      138,000         414,000
Note payable to an individual, interest at the rate of the average
  90-day certificate of deposit rates (3.23 percent and 2.69 percent at March 31, 1994 and 1993, respectively), payable in annual principal installments of $106,666 through January
  1995............................................................      106,666         213,333

                              WELL SOLUTIONS, INC.

                                                                       1994            1993
                                                                    -----------     -----------
Mortgage note payable to a bank, interest at 9.25 percent, payable in monthly installments of principal and interest aggregating
  $13,585 per year through December 1993, secured by land and
  buildings.......................................................           --     $     9,327
                                                                    -----------     -----------
                                                                    $10,078,852      10,928,078
Less --
  Current maturities of long-term debt............................    1,249,175       1,197,499
  Note payable to an affiliated company...........................    8,000,000       8,000,000
                                                                    -----------     -----------
Long-term debt, less current maturities...........................  $   829,677     $ 1,730,579
                                                                     ==========      ==========

     The aggregate annual maturities of long-term debt and capital lease obligations during the five years following March 31, 1994, and thereafter are as follows:

                                                                    ANNUAL
                                 FISCAL YEARS                     MATURITIES
                ----------------------------------------------    -----------
                1995..........................................    $ 1,249,175
                1996..........................................        417,529
                1997..........................................        261,538
                1998..........................................        127,040
                1999..........................................         23,570
                Thereafter....................................      8,000,000
                                                                  -----------
                          Total...............................    $10,078,852
                                                                  ===========

3.  LEASES:

     Equipment accounts include the following amounts for leases that have been capitalized:

                                                              MARCH 31
                                                      -------------------------
                                                         1994           1993
                                                      ----------     ----------
                Equipment...........................  $4,102,081     $3,559,517
                  Less -- Accumulated
                     depreciation...................   1,809,600      1,294,045
                                                      ----------     ----------
                          Net.......................  $2,292,481     $2,265,472
                                                      ==========     ==========

                              WELL SOLUTIONS, INC.

     The net present value of future minimum lease payments are reflected as a component of long-term debt. The following table sets forth future minimum lease payment obligations under capital leases as of March 31, 1994:

                                                                       EQUIPMENT
                                                                       ----------
            Fiscal years
              1995...................................................  $  893,207
              1996...................................................     396,712
              1997...................................................     283,353
              1998...................................................     132,947
              1999...................................................      24,020
                                                                       ----------
            Minimum lease payments...................................   1,730,239
            Less -- Amounts representing interest....................     174,385
                                                                       ----------
            Net present value of future minimum lease payments.......   1,555,854
            Less -- Current maturities...............................     795,177
                                                                       ----------
            Long-term obligations at March 31, 1994..................  $  760,677
                                                                       ==========

     The Company also has noncancelable operating leases with remaining terms ranging from one year to seven years. The related future minimum lease payments as of March 31, 1994, are as follows:

                                                        PROPERTY/FACILITY     EQUIPMENT
                                                        -----------------     ---------
            Fiscal years
              1995....................................      $  52,776          $19,802
              1996....................................         43,950            8,253
              1997....................................         42,000              280
              1998....................................         42,000               --
              1999....................................         34,200               --
            Thereafter................................         44,400               --
                                                             --------          -------
                                                            $ 259,326          $28,335
                                                             ========          =======

     The future minimum lease payments listed above exclude certain operating lease commitments having a remaining noncancelable term of one year or less. Rent expense amounted to $140,131, $134,603 and $80,745 for 1994, 1993 and 1992,
respectively, and includes various month-to-month and other short-term rentals in addition to rents paid and accrued under long-term lease commitments.

4.  COMMITMENTS AND CONTINGENCIES:

     The Company is exposed to a number of asserted and unasserted potential claims in the normal course of business. In the opinion of management, the resolution of the matters will not have a material adverse effect on the Company's financial position or results of operations.

5.  CASH FLOWS:

     As discussed in Note 1, all cash requirements of the Company are paid by New London, therefore, the Company had no cash payments for interest or income taxes for the years ended March 31, 1994, 1993 and 1992.

                              WELL SOLUTIONS, INC.

     Supplemental schedule of noncash investing and financing activities is as follows:

                                                        1994           1993           1992
                                                     ----------     ----------     ----------
    Sale of operating assets.......................  $  356,909     $  205,101     $  287,275
    Reductions in long-term debt...................   1,391,790      1,336,604      2,316,149
    Additions to property, plant and equipment.....     633,301      1,798,364      3,001,420
    Leases capitalized.............................     542,564        542,345        424,248
    Refinance of capital leases....................          --             --      1,296,089
    Additions to other assets......................      20,000        305,301      1,171,131

6.  INCOME TAXES:

     Effective April 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109) which provides for the recognition of deferred tax assets and liabilities for future tax consequences of existing differences between the financial reporting and tax reporting bases of assets and liabilities and operating loss and tax credit carryforwards for tax purposes. The cumulative impact of adoption of SFAS 109 in the 1994 statement of income was insignificant.

     New London files consolidated tax returns which include the accounts of the Company. Pursuant to an informal intercompany tax-sharing agreement between the Company and New London, the Company provides for federal and state income taxes at rates approximating the statutory tax rates and records the related payable or receivable as an intercompany payable or receivable with New London.

     Income tax expense (benefit) for the years ended March 31, 1994, 1993 and 1992, was as follows:

                                                      1994          1993         1992
                                                    ---------     --------     --------
        Current--
          Federal.................................  $      --     $460,760     $     --
          State...................................         --       36,617           --
                                                    ---------     --------     --------
                  Total current...................  $      --     $497,377     $     --
                                                    =========     ========     ========
        Deferred--
          Federal.................................  $(220,837)    $274,720     $512,355
          State...................................    (19,485)      28,278       45,208
                                                    ---------     --------     --------
                  Total deferred..................  $(240,322)    $302,998     $557,563
                                                    =========     ========     ========

     Total income tax expense (benefit) differs from the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes. The reasons for these differences for the tax years ended March 31, 1994, 1993 and 1992, are as follows:

                                                       1994           1993           1992
                                                     ---------     ----------     ----------
    Income (loss) before income taxes..............  $(679,737)    $2,030,006     $1,391,568
                                                     ---------     ----------     ----------
    Income tax at statutory rate of 34 percent.....  $(231,110)    $  690,202     $  473,133
    State taxes, net of federal income tax
      benefit......................................    (20,392)        60,900         41,747
    Other..........................................     11,180         49,273         42,683
                                                     ---------     ----------     ----------
              Income tax expense (benefit).........  $(240,322)    $  800,375     $  557,563
                                                     =========     ==========     ==========

                              WELL SOLUTIONS, INC.

     The tax effect of significant temporary differences representing income tax assets and liabilities for the years ended March 31, 1994 and 1993, are as follows:

                                                                     1994          1993
                                                                   --------      ---------
    Deferred income tax assets --
      Deferred income tax assets, long term --
         Alternative minimum tax credit carryforward.............  $ 45,763      $  45,763
         Property, plant and equipment...........................   289,756             --
                                                                   --------      ---------
              Total deferred income tax assets, long term........   335,519         45,763
                                                                   --------      ---------
              Total deferred income tax assets...................  $335,519      $  45,763
                                                                   ========      =========
    Deferred income tax liabilities --
      Deferred income tax liabilities, current --
         Unbilled accounts receivable............................  $215,336      $  49,886
                                                                   --------      ---------
              Total deferred income tax liabilities, current.....   215,336         49,886
                                                                   ========      =========
    Deferred income tax liabilities, long term --
      Property, plant and equipment..............................        --        116,016
                                                                   --------      ---------
              Total deferred income tax liabilities, long term...        --        116,016
                                                                   --------      ---------
              Total deferred income tax liabilities..............  $215,336      $ 165,902
                                                                   ========      =========
              Net deferred income tax assets (liabilities).......  $120,183      $(120,139)
                                                                   ========      =========

     The Company has alternative minimum tax credit carryforwards of $45,763 with no expiration date.

7.  SUBSEQUENT EVENTS (UNAUDITED):

     Effective November 1, 1994, the Company sold the majority of its operating assets for $17.5 million to Dawson WellTech, L.C., at a gain of approximately $4.2 million.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING DESCRIBED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    8
The Company...........................   13
Disclosure Regarding Forward-Looking
  Statements..........................   14
Equity Offering.......................   14
Use of Proceeds.......................   14
Capitalization........................   15
Pro Forma Condensed Consolidated
  Financial Statements................   16
Selected Consolidated Financial
  Data................................   18
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   19
Business..............................   25
Pride Acquisition.....................   33
Management............................   34
Certain Relationships and Related
  Transactions........................   40
Security Ownership of Management and
  Principal and Selling
  Shareholders........................   43
Description of Notes..................   45
Description of Capital Stock..........   72
Underwriting..........................   74
Legal Matters.........................   75
Experts...............................   75
Available Information.................   76
Index to Consolidated Financial
  Statements..........................  F-1


------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------

                                  $110,000,000

                               [DAWSON INC. LOGO]

                               DAWSON PRODUCTION
                                 SERVICES, INC.

                                    % SENIOR NOTES
                                    DUE 2007

                                   PROSPECTUS

                           JEFFERIES & COMPANY, INC.

                               February   , 1997


------------------------------------------------------
------------------------------------------------------

*******************************************************************************
*    Information contained herein is subject to completion or amendment. A    *
*    registration statement relating to these securities has been filed       *
*    with the Securities and Exchange Commission. These securities may not    *
*    be sold nor may offers to buy be accepted prior to the time the          *
*    registration statement becomes effective. This Prospectus shall not      *
*    constitute an offer to sell or the solicitation of an offer to buy nor   *
*    shall there be any sale of these securities in any State in which such   *
*    offer, solicitation or sale would be unlawful prior to registration or   *
*    qualification under the securities laws of any such State.               *
*******************************************************************************


                 SUBJECT TO COMPLETION, DATED JANUARY 22, 1997

[DAWSON INC. LOGO]
PROSPECTUS

                                5,206,807 SHARES


                         DAWSON PRODUCTION SERVICES, INC.

                                  COMMON STOCK
                            ------------------------


     Dawson Production Services, Inc. ("Dawson" or the "Company") is offering 4,000,000 shares, and certain selling shareholders (the "Selling Shareholders") are offering 1,206,807 shares, of common stock (the "Common Stock") of the Company (the "Equity Offering"). Concurrently with the Equity Offering, the
Company is offering $110.0 million of      % Senior Notes due February 1, 2007
(the "Notes") pursuant to a separate prospectus (the "Debt Offering" and, together with the Equity Offering, the "Offerings"). The Company will use approximately $135.9 million of the aggregate net proceeds from the Offerings to purchase the U.S. land-based well servicing operations (the "Pride Acquisition") of Pride Petroleum Services, Inc. ("Pride"), approximately $12.3 million to prepay certain indebtedness (including accrued interest) of the Company and the remainder for fees and expenses of the Pride Acquisition, working capital and general corporate purposes. See "Use of Proceeds" and "Pride Acquisition." The closing of the Debt Offering and the Equity Offering are each conditioned upon the simultaneous closing of the other and upon the simultaneous closing of the Pride Acquisition.



     The Common Stock is listed on the Nasdaq National Market under the symbol "DPSI." On January 21, 1997, the closing price of the Common Stock on the Nasdaq National Market was $15.00. See "Price Range of Common Stock and Dividend Policy."

                            ------------------------


       SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN

           FACTORS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
        HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                   PROCEEDS TO
                                   PRICE TO      UNDERWRITING    PROCEEDS TO         SELLING
                                    PUBLIC       DISCOUNT (1)    COMPANY (2)       SHAREHOLDERS
                                 ------------    ------------    ------------    ----------------
Per Share......................       $               $               $                 $
Total(3).......................       $               $               $                 $

---------------

(1) The Company and the Selling Shareholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated to be $300,000.


(3) The Company has granted to the Underwriters a 30-day option to purchase up to an additional 781,021 shares of Common Stock on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount, Proceeds to Company and Proceeds to Selling Shareholders will be
    $          , $          , $          and $          , respectively. See
    "Underwriting."

                            ------------------------


     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made against
payment therefor in New York, New York, on or about February   , 1997.


                            ------------------------

JEFFERIES & COMPANY, INC.

                         RAUSCHER PIERCE REFSNES, INC.

                                                              SOUTHCOAST CAPITAL
                                                                 CORPORATION


February   , 1997

[PICTURE OF REPRESENTATIVE ITEMS OF THE COMPANY'S EQUIPMENT CONSISTING OF A 900 SERIES RIG, FRAC TANKS AND VACUUM TRUCKS.]


     IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OR THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK OF THE COMPANY ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the consolidated financial statements of the Company and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment option in connection with the Equity Offering will not be exercised. Unless the context otherwise requires, references in this Prospectus to the "Company" or "Dawson" mean Dawson Production Services, Inc., its predecessors, and its and their subsidiaries. Unless the context otherwise requires, pro forma information contained herein gives effect to the Taylor Acquisition (as defined herein) in July 1996, the Pride Acquisition and the Offerings.

                                  THE COMPANY

     Dawson Production Services, Inc. is a leading provider of a broad range of workover, liquid and production services used in the production of oil and gas. The Company's services are utilized by major oil and gas companies as well as independent producers to optimize performance of oil and gas wells. The Company recently entered into an agreement to acquire the U.S. land-based well servicing operations of Pride Petroleum Services, Inc. in a transaction that will position Dawson as the second largest provider of workover rigs in the United States.

     The Company commenced operations in 1951. In 1982, the current management team joined the Company and initiated a strategy to expand and diversify the Company's workover rig services. Since 1982, the Company has grown from four workover rigs in a single yard to 91 workover rigs in 10 yards through a series of strategic acquisitions of businesses and assets. Upon the closing of the Pride Acquisition, the Company will own and operate 498 workover rigs. In addition, in November 1994 the Company broadened the array of services it provides by acquiring the liquid services and production services businesses of Well Solutions, Inc. and expanded such businesses in July 1996 with the acquisition of Taylor Companies, Inc. The Company believes that it generally has been successful in acquiring businesses and assets and subsequently reducing overhead, enhancing internal controls, improving marketing and related operations through management incentives and improving the utilization of its assets by redeploying equipment.

BUSINESS STRATEGY

     The Company's strategy emphasizes diversification and expansion through acquisitions and internal growth. In recent years, there has been significant industry consolidation activity in the Company's principal businesses. The Company has been an active participant in this industry consolidation and plans to continue to pursue strategic acquisitions of businesses and assets which enhance or expand its market presence or complement its existing businesses. Upon the closing of the Pride Acquisition, the Company intends to expand the range of services offered at its locations and increase its presence, through redeployment of underutilized assets, within the geographic regions in which the Company will then operate. The Company believes that its ability to offer a wide range of services over a large operating base will provide it with a competitive advantage by allowing its customers to consolidate their procurement of workover, liquid and production services by utilizing fewer vendors. The Company believes that this consolidation may allow customers to lower their costs by streamlining production decisions and increasing operational efficiencies. The Company also believes that its strategy will allow it to take advantage of cross-marketing opportunities for its services and to appeal to a broader customer base by enhancing its position as a one-stop source for workover, liquid and production services.

PRIDE ACQUISITION

     Consistent with its business strategy, on December 23, 1996 the Company entered into a purchase agreement to acquire substantially all of Pride's U.S. land-based well servicing operations for approximately $135.9 million in cash. The Pride Acquisition will significantly increase the size and geographic scope of the Company's workover rig services business. Pride's U.S. land-based fleet consists of 407 workover rigs and related operations in 28 locations in the Texas and Louisiana Gulf Coasts, the Permian Basin areas of West

Texas and New Mexico, and California. Upon completion of the Pride Acquisition, the Company will be the largest provider of workover rigs in Texas and the second largest provider in the United States. The Company will seek to generate improved profit margins for the acquired assets through increased operating efficiencies and cost savings resulting from overhead reductions and the consolidation of certain overlapping yard locations. In addition, the Company will seek to expand its liquid and production services businesses into new markets through certain of the acquired yard locations and to redeploy certain of the acquired workover rigs to areas with greater rig demand. See "Pride Acquisition."

     For the year ended March 31, 1996, the Company's pro forma revenue and EBITDA (as defined herein) were approximately $182.2 million and $26.5 million, respectively, compared to historical revenue and EBITDA of approximately $52.4 million and $9.1 million, respectively. For the six months ended September 30, 1996, the Company's pro forma revenue and EBITDA were approximately $100.2 million and $14.9 million, respectively, compared to historical revenue and EBITDA of approximately $33.8 million and $6.6 million, respectively.

MOBLEY ACQUISITION


     On January 20, 1997, Dawson acquired the liquid services assets of Mobley Environmental Services, Inc. for approximately $5.0 million in cash and a $0.5 million five year subordinated note (the "Mobley Acquisition"). These assets generated revenues of approximately $4.4 million and $3.2 million for the 12 months ended December 31, 1995 and the nine months ended September 30, 1996, respectively.


OPERATIONS


     Workover Rig Services. The Company provides workover rig services to oil and gas exploration and production companies through the use of mobile well servicing workover rigs together with crews of three to four workers. As of January 15, 1997, the Company operated 89 land workover rigs, two barge-mounted workover rigs and ancillary equipment from 10 yards in Texas and Louisiana. Upon the closing of the Pride Acquisition, the Company will expand its workover rig fleet to 498 rigs located in Texas, Louisiana, California and New Mexico.


     Workover rig services are used throughout the life of a well and are categorized by the type of job performed: completion, maintenance, workover and plugging and abandonment. Completion services prepare newly drilled wells for production. Newly drilled wells are frequently completed by well servicing rigs to minimize the use of higher cost drilling rigs. Maintenance services are required on producing oil and gas wells to ensure efficient and continuous operation. In addition to periodic maintenance, producing oil and gas wells occasionally require major repairs or modifications called "workovers." Workover rigs are also used in the plugging and abandonment of oil and gas wells no longer capable of producing in economic quantities. For the six months ended September 30, 1996, workover rig services contributed approximately 46% of the Company's revenues (75% on a pro forma basis).


     Liquid Services. The Company uses its vacuum trucks, frac tanks and salt water injection wells to provide an integrated mix of liquid services to well site customers. The Company owns and operates 175 vacuum trucks and will acquire an additional 10 vacuum trucks in connection with the Pride Acquisition. Vacuum trucks are used to extract fluids from pits, tanks and other storage facilities and to transport water for frac tanks, produced salt water to injection wells and brine and other drilling fluids to and from well locations. Vacuum truck services are generally provided to oilfield operators within a 30-mile radius of the Company's nearest yard. The Company owns 696 frac tanks, which are used during all phases of the life of a producing well to store various fluids at the well site. The Company also owns or leases 22 salt water injection wells. In Texas and Arkansas, salt water produced from oil and gas wells is generally required by law to be disposed of in salt water injection wells. For the six months ended September 30, 1996, liquid services contributed approximately 38% of the Company's revenues (20% on a pro forma basis).


     Production Services. The Company's production services consist of production testing services, slickline wireline services, fishing and rental tool services and pipe testing. The Company owns 21 gas production testing units which are used to perform deliverability tests required upon the initial completion of a well and periodically during the productive life of a gas well. In addition, the Company offers slickline wireline services which are used to simplify completion operations and in connection with regular maintenance on producing wells. The Company also provides a complete line of cased hole fishing and rental tools to oilfield operators and service companies, and operates nine pipe testing units along the Texas Gulf Coast. This testing equipment is used during completion and recompletion operations for leak detection in the internal pipe systems of oil and gas wells. For the six months ended September 30, 1996, production services contributed approximately 16% of the Company's revenues (5% on a pro forma basis).

                              THE EQUITY OFFERING

Common Stock Offered
  by the Company...........   4,000,000 Shares


Common Stock Offered by
  the Selling
  Shareholders.............   1,206,807 Shares



Common Stock Outstanding:
  Before the Equity
  Offering(1)..............   6,399,725 Shares



  After the Equity
Offering(1)................  10,399,725 Shares



Use of Proceeds............  The net proceeds to the Company from the sale of shares of Common Stock are estimated to be approximately $56.1 million. The Company will use the net proceeds from the sale of the shares of Common Stock, together with the estimated net proceeds to the Company from the Debt Offering of approximately $106.0 million, to fund the approximately $135.9 million purchase price of the Pride Acquisition, to prepay certain existing indebtedness (including accrued interest) of the Company, and for fees and expenses of the Pride Acquisition, working capital and general corporate purposes. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders. See "Use of Proceeds."


Nasdaq National Market
  Symbol...................  DPSI

Debt Offering..............  Concurrently with the Equity Offering, the Company
                             is offering $110.0 million of      % Senior Notes
                             due 2007 to the public. The closing of the Equity Offering and the Debt Offering are each conditioned upon the simultaneous closing of the other and upon the simultaneous closing of the Pride Acquisition.
---------------


(1) Does not include 548,650 shares issuable upon exercise of outstanding options as of January 15, 1997, of which 163,479 were exercisable at that date.

                     SUMMARY OF CONSOLIDATED FINANCIAL DATA

     The following table presents for the periods indicated certain historical consolidated and certain pro forma combined financial data for the Company. The following information should be read together with "Pro Forma Condensed Consolidated Financial Statements," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, including the notes thereto, included elsewhere in this Prospectus. The results for the six months ended September 30, 1996 are not necessarily indicative of results for the full year. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations and financial position that would have been achieved had the transactions reflected therein been consummated on the dates indicated.


                                                                                                        AT OR FOR SIX MONTHS
                                                AT OR FOR YEARS ENDED MARCH 31,                         ENDED SEPTEMBER 30,
                                ---------------------------------------------------------------    ------------------------------
                                                                                         1996                              1996
                                                                                         PRO                               PRO
                                 1992       1993       1994       1995       1996      FORMA(1)     1995       1996      FORMA(1)
                                -------    -------    -------    -------    -------    --------    -------    -------    --------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues.....................   $15,784    $20,822    $27,942    $36,005    $52,391    $182,219    $25,888    $33,811    $100,229
Costs and expenses:
  Operating..................    11,440     14,772     19,937     24,241     34,320     131,052     16,875     21,893      71,994
  General and
    administrative...........     2,443      3,040      3,854      5,574      8,937      24,676      4,238      5,339      13,350
  Depreciation and
    amortization.............     1,062      1,374      1,707      2,608      4,396      19,144      2,016      2,876       9,662
                                -------    -------    -------    -------    -------    --------    -------    -------    --------
Operating income.............       839      1,636      2,444      3,582      4,738       7,347      2,759      3,703       5,223
Interest expense.............       352        301        282        789      1,848      11,260        953        296       5,630
Other (income) expense.......        (8)        84        (61)       (41)      (129)     (1,490)       (27)      (122)        (71)
Minority interest............        --        358        902      1,092        937         937        787         --          --
                                -------    -------    -------    -------    -------    --------    -------    -------    --------
Income (loss) before income
  taxes and extraordinary
  item.......................       495        893      1,321      1,742      2,082      (3,360)     1,046      3,529        (336)
Provision for income taxes...       236        320        525        681        709      (1,311)       398      1,354        (131)
                                -------    -------    -------    -------    -------    --------    -------    -------    --------
Income (loss) before
  extraordinary item.........       259        573        796      1,061      1,373      (2,049)       648      2,175        (205)
Extraordinary item(2)........        38         --        (92)        --       (514)       (514)        --         --          --
                                -------    -------    -------    -------    -------    --------    -------    -------    --------
Net income (loss)............       297        573        704      1,061        859      (2,563)       648      2,175        (205)
Preferred stock dividends....       101        101        101        101         88          88         50         --          --
                                -------    -------    -------    -------    -------    --------    -------    -------    --------
Net income (loss) applicable
  to common stock............   $   196    $   472    $   603    $   960    $   771    $ (2,651)   $   598    $ 2,175    $   (205)
                                =======    =======    =======    =======    =======    ========    =======    =======    ========
Primary earnings (loss) per
  share......................   $   .11    $   .23    $   .29    $   .45    $   .27    $   (.39)   $   .25    $   .33    $   (.02)
Fully diluted earnings (loss)
  per share..................   $   .11    $   .23    $   .29    $   .42    $   .27    $   (.39)   $   .23    $   .33    $   (.02)
Average number of shares
  outstanding -- primary..... 1,768,613  2,020,664  2,052,168  2,155,380  2,931,234  6,882,896   2,384,359  6,510,428  10,390,984
Average number of shares
  outstanding -- fully
  diluted.................... 1,768,613  2,020,664  2,450,791  2,648,740  3,207,622  6,882,896   3,095,826  6,527,796  10,390,984
BALANCE SHEET DATA:
Cash and cash equivalents....   $   400    $ 1,139    $ 2,172    $ 2,797    $13,863                           $ 9,364    $ 21,800
Net property and equipment...     6,261      8,625      8,978     25,321     29,115                            39,209     145,859
Total assets.................    11,685     15,828     16,714     40,525     56,368                            74,092     227,878
Long-term debt and other
  obligations, net of current
  portion....................     1,938      1,722      1,623     15,989      3,695                             4,609     112,750
Total shareholders' equity...     5,487      6,009      6,720     10,098     45,694                            47,933     104,033
OTHER FINANCIAL DATA:
Ratio of earnings to fixed
  charges(3).................      2.3x       3.6x       5.0x       3.1x       2.1x        0.7x       2.1x      10.9x        0.9x
EBITDA(4)....................   $ 1,901    $ 3,010    $ 4,151    $ 6,190    $ 9,134    $ 26,491    $ 4,775    $ 6,579    $ 14,885
Ratio of EBITDA to interest
  expense....................      5.4x      10.0x      14.7x       7.9x       4.9x        2.4x       5.0x      22.2x        2.6x


---------------


(1) Adjusted, in the case of the income statement data, to reflect the consummation of the Pride Acquisition, the Taylor Acquisition and the Offerings, as if each had occurred on April 1, 1995, and in the case of balance sheet data at September 30, 1996, to reflect the consummation of the Pride Acquisition and the Offerings as if they had been completed at such date. See "The Company." Does not give effect to certain estimated consolidation cost savings and operational efficiencies that the Company anticipates can be achieved in connection with the Pride Acquisition, primarily resulting from the consolidation of certain facilities and the reduction of personnel. Assuming that such consolidation cost savings had occurred at the beginning of the year ended March 31, 1996 and the beginning of the six month period ended September 30, 1996, net income (after taking into consideration the tax effect of such consolidation cost savings) would have been $0.4 million and $1.3 million, respectively, and EBITDA would have been $31.3 and $17.4, respectively. There can be no assurance with respect to the amount or timing of any such consolidation cost savings by the Company or that any such consolidation cost savings will not be offset in part by additional operating expenses resulting from the Pride Acquisition.


(2) Includes a $92,000 charge in fiscal 1994 to reflect the cumulative effect of change in accounting principle.


(3) For purposes of computing the ratio of earnings to fixed charges, earnings are computed as income before income taxes, extraordinary item and cumulative effect of a change in accounting principle, plus fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt issuance costs and an estimated portion of rentals representing interest costs. On a pro forma basis, earnings were inadequate to cover fixed charges for the periods ended March 31, 1996 and September 30, 1996 by $3.4 million and $0.3 million, respectively.


(4) EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization, minority interest and other (income) expense and is presented because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA should not be considered as an alternative to earnings as an indicator of the Company's operating performance or to cash flows as a measure of liquidity.

                                  RISK FACTORS

     Prospective purchasers of the securities offered hereby should carefully consider the following factors in addition to the other information in this Prospectus. See "Disclosure Regarding Forward-Looking Statements."

INCURRENCE OF SUBSTANTIAL INDEBTEDNESS

     At September 30, 1996, on a pro forma basis and giving effect to application of the net proceeds of the Offerings as set forth herein under "Use of Proceeds," the Company would have had approximately $113.3 million in total indebtedness, compared with total actual indebtedness of $15.6 million at such date. The Company historically has operated at substantially lower levels of debt than will be outstanding after giving effect to the Offerings. The Company's level of indebtedness will have several important effects on its future operations, including, without limitation, (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest and principal on its indebtedness, (ii) the Company's leveraged position will substantially increase its vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure, and (iii) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required, among other things, to seek additional financing in the debt or equity markets, to refinance or restructure all or a portion of its indebtedness, including the Notes, or to sell selected assets or reduce or delay planned capital expenditures or acquisitions. There can be no assurance that any such measures would be sufficient to enable the Company to service its debt or that any such financing, refinancing or sale of assets would be available on economically favorable terms.


DEPENDENCE ON VOLATILE OIL AND GAS INDUSTRY


     Demand for the Company's services depends substantially upon the level of activity in the oil and gas industry, which in turn depends in part on oil and gas prices, expectations about future prices, the cost of exploring for, producing and delivering oil and gas, the discovery rate of new oil and gas reserves in land areas, the level of drilling and workover activity, domestic and international political, military, regulatory and economic conditions and the ability of oil and gas companies to raise capital. Prices for oil and gas historically have been extremely volatile and have reacted to changes in the supply of and demand for oil and natural gas, domestic and worldwide economic conditions and political instability in oil producing countries. No assurance can be given that current levels of oil and gas activities will be maintained or that demand for the Company's services will reflect the level of such activities. Prices for oil and natural gas are expected to continue to be volatile and affect the demand for and pricing of the Company's services. A material decline in oil or natural gas prices or activities could materially adversely affect the demand for the Company's services and the Company's results of operations. Industry conditions will continue to be influenced by numerous factors over which the Company has no control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and
"Business -- Customers."

     The volatility of the oil and gas industry and the consequent impact thereof on exploration activity could adversely impact certain of the Company's customers. The Company, therefore, could be subject to special credit risks as to certain of its customers. While the Company endeavors not to take unjustified credit risks, it is necessary from time to time to extend trade credit to long-term customers and others where some risks of nonpayment or late payment could exist.

ACQUISITION RISKS


     The Company completed the Taylor Acquisition in July 1996 and the Mobley Acquisition in January 1997. Most of the net proceeds from the Offerings will be used to fund the Pride Acquisition. See "Use of Proceeds." Pursuant to the Pride Acquisition, the Company will acquire 407 workover rigs, which is more than four times the number of workover rigs Dawson currently operates. As a result of the Pride Acquisition, the Company will acquire significant operations in California, a market in which the Company does not currently operate. Furthermore, Pride has advised the Company that 89 of the 407 workover rigs to be acquired from Pride were not operated during the 12 months preceding December 23, 1996, the effective date of the Purchase Agreement. The Company believes that a majority of these 89 rigs will be reactivated only if market demand justifies the incremental cost, and the Company does not expect the remainder of such rigs to be restored to operating condition. There can be no assurance that the Company will be successful in reactivating or redeploying rigs acquired from Pride. In addition, no assurance can be given that the Company will be successful in achieving consolidation savings or managing and incorporating the businesses and assets acquired in the Pride Acquisition, the Mobley Acquisition or the Taylor Acquisition into the Company's existing operations or that such activities will not require a disproportionate amount of management's attention.


     In connection with the Pride Acquisition, the Company will purchase substantially all of Pride's U.S. land-based well servicing operations (the "Pride Assets") "as is, where is." The Company has undertaken a limited amount of investigation of the condition of the Pride Assets, particularly the workover rigs, in an effort to determine that their condition appears to be sufficient to sustain the operations previously conducted by Pride with those assets. The Company has not, however, thoroughly investigated all material items of equipment due to limitations of time, cost and geographic disbursement.


     In connection with the Pride Acquisition, it is expected that the Company will acquire approximately 14 properties in fee simple and will receive an assignment or sublease of approximately 14 leased properties. With respect to all parcels of real estate, Dawson has conducted only limited environmental studies and investigations. There can be no assurance that Dawson will not acquire properties that have latent environmental risks and concurrent financial exposure. Moreover, Pride has not made any warranties and representations concerning the environmental aspects of any properties that would survive the closing.


     The Company's failure to achieve consolidation savings, to incorporate the acquired businesses and assets into its existing operations successfully, or to minimize any unexpected costs or liabilities in the acquired businesses, could have a material adverse effect on the Company. See "Pride Acquisition."


SUBSTANTIAL COMPETITION


     The Company experiences intense competition in its markets. Such markets are highly competitive and no one competitor is dominant. Some of the Company's competitors have greater financial and other resources than the Company. See "Business -- Competition."

OPERATING RISKS AND INSURANCE

     The Company's operations are subject to hazards inherent in the oil and gas industry, such as blowouts, explosions, craterings, fires and oil spills, that can cause personal injury or loss of life, damage to or destruction of property, equipment, the environment and marine life and suspension of operations. In addition, claims for loss of oil and gas production and damage to formations can occur in the workover business. Litigation arising from a catastrophic occurrence at a location where the Company's equipment and services are used may in the future result in the Company being named as a defendant in lawsuits asserting potentially large claims.

     The Company maintains insurance coverage that it believes to be customary in the industry against these hazards. However, there can be no assurance that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable or that insurance will continue to be available on terms as favorable as the Company's existing arrangements. In addition, the insurance is subject to coverage limits and certain policies exclude coverage for damages resulting from environmental contamination. The occurrence of a significant event or adverse claim in excess of the insurance coverage limits maintained by the Company or which is not covered by insurance could have a materially adverse effect on the Company's financial condition and results of operations. See "Business -- Operating Risks and Insurance."

RISKS RELATING TO INJECTION WELLS

     The Company's injection operations pose certain risks of environmental liability to the Company. Although the Company monitors the injection process, any leakage from the subsurface portions of the wells could cause degradation of fresh groundwater resources, potentially resulting in cancellation of operation of the well, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liability to third parties for property damages and personal injuries. In addition, the sale by the Company of residual crude oil collected as part of the saltwater injection process could impose liability on the Company in the event the entity to which the oil was transferred fails to manage the material in accordance with applicable environmental health and safety laws.

RISK OF ENVIRONMENTAL COSTS AND LIABILITIES

     The Company's operations are subject to governmental laws and regulations governing the management and disposal of waste materials or otherwise relating to the protection of the environment or of public health and safety. Many of the Company's operations take place in or near ecologically sensitive areas, such as the Texas Gulf Coast and Louisiana inland waters. Numerous local, state and federal environmental laws impose liability for causing pollution in inland and coastal waters. Local, state and federal legislation also provides special protection to water quality and animal and marine life that could be affected by some of the Company's activities. The regulations applicable to the Company's operations include certain regulations controlling the discharge of hazardous or toxic materials into the environment, requiring removal or remediation of pollutants, requiring permits or licenses issued by regulatory agencies and imposing civil and criminal penalties for violations. Some of the statutory and regulatory programs that apply to the Company's operations also authorize private suits, the recovery of natural resource damages by the government, injunctive relief and cease and desist orders.

     Some environmental statutes impose strict liability, rendering a person or entity liable for environmental damage without regard to negligence or fault on the part of such person or entity. As a result, the Company could be liable, under certain circumstances, for environmental damage caused by others or for acts of the Company that were in compliance with all applicable laws at the time such acts were performed.

     The clear trend in environmental regulation has been to impose more restrictions and limitations on activities that may impact the environment, including the generation and disposal of wastes and the use and handling of chemical substances. These restrictions and limitations have increased operating costs for both the Company and its customers. Any regulatory changes that impose additional environmental restrictions or requirements on the Company and its customers could adversely affect the Company through increased operating costs, capital expenditures to meet new regulatory requirements and potential decreased demand for the Company's services.

     In this regard, the Resource Conservation and Recovery Act ("RCRA"), the principal federal statute governing the disposal of solid and hazardous wastes, includes a statutory exemption that allows oil and gas exploration and production wastes to be classified as non-hazardous waste. A similar exemption is contained in many of the state counterparts to RCRA, including the state statutes in Texas and Louisiana. If oil and gas exploration and production wastes were required to be managed and disposed of as hazardous waste, either as a result of changes in RCRA or the imposition of more stringent state regulations, the Company could be required to make significant unanticipated capital and operating expenditures or to cease or curtail certain operations. Further, if such wastes were required to be managed and disposed of as hazardous waste, domestic oil and gas producers, including many of the Company's customers, could be required to incur substantial obligations with respect to such waste. Because of the potential impact on the Company's customers, any regulatory changes that impose additional restrictions or requirements on the disposal of oil and gas wastes could adversely affect demand for the Company's services. See "Business -- Environmental Regulation."

DEPENDENCE ON KEY PERSONNEL

     The Company believes that its success will depend to a significant extent upon the continued services of certain key individuals, particularly Michael E. Little, Chairman of the Board, President and Chief Executive Officer, and Joseph
B. Eustace, Vice President of Operations and Chief Operating Officer. The loss of the services of either of these individuals could have a material adverse effect on the Company. See "Management."

DEPENDENCE ON MAJOR CUSTOMERS


     During the six months ended September 30, 1996, the Company derived approximately 23.0% of its revenues (9.5% on a pro forma basis) from its largest customer. While the Company believes that its relationship with this customer is good, the loss of such customer, or a significant reduction in business done with the Company by this customer, if not offset by sales to new or existing customers, could have a material adverse effect on the Company's business, results of operations and prospects.


DIVIDEND POLICY

     The Company has never paid cash dividends on the Common Stock and does not anticipate that cash dividends will be paid in the foreseeable future. Furthermore, certain provisions of the Credit Facility and the Indenture relating to the Notes will restrict the Company's ability to pay cash dividends on the Common Stock. The Company currently intends to retain any future earnings to finance the expansion and continuing development of the Company's business. The declaration and payment in the future of any cash dividends will be at the election of the Company's Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, future loan covenants, general economic conditions and other pertinent factors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of
Notes -- Certain Covenants -- Restricted Payments."

SUBSTANTIAL AMOUNT OF SECURITIES SUBJECT TO REGISTRATION RIGHTS


     Pursuant to a registration rights agreement (the "Registration Rights Agreement"), shareholders (the "Rights Holders") that beneficially own 2,437,887 shares of Common Stock, or approximately 38% of the currently issued and outstanding shares of Common Stock, are entitled to registration of such shares under the Securities Act of 1933, as amended (the "Securities Act"), subject to certain exceptions and limitations. Substantially all of the shares of Common Stock being offered by the Selling Shareholders in the Equity Offering are being registered and sold pursuant to the Registration Rights Agreement for the account of the Rights Holders. Following the Equity Offering, the Rights Holders will beneficially own 1,235,380 shares of Common Stock (the "Registrable Securities"), or approximately 12% of the issued and outstanding shares of Common Stock, subject to the Registration Rights Agreement.


     Under the Registration Rights Agreement, the Company is obligated, beginning July 20, 1997, to file a registration statement (the "Shelf Registration Statement") for the Registrable Securities. The holders of a majority of the Registrable Securities can require that the Shelf Registration Statement be in the form of an underwritten offering. Additionally, if the Company proposes to register any of its securities under the Securities Act for its own account or for the account of the other security holders, the Rights Holders are entitled to notice of such registration and are entitled to include all or a portion of the Registrable Securities in such registration, subject to certain exceptions and limitations, including the right of the underwriters (if any) of any such offering to exclude for marketing reasons some or all of the Registrable Securities from such registration. The Company generally is required to pay all of the expenses relating to the registration of the Registrable Securities, except for the Rights Holders' share of any underwriting discounts and commissions. The Registration Rights Agreement prohibits the Company from granting any new registration rights under the Securities Act that would adversely impact the rights of the Rights Holders. Sales of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future. See "Description of Capital Stock -- Registration Rights."

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS

     The Company's Articles of Incorporation and Bylaws contain certain provisions that may have the effect of discouraging potential unsolicited offers or other efforts to obtain control of the Company that are not approved by the Board. Upon a change of control of the Company, holders of the Notes will have the right to require the Company to purchase the Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of purchase. Such provisions may adversely affect the market price of the Common Stock and may also deprive the shareholders of opportunities to sell shares of Common Stock at prices higher than prevailing market prices. Such provisions include the requirement that all shareholder action must be taken at a duly called annual or special meeting of shareholders unless a majority of the entire Board provides its prior approval for shareholder action to be taken by written consent of shareholders. See "Description of Capital Stock -- Provisions Having Possible Anti-takeover Effect." The Board will have the authority, without further action by the shareholders, to issue up to 560,600 shares of the Company's preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, and to issue over 9,000,000 additional shares of Common Stock after the Equity Offering. The issuance of the Company's preferred stock or additional shares of Common Stock could adversely affect the voting power of the purchasers of Common Stock in the Equity Offering and could have the effect of delaying, deferring or preventing a change in control of the Company. See "Description of Capital Stock -- Provisions Having Possible Anti-takeover Effect."

                                  THE COMPANY

     The Company is engaged in the business of providing: (i) workover rig services, including completion of new wells, maintenance and recompletion of existing wells (including horizontal recompletions) and plugging and abandonment of wells at the end of their useful lives; (ii) liquid services, including vacuum truck services, frac tank rental and salt water injection; and (iii) production services, including well test analysis, pipe testing, slickline wireline services and fishing and rental tool services. For the six months ended September 30 1996, the Company derived approximately 46%, 38% and 16% (75%, 20% and 5% on a pro forma basis) of its revenues from its workover rig services, liquid services and production services, respectively. The Company's services are utilized by major oil and gas companies as well as independent producers to optimize performance of oil and gas wells.

     The Company commenced operations in 1951. In 1982, the current management team joined the Company and initiated a strategy to expand and diversify the Company's workover rig services. Since 1982, the Company has grown from four workover rigs in a single yard to 91 workover rigs in 10 yards through a series of strategic acquisitions of businesses and assets. The majority of this growth has occurred since 1992. The Company formed Dawson WellTech, L.C. (the "LLC") in 1992 as a majority owned and operated subsidiary of the Company, which in November 1994 acquired substantially all of the assets of Well Solutions, Inc. for approximately $17.5 million (the "Well Solutions Acquisition"). In 1995, the Company acquired the remaining interest in the LLC. See "Certain Relationships and Related Transactions."

     In July 1996, the Company acquired 70 vacuum trucks, 314 frac tanks and 11 salt water injection wells for approximately $12.8 million pursuant to the purchase of all of the issued and outstanding stock of Taylor Companies, Inc. (the "Taylor Acquisition"). During 1996, the Company also acquired 18 additional vacuum trucks, six workover rigs and one production testing unit.

     In March 1996, the Company completed an initial public offering (the "IPO") of 2,616,250 shares of Common Stock at $10.00 per share, with net proceeds to the Company of approximately $23.5 million. Simultaneously with the IPO, the Common Stock began trading on the Nasdaq National Market under the symbol "DPSI."


     On January 20, 1997, the Company acquired the liquid services assets of Mobley Environmental Services, Inc. for approximately $5.0 million in cash and a $0.5 million five year subordinated note. On December 23, 1996 the Company entered into a purchase agreement to acquire Pride's U.S. land-based well servicing operations, which includes 407 workover rigs, 10 vacuum trucks and ancillary equipment, for approximately $135.9 million. The closing of the Pride Acquisition is conditioned upon the simultaneous closing of the Offerings.


     The Company's principal executive office is located at 901 N.E. Loop 410, Suite 700, San Antonio, Texas 78209, and its telephone number is (210) 828-1838.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends and known uncertainties. The Company cautions the reader that actual results could differ materially from those expected by the Company, depending on the outcome of certain factors, including, without limitation, (i) factors discussed under "Risk Factors" such as fluctuations in the prices of oil and natural gas, competition, operating risks, acquisition risks, liquidity and capital requirements and the effects of governmental and environmental regulation, (ii) adverse changes in the operations acquired in the Pride Acquisition or the failure of the Company to achieve anticipated consolidation cost savings in connection with the Pride Acquisition and (iii) adverse changes in the market for the Company's services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in the Company's business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.


                                 DEBT OFFERING

     Concurrently with the Equity Offering, the Company is offering $110.0
million of      % Senior Notes due 2007 to the public. The Indenture relating to the Notes will contain certain covenants, including covenants that limit: (i) indebtedness; (ii) restricted payments, (iii) issuances and sales of capital stock of restricted subsidiaries; (iv) sale/leaseback transactions; (v) transactions with affiliates; (vi) liens; (vii) asset sales; (viii) dividends and other payment restrictions affecting restricted subsidiaries; (ix) conduct of business; and (x) mergers, consolidations or sales of assets. The consummation of the Equity Offering and the Debt Offering are each conditioned upon the simultaneous closing of the other and upon the simultaneous closing of the Pride Acquisition. See "Description of Notes."

                                USE OF PROCEEDS


     The net proceeds to the Company from the issuance and sale of the Common Stock offered hereby, after deducting the underwriting discount and expenses of the Equity Offering payable by the Company, are estimated to be approximately $56.1 million ($67.1 million if the Underwriters' over-allotment option is exercised in full), assuming an offering price of $15.00 per share. The net proceeds to the Company from the sale of the Notes offered by the Company pursuant to the Debt Offering, after deducting the underwriting discount and expenses of the Debt Offering, are estimated to be approximately $106.0 million.


     The following table illustrates the sources and uses of the gross proceeds to the Company, as estimated by the Company's management, in connection with the Offerings (dollars in millions):


SOURCES
--------------------------------------------
Notes (Debt Offering)...............  $110.0
Common Stock (Equity Offering)......    60.0
                                      ------
          Total Sources.............  $170.0
                                      ======
USES
--------------------------------------------
Pride Acquisition -- Purchase
  Price(1)..........................  $135.9
Prepayment of Existing Debt(2)......    12.3
Working Capital.....................    12.4
Fees and Expenses...................     9.4
                                      ------
          Total Uses................  $170.0
                                      ======


---------------

(1) The Pride Acquisition purchase price is subject to certain adjustments.

(2) Consists of a balance as of September 30, 1996 of approximately $7.0 million on the loan incurred as a result of the Taylor Acquisition, $3.2 million of capitalized lease obligations and $2.1 million of other indebtedness. The $7.0 million loan bears interest at a rate of 7.75% and matures on March 31, 1997. The capitalized lease obligations bear interest at rates ranging from 5% to 9% and are due in monthly installments of approximately $136,000. The other indebtedness consists of approximately $2.0 million of term notes that were assumed in connection with the Taylor Acquisition, bear interest at rates ranging from 6% to 10% and have maturity dates ranging from one to five years after July 29, 1996, the date of assumption.


     Pending application of the net proceeds of the Offerings, the Company will invest such net proceeds in short-term, interest-bearing, investment grade securities.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Company's Common Stock commenced trading on the Nasdaq National Market on March 20, 1996 under the symbol "DPSI." The following table sets forth the high and low sale prices per share of the Common Stock as reported by the Nasdaq National Market for the periods indicated.


                                                                            HIGH      LOW
                                                                            -----    -----
    Fiscal 1996
      Fourth Quarter (March 20, 1996 - March 31, 1996)....................  $11 7/8  $10
    Fiscal 1997
      First Quarter (April 1 - June 30, 1996).............................  $14 1/2  $10 3/4
      Second Quarter (July 1 - September 30, 1996)........................  $14      $ 9 3/4
      Third Quarter (October 1 - December 31, 1996).......................  $16 1/4  $11 1/2
      Fourth Quarter (January 1 - January 21, 1997).......................  $16 1/2  $13 3/4



     On January 21, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $15.00 per share. At January 15, 1997, the Company had 140 shareholders of record of the Common Stock. The Company believes that there are at least 400 beneficial owners of the Common Stock.


     The Company has never paid cash dividends on the Common Stock and does not anticipate that cash dividends will be paid in the foreseeable future. Furthermore, certain provisions of the Credit Facility and the Indenture will restrict the Company's ability to pay cash dividends on the Common Stock. The Company currently intends to retain any future earnings to finance the expansion and continuing development of the Company's businesses. The declaration and payment in the future of any cash dividends will be at the election of the Company's Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, future loan covenants, general economic conditions and other pertinent factors. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" and "Description of
Notes -- Certain Covenants -- Restricted Payments."

                                 CAPITALIZATION


     The following table sets forth the cash and cash equivalents, current debt and capitalization of the Company at September 30, 1996, and as adjusted to give effect to the Offerings and the application of the net proceeds therefrom as set forth under "Use of Proceeds." This table should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                           SEPTEMBER 30, 1996
                                                                         -----------------------
                                                                         ACTUAL      AS ADJUSTED
                                                                         -------     -----------
                                                                             (IN THOUSANDS)
Cash and cash equivalents..............................................  $ 9,364      $  21,800
                                                                         =======        =======
Current portion of long-term debt......................................  $ 9,247      $     500
Current portion of obligations under capital leases....................    1,708             --
                                                                         -------        -------
          Total current debt...........................................  $10,955      $     500
                                                                         =======        =======
Long-term debt, net of current portion:
  Notes payable........................................................  $   380      $      --
  Senior Notes due 2007................................................       --        110,000
  Subordinated notes...................................................    2,750          2,750
                                                                         -------        -------
          Total notes, net of current portion..........................    3,130        112,750
  Obligations under capital leases, net of current portion.............    1,478             --
                                                                         -------        -------
          Total long-term debt, net of current portion.................    4,608        112,750
Shareholders' equity:
  Preferred stock, no par value, 560,600 shares authorized, none issued
     and outstanding...................................................       --             --
  Common stock, $.01 par value, 20,560,600 shares authorized, 6,391,126 shares issued and outstanding, 10,391,126 shares issued and
     outstanding as adjusted(1)........................................       64            104
  Paid-in capital......................................................   41,522         97,582
  Retained earnings....................................................    6,489          6,489
  Notes receivable from officers.......................................     (142)          (142)
                                                                         -------        -------
          Total shareholders' equity...................................   47,933        104,033
                                                                         -------        -------
          Total capitalization.........................................  $52,541      $ 216,783
                                                                         =======        =======


---------------


(1) Excludes 552,950 outstanding stock options, exercisable at various prices ranging from $4.65 to $11.375 per share (with a weighted average price of $9.15 per share), of which 167,779 were exercisable.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The table below sets forth the unaudited pro forma condensed consolidated financial statements of the Company. With respect to statements of income data, the adjustments give effect to (i) the Pride Acquisition, (ii) the Taylor Acquisition and (iii) the Offerings, as if each had occurred at the beginning of the periods presented. With respect to balance sheet data, the adjustments give effect to (i) the Pride Acquisition and (ii) the Offerings, as if they had been completed as of the date presented. The unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the transactions described above had been in effect during the periods indicated or which may be obtained in the future. The unaudited financial statements should be read in conjunction with the audited financial statements and related notes of the Company, Taylor and Pride contained elsewhere herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                                                  PRIDE                         PRO FORMA
                                                 DAWSON          TAYLOR        ACQUISITION                      COMBINED
                                               SIX MONTHS      ACQUISITION     SIX MONTHS                      SIX MONTHS
                                                  ENDED         APRIL 1 -         ENDED                           ENDED
                                              SEPTEMBER 30,     JULY 29,      SEPTEMBER 30,                   SEPTEMBER 30,
                                                  1996            1996            1996         ADJUSTMENTS      1996 (A)
                                              -------------    -----------    -------------    -----------    -------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues......................................    $33,811        $ 6,988         $59,430         $    --        $ 100,229
Operating costs...............................     21,893          5,272          45,929          (1,100)(B)       71,994
General and administrative expenses...........      5,339            979           7,468            (436)(C)       13,350
Depreciation and amortization.................      2,876            384           2,659           3,743(D)         9,662
                                                 -------          ------         -------         -------          -------
Operating income..............................      3,703            353           3,374          (2,207)           5,223
Interest expense..............................        296            194             986           4,154(E)         5,630
Other (income) expense........................       (122)           218            (167)             --              (71)
                                                 -------          ------         -------         -------          -------
Income (loss) before income taxes.............      3,529            (59)          2,555          (6,361)            (336)
Provision for income taxes....................      1,354             65           1,007          (2,557)(F)         (131)
                                                 -------          ------         -------         -------          -------
Net income (loss).............................    $ 2,175        $  (124)        $ 1,548         $(3,804)       $    (205)
                                                 =======          ======         =======         =======          =======
Primary earnings (loss) per share.............    $   .33                                                       $    (.02)
Fully diluted earnings (loss) per share.......    $   .33                                                       $    (.02)
Average shares outstanding -- primary.........  6,510,428                                      3,880,556(G)    10,390,984
Average shares outstanding -- fully diluted...  6,527,796                                      3,863,188(G)    10,390,984



                                                                          YEAR ENDED MARCH 31, 1996
                                                    ----------------------------------------------------------------------
                                                      DAWSON        TAYLOR          PRIDE                       PRO FORMA
                                                    HISTORICAL    ACQUISITION    ACQUISITION    ADJUSTMENTS    COMBINED(A)
                                                    ----------    -----------    -----------    -----------    -----------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues.........................................    $ 52,391       $16,713       $ 113,115      $      --      $ 182,219
Operating costs..................................      34,320        12,755          86,177         (2,200)(B)    131,052
General and administrative expenses..............       8,937         2,290          14,504         (1,055)(C)     24,676
Depreciation and amortization....................       4,396         1,607           5,385          7,756(D)      19,144
                                                      -------       -------        --------       --------       --------
Operating income.................................       4,738            61           7,049         (4,501)         7,347
Interest expense.................................       1,848           461             821          8,130(E)      11,260
Other (income) expense...........................        (129)         (101)         (1,260)            --         (1,490)
Minority interest................................         937            --              --             --            937
                                                      -------       -------        --------       --------       --------
Income (loss) before income taxes and
  extraordinary item.............................       2,082          (299)          7,488        (12,631)        (3,360)
Provision for income taxes.......................         709          (158)          2,873         (4,735)(F)     (1,311)
                                                      -------       -------        --------       --------       --------
Income (loss) before extraordinary item..........       1,373          (141)          4,615         (7,896)        (2,049)
Extraordinary item...............................        (514)           --              --             --           (514)
                                                      -------       -------        --------       --------       --------
Net income (loss)................................         859          (141)          4,615         (7,896)        (2,563)
Preferred stock dividends........................         (88)           --              --             --            (88)
                                                      -------       -------        --------       --------       --------
Net income (loss) applicable to common stock.....    $    771       $  (141)      $   4,615      $  (7,896)     $  (2,651)
                                                      =======       =======        ========       ========       ========
Primary earnings (loss) per share................    $    .27                                                   $    (.39)
Fully diluted earnings (loss) per share..........    $    .27                                                   $    (.39)
Average shares outstanding -- primary............   2,931,234                                    3,951,662(G)   6,882,896
Average shares outstanding-- fully diluted.......   3,207,622                                    3,675,274(G)   6,882,896

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


                                                                                AS OF SEPTEMBER 30, 1996
                                                                ---------------------------------------------------------
                                                                                 PRIDE        PRO FORMA            PRO
                                                                HISTORICAL    ACQUISITION    ADJUSTMENTS          FORMA
                                                                ----------    -----------    -----------         --------
                                                                                     (IN THOUSANDS)
                            ASSETS
Cash and cash equivalents......................................  $  9,364       $ 1,638       $  10,798 (H)      $ 21,800
Trade and other receivables....................................    14,260        19,247         (19,247)(H)        14,260
Prepaid expenses and other.....................................       883         6,368          (6,368)(H)           883
Net property and equipment.....................................    39,209        43,041          63,609 (H)(I)    145,859
Goodwill and other assets......................................    10,376         2,006          32,694 (H)(I)     45,076
                                                                  -------       -------        --------          --------
        Total assets...........................................  $ 74,092       $72,300       $  81,486          $227,878
                                                                  =======       =======        ========          ========

             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities............................................  $ 18,306       $18,351       $ (28,806)(H)(J)   $  7,851
Long-term debt, net of current portion.........................     3,130        36,885          72,735 (H)(J)    112,750
Obligations under capital leases, net of current portion.......     1,479         2,066          (3,545)(H)(J)         --
Deferred income taxes..........................................     3,244        11,384         (11,384)(H)         3,244
Shareholders' equity...........................................    47,933         3,614          52,486 (G)(H)    104,033
                                                                  -------       -------        --------          --------
        Total liabilities and shareholders' equity.............  $ 74,092       $72,300       $  81,486          $227,878
                                                                  =======       =======        ========          ========


---------------


NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:



(A) Does not give effect to certain estimated consolidation cost savings and operational efficiencies that the Company anticipates can be achieved in connection with the Pride Acquisition, primarily resulting from the consolidation of certain facilities and the reduction of personnel. Assuming that such consolidation cost savings had occurred at the beginning of the year ended March 31, 1996 and the beginning of the six month period ended September 30, 1996, net income (after taking into consideration the tax effect of such consolidation cost savings) would have been $0.4 million and $1.3 million, respectively. There can be no assurance with respect to the amount or timing of any such consolidation cost savings by the Company or that any such consolidation cost savings will not be offset in part by additional operating expenses resulting from the Pride Acquisition.



(B) To record the elimination of approximately $2.2 million of Pride's operating lease expenses ($1.1 million for the six month period).



(C) To reflect the elimination of certain general corporate cost allocations that will not be assumed by the Company in connection with the Pride Acquisition.



(D) To reflect the additional depreciation of property and equipment and amortization of goodwill (goodwill using a 25-year life) resulting from the Taylor Acquisition and the Pride Acquisition and a covenant not to compete (using a five-year life) from the Pride Acquisition, as follows:


                                                                          SIX MONTHS
                                                         YEAR ENDED          ENDED
                                                         MARCH 31,       SEPTEMBER 30,
                                                            1996             1996
                                                         ----------      -------------
                 Pride Acquisition.....................    $6,747           $ 3,407
                 Taylor Acquisition....................     1,009               336
                                                           ------            ------
                           Total.......................    $7,756           $ 3,743
                                                           ======            ======


(E) To adjust interest expense to reflect the issuance of $110.0 million of Notes at an assumed interest rate of 10.0% per annum, adjusted for the retirement of existing bank debt and capital leases.



(F) To record the tax effect of pro forma adjustments based on the effective tax rate of the Company.



(G) To record the issuance of 4,000,000 shares to be issued in the Equity Offering, adjusted for the elimination of certain antidilutive common stock equivalents.



(H) To record the Pride Acquisition for $135.9 million, such amount to be financed using a portion of the proceeds to the Company from the Offerings.



(I) To record Pride's property and equipment at estimated fair market value ($106.7 million), covenant not to compete ($5.0 million) and goodwill and other assets ($29.7 million) at the date of acquisition.



(J) To reflect the retirement of the Company's existing debt and capital leases totaling approximately $12.3 million.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data for the Company for the periods indicated. The selected consolidated financial data for all fiscal years presented have been derived from the audited consolidated financial statements of the Company. The selected consolidated financial data for the Company for the six months ended September 30, 1995 and 1996 have been derived from the unaudited consolidated financial statements of the Company for such periods, which, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary to state fairly the data included therein in accordance with generally accepted accounting principles for such periods. Interim results are not necessarily indicative of financial results of the Company for the full fiscal year. The selected financial data should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of the Company and related notes and other financial information included elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                                                                 AT OR FOR SIX
                                                                                                                  MONTHS ENDED
                                                                  AT OR FOR YEARS ENDED MARCH 31,                SEPTEMBER 30,
                                                        ---------------------------------------------------    ------------------
                                                         1992       1993       1994       1995       1996       1995       1996
                                                        -------    -------    -------    -------    -------    -------    -------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues..............................................  $15,784    $20,822    $27,942    $36,005    $52,391    $25,888    $33,811
Costs and expenses:
  Operating...........................................   11,440     14,772     19,937     24,241     34,320     16,875     21,893
  General and administrative..........................    2,443      3,040      3,854      5,574      8,937      4,238      5,339
  Depreciation and amortization.......................    1,062      1,374      1,707      2,608      4,396      2,016      2,876
                                                        --------   --------   --------   --------   --------   --------   --------
                                                              -          -          -          -          -          -          -
Operating income......................................      839      1,636      2,444      3,582      4,738      2,759      3,703
Interest expense......................................      352        301        282        789      1,848        953        296
Other (income) expense................................       (8)        84        (61)       (41)      (129)       (27)      (122)
Minority interest.....................................       --        358        902      1,092        937        787         --
                                                        --------   --------   --------   --------   --------   --------   --------
                                                              -          -          -          -          -          -          -
Income before income taxes and extraordinary item.....      495        893      1,321      1,742      2,082      1,046      3,529
Provision for income taxes............................      236        320        525        681        709        398      1,354
                                                        --------   --------   --------   --------   --------   --------   --------
                                                              -          -          -          -          -          -          -
Income before extraordinary item......................      259        573        796      1,061      1,373        648      2,175
Extraordinary item(1).................................       38         --        (92)        --       (514)        --         --
                                                        --------   --------   --------   --------   --------   --------   --------
                                                              -          -          -          -          -          -          -
Net income............................................      297        573        704      1,061        859        648      2,175
Preferred stock dividends.............................      101        101        101        101         88         50         --
                                                        --------   --------   --------   --------   --------   --------   --------
                                                              -          -          -          -          -          -          -
Net income applicable to common stock.................  $   196    $   472    $   603    $   960    $   771    $   598    $ 2,175
                                                        =========  =========  =========  =========  =========  =========  =========
Primary earnings per share............................  $   .11    $   .23    $   .29    $   .45    $   .27    $   .25    $   .33
Fully diluted earnings per share......................  $   .11    $   .23    $   .29    $   .42    $   .27    $   .23    $   .33
Average number of shares outstanding -- primary.......1,768,613  2,020,664  2,052,168  2,155,380  2,931,234  2,384,359  6,510,428
Average number of shares outstanding -- fully
  diluted.............................................1,768,613  2,020,664  2,450,791  2,648,740  3,207,622  3,095,826  6,527,796
BALANCE SHEET DATA:
Cash and cash equivalents.............................  $   400    $ 1,139    $ 2,172    $ 2,797    $13,863               $ 9,364
Net property and equipment............................    6,261      8,625      8,978     25,321     29,115                39,209
Total assets..........................................   11,685     15,828     16,714     40,525     56,368                74,092
Long-term debt and other obligations, net of current
  portion.............................................    1,938      1,722      1,623     15,989      3,695                 4,609
Total shareholders' equity............................    5,487      6,009      6,720     10,098     45,694                47,933
OTHER FINANCIAL DATA:
Ratio of earnings to fixed charges(2).................     2.3x       3.6x       5.0x       3.1x       2.1x       2.1x      10.9x
EBITDA(3).............................................  $ 1,901    $ 3,010    $ 4,151    $ 6,190    $ 9,134    $ 4,775    $ 6,579
Ratio of EBITDA to interest expense...................     5.4x      10.0x      14.7x       7.9x       4.9x       5.0x      22.2x


---------------

(1) Includes a $92,000 charge in fiscal 1994 to reflect the cumulative effect of change in accounting principle.
(2) For purposes of computing the ratio of earnings to fixed charges, earnings are computed as income before income taxes, extraordinary item and cumulative effect of a change in accounting principle, plus fixed charges. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt issuance costs and an estimated portion of rentals representing interest costs.

(3) EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization, minority interest and other (income) expense and is presented because it is a widely accepted financial indication of a company's ability to incur and service debt. EBITDA should not be considered as an alternative to earnings as an indicator of the Company's operating performance or to cash flows as a measure of liquidity.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical information provided herein are forward-looking and may contain information about financial results, economic conditions, trends and known uncertainties. The Company cautions the reader that actual results could differ materially from those expected by the Company, depending on the outcome of certain factors, including, without limitation, (i) factors discussed under "Risk Factors" such as fluctuations in the prices of oil and natural gas, competition, operating risks, acquisition risks, liquidity and capital requirements and the effects of governmental and environmental regulation, (ii) adverse changes in the operations acquired in the Pride Acquisition or the failure of the Company to achieve anticipated consolidation cost savings in connection with the Pride Acquisition and (iii) adverse changes in the market for the Company's services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in the Company's business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.


GENERAL


     The Company's operations and future results will be significantly impacted by the Pride Acquisition. As a result of the Pride Acquisition, the Company will increase its workover rig fleet to over five times its current size to become the second largest provider of workover rigs in the United States. In addition, the Company will acquire significant operations in California, a market in which it does not currently operate. The Company also will seek to expand its liquid and production services into Pride's current land-based well servicing areas. Other than the Pride Acquisition, the Company does not have any current understanding, arrangement or agreement to acquire other businesses or assets. There can be no assurance that attractive acquisitions will be available to the Company at prices it believes to be reasonable or that any acquisition achieved will ultimately prove to be a successful undertaking by the Company.


     The Company will experience substantial revenue growth as a result of the Pride Acquisition and, to a lesser extent, the Taylor Acquisition. On a pro forma basis for the year ended March 31, 1996 and for the six months ended September 30, 1996, the Company would have generated operating revenues of approximately $182.2 million and $100.2 million, respectively, as compared to historical operating revenues for the Company of $52.4 million and $33.8 million, respectively.

     The Company derives its revenues from workover rig services, liquid services and production services. Workover rig services are billed at hourly rates that are generally determined by the type of equipment required, market conditions in the region in which the rig operates, the ancillary equipment provided on the rig and the necessary personnel. The Company charges its customers for liquid services either on an hourly basis or on a per barrel basis depending on the services offered, while production services are primarily billed on an hourly basis. The base rates for the Company's services have generally been stable over the past three years.

     The Company's operating costs are comprised primarily of labor and maintenance costs. Labor costs generally are variable and are incurred only while a workover rig is operating or liquid services or production services are being provided; however, the Company employs rig personnel to perform maintenance and other services who are paid even when rigs are not operating. The Company's administrative staff at the yard level and in the corporate office are accounted for as general and administrative expense. Insurance costs generally are fixed costs and relate to the number of active rigs, trucks and other equipment in the Company's fleet. The Company's workers' compensation insurance costs have declined over the past two years due to its favorable safety record.

RESULTS OF OPERATIONS

  Six Months Ended September 30, 1996 Compared to Six Months Ended September 30, 1995

     Revenues. Revenues were $33.8 million for the six months ended September 30, 1996, a 31% increase compared with revenues of $25.9 million for the six months ended September 30, 1995. Compared to the same period in 1995, revenues for the six months ended September 30, 1996 increased by 13%, 81% and 8% in the workover, liquid and production services lines of business, respectively. The increase in revenues was attributable primarily to the Taylor Acquisition in July 1996, the addition of 11 vacuum trucks in March 1996, the acquisition of six workover rigs in May 1996 and a general increase in demand in the workover, liquid services and production services lines of business.

     Operating Costs. Operating costs for the six months ended September 30, 1996 were $21.9 million, an increase of 30% from $16.9 million for the six months ended September 30, 1995, which was proportional to the increase in revenues for the same period and due to the same factors which affected revenues. Operating costs as a percentage of revenues were 65% for each of the six month periods ended September 30, 1996 and 1995.

     General and Administrative Expenses. General and administrative expenses for the six months ended September 30, 1996 were $5.3 million, an increase of 26% from $4.2 million for the six months ended September 30, 1995. This increase was due primarily to the higher general and administrative expenses associated with the addition of four new yard locations in connection with the Taylor Acquisition. As a percentage of revenues, general and administrative expenses remained constant at 16% for each of the six month periods ended September 30, 1996 and 1995.

     Depreciation and Amortization. Depreciation and amortization expense for the six months ended September 30, 1996 was $2.9 million, an increase of 43% from $2.0 million for the six months ended September 30, 1995. The increase was due to the additional depreciation on equipment and amortization of goodwill related to the Taylor Acquisition, the purchase of 11 vacuum trucks in May 1996, the acquisition of six workover rigs in May 1996, and depreciation related to normal and ongoing purchases of additional and replacement equipment.

     Interest Expense. Interest expense for the six months ended September 30, 1996 was $0.3 million compared with $1.0 million for the corresponding period in 1995. The decrease of $0.7 million was attributable to the retirement of debt with a portion of the proceeds from the IPO in March 1996.

     Minority Interest. The elimination of the minority interest expense in the six month period ended September 30, 1996 was due to the acquisition of WellTech, Inc.'s 39% minority interest (the "Minority Interest Acquisition") in the LLC in November 1995.

  Year Ended March 31, 1996 Compared to the Year Ended March 31, 1995

     Revenues. Revenues for the year ended March 31, 1996 were $52.4 million, an increase of 46% from $36.0 million for the year ended March 31, 1995. This increase was due primarily to the Well Solutions Acquisition in November 1995. Revenues from workover rig services were slightly higher for the year ended March 31, 1996 compared to the prior year due to increased demand for horizontal recompletion services and the introduction of a second barge-mounted workover rig in August 1995.

     Operating Costs. Operating costs for the year ended March 31, 1996 were $34.3 million, an increase of 42% from $24.2 million for the year ended March 31, 1995. This increase was due primarily to the Well Solutions Acquisition. Operating costs as a percentage of revenues decreased to 65% for the year ended March 31, 1996 compared to 67% for the prior year, which reflects the higher margin characteristics of the liquid services and production services businesses acquired in the Well Solutions Acquisition compared to the Company's workover rig services business.

     General and Administrative Expenses. General and administrative expenses for the year ended March 31, 1996 were $8.9 million, an increase of 60% from $5.6 million for the year ended March 31, 1995. This increase was due primarily to the higher general and administrative expenses associated with the Well Solutions

Acquisition, which significantly increased the Company's fixed cost base with the addition of seven new yard locations. As a percentage of revenues, general and administrative expenses increased to 17% for the year ended March 31, 1996, compared to 15% for the prior year. In fiscal year 1996, the Company granted bonuses of $336,000 in connection with exercises of non-statutory stock options by certain of the Company's current and former officers, directors and employees with regard to federal tax liability they incurred related to such exercises. The Company does not anticipate granting bonuses for such purposes in the future.

     Depreciation and Amortization. Depreciation and amortization expense for the year ended March 31, 1996 was $4.4 million, an increase of 69% from $2.6 million for the year ended March 31, 1995. This increase was due to a substantial increase in the Company's asset base resulting from the Well Solutions Acquisition.

     Interest Expense. Interest expense for the year ended March 31, 1996 was $1.8 million compared to $0.8 million for the year ended March 31, 1995, due to the incurrence, in connection with the Well Solutions Acquisition, of $13.0 million of debt with a 10.8% interest rate. The approximately $11.4 million of debt remaining in March 1996 relating to the Well Solutions Acquisition was prepaid with a portion of the proceeds from the IPO.

     Minority Interest. Minority interest for the year ended March 31, 1996 was $0.9 million, a decrease of 12% from $1.1 million for the year ended March 31, 1995. This decrease was a result of the Minority Interest Acquisition in November 1995.

     Extraordinary Item. As a result of the prepayment of approximately $11.4 million of debt related to the Well Solutions Acquisition, the Company recorded an extraordinary expense for the year ended March 31, 1996 amounting to approximately $0.5 million (net of taxes). This amount represents prepayment penalties, reimbursement to the lender for its costs and expenses resulting from the prepayment and the write-off of fees incurred at loan origination (net of taxes).

  Year Ended March 31, 1995 Compared to the Year Ended March 31, 1994

     Revenues. Revenues for the year ended March 31, 1995 were $36.0 million, an increase of 29% from $27.9 million for the year ended March 31, 1994. This increase was due primarily to the inclusion following the Well Solutions Acquisition of the results of operations of Well Solutions, Inc. for four months of the year ended March 31, 1995. Revenues from workover rig services were slightly higher for the year ended March 31, 1995 compared to the prior year due to an increase in billable hours resulting from improved demand for horizontal recompletion services and the introduction of the Company's first barge-mounted workover rig.

     Operating Costs. Operating costs for the year ended March 31, 1995 were $24.2 million, an increase of 22% from $19.9 million for the year ended March 31, 1994. This increase was due primarily to the Well Solutions Acquisition. Operating costs as a percentage of revenues decreased to 67% for the year ended March 31, 1995 compared to 71% for the prior year, which reflects the higher margin characteristics of the liquid services and production services businesses acquired in the Well Solutions Acquisition compared to the Company's workover rig services business.

     General and Administrative Expenses. General and administrative expenses for the year ended March 31, 1995 were $5.6 million, an increase of 44% from $3.9 million for the year ended March 31, 1994. This increase was due primarily to the higher general and administrative expenses associated with the liquid services and production services businesses acquired in November 1994. As a percentage of revenues, general and administrative expenses increased to 16% for the year ended March 31, 1995, compared to 14% for the prior year.

     Depreciation and Amortization. Depreciation and amortization expense for the year ended March 31, 1995 was $2.6 million, an increase of 53% from $1.7 million for the year ended March 31, 1994. This increase was due to a substantial increase in the Company's asset base resulting from the Well Solutions Acquisition.

     Interest Expense. Interest expense for the year ended March 31, 1995 was $0.8 million compared to $0.3 million for the year ended March 31, 1994, due to the incurrence, in connection with the Well Solutions Acquisition, of $13.0 million of debt with a 10.8% interest rate in the year ended March 31, 1995.

     Minority Interest. Minority interest for the year ended March 31, 1995 was $1.1 million, an increase of 22% from $0.9 million for the year ended March 31, 1994. This increase was due to higher pretax income of the LLC resulting from the Well Solutions Acquisition.

LIQUIDITY AND CAPITAL RESOURCES


     The Company had cash and cash equivalents of approximately $9.4 million at September 30, 1996 compared to approximately $13.9 million at March 31, 1996. Working capital was approximately $6.2 million and approximately $16.8 million at September 30, 1996 and March 31, 1996, respectively. The Company used a net amount of approximately $15.1 million for investing activities in the six months ended September 30, 1996, primarily for the Taylor Acquisition and for other capital expenditures of approximately $2.2 million. The Company anticipates that capital expenditures (excluding acquisitions) for the second six months of the fiscal year ending March 31, 1997 will be approximately $3.0 to $4.0 million for improvements to its equipment and for capital additions. Acquisitions of additional assets and businesses are expected to continue to be an important part of the Company's strategy. Under certain circumstances, the Company would need to obtain additional financing to fund such acquisitions.



     On January 20, 1997, the Company completed the Mobley Acquisition. The Company paid approximately $5.0 million of the acquisition price from its existing cash. The remainder of the purchase price consisted of a $0.5 million five year subordinated note.



     The Company has available a $4.0 million revolving line of credit (the "Revolver"), which matures on March 31, 1997, with the Frost National Bank (the "Bank") to finance temporary working capital requirements and to support the issuance of letters of credit. The Revolver is secured by a first lien security interest on the Company's accounts receivable. Borrowings against the Revolver bear interest at the Bank's prime lending rate (8.25% as of January 28, 1997). At January 15, 1997, no amounts were drawn in cash under the Revolver, but $0.4 million was being utilized to support the issuance of letters of credit related to the Company's workers' compensation coverage.



     In July 1996, to finance a portion of the Taylor Acquisition, the Company obtained a loan from a bank in the amount of $7.0 million. The promissory note carries an annual interest rate of 7.75% and has a maturity date of March 31, 1997. In September 1996, the Company obtained a take-out commitment for a term loan in the amount of $7.0 million to replace the promissory note. The Company, however, intends to prepay the loan with a portion of the proceeds from the Offerings and thus has decided to not take advantage of the take-out commitment.


     Also in connection with the Taylor Acquisition, the Company assumed $0.6 million of bank debt owed by the principal Taylor stockholder, and guaranteed payment of additional bank indebtedness of approximately $1.5 million owed by Taylor. The Company intends to prepay both of these obligations with a portion of the proceeds of the Offerings.

     The Company had approximately $3.2 million of capitalized lease obligations outstanding as of September 30, 1996, bearing interest at rates ranging from 5% to 9% and due in monthly installments of approximately $136,000. The Company intends to prepay these capitalized lease obligations in full with a portion of the proceeds of the Offerings.

     In March 1996, the Company sold 2,616,250 shares of Common Stock at $10 per share in the IPO, which yielded net proceeds of approximately $23.5 million. The Company used approximately $11.4 million of the net proceeds from the IPO to prepay indebtedness outstanding from the Well Solutions Acquisition and approximately $0.5 million (net of taxes) to pay prepayment penalties and reimburse the lender for its costs and expenses resulting from the prepayment. The remainder of the proceeds were used for acquisitions and working capital.

     In preparation for the IPO, effective February 19, 1996, 60,600 outstanding shares of the Company's Series A 10% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") were converted into 260,580 shares of Common Stock. Also in February 1996, approximately $2.5 million of convertible debt was converted into 356,900 shares of Common Stock. The remaining $1.5 million of convertible debt, represented by the debenture held by Well Solutions, bears interest at 8%, matures on November 30, 1999, is prepayable without penalty at any time, and may be converted at any time, at the option of the holder, into 37,634 shares of Common Stock, subject to adjustment to prevent dilution. The Company does not currently intend to prepay the debenture but may decide to do so in the future if interest rates decline.

     The Company generated cash from operating activities of approximately $6.6 million during the year ended March 31, 1996. The Company's principal uses of cash during the year ended March 31, 1996 were to prepay the indebtedness from the Well Solutions Acquisition and to fund approximately $4.5 million of capital expenditures for upgrading and purchasing equipment.

     The Company believes that the combination of internally generated cash flow, the net proceeds from the Offerings and availability under the Credit Facility should provide the Company with sufficient financing to fund the Company's operations for at least the next 12 months. There can be no assurance, however, that the Company will not need additional financing or that such financing will be available on economically acceptable terms.


  Description of Credit Facility



     Prior to the closing of the Offerings, the Company expects to replace the Revolver with a working capital line of credit (the "Working Line") and an acquisition line of credit (the "Acquisition Line" and, together with the Working Line, the "Credit Facility"). Although the Credit Facility has not yet been finalized, the Company received a commitment on September 13, 1996 from the Bank and anticipates that certain significant terms of the Credit Facility will be as follows. The maximum availability under the Working Line would be the lesser of (i) $10.0 million or (ii) 80% of eligible accounts receivable that have been outstanding less than 90 days. The Working Line would be secured by a first lien security interest on all the Company's accounts receivable and inventory. Borrowings under the Working Line would mature two years from the date of any such borrowings and would bear interest at the lesser of (i) the Bank's prime rate of interest or (ii) a varying percentage rate ranging from 1.75% to 2.75%, based on the total funded debt to cash flow ratio, over the Company's choice of the 30, 90 or 180-day LIBOR rate of interest. Under the Acquisition Line, up to $20.0 million would be available solely to fund up to 100% of the purchase price of acquisitions by the Company during the first two years of the term of the Acquisition Line. From the third year until maturity, the Acquisition Line would be secured by assets of the Company with a loan to collateral value ratio of not less than 70%. Borrowings under the Acquisition Line would mature seven years from the date of any such borrowings and would bear interest at the lesser of (i) the Bank's prime rate of interest or (ii) a varying percentage rate ranging from 2% to 3%, based on the total funded debt to cash flow ratio, over the 180-day LIBOR rate of interest. Under the terms of the commitment, the Company must maintain minimum working capital, tangible net worth, current ratios and debt to capital ratios. The foregoing description does not purport to be a complete description of all terms of the Credit Facility, and the negotiation of the definitive agreements may result in additional terms that are significant to the Company. There can be no assurance, however, that definitive agreements will be executed.


     The Company has requested from the Bank a modification to its commitment to increase the maximum availability of funds under the Working Line to the lesser of (i) $50.0 million or (ii) 80% of eligible accounts receivable that have been outstanding less than 90 days. Based on discussions with the Bank to date, management expects to receive a commitment from the Bank to such increase.

INFLATION AND SEASONALITY

     Inflation has not had a significant impact on the Company's operations to date and the Company's operating revenues have not historically been subject to significant seasonal changes.

NEW ACCOUNTING PRONOUNCEMENTS -- ACCOUNTING FOR ASSET IMPAIRMENT; ACCOUNTING FOR STOCK-BASED COMPENSATION

     During March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for

Long-Lived Assets to Be Disposed Of " ("FAS 121"). The Company adopted FAS 121 effective April 1, 1996. FAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this pronouncement had no material effect on the financial statements.

     In October 1995, FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 123 defines a fair value based method of accounting for employee stock options or similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period of the award, which is usually the vesting period. However, FAS 123 also allows entities to continue to measure compensation costs for employee stock compensation plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Entities electing to remain with the accounting prescribed by APB 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method recommended by FAS 123 had been applied. The accounting requirements of FAS 123 are effective for transactions entered into in years that begin after December 15, 1995, though they may be adopted on issuance. The disclosure requirements of FAS 123 are effective for financial statements for years beginning after December 15, 1995. The Company intends to continue measuring compensation costs using APB 25 and to provide pro forma disclosures of net income and earnings per share as if the fair value based method of accounting under FAS 123 had been applied beginning with its financial statements for the year ending March 31, 1997.

                                    BUSINESS

GENERAL

     Dawson Production Services, Inc. is a leading provider of a broad range of workover, liquid and production services used in the production of oil and gas. The Company's services are utilized by major oil and gas companies as well as independent producers to optimize performance of oil and gas wells. The Company recently entered into an agreement to acquire the U.S. land-based well servicing operations of Pride in a transaction that will position Dawson as the second largest provider of workover rigs in the United States.

     The Company commenced operations in 1951. In 1982, the current management team joined the Company and initiated a strategy to expand and diversify the Company's workover rig services. Since 1982, the Company has grown from four workover rigs in a single yard to 91 workover rigs in 10 yards through a series of strategic acquisitions of businesses and assets. Upon the closing of the Pride Acquisition, the Company will own and operate 498 workover rigs. In addition, in November 1994 the Company broadened the array of services it provides by acquiring the liquid services and production services businesses of Well Solutions, Inc. and expanded such businesses in July 1996 with the Taylor Acquisition. The Company believes that it generally has been successful in acquiring businesses and assets and subsequently reducing overhead, enhancing internal controls, improving marketing and related operations through management incentives and improving the utilization of its assets by redeploying equipment.

BUSINESS STRATEGY

     The Company's strategy emphasizes diversification and expansion through acquisitions and internal growth. In recent years, there has been significant industry consolidation activity in the Company's principal businesses. The Company has been an active participant in this industry consolidation and plans to continue to pursue strategic acquisitions of businesses and assets which enhance or expand its market presence or complement its existing businesses. Upon the closing of the Pride Acquisition, the Company intends to expand the range of services offered at its locations and increase its presence, through redeployment of underutilized assets, within the geographic regions in which the Company will then operate. The Company believes that its ability to offer a wide range of services over a large operating base will provide it with a competitive advantage by allowing its customers to consolidate their procurement of workover, liquid and production services by utilizing fewer vendors. The Company believes that this consolidation may allow customers to lower their costs by streamlining production decisions and increasing operational efficiencies. The Company also believes that its strategy will allow it to take advantage of cross-marketing opportunities for its services and to appeal to a broader customer base by enhancing its position as a one-stop source for workover, liquid and production services.

     Consistent with its business strategy, on December 23, 1996 the Company entered into a Purchase Agreement to acquire substantially all of Pride's U.S. land-based well servicing operations for approximately $135.9 million in cash. The Pride Acquisition will significantly increase the size and geographic scope of the Company's workover rig service business. Pride's U.S. land-based fleet consists of 407 workover rigs and related operations in 28 locations in the Texas and Louisiana Gulf Coasts, the Permian Basin areas of West Texas and New Mexico, and California. Upon completion of the Pride Acquisition, the Company will be the largest provider of workover rigs in Texas and the second largest provider in the United States. The Company will seek to generate improved profit margins for the acquired assets through increased operating efficiencies and cost savings resulting from overhead reductions and the consolidation of certain overlapping yard locations. In addition, the Company will seek to expand its liquid and production services businesses into new markets through certain of the acquired yard locations and also to redeploy certain of the acquired workover rigs to areas with greater rig demand. See "Pride Acquisition."

     The Company believes that the high quality of its equipment, employees and services combined with its favorable safety record enables it to maintain its position as a leader in its principal markets. In that regard, the Company has committed substantial capital to an ongoing workover rig refurbishment program to maintain the Company's equipment in good working condition. The Company has invested, and plans to continue to invest, in quality management and safety programs. The Company believes that many smaller competitors have not undertaken comparable maintenance or training programs and do not have the financial resources to enable them to do so. The Company believes that a number of its customers place significant importance on their contractors' safety records and quality management systems in their screening and selection processes, and that such factors will gain further importance in the future.

OVERVIEW OF SERVICES

  Workover Rig Services

     The Company provides workover rig services to oil and gas exploration and production companies through the use of mobile well servicing workover rigs together with crews of three to four workers. Additional equipment such as pumps, tanks, blowout preventers and power swivels are provided by the Company as may be required for a particular job. The Company also provides trucking services for moving large equipment to and from the job sites of its customers. The Company charges its customers an hourly rate for its workover rig services, which varies based on a number of considerations including market conditions in each region, the type of rig, the amount of ancillary equipment required and the necessary personnel. The Company gives its yard managers considerable flexibility to negotiate with customers and, through compensation arrangements, seeks to provide incentives to its managers to maximize both revenues and profitability. For the six months ended September 30, 1996, workover rig services contributed approximately 46% of the Company's revenues (75% on a pro forma basis).


     As of January 15, 1997, the Company operated 89 land workover rigs, two barge-mounted workover rigs and ancillary equipment from 10 yards in Texas and Louisiana. Upon the closing of the Pride Acquisition, the Company will operate 496 land workover rigs, two barge-mounted workover rigs and ancillary equipment from yards in Texas, Louisiana, California and New Mexico. The Company's land workover rigs are mobile units that generally operate within a radius of approximately 75 to 100 miles from their respective bases. Swab rigs are used for swabbing, or cleaning, wells at depths of up to approximately 16,000 feet. Pole rigs are used for swabbing and rod and tubing workovers and repairs on wells at depths of up to approximately 4,000 feet. Rigs having between 150 and 250 horsepower are used for services on wells to maximum depths of between 4,000 and 6,000 feet and work primarily on rod and tubing workovers and repairs. Rigs having between 251 and 350 horsepower are used for services on wells to maximum depths of between 10,000 and 12,000 feet and also work primarily on rod and tubing workovers and repairs. Rigs having between 351 and 550 horsepower are used for deeper workovers and more complicated procedures such as deepening of existing well bores, recompletions and complicated fishing operations. These rigs operate at maximum depths of between 16,000 and 18,000 feet. Rigs having between 551 and 750 horsepower are used in wells with maximum depths of approximately 20,000 feet. Rigs having between 751 and 900 horsepower are generally used for horizontal drilling or recompletion jobs and deep workovers at depths of up to approximately 25,000 feet. These rigs are almost always operated for continuous 24-hour periods as contrasted to the Company's other rigs that typically operate during daylight hours only.


     The Company operates two barge-mounted workover rigs in the Louisiana inland waters. These rigs typically are outfitted by moving a land workover rig onto the barge, with operating crews housed on the barge, and have the capability to operate for continuous 24-hour periods. In addition to hourly charges for the workover rigs, when market conditions permit, the Company charges its customers for auxiliary equipment, travel time, mobilization and other related items.

     Set forth below is certain information pertaining to the Company's land-based workover rigs currently owned and to be acquired in the Pride Acquisition.

                                                                              PRIDE
                            DESCRIPTION                          DAWSON    ACQUISITION    TOTAL
    -----------------------------------------------------------  ------    -----------    -----
    Swab.......................................................     2            17          19
    Pole.......................................................    --             1           1
    150-250 hp.................................................    --            71          71
    251-350 hp.................................................    71           214         285
    351-550 hp.................................................    13            95         108
    551-750 hp.................................................     1             6           7
    751-900 hp.................................................     2             3           5
                                                                   --
                                                                               ----        ----
                                                                   89           407         496

     The Company operated 82 of its 91 workover rigs during 1996. Pride has advised the Company that 89 of its 407 workover rigs were not operated during the 12 months preceding December 23, 1996, the effective date of the Purchase Agreement. The Company believes that a majority of these 89 rigs will be reactivated only if market demand justifies the incremental cost, and the Company does not expect the remainder of such rigs to be restored to operating condition. The Company's stacked rigs will be refurbished, used for spare parts or liquidated.

     Workover rig services are categorized by the type of job performed: completion, maintenance, workover and plugging and abandonment.

     Completion Services. Completion services prepare a newly drilled well for production. The completion process may involve selectively perforating the well casing to access producing zones, stimulating and testing these zones and installing downhole equipment. The Company provides a workover rig to assist in this completion process. Newly drilled wells are frequently completed by well servicing rigs to minimize the use of higher cost drilling rigs. The completion process typically requires a few days to several weeks, depending on the nature and type of the completion, and generally requires additional auxiliary equipment.

     The demand for well completion services is directly related to drilling activity levels, which are sensitive to expectations relating to and changes in oil and gas prices. During periods of weak drilling demand, drilling contractors frequently price well completion work competitively compared to a workover rig so that the drilling rig stays on the job. Thus, excess drilling capacity will serve to reduce the amount of completion work available to the well servicing industry.

     Maintenance Services. Maintenance services are required on producing oil and gas wells to ensure efficient and continuous operation. These services consist of routine mechanical repairs necessary to maintain production from the well, such as repairing parted sucker rods or defective downhole pumps in an oil well or replacing defective tubing in a gas well. The Company provides the workover rigs, equipment and crews for these maintenance services. Many of these workover rigs also have pumps and tanks that can be used for circulating fluids into and out of the well. Maintenance jobs are often performed on a series of wells in proximity to each other and typically take less than 48 hours per well.

     Maintenance services are generally required throughout the life of a well. The need for these services does not depend on the level of drilling activity and is generally independent of short-term fluctuations in oil and gas prices. Accordingly, maintenance services are generally the most stable type of workover rig services activity. The general level of maintenance, however, is affected by changes in the total number of producing oil and gas wells in the Company's geographic service area.

     Workover Services. In addition to periodic maintenance, producing oil and gas wells occasionally require major repairs or modifications called "workovers." Workover services include extensions of existing wells to drain new formations either through deepening well bores or through drilling of horizontal laterals. In less extensive workovers, the Company's rigs are used to drill out plugs and packers in existing well bores to access previously bypassed productive zones. The Company's workover rigs are also used to convert producing wells to injection wells during enhanced recovery operations. Workover services also include major subsurface repairs such as casing repair or replacement, recovery of tubing and removal of foreign objects in the well bore. These extensive workover operations are normally performed by a workover rig with additional specialized auxiliary equipment, which may include rotary drilling equipment, mud pumps, mud tanks and blowout preventers, depending upon the particular type of workover operation. Most of the Company's workover rigs are designed and equipped to perform complex workover operations. A workover may last from a few days to several weeks.

     The demand for workover services is more sensitive to expectations relating to and changes in oil and gas prices than the demand for maintenance services, but not as sensitive as the demand for completion services. When oil and gas prices are low, there is little incentive to perform workovers on wells to increase production and well operators tend to defer workover services. As oil and gas prices increase, the level of workover activity tends to increase as operators seek to increase production by enhancing the efficiency of their wells.

     Plugging and Abandonment Services. Workover rigs are also used in the plugging and abandonment of oil and gas wells no longer capable of producing in economic quantities. The demand for well plugging services is not impacted significantly by levels of demand for oil and gas.

  Liquid Services

     The Company provides liquid services, which are comprised of vacuum truck services, frac tank rentals and salt water injection services. The Company uses its vacuum trucks, frac tanks and salt water injection wells to provide an integrated mix of liquid services to well site customers. For the six months ended September 30, 1996, liquid services contributed approximately 38% of the Company's revenues (20% on a pro forma basis).


     Vacuum Truck Services. The Company owns and operates 175 vacuum trucks and will acquire an additional 10 vacuum trucks in connection with the Pride Acquisition. A vacuum truck is a tractor trailer with a fluid hauling capacity of 130 barrels. A large vacuum pump mounted on each truck extracts fluids from pits, tanks and other storage facilities. The vacuum trucks also are used for the following purposes: to transport water to fill frac tanks on well locations, including frac tanks provided by the Company and by others; to transport produced salt water to injection wells, including injection wells owned and operated by the Company; and to transport brine and other drilling fluids to and from well locations. In conjunction with the rental of its frac tanks, the Company generally uses its vacuum trucks to transport water for use in fracturing operations. Following completion of fracturing operations, the Company's vacuum trucks are used to transport salt water produced as a result of the fracturing operations from the well site to injection wells. Vacuum truck services are generally provided to oilfield operators within a 30-mile radius of the Company's nearest yard.



     Frac Tank Rentals. The Company owns 696 frac tanks located primarily at the Company's yards in Bryan, Giddings and Kilgore, Texas. Each frac tank can store up to 500 barrels of fluid and is used by oilfield operators to store various fluids at the well site, including water, drilling mud, acid and brine. The Company transports frac tanks on its trucks to well locations which are usually within a 30-mile radius of the Company's nearest yard. Frac tanks are used during all phases of the life of a producing well. The Company generally rents frac tanks at daily rates for a minimum of four days. A typical fracturing operation, absent complications, can be completed within four days using 20 to 100 frac tanks.



     Injection Well Services. The Company owns or leases 22 injection wells that are authorized to dispose of salt water and incidental non-hazardous oil and gas wastes, each with an injection capacity of 2,000 to 21,000 barrels per day. The Company's injection wells are strategically located in close proximity to its customers' producing wells. These wells are utilized primarily to dispose of salt water produced from oil and gas wells. Most oil and gas wells ultimately produce varying amounts of salt water and, particularly in vertically fractured formations such as those common in the Austin Chalk trend, produce salt water at increasing rates throughout their productive lives. In addition, these wells are utilized for the disposal of incidental, non-hazardous oil and gas wastes. In Texas and Arkansas, oil and gas wastes and salt water produced from oil and gas wells are required by law to be disposed of in authorized facilities, including permitted injection wells. Injection wells are licensed by state authorities and are completed in permeable formations below the fresh water table.

     The Company utilizes its injection wells primarily for the disposal of salt water and incidental, non-hazardous oil and gas waste transported from the well site by vacuum trucks owned and operated by the Company. Although the Company is authorized to inject salt water and non-hazardous oil and gas wastes transported by other licensed vacuum truck operators, the Company does not currently permit such uses by third parties. The Company also maintains separators at each of its injection wells permitting it to salvage residual crude oil, which is later sold for the account of the Company.

     The Company's injection operations pose certain risks of environmental liability to the Company. Although the Company monitors the injection process, any leakage from the subsurface portions of the wells could cause degradation of fresh groundwater resources, potentially resulting in cancellation of operation of the well, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liability to third parties for property damages and personal injuries. In addition, the sale by the Company of residual crude oil collected as part of the saltwater injection process could impose liability on the Company in the event the entity to which the oil was transferred fails to manage the material in accordance with applicable environmental health and safety laws.

  Production Services

     The Company provides production services, which are comprised of production testing services, slickline wireline services, fishing and rental tool services and pipe testing. For the six months ended September 30, 1996, production services contributed approximately 16% of the Company's revenues (5% on a pro forma basis).

     Production Testing Services. The Company owns 21 gas production testing units that are used to provide services to oil and gas wells located onshore and in inland waters. The Company performs production testing services for oil and gas producers primarily along the Texas Gulf Coast. In addition, the Company is bidding on a multi-year contract for services in northern Mexico.

     The Company's equipment includes several trailer-mounted manifolds, separators, heater treaters, sand separators, light generators and slickline wireline units. Manifolds are used to reduce the flowing pressure of the well stream to a rate which will easily flow through the production testing equipment. After the appropriate well stream rate is achieved, a separator is used to divide the well stream into its respective components -- oil, gas and water. For gas wells, a heater is used to prevent the gas from freezing during flowbacks. Slickline wireline equipment generally is used to lower measurement equipment into a well for several days to retrieve data to determine the characteristics of the reservoir.

     The Company uses its production testing units to perform deliverability tests required upon the initial completion of a well and periodically during the productive life of a gas well to determine the maximum production allowable under certain rules of the Texas Railroad Commission, the state oil and gas regulatory agency. In addition, these units are used to clean and test stimulated wells and to measure the pressure, volume and quality of gas and liquids produced by the well. These units also are used to determine the most efficient production flow rate, to run pressure build-up tests that measure the rate of increase of shut-in gas pressure to determine reservoir characteristics and to determine whether a producing formation has been damaged.

     Slickline Wireline Services. The Company owns seven slickline wireline units and will acquire three additional units upon the closing of the Pride Acquisition. The mechanical downhole wireline or "slickline" services are used to simplify completion operations and in connection with regular maintenance on producing wells. In some cases, slickline wireline services may be used instead of workover rigs to provide workover services. By using slickline wireline services, workover services can be performed under 15,000 psi of pressure without shutting-in the well. The Company also provides slickline wireline consulting services where unusual conditions exist.

     Fishing and Rental Tools. The Company provides a complete line of cased hole fishing and rental tools to oilfield operators and well service companies from two yards in the Texas Panhandle. The Company's rental tool inventory includes both air compressor equipment, which is used in drilling and workover activities, and fishing tools, which are used to mill or retrieve loose or broken equipment or other material in the well bore or to free stuck pipe and other tools, such as slips, elevators and casing cutters. The Company rents the equipment to its customers at daily rates and, in the case of air compressors and fishing tools, generally conducts or supervises the operations.

     Pipe Testing. The Company operates nine pipe testing units along the Texas Gulf Coast. The Company's testing equipment is used during completion and recompletion operations for leak detection in the internal pipe systems of oil and gas wells.

CUSTOMERS


     The Company had approximately 1,050 customers during the 12 months ended September 30, 1996. For the six months ended September 30, 1996, the Company's largest customer, Union Pacific Resources Company ("UPRC"), accounted for approximately 23% of the Company's revenues (approximately 9.5% on a pro forma basis). The Company has a contract with UPRC to provide liquid and workover rig services, which expires in February 1999 (with respect to liquid services) and August 1997 (with respect to workover rig services). The Company is required to maintain established levels of insurance and to indemnify UPRC against all losses arising in whole or in part from the Company's negligence, whether or not UPRC and its agents were contributorily negligent. While the Company believes that its relationship with UPRC is good, the loss of UPRC, or a significant reduction in business done with the Company by UPRC, if not offset by sales to new or existing customers, could have a material adverse effect on the Company's business, results of operations and prospects. No other customer accounted for more than 10% of the Company's revenues during the six months ended September 30, 1996.


OPERATING RISKS AND INSURANCE

     The Company's operations are subject to hazards inherent in the oil and gas industry, such as blowouts, explosions, craterings, fires and oil spills, that can cause personal injury or loss of life, damage to or destruction of property, equipment, the environment and marine life, and suspension of operations. In addition, claims for loss of oil and gas production and damage to formations can occur in the workover business. If a serious accident was to occur at a location where the Company's equipment and services are used, it could result in the Company being named as a defendant in lawsuits asserting potentially large claims.

     Because the Company's vacuum truck and frac tank rentals involve the transportation of heavy equipment and materials, the Company may experience traffic accidents which may result in spills, property damage and personal injury. Despite the Company's efforts to maintain high safety standards, the Company from time to time has suffered losses in the past and anticipates that it could experience further losses in the future. Moreover, the frequency and severity of such incidents affect the Company's operating costs and insurability, and its relationship with customers, employees and regulators. Any significant increase in the frequency or severity of such incidents, or the general level of compensation awards with respect thereto, could adversely affect the cost of, or ability of the Company to obtain, workers' compensation and other forms of insurance, and could have other material adverse effects on the Company's financial condition and results of operations.

     As a protection against operating hazards, the Company maintains broad insurance coverage, including physical damage, employer's liability, comprehensive commercial general liability and workers' compensation insurance. The Company believes that it is adequately insured for public liability and property damage to others with respect to its operations, and that its insurance coverage is comparable to that which is customary in the industry against such hazards. However, such insurance may not be sufficient to protect the Company against liability for all consequences of well disasters, extensive fire damage, damage to personal property, injuries to or deaths of persons or damage to the environment. In addition, certain insurance policies exclude coverage for damages resulting from environmental contamination. The Company also carries insurance to cover physical damage to or loss of its workover rigs. No assurance can be given that the Company will be able to maintain the type and amount of coverage that it considers adequate at rates that it considers reasonable or that insurance will continue to be available on terms as favorable as the Company's existing arrangements.

     In addition to insurance, the Company conducts training programs designed to promote the safe operation of all equipment and to minimize accidents occurring on job sites. The Company gives its managers incentives, through compensation arrangements, to take all reasonable steps possible to promote safety. The Company monitors safety closely and has carefully designed safety programs to reduce costs associated with accidents. However, there can be no assurance that the Company's insurance or safety programs will be adequate to protect against liability for accidents occurring on the job site or affecting the Company's equipment.

COMPETITION

     The workover rig and production services industry is highly competitive and fragmented and includes a number of small companies capable of competing effectively on a local basis and several large companies which possess substantially greater financial and other resources than the Company. Pool Energy Services Co. ("Pool"), Pride and Key Energy Group, Inc. ("Key"), all of which currently provide workover rig and liquid services, are the largest companies in the domestic well servicing market. Pool, Pride and Key operate in multiple geographic regions and currently have significantly more domestic workover rigs than the Company. Upon the closing of the Pride Acquisition, the Company will be the second largest provider of workover rigs in the United States behind Pool. The Company has numerous regional competitors for each of the services it provides. The Company believes that it is competitive in terms of pricing, performance, equipment, safety, availability of equipment to meet customer needs and availability of experienced, skilled personnel in those areas in which it operates.

     Excess capacity in the well servicing industry has resulted in severe price competition throughout much of the past decade. In the well servicing market, an important competitive factor in establishing and maintaining long-term customer relationships is having an experienced and skilled work force. In recent years, many of the Company's larger customers have placed an emphasis not only on pricing, but also on safety records and quality management systems of contractors. The Company believes that such factors will gain further importance in the future. The Company has directed substantial resources toward employee safety and quality management training programs as well as its employee review process. While the Company's efforts in these areas are not unique, many competitors, particularly small contractors, have not undertaken similar training programs for their employees. The Company expects competition and pricing pressures to continue in the foreseeable future.

ENVIRONMENTAL REGULATION

     Many of the Company's operations take place in or near ecologically sensitive areas, such as the Texas Gulf Coast and the Louisiana inland waters. In addition, the Company's operations routinely involve the handling of significant amounts of waste materials, some of which are classified as hazardous substances. The Company's operations and facilities are thus subject to numerous local, state and federal environmental and public health and safety laws, rules and regulations, including laws concerning the containment and disposal of hazardous materials, oilfield waste and other waste materials, the use of underground storage tanks and the use of underground injection wells. The regulations applicable to the Company's operations include certain regulations controlling the discharge of hazardous or toxic materials into the environment, requiring removal or remediation of pollutants, requiring permits or licenses issued by regulatory agencies and imposing civil and criminal penalties for violations. Some of the statutory and regulatory programs that apply to the Company's operations also authorize private suits, the recovery of natural resource damages by the government, injunctive relief and cease and desist orders. Moreover, environmental laws typically expose the Company to "strict liability" rendering a person or entity liable for environmental damage without regard to negligence or fault on the part of such person or entity. As a result, the Company could be liable for cleanup costs, even if the situation resulted from previous acts by the Company that were lawful at the time or from the improper conduct of, or conditions caused by, previous property owners, lessees or other persons not associated with the Company. Environmental laws have become more stringent in recent years and are expected to become even more so in the future.

     Cleanup costs associated with environmental claims or capital expenditures or increased operating costs associated with changes in environmental laws and regulations could be substantial and could have a material adverse effect on the Company's financial condition and results of operations. However, the cost of environmental compliance has not had any material adverse effect on the Company's operations, financial condition or competitive position in the past, and management is not currently aware of any situation or condition that it believes is likely to have any such material adverse effect or require any material capital expenditure in the foreseeable future. In addition to management personnel who are responsible for monitoring environmental compliance and arranging for remedial actions as required from time to time, the Company also employs outside experts to advise and assist the Company's environmental compliance efforts.

     In addition to having a direct effect on the Company, local, state and federal environmental regulations also may negatively impact oil and gas exploration and production companies which in turn could have a material adverse effect on the Company. To the extent laws are enacted or other governmental action is taken that prohibits or restricts drilling or imposes environmental protection requirements that result in increased costs to the oil and gas industry in general and the drilling industry in particular, the financial condition and results of operations of the Company could be adversely affected.

     In this regard, RCRA, the principal federal statute governing the disposal of solid and hazardous wastes, includes a statutory exemption that allows oil and gas exploration and production wastes to be classified as nonhazardous waste. A similar exemption is contained in many of the state counterparts to RCRA, including the state statutes in Texas and Louisiana. If oil and gas exploration and production wastes were required to be managed and disposed of as hazardous waste, either as a result of changes in RCRA or the imposition of more stringent state regulations, the Company could be required to make significant unanticipated capital and operating expenditures or to cease or curtail certain operations. Further, if such wastes were required to be managed and disposed of as hazardous waste, domestic oil and gas producers, including many of the Company's customers, could be required to incur substantial obligations with respect to such waste. Because of the potential impact on the Company's customers, any regulatory changes that impose additional restrictions or requirements on the disposal of oil and gas wastes could adversely affect demand for the Company's services.

EMPLOYEES


     As of January 15, 1997, the Company employed approximately 1,050 people, of whom approximately 850 were employed on an hourly basis. The Company's future success will depend partially on its ability to attract, retain and motivate qualified personnel. The Company is not a party to any collective bargaining agreements and has not experienced any strikes or work stoppages. The Company considers its relations with employees to be generally satisfactory.


LEGAL PROCEEDINGS

     From time to time, the Company is a party to litigation or other legal proceedings that the Company considers to be a part of the ordinary course of its business. The Company currently is not involved in any legal proceedings that could reasonably be expected to have a material adverse effect on the Company's financial condition or results of operations. See "-- Operating Risks and Insurance."

PROPERTIES


     The principal office of the Company is located in San Antonio, Texas. The Company operates 23 yards, 11 of which it owns and 12 of which it leases. Of the Company's 23 yards, 20 yards are located in Texas and three yards are located in Louisiana. The Company also operates 21 injection wells in Texas and one in Arkansas, five of which it owns and 17 of which it leases. The Company believes that its leased and owned properties, none of which individually is material to the Company, are adequate for its current needs.

                               PRIDE ACQUISITION

     On December 23, 1996, the Company entered into a purchase agreement (the "Purchase Agreement") to acquire substantially all of Pride's U.S. land-based well servicing operations for approximately $135.9 million in cash. The Pride Acquisition will significantly increase the size and geographic scope of the Company's workover rig services business. Pride's U.S. land-based fleet consists of 407 workover rigs and related operations in 28 locations in the Texas and Louisiana Gulf Coasts, the Permian Basin areas of West Texas and New Mexico, and California. Upon completion of the Pride Acquisition, the Company will be the largest provider of workover rigs in Texas and the second largest provider in the United States. The Company will seek to generate improved profit margins for the acquired assets through increased operating efficiencies and cost savings resulting from overhead reductions and the consolidation of certain overlapping yard locations. In addition, the Company will also seek to expand its liquid and production services businesses into new markets through certain of the acquired yard locations and also to redeploy certain of the acquired workover rigs to areas with greater rig demand.

     Pursuant to the Purchase Agreement, the Company will purchase the Pride Assets "as is, where is." Dawson has undertaken a limited amount of investigation of the condition of the Pride Assets, particularly the workover rigs, in an effort to determine that their condition appears to be sufficient to sustain the operations previously conducted by Pride with those assets. The Company has not, however, thoroughly investigated all material items of equipment due to limitations of time, cost and geographic disbursement.


     With regard to real property, it is expected that the Company will acquire approximately 14 properties in fee simple and will receive an assignment or sublease of approximately 14 leased properties. With respect to all parcels of real estate, Dawson has conducted only limited environmental studies and investigations. The Company has obtained Phase I reports on the properties and has had the opportunity to review the books and records of Pride concerning environmental compliance aspects of each of those properties. As to each such property, Dawson has the option of acquiring Pride's interest therein, of declining to accept the property (resulting in a reduction of the purchase price) or of leasing the property with an option to buy. There can be no assurance that Dawson will not acquire properties that have latent environmental risks and concurrent financial exposure. Moreover, Pride has not made any warranties and representations concerning the environmental aspects of any properties that would survive the closing.



     The Company expects to employ approximately 1,940 employees of Pride immediately following consummation of the Pride Acquisition. All such employees of Pride will continue their employment following the closing as "at will" employees of the Company. Approximately 146 salaried employees will be entitled to certain severance benefits if their employment with the Company is terminated, other than for cause, within 18 months of the closing. To facilitate certain transitional issues, the Company also has obtained an agreement from Pride that it will provide reasonable access to its headquarters office in Houston for the use of the Company and its employees for six months at no cost to the Company. This is intended to help facilitate and implement a transfer of bookkeeping and accounting functions with respect to the acquired operations.



     Pursuant to the Purchase Agreement, Pride is required to indemnify and hold harmless the Company with respect to damages, losses or third party warranty claims accruing or arising prior to the date of closing and for breaches of only certain limited warranties and representations. With respect to misrepresentations and breaches of such warranties and representations and certain covenants, the Company will bear the first $2.0 million of losses or damages, with Pride being liable for losses in excess thereof. The Purchase Agreement also provides for a $5.0 million break-up fee, payable by the Company if it is not able to obtain financing and the Pride Acquisition is not closed on or before March 17, 1997, and a five year non-compete agreement imposed upon Pride with respect to U.S. land-based well servicing operations. At the option of the Company, $4.0 million of the break-up fee may be paid in unregistered shares of Common Stock, provided that Pride would receive registration rights relating to such shares of Common Stock.


     The closing of the Debt Offering and the Equity Offering are each conditioned upon the simultaneous closing of the other and upon the simultaneous closing of the Pride Acquisition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their respective ages and positions are as follows:

               NAME                 AGE                      POSITION
----------------------------------- ----     -----------------------------------------
Michael E. Little(1)...............  41      Chairman of the Board, President and
                                             Chief Executive Officer
Joseph B. Eustace..................  41      Vice President of Operations and Chief
                                               Operating Officer
P. Mark Stark......................  41      Chief Financial Officer
Russell Banks(1)...................  77      Director
J. Michael Bell(2).................  57      Director
Wm. Ward Greenwood(1)..............  43      Director
Douglas D. Lewis(2)................  51      Director
Paul E. McCollam(2)................  51      Director
Stephen F. Oakes(3)................  47      Director
Lawrence C. Petrucci(3)............  37      Director

---------------

(1) Member of the Nominations Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.

     Michael E. Little has been President, Chief Executive Officer and a director of the Company since 1982 and Chairman of the Board since 1983. From 1980 to 1982, he was vice president of Cambern Engineering, Inc., a company that provided drilling and completion consulting services in the Texas Gulf Coast area. From 1976 to 1980, he was employed by Chevron USA as a drilling foreman in Midland, Texas and as a drilling engineer in New Orleans, Louisiana. Mr. Little received his Bachelor of Science degree in Petroleum Engineering in 1978 from Texas Tech University.

     Joseph B. Eustace has served as the Vice President of Operations and Chief Operating Officer of the Company since March 1983. From June 1981 to March 1982, he served as assistant manager of ServRigs, Inc., the Company's largest competitor at the time. Mr. Eustace received his Bachelor of Arts degree in Agribusiness in 1978 from Texas Tech University.

     P. Mark Stark has served as Chief Financial Officer of the Company since January 1996. From 1991 through 1995, he was chief financial officer of the Y.O. Ranch and family holdings of the Schreiner family which has interests in agribusiness, tourism, lodging and retail and real estate development. From 1979 through 1991, Mr. Stark was employed by Shelton Ranch Corporation and its successor, Texas Hill Country Orchards, LLP, serving as chief financial officer from 1984 through 1991. His duties with Shelton Ranch Corporation included serving as treasurer of Shelton Energy Resources, Ltd., an oil and gas exploration and production partnership among Shelton Ranch Corporation, Prudential Insurance Company of America and Shell Oil Company. Mr. Stark received his Bachelor of Business Administration degree in Finance from the University of Texas in 1977, and his Master of Business Administration degree in 1978 from Southern Methodist University.

     Russell Banks has been a director of the Company since April 1996. From 1962 to 1995, Mr. Banks was president and chief executive officer of Grow Group, Inc., which was a New York Stock Exchange company that produced coatings, paints and household products. Since 1995, Mr. Banks has been a principal of Russell Banks & Co., Ltd., a financial consulting firm. Mr. Banks is also on the board of directors of GVC Venture Corporation. Mr. Banks is a past president of the National Paint and Coatings Association and has served on the executive committee of the board of directors of the American Management Association and is currently on its general management council. Mr. Banks has been named as a defendant in certain litigation relating to his service as a director of two other companies. All other directors of those companies were also named as defendants. Counsel to one of the companies has taken the position that all the claims against that company and Mr. Banks are without merit and will be vigorously defended. Counsel to the other company and to its board of directors has taken the position that the claims against that company and Mr. Banks and all the other directors are without merit and will also be vigorously defended. Mr. Banks was designated to succeed a former director, Kevin P. Collins, to the Board of Directors pursuant to a letter agreement that provided Mr. Collins the right, upon his departure from the Board, to designate a successor Board member, subject to the approval of such successor by the Board.

     J. Michael Bell has been a director of the Company since 1982. For more than the past five years, he has served as the president of Southwest Venture Management Company, a firm that provides investment management and advisory services to three venture capital funds. Mr. Bell also serves as the managing general partner of each of these funds, one of which is HixVen Partners, a shareholder of the Company.

     Wm. Ward Greenwood has been a director of the Company since 1983. Mr. Greenwood served as Chief Financial Officer of the Company from December 1994 through December 1995. Mr. Greenwood has been since 1990, and is currently, the president and sole shareholder of Nueces Ventures, Inc. ("Nueces"), a firm that provides financial consulting services with respect to acquisitions and capital formation. Since October 1995, he has also served as a principal of First Capital Group of Texas II, L.P., a private equity fund. Since 1982, Mr. Greenwood has provided financial consulting services to the Company, most recently through Nueces. See "Certain Relationships and Related Transactions."

     Douglas D. Lewis has been a director of the Company since 1982. Since 1972, Mr. Lewis has been in the real estate construction, development and management business, most recently as principal of Vanguard Development, Inc., which he formed in 1987.

     Paul E. McCollam has been a director of the Company since 1991. Since 1985, he has been a managing director of Resource Investors Management Company Limited Partnership, a full service investment management company specializing in the energy industry that serves as the general partner of the RIMCO Parties (as defined herein). Mr. McCollam serves as a director of the Company pursuant to the 1991 agreement described below.

     Stephen F. Oakes has been a director of the Company since 1994. Since 1996, Mr. Oakes has served on the board of directors of Universal Seismic Associates, Inc., a company engaged in the acquisition of seismic data and the exploration and production of oil and gas. From 1989 to 1992, he served as managing director of Robert Fleming, Inc., an investment banking company. Since 1992, he has been associated with Resource Investors Management Company Limited Partnership, a full service investment management company specializing in the energy industry that serves as the general partner of the RIMCO Parties, serving as managing director since 1993. Mr. Oakes serves as a director of the Company pursuant to the 1994 Voting Agreement (as defined herein).

     Lawrence C. Petrucci has been a director of the Company since March 1996. Since 1991, Mr. Petrucci has served as vice president of First Albany Corporation, a provider of investment banking, financial advisory and brokerage services. From April 1990 through June 1991, Mr. Petrucci was a portfolio manager with Westinghouse Credit Corporation, a financial services company. Mr. Petrucci is a member of the Audit Committee.

     In March 1996, the Company entered into a letter agreement that provided Mr. Collins, a director of the Company at that time, with the right, upon his departure from the Board of Directors prior to the Company's next Annual Meeting of Shareholders, to designate a successor Board member, subject to the approval of such successor by the Board of Directors. Mr. Banks was designated Mr. Collins' successor to the Board pursuant to this letter agreement.

     A Voting Agreement dated November 28, 1994 (the "1994 Voting Agreement") among the RIMCO Parties, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV (the "RIMCO Parties"), Triad Ventures Limited II and Mr. Little provides that the parties to the 1994 Voting

Agreement will vote the shares of Common Stock held by them in favor of two nominees of the RIMCO Parties to the Company's Board of Directors. The 1994 Voting Agreement continues as long as the RIMCO Parties own at least 10% of the issued and outstanding shares of Common Stock, on a fully diluted basis. In addition, pursuant to a 1991 agreement, as long as the RIMCO Parties own 5% of the issued and outstanding shares of Common Stock or shares of Common Stock with a value of $500,000, the Company is required to use its best efforts to elect Mr. McCollam (or a designee of the parent company of the RIMCO Parties) to the Company's Board. Messrs. McCollam and Oakes were reelected to the Board pursuant to these agreements. These agreements have been terminated and superseded by a subsequent agreement. See "Certain Relationships and Related Transactions."

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established standing Audit, Compensation and Nominations Committees. The Audit Committee annually recommends to the Board the appointment of independent certified public accountants as auditors for the Company, discusses and reviews the scope of and fees for the prospective annual audit and reviews the results with the auditors, reviews the Company's compliance with its existing accounting and financial policies, reviews the adequacy of the financial organization of the Company and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee currently is comprised of Messrs. Oakes and Petrucci. One vacancy exists on this committee.

     The Compensation Committee reviews and make recommendations to the Board regarding salaries, compensation and benefits of executive officers and employees of the Company and administers the Company's 1995 Incentive Plan (the "Incentive Plan"). The Compensation Committee currently is comprised of Messrs. Bell, Lewis and McCollam.

     The Nominations Committee is responsible for recommending to the Board those persons who will be nominated as management's nominees for positions on the Board. The Nominations Committee is currently comprised of Messrs. Little, Greenwood and Banks.

COMPENSATION OF DIRECTORS

     For the year ended March 31, 1996, the Company granted each of its non-employee directors an option under the Incentive Plan to purchase 4,300 shares of Common Stock, at an exercise price per share of $7.44, which was determined by the Board to be the fair market value of the Common Stock on the date of grant, for his services as a director. Additionally, all directors were reimbursed for their reasonable travel expenses incurred in attending meetings of the Board. Commencing April 1, 1996, each non-employee director received, and on each April 1 thereafter until and including April 1, 2003 will receive, an annual grant of an option under the Incentive Plan to purchase 4,300 shares of Common Stock with an exercise price per share equal to the fair market value of the Common Stock on the date of grant and reimbursement of reasonable travel expenses for attending Board or committee meetings. See "Management -- 1995 Incentive Plan."

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information for the year ended March 31, 1996 with respect to the compensation paid to the President and Chief Executive Officer, Mr. Little, and the Vice President of Operations and Chief Operating Officer, Mr. Eustace (collectively, the "Named Executive Officers"). No other executive officers of the Company received annual compensation (including salary and bonuses earned) which exceeded $100,000 for the year ended March 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                         ANNUAL COMPENSATION(1)                    COMPENSATION
                                    ---------------------------------      -----------------------------
                                      YEAR                                 SECURITIES
                                      ENDED                                UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION     MARCH 31,     SALARY      BONUS         OPTIONS      COMPENSATION(2)
----------------------------------- ---------    --------    --------      ----------    ---------------
Michael E. Little..................    1996      $150,000    $ 50,000(3)     51,600              --
  President and Chief                                         241,000(4)
  Executive Officer                    1995       138,125      75,000        64,500           $ 500
                                       1994       105,000      30,000
Joseph B. Eustace..................    1996        96,200      20,000(3)     17,200              --
  Vice President of Operations                                 24,000(4)
  and Chief Operating Officer          1995        80,000      15,000        21,500             500
                                       1994        80,000      12,000

---------------

(1) The value of perquisites and personal benefits are excluded because the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.
(2) All other compensation consists entirely of employer contributions to the Company's 401(k) Plan made by the Company in 1996 as a result of 1995 earnings.
(3) Bonuses are awarded annually in the discretion of the Compensation Committee with respect to performance in the year indicated; the amount of the bonuses is determined and paid in the following year.
(4) In the year ended March 31, 1996, in addition to standard bonuses, the Board of Directors declared special bonuses in the amount of $241,000 for Mr. Little and $24,000 for Mr. Eustace, each of whom exercised stock options and incurred federal income tax liability in connection with such exercise.

STOCK OPTION GRANTS IN 1996

     The following table shows information concerning individual grants of options during the year ended March 31, 1996 to the Named Executive Officers.


                                                                                      POTENTIAL
                                          INDIVIDUAL GRANTS                      REALIZABLE VALUE AT
                       --------------------------------------------------------    ASSUMED ANNUAL
                       NUMBER OF    % OF TOTAL                                     RATES OF STOCK
                       SECURITIES    OPTIONS                                     PRICE APPRECIATION
                       UNDERLYING   GRANTED TO     EXERCISE                      FOR OPTION TERM(1)
                        OPTIONS     EMPLOYEES       PRICE         EXPIRATION     -------------------
         NAME           GRANTED      IN YEAR     ($/SHARE)(2)        DATE           5%        10%
---------------------------------   ----------   ------------  ----------------  --------   --------
Michael E. Little(3)...   51,600        52%         $ 7.44     October 6, 2005   $241,435   $611,844
Joseph B. Eustace(3)...   17,200        17%         $ 7.44     October 6, 2005   $ 80,478   $203,948


---------------

(1) The exercise price of the options represents the fair market value of the Common Stock on the date of grant as determined by the Board of Directors. Potential realizable values are based on the assumption that the Common Stock will appreciate in value from the date of grant to the end of the option terms at the stated annualized rates. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of appreciation, if any, that may be realized in future periods.
(2) The exercise price of the option was set equal to the fair market value of the Common Stock as determined by the Board of Directors on the date of grant. In establishing the exercise price, the Board considered recent sales of the Company's securities, and the terms and conditions of such sales, the book value of the Company's outstanding shares of Common Stock and the Company's financial performance at the time of such grants.

(3) The options granted to Mr. Little and to Mr. Eustace become exercisable annually and ratably over a three-year period, which began June 30, 1996.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning the exercise of stock options during the year ended March 31, 1996, and the number and value of unexercised stock options held as of the end of the year ended March 31, 1996, by the Named Executive Officers.


                                                                      NUMBER OF          VALUE OF
                                                                     UNEXERCISED        UNEXERCISED
                                                                     OPTIONS AT        IN-THE-MONEY
                                        SHARES                        YEAR END        OPTION AT YEAR
                                       ACQUIRED         VALUE       EXERCISABLE/     END EXERCISABLE/
                NAME                  ON EXERCISE    REALIZED(1)    UNEXERCISABLE    UNEXERCISABLE(1)
------------------------------------- -----------    -----------    -------------    -----------------
Michael E. Little....................    33,681       $ 286,599     21,500/94,600    $131,150/$433,096
Joseph B. Eustace....................     1,431       $  15,054      7,310/31,390    $ 44,591/$143,491


---------------

(1) In calculating the value realized and the value of unexercised in-the-money options at year end, the Company used the closing price on March 31, 1996 of $10.75 per share.

OUTSTANDING OPTIONS AND CERTAIN PRIOR EXERCISES


     As of January 15, 1997, the Company had outstanding options granted under the Incentive Plan to purchase 441,150 shares of Common Stock at prices ranging from $7.44 to $12.25 per share, of which 84,574 were exercisable as of such date. Of the total options granted pursuant to the Incentive Plan that were outstanding as of January 15, 1997, Mr. Little held options to acquire 138,980 shares of Common Stock at prices of $7.44 and $11.375 per share, of which 17,200 were exercisable at a price of $7.44 per share, and Mr. Eustace held options to acquire 80,720 shares of Common Stock at prices of $7.44 and $11.375 per share, of which 5,736 were exercisable at a price of $7.44 per share.



     As of January 15, 1997, the Company also had outstanding nonstatutory options to purchase 107,500 shares of Common Stock, which were granted prior to the adoption of the Incentive Plan. The exercise price per share of these options is $4.65, with options to acquire 78,905 shares being exercisable as of January 15, 1997. Of the total of such options outstanding as of such date, Mr. Little held options to acquire 64,500 shares of Common Stock, of which 43,000 were exercisable, and Mr. Eustace held options to acquire 21,500 shares of Common Stock, of which 14,405 were exercisable. Mr. Little exercised options in February 1996 to acquire 32,250 shares of Common Stock at $2.33 per share. Messrs. Little and Eustace each exercised options in March 1996 to acquire 1,431 shares of Common Stock at $0.23 per share.


     In February 1996, the Company granted bonuses of an aggregate of approximately $336,000 to certain current and former officers, directors and employees who had exercised nonstatutory stock options and incurred federal income tax liability in connection with such exercises. Of this amount, Mr. Little received a bonus of approximately $241,000 and Mr. Eustace received a bonus of approximately $24,000.

1995 INCENTIVE PLAN

     The Incentive Plan was adopted by the Board of Directors and approved by the shareholders in October 1995. A total of 537,500 shares of Common Stock have been reserved for issuance pursuant to the Incentive Plan. The Incentive Plan provides for the grant to employees, including officers of the Company, of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, stock appreciation rights and restricted shares of Common Stock (collectively, the "Awards"). In addition, nonemployee directors (the "Outside Directors") and consultants are eligible to receive nonstatutory stock options.

     The Incentive Plan provides that Awards may be granted to employees (including officers), consultants and directors of the Company and its majority owned subsidiaries. The Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     The Incentive Plan is required to be administered by the Board or by a committee of the Board. The Incentive Plan is currently administered by the Compensation Committee of the Board. Subject to special provisions relating to Outside Directors, the Board or its designated committee selects the employees to which Awards may be granted and the type of Award to be granted and determines, as applicable, the number of shares to be subject to each Award, the exercise price and the vesting. In making such determination, the Board or its designated committee takes into account the employee's present and potential contributions to the success of the Company and other relevant factors.

401(K) PLAN

     The Company has adopted a defined contribution retirement plan which complies with Section 401(k) of the Code (the "401(k) Plan"). Substantially all employees with at least one year of continuous service are eligible to participate and may contribute up to the lesser of $9,500 or 15% of their annual compensation. The Board made no matching contributions for employee contributions made in the year ended March 31, 1996, and has not made a decision regarding matching contributions for employee contributions made in the year ending March 31, 1997. Company contributions vest over a four-year period in increments of 25% per year.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Little, Eustace and Stark. Mr. Little's agreement is for a three-year term, which commenced April 1, 1996, and provides for an annual base salary of $175,000 in the first year, increasing to $200,000 in the second year and to $225,000 in the third year. The agreement does not provide for a mandatory bonus, but the Board of Directors may, in its discretion, award an annual bonus of up to 50% of Mr. Little's compensation without regard to the special bonus described in the footnotes to the Summary Compensation Table. If Mr. Little's employment is terminated without cause in the first, second or third year of the agreement, he will be entitled to severance compensation in an amount equal to his then current annual base salary rate for 14, 15 or 16 months, respectively. If Mr. Little's employment is terminated in connection with a change of control of the Company (as defined in the employment agreement), he will be entitled to severance compensation in an amount equal to three times his then current annual base salary. If Mr. Little's employment is constructively terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to two times his then current base salary.

     Mr. Eustace's employment agreement is for a three-year term, which commenced April 1, 1996, and provides for an annual base salary of $125,000 in the first year, increasing to $132,500 in the second year and to $140,000 in the third year. The Board of Directors may, in its discretion, award Mr. Eustace an annual cash bonus without regard to the special bonus described in the footnotes to the Summary Compensation Table. If Mr. Eustace's employment is terminated without cause, he will be entitled to severance compensation in an amount equal to his then current annual base salary rate. If Mr. Eustace's employment is terminated in connection with a change of control of the Company (as defined in the employment agreement), he will be entitled to severance compensation in an amount equal to 1.5 times his then current annual base salary. If Mr. Eustace's employment is constructively terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to his then current annual base salary.

     Mr. Stark's employment agreement is for a two-year term, which commenced April 1, 1996, and provides for an annual base salary of $80,000 in the first year and $90,000 in the second year. The Board of Directors may, in its discretion, award Mr. Stark an annual cash bonus. If Mr. Stark's employment is terminated without cause in the first or second year of the agreement, he will be entitled to severance compensation in an amount equal to one or two months' salary, respectively, at his then current annual base salary rate. If

Mr. Stark's employment is terminated in connection with a change of control of the Company (as defined in the employment agreement), he will be entitled to severance compensation in an amount equal to his then current annual base salary. If Mr. Stark's employment is constructively terminated in connection with a change of control of the Company, he will be entitled to severance compensation in an amount equal to six months' salary at his then current annual base salary rate.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1990, the Company issued 80,000 shares of Series A Preferred Stock for $12.50 per share to Triad Ventures Limited II and NationsBanc Capital Corporation. In connection with such issuance, Nueces received 800 shares of Series A Preferred Stock from the Company as a portion of a finder's fee for services rendered in negotiating the issuance of such stock. H.A. Abshier, a director of the Company until June 1996, was a general partner of Triad II Management Company, L.P., which is the general partner of Triad Ventures Limited
II. Mr. Greenwood, a director of the Company, is the sole shareholder of Nueces. Holders of the Series A Preferred Stock elected, pursuant to their rights under the Certificate of Designation of Series A Preferred Stock, to convert 20,200 shares of such stock into 86,860 shares of Common Stock, effective October 18, 1995. Pursuant to the Agreement for the Conversion of Securities dated November 1, 1995 (the "Conversion Agreement"), the remaining 60,600 shares of Series A Preferred Stock converted into 260,580 shares of Common Stock effective February 19, 1996 (the conversion of all shares of Series A Preferred Stock to Common Stock being referred to herein as the "Series A Preferred Stock Conversion Transaction"). Purchasers under the Preferred Purchase Agreement were entitled to appoint one person to the Board as long as they owned an aggregate of at least 86,860 shares of Common Stock received on conversion of Series A Preferred Stock. Mr. Abshier, who resigned as a director in June 1996, was elected to the Board pursuant to this agreement. This agreement has subsequently been terminated. Purchasers of the Series A Preferred Stock received certain registration rights in connection with that transaction. See "Description of Capital Stock -- Registration Rights."

     In August 1992, the Company entered into an agreement (the "Nueces Agreement") with Nueces, pursuant to which Nueces received a commission upon the consummation by the Company of certain acquisition and financing transactions. Mr. Greenwood, a director of the Company, is the sole shareholder of Nueces. Pursuant to the Nueces Agreement, the Company paid Nueces $50,070, $25,416 and $46,466 in the years ended March 31, 1996, 1995, and 1994, respectively. Of the amount paid to Nueces in the year ended March 31, 1996, $34,000 was paid upon the consummation of the IPO. In addition, Jefferies & Company, Inc. paid to affiliates of Mr. Greenwood in the year ended March 31, 1995, a finder's fee of $122,500 from the fee it received from the Company in connection with the Well Solutions Acquisition. Mr. Greenwood has continued to provide consulting services to the Company during the fiscal year ending March 31, 1997 and may continue to do so in the future. See "Management -- Executive Officers and Directors."

     In November 1992, the Company and WellTech, Inc. ("WellTech") formed the LLC by contributing their respective workover rig service businesses in the Texas Gulf Coast area, for which the Company received a 61% interest and WellTech received a 39% interest in the LLC. Effective November 1, 1995, the Company acquired WellTech's 39% minority interest in the LLC in exchange for the issuance of 1,329,495 shares of the Common Stock to WellTech. In connection with the Minority Interest Acquisition, the Company granted certain registration rights to WellTech. See "Description of Capital Stock -- Registration Rights." The purchase price paid by the Company for WellTech's minority interest in the LLC was a result of arms-length negotiation and reflected the illiquidity of the minority interest, the lack of control over the LLC operations by the minority interest holder and other factors deemed relevant by the parties. The Minority Interest Acquisition benefitted the Company by removing the Company's need to get consent of the minority interest holder on a number of issues, such as borrowing money and making capital expenditures, and relieved the Company from the obligation under a non-competition provision to conduct all of its well servicing activities in South Texas only through the LLC. On February 16, 1996, WellTech distributed its 1,329,495 shares of Common Stock to its shareholders and directors (the "WellTech Distributees"). As long as the WellTech Distributees own at least 20% of the issued and outstanding shares of Common Stock, the WellTech Distributees are entitled to recommend five persons to the Company's Board, two of whom will be nominated by the Company and recommended to the shareholders for election to the Board. As long as the WellTech Distributees own less than 20% but more than 10% of the issued and outstanding shares of Common Stock, the Company will nominate and recommend to the shareholders from a list of persons recommended by the WellTech Distributees one such person for election to the Board. Mr. Collins, a former director of WellTech, was elected to the Board pursuant to this provision. This right, and the right to contractual preemptive rights, terminated upon consummation of the IPO.

     On November 1, 1994, the Company loaned Mr. Little, Chairman of the Board, President and Chief Executive Officer of the Company, $55,486, which amount bears interest at 7.5% per annum, provides for annual payments of interest and for one principal payment at the end of the six-year term of the note. The loan was made to enable Mr. Little to acquire 33,699 shares of Common Stock and is secured by those shares. The entire principal balance of such loan was outstanding as of November 30, 1996. In February 1996, the Company loaned Mr. Little $75,000, which amount bears interest at 7.5% per annum, provides for annual payments of interest and for one principal payment at the end of the six-year term of the note. This loan was made to enable Mr. Little to exercise options to acquire 32,250 shares of Common Stock and is secured by those shares. The entire principal balance of such loan was outstanding as of November 30, 1996. In addition, on November 1, 1994, the Company loaned Mr. Eustace, Vice President of Operations and Chief Operating Officer of the Company, $11,392, which amount bears interest at 7.5% per annum, provides for annual payments of interest and for one principal payment at the end of the six-year term of the note. The loan was made to enable Mr. Eustace to acquire 6,919 shares of Common Stock and is secured by those shares. The entire principal balance on such loan was outstanding as of November 30, 1996.

     In November 1994, the Company consummated the Well Solutions Acquisition for $17.5 million. In connection with this transaction, and as part of the purchase price, the Company issued to Well Solutions, Inc. a $1.5 million convertible debenture, which bears interest at 8% per annum and matures November 30, 1999. The debenture is convertible at any time, at the option of Well Solutions, Inc., into 37,634 shares of Common Stock (an effective conversion price of $39.86 per share). If more or less than $1.5 million of principal and accrued interest is outstanding under the debenture at the time of such conversion, Well Solutions is entitled to a proportionately increased or decreased amount of Common Stock. The Company does not currently intend to prepay the debenture but may decide to do so in the future if interest rates decline. In addition to this debenture, to consummate the Well Solutions Acquisition, the Company utilized a portion of the $2.4 million received from the issuance of subordinated debt and the $2.4 million received from the issuance of 344,000 shares of Common Stock to RIMCO Partners, L.P. IV described below, and a $13.0 million term loan to provide the funding required. The terms upon which the Company issued the Common Stock and the subordinated debt are further described below.

     Also in November 1994, the Company issued $2.4 million of subordinated debt to RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III and Triad Ventures Limited II. The subordinated debt bore interest at 10% per annum, with a maturity date of December 1, 1999. Pursuant to the Conversion Agreement, the subordinated debt converted into Common Stock at the rate of one share of Common Stock for each $6.98 in principal amount of subordinated debt effective February 19, 1996. In November 1994 and January 1995, RIMCO Partners, L.P. IV purchased 344,000 shares of Common Stock at $6.98 per share. In addition, Triad Ventures Limited II held a promissory note issued by the Company with a principal balance of $75,000 and maturing June 27, 1997, which note converted, in February 1996, into 12,900 shares of Common Stock (conversion of this debt and the $2.4 million of subordinated debt being referred to herein as the "Debt Conversion Transaction" and together with the Series A Preferred Stock Conversion Transaction, the "Conversion Transactions"). The RIMCO Parties and Triad Ventures Limited II received certain registration rights in connection with that transaction. See "Description of Capital Stock -- Registration Rights."

     The Conversion Agreement was entered into, effective November 1, 1995, among the RIMCO Parties, Triad Ventures Limited II, NationsBanc Capital Corporation, Nueces and the Company, and provided that the parties to that agreement would convert all shares of Series A Preferred Stock and the $2.4 million subordinated debt owned by such parties into Common Stock on the earliest of March 31, 1996, the consummation by the Company of an initial public offering or notice of the distribution by WellTech of the Common Stock it owned to the WellTech Distributees, which notice was given on February 19, 1996.

     In 1990, the Company issued a promissory note to an unrelated party in connection with an asset acquisition. The promissory note, which was acquired by Triad Ventures Limited II, provided for conversion into Common Stock, at the rate of one share of Common Stock for each $5.81 of principal due on the note, at the discretion of Triad Ventures Limited II. In February 1996, Triad Ventures Limited II converted the promissory note, which had a principal balance of $75,000, into 12,900 shares of Common Stock.

     Effective October 17, 1990, NationsBanc Capital Corporation, Triad Ventures Limited II and Mr. Greenwood entered into a Voting Agreement (the "1990 Voting Agreement") pursuant to which the parties agreed to vote the shares of Series A Preferred Stock held by them, and any Common Stock into which such Series A Preferred Stock is converted, in the manner directed by Triad Ventures Limited II and NationsBanc Capital Corporation. Such voting agreement was terminated in August 1996 by holders of two-thirds of the shares covered by the 1990 Voting Agreement.

     A voting agreement dated November 28, 1994 (the "1994 Voting Agreement") among the RIMCO Parties, Triad Ventures Limited II and Michael E. Little provided that the parties to the 1994 Voting Agreement would vote the shares of Common Stock held by them in favor of two nominees of the RIMCO Parties to the Board. The 1994 Voting Agreement continues as long as the RIMCO Parties own at least 10% of the issued and outstanding shares of Common Stock, on a fully diluted basis. Messrs. McCollam and Oakes were elected to serve on the Board pursuant to a 1991 agreement and the 1994 Voting Agreement. See
"Management -- Directors and Executive Officers."

     On November 21, 1996, the 1994 Voting Agreement and the 1990 Voting Agreement were terminated concurrent with the execution by the Company of a new voting agreement. Under the current agreement, the Company agrees to nominate and seek to elect two nominees of the RIMCO Parties if they own an aggregate of 10% or more of the Company's outstanding Common Stock, one nominee if such ownership is less than 10% but more than 5% and no nominees if such ownership is less than 5%.

     In March 1996, the Company entered into a letter agreement that provided Mr. Collins, a director of the Company at that time, with the right, upon his departure from the Board prior to the Company's next Annual Meeting of Shareholders, to designate a successor Board member, subject to the approval of such successor by the Board. Mr. Banks was designated Mr. Collins' successor to the Board pursuant to this letter agreement.

     Gene Little, the father of Michael E. Little, serves as an operations consultant to the Company and received fees and expense reimbursements of $63,857, $54,491 and $44,480 in the years ended March 31, 1996, 1995 and 1994, respectively. Gene Little has continued to serve as an operations consultant for the Company during the fiscal year ending March 31, 1997.

     Jefferies & Company, Inc. has in the past provided investment banking services to the Company and also acted as an underwriter in the IPO. Jefferies & Company, Inc. performed investment banking services for the Company in connection with the Well Solutions Acquisition in November 1994 for which Jefferies & Company, Inc. received usual and customary fees in the amount of $295,000. Jefferies & Company, Inc. paid to affiliates of Mr. Greenwood in the year ended March 31, 1995, a finder's fee of $122,500 from the fee it received from the Company in connection with the Well Solutions Acquisition. Jefferies & Company, Inc. also has acted as financial advisor to the Company in connection with the Pride Acquisition for which it will be paid a fee of approximately $1.2 million, and is being reimbursed for its reasonable out-of-pocket expenses in connection therewith.

     Jefferies & Company, Inc. is serving as the underwriter for purposes of the Debt Offering and will receive customary compensation for such services consisting of the underwriting discount.

                        SECURITY OWNERSHIP OF MANAGEMENT

                     AND PRINCIPAL AND SELLING SHAREHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of January 15, 1997, and as adjusted to reflect the sale of Common Stock in the Equity Offering, by (i) each director of the Company, (ii) each Named Executive Officer, (iii) each person known or believed by the Company to own beneficially 5% or more of the Common Stock, (iv) all directors and executive officers as a group and (v) the Selling Shareholders. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.



                                      BENEFICIAL OWNERSHIP                      BENEFICIAL OWNERSHIP
                                       BEFORE THE EQUITY                          AFTER THE EQUITY
                                          OFFERING(1)                                OFFERING(1)
                                   --------------------------                 -------------------------
                                    SHARES OF                    SHARES TO     SHARES OF
     NAME OF BENEFICIAL OWNER      COMMON STOCK      PERCENT      BE SOLD     COMMON STOCK      PERCENT
-----------------------------------------------      --------    ---------    ------------      -------
Michael E. Little..................     198,345(2)      3.1%            --        198,345(2)       1.9%
Russell Banks......................       5,300(3)         *            --          5,300(3)         *
J. Michael Bell....................      60,200(4)         *            --         60,200(4)         *
Joseph B. Eustace..................      42,138(5)         *            --         42,138(5)         *
Wm. Ward Greenwood.................      21,804(6)         *            --         21,804(6)         *
Douglas D. Lewis...................      19,633(7)         *            --         19,633(7)         *
Paul E. McCollam...................   1,063,033(8)     16.6%            --      1,063,033(8)      10.2%
Stephen F. Oakes...................   1,058,733(9)     16.5%            --      1,058,733(9)      10.2%
Lawrence C. Petrucci...............       4,300(10)        *            --          4,300(10)        *
All executive officers and
  directors
  as a group.......................   1,423,353        22.3%            --      1,423,353         13.6%

RIMCO Partners, L.P.
  RIMCO Partners, L.P. II
  RIMCO Partners, L.P. III
  RIMCO Partners, L.P. IV..........   1,050,133(11)    16.4%            --      1,050,133(11)     10.1%
Fidelity Management Trust
  Company..........................     695,224(12)    10.9%       695,224             --           --
Fidelity Summer Street Trust:
  Fidelity Capital & Income Fund...     117,536(13)     1.8%       117,536             --           --
Triad Ventures Limited II..........      94,600         1.5%        94,600             --           --
Boston Safe Deposit FBO 303
  Virginia.........................      57,450(14)        *        57,450             --           --
Atwell & Company FBO Detroit
  Policeman/Fireman................      47,713(14)        *        47,713             --           --
Trussal & Company FBO MERS of
  Michigan.........................      46,150(14)        *        46,150             --           --
Ell & Company FBO NCR..............      43,275(14)        *        27,136         16,139            *
Lark & Company FBO Arkansas Teacher
  Retirement.......................      39,050(14)        *        39,050             --           --
Ell & Company FBO AT&T Corp........      38,625(14)        *        38,625             --           --
How & Company FBO Columbia
  Healthcare.......................      12,650(14)        *        12,650             --           --
NSCC FBO Pontiac Police/Fire
  Department.......................       5,200(14)        *         5,200             --           --
Topworks & Company FBO Montgomery
  County Growth....................       5,050(14)        *         5,050             --           --
H. A. Abshier, Jr..................       4,300            *         4,300             --           --
Boston Safe Deposit FBO Fairfax
  County Public Schools............       4,000(14)        *         4,000             --           --
Ell & Company FBO Newell Co........       2,250(14)        *         2,250             --           --

                                           BENEFICIAL OWNERSHIP                      BENEFICIAL OWNERSHIP
                                            BEFORE THE EQUITY                          AFTER THE EQUITY
                                               OFFERING(1)                                OFFERING(1)
                                        --------------------------                 -------------------------
                                         SHARES OF                    SHARES TO     SHARES OF
     NAME OF BENEFICIAL OWNER           COMMON STOCK      PERCENT      BE SOLD     COMMON STOCK      PERCENT
-----------------------------------     ------------      --------    ---------    ------------      -------
Bost. & Company FBO Bush
  Foundation.......................       1,300(14)          *         1,300             --            --
Iowa State University Foundation...       1,200(14)          *         1,200             --            --
Salkeld & Company FBO Robinson
  Co...............................       1,200(14)          *         1,200             --            --
Siglar & Company FBO Marion Bradley
  Glass via Part Trust.............       1,100(14)          *         1,100             --            --
Siglar & Company FBO Marion Bradley
  Glass Trust......................       1,100(14)          *         1,100             --            --
Pitt & Company FBO Tracor, Inc.....         850(14)          *           850             --            --
MAC & Company FBO SEIU.............         750(14)          *           750             --            --
NSCC FBO City of Pontiac General...         750(14)          *           750             --            --
Arik Y. Prawer.....................         623(14)          *           623             --            --
Pitt & Company FBO GCIU Employer...         500(14)          *           500             --            --
Siglar & Company FBO Iron Workers..         500(14)          *           500             --            --
                                                                   ---------
                                                                   1,206,807
                                                                   =========


---------------

  *  Less than 1%
 (1) Shares of Common Stock that are not outstanding but that can be acquired by a person within 60 days upon exercise of an option or similar right are included in the number of shares beneficially owned and in computing the percentage for such person but are not included in the number of shares beneficially owned and in computing the percentage for any other person.

 (2) Includes immediately exercisable options to purchase 60,200 shares of Common Stock.


 (3) Includes immediately exercisable options to purchase 4,300 shares of Common Stock.


 (4) Includes 43,000 shares owned by HixVen Partners, of which Mr. Bell, a director of the Company, is the managing general partner, and with respect to which shares he exercises sole voting and investment power. Also includes immediately exercisable options for the purchase of 12,900 shares of Common Stock, and 4,300 shares of Common Stock owned by Mr. Bell's wife as to which Mr. Bell disclaims any beneficial ownership.


 (5) Includes immediately exercisable options to purchase 20,141 shares of Common Stock.


 (6) Includes 4,081 shares held by Nueces, of which Mr. Greenwood is the sole shareholder, and immediately exercisable options held by Mr. Greenwood to purchase 12,900 shares of Common Stock.


 (7) Includes immediately exercisable options to purchase 12,900 shares of Common Stock.


 (8) Includes 1,050,133 shares of Common Stock beneficially owned by the RIMCO Parties and immediately exercisable options to purchase 12,900 shares of Common Stock. Mr. McCollam intends to direct to the RIMCO Parties the economic benefit of any options he has acquired in his capacity as a director of the Company. Mr. McCollam's address is c/o RIMCO Associates, Inc., 600 Travis Street, Suite 6875, Houston, Texas 77002.


 (9) Includes 1,050,133 shares of Common Stock beneficially owned by the RIMCO Parties and immediately exercisable options to purchase 8,600 shares of Common Stock. Mr. Oakes intends to direct to the RIMCO Parties the economic benefit of any options he has acquired in his capacity as a director of the Company. Mr. Oakes' address is c/o RIMCO Associates, Inc., 22 Waterville Road, Avon, Connecticut 06001.


(10) Represents immediately exercisable options to purchase shares of Common Stock.


(11) The RIMCO Parties are limited partnerships; the general partner of each is Resource Investors Management Company Limited Partnership, and its general partner is RIMCO Associates, Inc. Their address is 22 Waterville Road, Avon, Connecticut 06001. Voting and investment power over the shares held by the RIMCO Parties is exercised by the managing directors of Resource Investors Management Company Limited Partnership, and by the officers and directors of RIMCO Associates, Inc. Messrs. McCollam and Oakes, directors of the Company, are managing directors of Resource Investors Management Company Limited Partnership. Does not include shares of Common Stock that may be purchased by one or more affiliates of the RIMCO Parties in the Equity Offering. See "Underwriting."

(12) Shares indicated as owned by such entity are owned directly by various private investment accounts, primarily employee benefit plans for which Fidelity Management Trust Company ("FMTC") serves as trustee or managing agent. FMTC is a wholly-owned subsidiary of FMR Corp. ("FMR") and a bank as defined in Section 3(a)(6) of the Exchange Act. FMR's address is 82 Devonshire, E20E, Boston, Massachusetts 02109.


(13) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company ("FMR Co."). FMR Co. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended, and provides investment advisory services to the entity mentioned above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly-owned subsidiary of FMR.


(14) Represents shares owned of record by Kennedy Capital Management, held for the benefit of the named Selling Shareholder. Kennedy Capital Management will continue to be the record and beneficial owner of 16,239 shares of Common Stock after the Equity Offering.


                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 20,560,600 shares of Common Stock, $.01 par value, and 560,600 shares of undesignated preferred stock, no par value per share.

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders voting with the holders of the Company's preferred stock as a single class, except where class voting is required by the Texas Business Corporation Act (the "TBCA") or by a Certificate of Designation adopted by the Board. Cumulative voting in the election of directors is prohibited. Accordingly, the holders of a majority of the combined number of outstanding shares of Common Stock and the Company's preferred stock entitled to vote in any election of directors may elect all of the directors standing for election except to the extent otherwise provided by various voting agreements. See "Management -- Directors and Executive Officers" and "Certain Relationships and Related Transactions."

     Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares issued in the Equity Offering will be, when issued and paid for, fully paid and nonassessable.


     As of January 15, 1997, the outstanding shares of Common Stock were owned of record by approximately 140 shareholders.


PREFERRED STOCK

     There are 560,600 shares of undesignated preferred stock authorized and no shares of preferred stock issued or outstanding.

REGISTRATION RIGHTS

     Pursuant to a Registration Rights Agreement dated as of November 1, 1995 by and among the Company, WellTech, the RIMCO Parties, Nueces, NationsBanc Capital Corporation and Triad Ventures Limited II (the "Registration Rights Agreement"), the Company granted registration rights under the Securities Act with respect to the shares of Common Stock received by WellTech pursuant to the Minority Interest Acquisition and with respect to the shares of Common Stock currently held and to be received by the RIMCO Parties, Nueces, NationsBanc Capital Corporation and Triad Ventures Limited II (collectively with WellTech, the "Rights Holders") upon the consummation of the Conversion Transactions. The Registration Rights Agreement replaced the registration rights previously granted to certain of the Rights Holders.

     In February 1996, WellTech distributed all of the Common Stock it then owned to its approximately 30 shareholders and to certain of its directors ("WellTech Distributees"). The WellTech Distributees, in addition to the RIMCO Parties, Triad Ventures Limited II and Nueces (and in each case, their respective transferees), represent the Rights Holders who are entitled to the benefits of the Registration Rights Agreement.


     Under the Registration Rights Agreement, the Company is obligated, beginning July 20, 1997, to file a registration statement (the "Shelf Registration Statement") pursuant to Rule 415 of the Securities Act covering all of the registrable shares held by the Rights Holders (the "Registrable Securities"). The holders of a majority of the Registrable Securities can require that the Shelf Registration Statement be in the form of an underwritten offering. Additionally, if the Company proposes to register any of its securities under the Securities Act for its own account or for the account of the other security holders, the Rights Holders are entitled to notice of such registration and are entitled to include all or a portion of the Registrable Securities in such registration, subject to certain exceptions and limitations, including the right of the underwriters (if any) of any such offering to exclude for marketing reasons some or all of the Registrable Securities from such registration. The Company generally is required to pay all of the expenses relating to the registration of the Registrable Securities, except for the Rights Holders' share of any underwriting discounts and commissions. The Registration Rights Agreement prohibits the Company from granting any new registration rights under the Securities Act that would adversely impact the rights of the Rights Holders. Substantially all of the 1,206,807 shares of Common Stock being offered by the Selling Shareholders in the Equity Offering are being registered and sold pursuant to the Registration Rights Agreement for the account of the Rights Holders. See "Security Ownership of Management and Principal and Selling Shareholders."


TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is KeyCorp Shareholder Services, Inc., Houston, Texas.

PROVISIONS HAVING POSSIBLE ANTI-TAKEOVER EFFECT

     The Company's Articles of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors of the Company and in the policies formulated by the Board and to discourage certain types of transactions which may involve an actual or threatened change of control of the Company. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of the Company. The provisions also are intended to discourage certain tactics that may be used in proxy fights.

     The Board will have the authority, without further action by the shareholders, to issue up to 560,600 shares of the Company's preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, and to issue over 9,000,000 additional shares of Common Stock after the Equity Offering. The issuance of the Company's preferred stock or additional shares of Common Stock could adversely affect the voting power of the purchasers of Common Stock in the Equity Offering and could have the effect of delaying, deferring or preventing a change in control of the Company.

     The Articles of Incorporation also provide that, subject to the terms of any outstanding preferred stock, any action required or permitted to be taken by the shareholders of the Company must be taken at a duly called annual or special meeting of shareholders and may not be taken by written consent unless previously approved by a majority of the entire Board. In addition, special meetings may be called only by the President, the Board or by holders of 20% or more of the combined voting power of the then outstanding shares of capital stock entitled to vote at the proposed special meeting.

     Upon a change of control of the Company, holders of the Notes will have the right to require the Company to purchase the Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of purchase.

INDEMNIFICATION OF OFFICERS AND DIRECTORS; LIMITATION OF DIRECTOR LIABILITY

     The Company has entered into indemnification agreements with all of its directors and executive officers, which, among other things, indemnify directors of the Company against liability arising from shareholder claims of a breach of duty by a director if a director votes against a transaction that would result in a change of control of the Company. The Articles of Incorporation also provide that its directors shall not be liable for monetary damages caused by an act or omission occurring in their capacity as directors. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Texas law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to a director and for acts or omissions for which a director is made expressly liable by applicable statute, such as the improper payment of dividends. The limitations on liability provided for in the Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as executive officers and directors.

                              DESCRIPTION OF NOTES

     Concurrently with the Equity Offering, the Company is offering $110.0 million aggregate principal amount of the Notes pursuant to the Debt Offering. The following is a summary of certain terms of the Notes and is qualified in its entirety by reference to the Indenture (the "Indenture") relating to the Notes. A copy of the proposed form of Indenture has been filed with the Securities and Exchange Commission and is available as set forth under "Available Information."

     The Notes mature on February 1, 2007, and bear interest at the rate of
     % per annum payable semi-annually. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2002, at a premium declining ratably to par on or after February 1, 2005, together with accrued and unpaid interest to the date of redemption. In the event the Company consummates a Public Equity Offering (as defined in the Indenture) on or prior to February 1, 2000, the Company may at its option use all or a portion of the proceeds from such offering to redeem up to $38.5 million principal amount
of the Notes at a redemption price equal to      % of the aggregate principal
thereof, together with accrued and unpaid interest to the date of redemption, provided that at least $71.5 million in aggregate principal amount of the Notes remain outstanding immediately after such redemption.

     Upon the occurrence of a Change in Control (as defined in the Indenture), each holder of Notes will have the right to require the Company to purchase all or a portion of such holder's Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of purchase.

     The Notes will be unconditionally guaranteed on a senior unsecured basis by each of the Company's principal operating subsidiaries, and such subsidiary guarantees will rank pari passu in right of payment with all senior indebtedness of the subsidiary guarantors. The subsidiary guarantees may be released under certain circumstances.

     The Notes will be senior unsecured obligations of the Company, ranking pari passu in right of payment will all subordinated indebtedness of the Company. The Notes and the subsidiary guarantees will be effectively subordinated to secured indebtedness of the Company and the subsidiary guarantors, including any indebtedness under the Credit Facility, which is expected to be secured by liens on the accounts receivable and inventory of the Company. Subject to certain limitations, the Company, including its subsidiaries, may incur additional indebtedness in the future.


     The Indenture will contain certain covenants, including covenants that limit: (i) indebtedness, (ii) restricted payments, (iii) issuances and sales of capital stock of restricted subsidiaries, (iv) sale/leaseback transactions, (v) transactions with affiliates, (vi) liens, (vii) asset sales, (viii) dividends and other payment restrictions affecting restricted subsidiaries, (ix) conduct of business and (x) mergers, consolidations or sales of assets.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement, the Company and the Selling Shareholders have agreed to sell to the Underwriters named below (the "Underwriters"), for whom Jefferies & Company, Inc., Rauscher Pierce Refsnes, Inc. and Southcoast Capital Corporation are acting as the representatives (the "Representatives"), and the Underwriters have severally agreed to purchase, the number of shares of Common Stock set forth opposite their respective names in the table below at the public offering price less the underwriting discount set forth on the cover page of this Prospectus:



                                                                                  NUMBER
                                   UNDERWRITERS                                 OF SHARES
    --------------------------------------------------------------------------  ----------
    Jefferies & Company, Inc. ................................................
    Rauscher Pierce Refsnes, Inc. ............................................
    Southcoast Capital Corporation............................................

                                                                                 ---------
              Total...........................................................   5,206,807
                                                                                 =========


     The Underwriting Agreement provides that the obligation of the Underwriters to purchase the shares of Common Stock offered hereby is subject to certain conditions. The Underwriters are committed to purchase all of the shares of Common Stock offered hereby (other than those covered by the over-allotment option described below), if any are purchased.

     The Underwriters propose to offer the shares of Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess
of $          per share. The Underwriters may allow, and such dealers may
reallow, a discount not in excess of $          per share to certain other
dealers. After the public offering of the shares of Common Stock, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the Representatives.


     The Company has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 781,021 additional shares of Common Stock at the public offering price, less the underwriting discount. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table. The Underwriters may exercise such right of purchase only for the purpose of covering over-allotments, if any, made in connection with the shares of Common Stock offered by this Prospectus.

     The Company and each executive officer and director of the Company have agreed not to offer for sale, sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock for a period of 90 days from the date of this Prospectus, without the prior written consent of Jefferies & Company, Inc.

     The Representatives have advised the Company and the Selling Shareholders that they do not expect the Underwriters to confirm sales of shares of Common Stock offered by this Prospectus to any accounts over which they exercise discretionary authority.

     The closing of the Equity Offering is conditioned upon the simultaneous closing of the Debt Offering and the Pride Acquisition.

     At the request of the Company, the Underwriters have reserved up to 200,000 shares of the Common Stock offered hereby for sale at the initial public offering price to one or more affiliates of RIMCO Associates, Inc., which has expressed an interest in purchasing shares of Common Stock. In addition, up to $5.5 million of the Notes offered in the Debt Offering have been reserved for sale at the initial public offering price to one or more affiliates of RIMCO Associates, Inc., which has expressed an interest in purchasing Notes. The number of shares of Common Stock and the amount of Notes available to the general public will be reduced to the extent one or more affiliates of RIMCO Associates, Inc. purchases the reserved shares of Common Stock and Notes.

     Certain of the Underwriters and selling group members that currently act as market makers for the Common Stock may engage in "passive market making" in the Common Stock on the Nasdaq National Market in accordance with Rule 10b-6A under the Exchange Act. Rule 10b-6A permits, upon the satisfaction of certain conditions, underwriters and selling group members participating in a distribution that are also Nasdaq market makers in the security being distributed to engage in limited market-making transactions during the period when Rule 10b-6 under the Exchange Act would otherwise prohibit such activity. Rule 10b-6A prohibits underwriters and selling group members engaged in passive market making generally from entering a bid or effecting a purchase at a price that exceeds the highest bid for those securities reported on the Nasdaq National Market by a market maker that is not participating in the distribution. Under Rule 10b-6A, each underwriter or selling group member engaged in passive market making is subject to a daily net purchase limitation equal to 30% of such entity's average daily trading volume during the two full consecutive calendar months immediately preceding the date of the filing of the registration statement under the Securities Act pertaining to the security to be distributed.

     The Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities that may be incurred in connection with the Equity Offering, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.


     Jefferies & Company, Inc. has in the past provided investment banking services to the Company and acted as an underwriter in the IPO. Rauscher Pierce Refsnes, Inc. and Southcoast Capital Corporation also acted as underwriters in the IPO. Jefferies & Company, Inc. performed investment banking services for the Company in connection with the Well Solutions Acquisition in November 1994 for which Jefferies & Company, Inc. received usual and customary fees in the amount of $295,000. Jefferies & Company, Inc. paid to affiliates of Mr. Greenwood in the year ended March 31, 1995, a finder's fee of $122,500 from the fee it received from the Company in connection with the Well Solutions Acquisition. Jefferies & Company, Inc. also has acted as financial advisor to the Company in connection with the Pride Acquisition for which it will be paid a fee of approximately $1.2 million, and is being reimbursed for its reasonable out-of-pocket expenses in connection therewith.


     Jefferies & Company, Inc. is serving as the underwriter for purposes of the Debt Offering and will receive customary compensation for such services consisting of the underwriting discount.

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the Common Stock offered hereby will be passed upon for the Company by Jenkens & Gilchrist, A Professional Corporation, Austin, Texas. Fulbright & Jaworski L.L.P., Houston, Texas, has acted as counsel for the Underwriters in connection with the Equity Offering and will pass upon certain legal matters relating to the Equity Offering.

                                    EXPERTS

     The consolidated financial statements and schedule of the Company as of March 31, 1995 and 1996 and for each of the years in the three-year period ended March 31, 1996 included in this Prospectus and elsewhere in the Registration Statement, of which this Prospectus constitutes a part, have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, included elsewhere herein and in the Registration Statement and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the March 31, 1994, financial statements refers to a change in the method of accounting for income taxes.

     The financial statements of the Taylor Acquisition Group as of December 31, 1994 and 1995 and for the years then ended have been audited by Chapman, Williams & Co., Carthage, Texas, independent certified public accountants. Such financial statements have been included herein and elsewhere in the Registration Statement in reliance upon the report of said firm given upon their authority as experts in accounting and auditing.

     The financial statements of the U.S. Land-Based Well Servicing Operations of Pride as of December 31, 1994 and 1995 and for each of the years in the three-year period ended December 31, 1995 have been audited by Coopers & Lybrand L.L.P., independent accountants. Such financial statements have been included in the Registration Statement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Well Solutions, Inc., as of March 31, 1994 and 1993 and for each of the three years in the period ended March 31, 1994, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Avenue, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such materials filed electronically by the Company with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov. The Common Stock is traded on the Nasdaq National Market and such reports, proxy and information statements, and other information may be inspected at the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the securities offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. The Registration Statement and the exhibits and schedules thereto may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facilities and regional offices referred to above.

               DAWSON PRODUCTION SERVICES, INC. AND ACQUISITIONS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       -----
Dawson Production Services, Inc.
  Independent Auditors' Report.......................................................  F-2
  Consolidated Balance Sheets at March 31, 1995 and 1996 and September 30, 1996
     (unaudited).....................................................................  F-3
  Consolidated Statements of Income for the years ended March 31, 1994, 1995 and 1996
     and
     the six months ended September 30, 1995 and 1996 (unaudited)....................  F-4
  Consolidated Statements of Shareholders' Equity for the years ended March 31, 1994,
     1995
     and 1996 and the six months ended September 30, 1996 (unaudited)................  F-5
  Consolidated Statements of Cash Flows for the years ended March 31, 1994, 1995 and
     1996
     and the six months ended September 30, 1995 and 1996 (unaudited)................  F-6
  Notes to the Consolidated Financial Statements.....................................  F-7

U.S. Land-Based Well Servicing Operations of Pride Petroleum Services, Inc.
  Annual Financial Statements
     Report of Independent Accountants...............................................  F-19
     Combined Balance Sheet as of December 31, 1995 and 1994.........................  F-20
     Combined Statement of Operations and Changes in Owner's Equity for the years ended December 31, 1995, 1994 and 1993.........................................  F-21
     Combined Statement of Cash Flows for the years ended December 31, 1995, 1994 and
      1993...........................................................................  F-22
     Notes to Combined Financial Statements..........................................  F-23
  Interim Financial Statements (Unaudited)
     Combined Balance Sheet as of September 30, 1996 and December 31, 1995...........  F-31
     Combined Statement of Operations for the nine months ended September 30, 1996 and 1995.......................................................................  F-32
     Combined Statement of Cash Flows for the nine months ended September 30, 1996 and 1995.......................................................................  F-33
     Notes to Unaudited Combined Financial Statements................................  F-34

Taylor Acquisition Group
  Independent Auditor's Report.......................................................  F-36
  Combined Balance Sheet at December 31, 1994 and 1995 and June 30, 1996
     (unaudited).....................................................................  F-37
  Combined Statement of Income (Loss) for the years ended December 31, 1994 and 1995 and the six months ended June 30, 1995 and 1996 (unaudited).....................  F-38
  Combined Statement of Cash Flows for the years ended December 31, 1994 and 1995 and the six months ended June 30, 1995 and 1996 (unaudited).........................  F-39
  Combined Statement of Changes in Stockholder's Equity for the years ended December
     31, 1994 and 1995 and the six months ended June 30, 1996 (unaudited)............  F-40
  Notes to the Financial Statements..................................................  F-41

Well Solutions, Inc.
  Report of Independent Public Accountants...........................................  F-48
  Balance Sheets at March 31, 1994 and 1993..........................................  F-49
  Statement of Income for the years ended March 31, 1994, 1993 and 1992..............  F-50
  Statement of Shareholder's Equity for the years ended March 31, 1994, 1993 and
     1992............................................................................  F-51
  Statement of Cash Flows for the years ended March 31, 1994, 1993 and 1992..........  F-52
  Notes to Financial Statements......................................................  F-53

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Dawson Production Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Dawson Production Services, Inc. and subsidiaries as of March 31, 1995 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dawson Production Services, Inc. and subsidiaries as of March 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in note 1 to the consolidated financial statements, the Company changed its method of accounting for income taxes in fiscal 1994.

                                            KPMG Peat Marwick LLP

San Antonio, Texas
June 11, 1996, except as
  to note (14) which is as
  of December 23, 1996

                        DAWSON PRODUCTION SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               MARCH 31,
                                                      ---------------------------     SEPTEMBER 30,
                                                         1995            1996             1996
                                                      -----------     -----------     -------------
                                                                                       (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents.........................  $ 2,796,540     $13,863,108      $  9,364,032
  Trade receivables (net of allowance for doubtful
     accounts of $348,052, $290,839 and $307,236,
     respectively)..................................    8,243,705       8,773,156        13,687,635
  Other receivables.................................      200,247          95,202           281,536
  Income taxes receivable...........................      294,215         740,768           290,768
  Prepaid expenses and other........................      143,985         215,497           882,996
                                                      -----------     -----------       -----------
          Total current assets......................   11,678,692      23,687,731        24,506,967
Net property and equipment, substantially all
  pledged (notes 4 and 5)...........................   25,320,908      29,114,671        39,209,362
Goodwill and other assets...........................    3,525,787       3,565,555        10,375,613
                                                      -----------     -----------       -----------
          Total assets..............................  $40,525,387     $56,367,957      $ 74,091,942
                                                      ===========     ===========       ===========
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................  $ 2,929,186     $ 2,909,390      $  4,114,105
  Accrued liabilities...............................    2,315,621       2,825,926         3,237,185
  Current portion of long-term debt (note 4)........    1,611,289          20,055         9,246,947
  Current portion of obligations under capital
     leases (note 5)................................      372,308       1,167,384         1,707,665
                                                      -----------     -----------       -----------
          Total current liabilities.................    7,228,404       6,922,755        18,305,902
                                                      -----------     -----------       -----------
Long-term debt, net of current portion (note 4).....   15,477,990       1,530,903         3,130,100
Obligations under capital leases, net of current
  portion (note 5)..................................      511,254       2,163,610         1,478,405
Deferred income taxes (note 8)......................      846,072          56,310         3,244,169
Minority interest...................................    5,353,511              --                --
Mandatorily redeemable Series A preferred stock, no
  par value, 80,800 shares issued and outstanding in
  1995 (note 3).....................................    1,010,000              --                --
Shareholders' equity (notes 6 and 7):
  Preferred stock, no par value 560,600 shares
     authorized, none issued and outstanding........           --              --                --
  Common stock, $.01 par value, 20,560,600 shares
     authorized, 1,682,827, 6,382,526 and 6,391,126
     issued, respectively, and 1,681,610, 6,382,526
     and 6,391,126 outstanding, respectively........       16,828          63,826            63,912
  Paid-in capital...................................    6,610,595      41,458,254        41,522,152
  Retained earnings.................................    3,543,271       4,314,177         6,489,180
  Notes receivable from officers....................      (66,878)       (141,878)         (141,878)
                                                      -----------     -----------       -----------
                                                       10,103,816      45,694,379        47,933,366
  Less treasury common stock, at cost...............       (5,660)             --                --
                                                      -----------     -----------       -----------
          Total shareholders' equity................   10,098,156      45,694,379        47,933,366
Commitments and contingencies (note 11).............
                                                      -----------     -----------       -----------
          Total liabilities and shareholders'
            equity..................................  $40,525,387     $56,367,957      $ 74,091,942
                                                      ===========     ===========       ===========

          See accompanying notes to consolidated financial statements.

                        DAWSON PRODUCTION SERVICES, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                         SIX MONTHS ENDED
                                                    YEARS ENDED MARCH 31,                  SEPTEMBER 30,
                                           ---------------------------------------   -------------------------
                                              1994          1995          1996          1995          1996
                                           -----------   -----------   -----------   -----------   -----------
                                                                                            (UNAUDITED)
Revenues.................................  $27,942,484   $36,004,700   $52,391,307   $25,888,387   $33,811,434
                                           -----------   -----------   -----------   -----------   -----------
Costs and expenses:
  Operating..............................   19,936,624    24,240,773    34,319,579    16,875,158    21,893,507
  General and administrative.............    3,854,336     5,573,978     8,937,502     4,238,011     5,338,804
  Depreciation and amortization..........    1,706,856     2,607,837     4,396,574     2,016,424     2,875,974
                                           -----------   -----------   -----------   -----------   -----------
          Total costs and expenses.......   25,497,816    32,422,588    47,653,655    23,129,593    30,108,285
                                           -----------   -----------   -----------   -----------   -----------
          Operating income...............    2,444,668     3,582,112     4,737,652     2,758,794     3,703,149
                                           -----------   -----------   -----------   -----------   -----------
Other income and expenses:
  Interest expense.......................      281,977       789,276     1,847,678       952,872       296,022
  Other income, net......................      (60,530)      (40,939)     (129,494)      (27,207)     (121,820)
                                           -----------   -----------   -----------   -----------   -----------
          Total other income and
            expenses.....................      221,447       748,337     1,718,184       925,665       174,202
                                           -----------   -----------   -----------   -----------   -----------
          Income before minority
            interest, income taxes,
            extraordinary item and
            cumulative effect of change
            in accounting principle......    2,223,221     2,833,775     3,019,468     1,833,129     3,528,947
Minority interest in consolidated
  subsidiary.............................      901,707     1,091,717       937,164       787,001            --
                                           -----------   -----------   -----------   -----------   -----------
Income before income taxes, extraordinary
  item and cumulative effect of change in
  accounting principle...................    1,321,514     1,742,058     2,082,304     1,046,128     3,528,947
Provision for income taxes (note 8):           525,281       680,822       709,306       398,000     1,353,944
                                           -----------   -----------   -----------   -----------   -----------
Income before extraordinary item and
  cumulative effect of change in
  accounting principle...................      796,233     1,061,236     1,372,998       648,128     2,175,003
Extraordinary item.......................           --            --      (513,819)           --            --
Cumulative effect of change in accounting
  principle..............................      (92,202)           --            --            --            --
                                           -----------   -----------   -----------   -----------   -----------
Net income...............................      704,031     1,061,236       859,179       648,128     2,175,003
                                           -----------   -----------   -----------   -----------   -----------
Preferred stock dividends................      101,007       101,007        88,273        50,086            --
                                           -----------   -----------   -----------   -----------   -----------
Net income applicable to common stock....  $   603,024   $   960,229   $   770,906   $   598,042   $ 2,175,003
                                           ===========   ===========   ===========   ===========   ===========
Earnings per common share:
  Primary:
  Income before extraordinary item and
     cumulative effect of change in
     accounting principle................  $      0.34   $      0.45   $      0.44   $      0.25   $      0.33
  Extraordinary item.....................           --            --         (0.17)           --            --
  Cumulative effect of change in
     accounting principle................        (0.05)           --            --            --            --
                                           -----------   -----------   -----------   -----------   -----------
     Net income..........................  $      0.29   $      0.45   $      0.27   $      0.25   $      0.33
                                           ===========   ===========   ===========   ===========   ===========
  Average number of shares outstanding...    2,052,168     2,155,380     2,931,234     2,384,359     6,510,428
                                           ===========   ===========   ===========   ===========   ===========
  Fully diluted:
  Income before extraordinary item and
     cumulative effect of change in
     accounting principle................  $      0.33   $      0.42   $      0.43   $      0.23   $      0.33
  Extraordinary item.....................           --            --         (0.16)           --            --
  Cumulative effect of change in
     accounting principle................        (0.04)           --            --            --            --
                                           -----------   -----------   -----------   -----------   -----------
  Net income.............................  $      0.29   $      0.42   $      0.27   $      0.23   $      0.33
                                           ===========   ===========   ===========   ===========   ===========
  Average number of shares outstanding...    2,450,791     2,648,740     3,207,622     3,095,826     6,527,796
                                           ===========   ===========   ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                        DAWSON PRODUCTION SERVICES, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                    COMMON STOCK                                                         NOTES        TOTAL
                                 -------------------                   TREASURY STOCK                  RECEIVABLE    SHARE-
                                  ISSUED                 PAID-IN     ------------------    RETAINED      FROM       HOLDERS'
                                  SHARES     AMOUNTS     CAPITAL     SHARES    AMOUNTS     EARNINGS    OFFICERS      EQUITY
                                 ---------   -------   -----------   -------   --------   ----------   ---------   -----------
BALANCES AT MARCH 31, 1993...... 1,298,548   $12,985   $ 4,093,473    48,732   $(76,994)  $1,980,018   $      --   $ 6,009,482
  Issuance of common stock in
    lieu of interest payments...     2,150       22          7,478        --         --                       --         7,500
  Dividends on preferred stock,
    paid in common stock........     7,220       72         25,113        --         --      (25,185)         --            --
  Dividends on preferred stock,
    paid in cash................        --       --             --        --         --      (75,822)         --       (75,822)
  Conversion of subordinated
    convertible note into common
    stock.......................    18,430      184         74,816        --         --           --          --        75,000
        Net income..............        --       --             --        --         --      704,031          --       704,031
                                 ---------   -------   -----------   -------    -------   ----------   ---------   -----------
BALANCES AT MARCH 31, 1994...... 1,326,348   13,263      4,200,880    48,732    (76,994)   2,583,042          --     6,720,191
  Purchase of treasury stock....        --       --             --    16,172    (72,264)          --          --       (72,264)
  Sale of common stock..........   282,536    2,826      2,248,576   (63,687)   143,598           --          --     2,395,000
  Dividends on preferred stock,
    paid in cash................        --       --             --        --         --     (101,007)         --      (101,007)
  Exercise of common stock
    warrants....................    57,818      578         86,300        --         --           --     (66,878)       20,000
  Conversion of subordinated
    convertible note into common
    stock.......................    16,125      161         74,839        --         --           --          --        75,000
        Net income..............        --       --             --        --         --    1,061,236          --     1,061,236
                                 ---------   -------   -----------   -------    -------   ----------   ---------   -----------
BALANCES AT MARCH 31, 1995...... 1,682,827   16,828      6,610,595     1,217     (5,660)   3,543,271     (66,878)   10,098,156
  Dividends on preferred stock,
    paid in cash................        --       --             --        --         --      (88,273)         --       (88,273)
  Common stock issued --
    Initial public offering
      (note 6).................. 2,616,202   26,163     23,495,829        --         --           --          --    23,521,992
    Conversion of subordinated
      convertible note..........   371,232    3,712      2,546,288        --         --           --          --     2,550,000
    Issuance of common stock for
      minority interest......... 1,329,495   13,295      7,686,705        --         --           --          --     7,700,000
    Conversion of preferred
      stock to common stock.....   347,440    3,474      1,006,526        --         --           --          --     1,010,000
  Exercise of stock options.....    36,547      366         75,633        --         --           --     (75,000)          999
  Tax benefit realized from
    stock options...............        --       --         42,326        --         --           --          --        42,326
  Retirement of treasury
    stock.......................    (1,217)     (12)        (5,648)   (1,217)     5,660           --          --            --
        Net income..............        --       --             --        --         --      859,179          --       859,179
                                 ---------   -------   -----------   -------    -------   ----------   ---------   -----------
BALANCES AT MARCH 31, 1996...... 6,382,526   63,826     41,458,254        --         --    4,314,177    (141,878)   45,694,379
(the following information is
unaudited)
  Exercise of stock options.....     8,600       86         63,898        --         --           --          --        63,984
        Net income..............        --       --             --        --         --    2,175,003          --     2,175,003
                                 ---------   -------   -----------   -------    -------   ----------   ---------   -----------
BALANCES AT SEPTEMBER 30,
  1996.......................... 6,391,126   $63,912   $41,522,152        --         --   $6,489,180   $(141,878)  $47,933,366
                                 =========   =======   ===========   =======    =======   ==========   =========   ===========

          See accompanying notes to consolidated financial statements.

                        DAWSON PRODUCTION SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                     SIX MONTHS ENDED
                                                            YEARS ENDED MARCH 31,                      SEPTEMBER 30,
                                                 -------------------------------------------    ---------------------------
                                                    1994            1995            1996           1995            1996
                                                 -----------    ------------    ------------    -----------    ------------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.................................... $   704,031    $  1,061,236    $    859,179    $   648,128    $  2,175,003
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Minority interest in net income of
        subsidiary company......................     901,707       1,091,717         937,164        787,001              --
      Depreciation and amortization.............   1,706,856       2,607,837       4,396,574      2,016,424       2,875,974
      Allowance for doubtful accounts...........      97,088         157,921         (57,213)       (48,088)         53,603
      Common stock issued in lieu of interest
        payments................................       7,500              --              --             --              --
      Loss (gain) on sale of assets.............     (31,762)        (22,113)         95,351        (19,176)         81,826
      Increase in deferred income taxes.........     256,037          88,740         636,665         26,740         978,192
      Decrease (increase) in receivables........     286,786      (4,338,722)       (813,746)      (509,666)       (721,886)
      Decrease (increase) in prepaid expenses
        and other...............................      57,571         (11,802)        (71,512)      (604,779)       (463,526)
      Decrease (increase) in other assets.......     (50,202)       (129,336)        170,390         68,092          10,014
      Increase (decrease) in accounts payable...     339,887       1,823,552         (19,796)       184,904         378,408
      Increase (decrease) in income tax
        payable.................................     288,671        (288,671)             --       (184,375)        (17,980)
      Increase in accrued expenses..............     433,988       1,000,374         510,305        (38,762)       (506,176)
                                                 -----------     -----------     -----------    -----------     -----------
        Net cash provided by operating
          activities............................   4,998,158       3,040,733       6,643,361      2,326,443       4,843,452
                                                 -----------     -----------     -----------    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions..................................          --     (16,597,550)       (125,000)            --     (12,958,413)
  Additions to property and equipment...........  (1,235,963)     (2,567,230)     (4,522,765)    (2,689,532)     (2,236,135)
  Proceeds from sales of property and
    equipment...................................     160,227          65,644         281,841        195,578          65,428
                                                 -----------     -----------     -----------    -----------     -----------
        Net cash used in investing activities...  (1,075,736)    (19,099,136)     (4,365,924)    (2,493,954)    (15,129,120)
                                                 -----------     -----------     -----------    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term borrowings..........................     781,153      16,156,053       1,042,677        170,100       7,261,330
  Payments on short-term borrowings.............    (965,297)             --              --             --              --
  Payments on long-term debt....................  (1,058,147)     (2,027,649)    (14,058,284)      (781,757)       (462,451)
  Capital lease payments........................    (700,673)       (593,838)     (1,348,564)      (320,277)     (1,076,271)
  Sale of common stock..........................          --       2,395,000      23,521,992             --              --
  Exercise of common stock options and
    warrants....................................          --          20,000             999             --          63,984
  Tax benefit realized from stock options.......          --              --          42,326             --              --
  Cost of treasury stock purchased..............          --         (72,264)             --             --              --
  Cash dividends on preferred stock.............     (75,822)       (101,007)        (88,273)       (50,086)             --
  Investment in subsidiary by minority owner....          --       1,404,000              --             --              --
  Subsidiary distributions to minority owner....    (871,442)       (497,026)       (323,742)      (131,935)             --
                                                 -----------     -----------     -----------    -----------     -----------
        Net cash used in financing activities...  (2,890,228)     16,683,269       8,789,131     (1,113,955)      5,786,592
                                                 -----------     -----------     -----------    -----------     -----------
        Net increase (decrease) in cash.........   1,032,194         624,866      11,066,568     (1,281,466)     (4,499,076)
  Cash and cash equivalents at the beginning of
    the period..................................   1,139,480       2,171,674       2,796,540      2,796,540      13,863,108
                                                 -----------     -----------     -----------    -----------     -----------
  Cash and cash equivalents at the end of the
    period...................................... $ 2,171,674    $  2,796,540    $ 13,863,108    $ 1,515,074    $  9,364,032
                                                 ===========     ===========     ===========    ===========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid for:
    Interest.................................... $   275,461    $    708,234    $  1,928,993    $ 1,058,823    $    261,681
    Income taxes................................     100,000         967,208         912,628        640,000         214,000
SUPPLEMENTAL DISCLOSURES OF NON-CASH
  TRANSACTIONS:
  Assets acquired under capital leases..........     844,116         645,972       3,823,282        820,292         904,547
  Conversion of preferred stock to common
    stock.......................................          --              --       1,010,000         75,000              --
  Conversion of long-term debt to common
    stock.......................................      75,000          75,000       2,550,000             --              --
  Issuance of common stock for acquisition of
    minority interest...........................          --              --       7,700,000             --              --
  Issuance of notes payable for acquisition of
    business....................................          --       1,500,000              --             --       1,750,000
  Issuance of notes receivable for exercise of
    stock options...............................          --          66,878          75,000             --              --

          See accompanying notes to consolidated financial statements.

                        DAWSON PRODUCTION SERVICES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1) THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

     Dawson Production Services, Inc. (the Company) is engaged in the business of providing workover rig services, liquid services and production services in Texas and Louisiana. The Company's primary customers are oil and gas well operators.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. (See note 2).

MANAGEMENT ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ from those estimates.

CASH EQUIVALENTS

     For purposes of the statement of cash flows, cash and short-term investments with an original maturity of three months or less from the date of purchase are considered to be cash equivalents.

REVENUE RECOGNITION

     The Company generally recognizes revenue when services are rendered.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major renewals and improvements are capitalized and depreciated over the respective asset's useful life. Expenditures for repairs and maintenance are charged to expense as incurred.

     Property and equipment are depreciated over their estimated useful lives on the straight-line method as follows:

                                                                                ESTIMATED
                                                                               LIFE (YEARS)
                                                                               ------------
    Buildings................................................................        20
    Well servicing equipment.................................................      5-12
    Vehicles.................................................................       3-5
    Office furniture and other equipment.....................................      5-12

INCOME TAXES

     Effective April 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred

                        DAWSON PRODUCTION SERVICES, INC.

tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In connection with the adoption of SFAS 109, the Company recorded an adjustment to income of $92,202 which represents the net increase of the deferred tax liability at April 1, 1993. Such adjustment has been reflected in the 1994 statement of income as the cumulative effect of change in accounting principle.

INTANGIBLE AND OTHER ASSETS

     Goodwill represents the excess purchase price over fair value of net assets acquired and is amortized on a straight-line basis over twenty years from the date of acquisition. Other assets consist principally of loan costs and are amortized on a straight-line basis over the term of the loan.

     Intangible assets are reviewed for impairment whenever events or circumstances provide evidence that suggests that the carrying amount of the intangible asset may not be recoverable. The Company assesses the recoverability of the intangible asset by determining whether the carrying amount of the intangible asset can be recovered through projected undiscounted future cash flows over the remaining amortization period.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of short-term, variable rate items or recently issued debt instruments for which management believes fair value approximates carrying value.

TREASURY STOCK

     Treasury stock is recorded under the cost method.

EARNINGS PER SHARE

     Primary earnings per share is computed by deducting preferred dividends from net income in order to determine net income attributable to common shareholders. This amount is then divided by the weighted average number of common shares outstanding and common stock equivalents.

     Earnings per share assuming full dilution is determined by dividing net income plus tax effected convertible debt interest by the weighted average number of common shares outstanding during the year after giving effect for common stock equivalents arising from stock options and for convertible debt or preferred stock assumed converted to common stock.

     Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, stock and stock options issued during the twelve months immediately preceding the Company's initial public offering filing date including those issued in connection with the minority interest acquisition (see note 2) have been included in the calculation of common and common equivalent shares using the treasury stock method and the anticipated public offering price as if they were outstanding for all periods. Common stock equivalents resulting from the conversion or exercise of convertible debt or preferred shares and other stock options are excluded when their result is anti-dilutive.

RECLASSIFICATION

     Certain amounts, as previously presented, have been reclassified to conform with the current year financial statement presentation.

                        DAWSON PRODUCTION SERVICES, INC.

NEW ACCOUNTING PRONOUNCEMENTS

  Accounting for Asset Impairment

     During March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The Company adopted Statement 121 effective April 1, 1996. Statement 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This new pronouncement had no material effect on the financial statements upon adoption.

  Accounting for Stock-Based Compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which sets forth alternative accounting and disclosure requirements for stock-based compensation arrangements. SFAS 123 does not rescind the existing accounting for employee stock-based compensation under APB Opinion No. 25. Companies may continue to follow the current accounting to measure and recognize employee stock-based compensation; however, SFAS 123 requires disclosure of pro forma net income and earnings per share that would have been reported under the "fair value" based recognition provisions of SFAS
123. The Company has elected to continue to follow the provisions of APB Opinion No. 25 for employee stock-based compensation and will disclose the pro forma information required under SFAS 123 beginning with its consolidated financial statements for the year ending March 31, 1997.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade receivables. The Company places its temporary cash investments in U.S. Government securities and in other high quality financial instruments. By policy the Company limits the amount of credit exposure to any one financial institution or issuer. The Company's customer base consists primarily of independent oil and natural gas producers. During the year ended March 31, 1994 no single customer accounted for 10% or more of the Company's total revenues. During the years ended March 31, 1995 and 1996, sales to the Company's largest customer accounted for approximately 16% and 24%, respectively, of the Company's total operating revenues.

UNAUDITED INFORMATION

     The consolidated financial statements as of September 30, 1996 and for the six months ended September 30, 1996 and 1995, and related footnote disclosures to the extent they relate to such periods, have been prepared in accordance with generally accepted accounting principles for interim financial information and are unaudited. Accordingly, such data does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending March 31, 1997.

(2) ACQUISITIONS

WELL SOLUTIONS, INC.

     On November 30, 1994, the Company acquired substantially all of the property and equipment of Well Solutions, Inc. (Well Solutions), a company engaged in providing oilfield services, for an aggregate purchase price of $18,097,550, consisting of $15,895,733 in cash, a convertible note payable of $1,500,000 and closing costs of $701,817. The acquisition has been accounted for as a purchase and, accordingly, the operating results

                        DAWSON PRODUCTION SERVICES, INC.

of Well Solutions have been included in the Company's consolidated statements of income since the date of acquisition. The excess of the aggregate purchase price over the fair market value of the net assets acquired was recognized as goodwill and is being amortized over 20 years. The fair value of assets acquired, including goodwill of $2,451,818, was $18,534,355 and liabilities assumed totaled $436,805. The funds used to acquire Well Solutions were provided by long-term borrowings, proceeds of sales of common stock and subordinated debt and cash from operations.

TAYLOR COMPANIES, INC.

     Effective July 29, 1996, the Company acquired all of the issued and outstanding stock of Taylor Companies, Inc. for an aggregate purchase price of $12,750,000, consisting of $11,000,000 in cash and a $1,750,000 subordinated promissory note payable to the selling shareholders. Goodwill recognized on this transaction amounted to approximately $6,690,000, which is being amortized over a twenty-year period. The Company reported this acquisition and related pro forma effects on a current report Form 8-K.

     Assuming the purchase of Taylor Companies, Inc. had been consummated as of the beginning of the fiscal year 1996, unaudited pro forma operating results of the Company would be as follows:

    Revenues................................................................  $69,104,000
    Net income (loss).......................................................  $  (363,000)
    Primary earnings (loss) per share.......................................  $     (0.15)
    Fully diluted earnings (loss) per share.................................  $     (0.15)

     The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the purchase been made at the beginning of the respective period.

  OTHER ACQUISITIONS:

     Effective November 1, 1995, the Company acquired the 39% minority interest in the Company's subsidiary, Dawson WellTech, L.C., from WellTech, Inc. in exchange for the issuance to WellTech, Inc. of 1,329,495 shares of common stock for a total purchase price of $7,700,000 based on an independent appraisal of the common stock. Goodwill recognized on this transaction amounted to $384,847 and is being amortized over 20 years.

     Effective March 1, 1996, the Company acquired a portion of the assets of a small company in Giddings, Texas for an aggregate purchase price of approximately $1,248,000, consisting of $125,000 in cash and $1,123,000 in capital leases and a note payable. Goodwill recognized on this transaction amounted to $97,000 and is being amortized over 20 years.

     In April 1996, the Company acquired the assets of two small production testing companies in Louisiana. The aggregate purchase price was approximately $673,000. Goodwill and a non-compete agreement were recognized on these transactions which amounted to approximately $111,000. These items are being amortized over 20 and five year periods, respectively.

     In May 1996, the Company acquired the Texas-based well servicing division of a non-affiliated company. The aggregate purchase price was $779,000.

     In July 1996, the Company acquired the assets of a trucking company in Louisiana. The aggregate purchase price was approximately $400,000. Goodwill recognized on the transaction amounted to $50,000, which is being amortized over a 20-year period.

     The acquisitions have been accounted for as purchases and, accordingly, the operating results have been included in the Company's consolidated statements of income since the dates of acquisition. Excluding the

                        DAWSON PRODUCTION SERVICES, INC.

Taylor acquisition, the effect on results of operations would not have been material if such acquisitions had occurred at the beginning of the year.

(3) MANDATORILY REDEEMABLE PREFERRED STOCK

     In October 1990, the Company issued 80,800 shares of 10% cumulative convertible preferred stock for a total price of $1,010,000. Each preferred shareholder was entitled to receive, in preference to common shareholders, annual dividends in the amount of $1.25 per share, payable quarterly. At the discretion of the Company, the dividends could have been declared in either cash or common stock valued at $3.49 a share. Dividends were cumulative and accrued from the date of the stock issuance. The Company declared dividends on the preferred stock in the amount of $101,007 in the years ended March 31, 1994 and 1995 and $88,273 in the year ended March 31, 1996.

     Holders of the preferred stock elected to convert 20,200 shares of such stock into 86,860 shares of common stock, effective October 18, 1995. Pursuant to a November 1, 1995 Agreement for the Conversion of Securities (the "Conversion Agreement"), the remaining 60,600 shares of preferred stock converted into 260,580 shares of common stock effective February 19, 1996.

(4) NOTES PAYABLE AND LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                  MARCH 31,
                                                           ------------------------    SEPTEMBER
                                                              1995          1996       30, 1996
                                                           -----------   ----------   -----------
Note payable to a bank with a fixed interest rate of
  10.81%. Principal payments of $154,762 plus interest
  are due monthly, with a balloon payment at maturity on
  November 28, 1999. Collateralized by substantially all
  of the Company's property, equipment and
  receivables............................................  $13,000,000   $       --   $        --
Promissory note payable to a bank bearing interest at
  7.53% per annum. Interest is due monthly; principal is
  due February 1997......................................           --           --     7,000,000
Subordinated convertible notes bearing interest at 10%.
  Interest is due quarterly, payable in cash or common
  stock at $6.98 per share at the Company's option;
  principal is due December 1, 1999. Convertible into
  344,000 shares of the Company's common stock...........    2,400,000           --            --
Convertible debenture bearing interest at 8%. Interest is
  due quarterly; principal is due November 30, 1999......    1,500,000    1,500,000     1,500,000
Subordinated promissory note payable to a former Taylor
  shareholder bearing interest at 8.0% per annum.
  Interest is due quarterly; principal is due in
  quarterly installments of $83,333......................           --           --     1,750,000
Subordinated convertible note bearing interest at 10%.
  Interest due quarterly, payable in cash or common stock
  at $5.23 per share at the Company's option; principal
  is due June 27, 1997...................................      150,000           --            --
Other notes payable to lenders and financing companies
  bearing interest at rates ranging from 6% to 10% due in
  monthly installments. Secured by various assets of the
  Company................................................       39,279       50,958     2,127,047
                                                           -----------   -----------  -----------
Total long-term debt.....................................   17,089,279    1,550,958    12,377,047
Less current portion.....................................    1,611,289       20,055     9,246,947
                                                           -----------   -----------  -----------
Long-term debt, net of current portion...................  $15,477,990   $1,530,903   $ 3,130,100
                                                           ===========   ===========  ===========

                        DAWSON PRODUCTION SERVICES, INC.

     In July 1996, to finance a portion of the Taylor acquisition, the Company obtained a loan from a bank in the amount of $7.0 million. The promissory note carries an annual interest rate of 7.75% and has a maturity date of March 31, 1997. In September 1996, the Company obtained a take-out commitment for a term loan in the amount of $7.0 million to replace the promissory note. The Company subsequently decided to not take advantage of the take-out commitment, and accordingly, the promissory note has been included as current portion of long-term debt at September 30, 1996.



     In September 1996, the Company signed a commitment letter for an acquisition line of credit in the amount of up to $20.0 million and a working capital line of credit with a maximum availability of the lesser of (i) $10.0 million or (ii) 80% of eligible accounts receivable that have been outstanding less than 90 days. Borrowings under the acquisition line of credit would mature seven years from the date of any such borrowings and would bear interest at a per annum rate equal to the lesser of: (i) the prime rate of interest of the bank as adjusted from time to time or (ii) a varying percentage ranging from 2% to 3%, based on the total funded debt to cash flow ratio, over the 180-day LIBOR rate of interest. From the third year until maturity, the acquisition line of credit would be secured by assets of the Company with a loan to collateral value ratio of not less than 70%. Borrowings under the working capital line of credit would mature two years from the date of any such borrowings and would bear interest at a per annum rate equal to the lesser of: (i) the prime rate of interest of the bank as adjusted from time to time or (ii) a varying percentage rate ranging from 1.75% to 2.75%, based on the total funded debt to cash flow ratio, over the Company's choice of the 30-day, 90-day or 180-day LIBOR rate of interest. The working capital line of credit would be secured by first lien security interest on all the Company's accounts receivable and inventory. Under terms of the commitment, the Company must maintain minimum working capital, tangible net worth, current ratios and debt to capital ratios.


     The Company has requested from its bank a modification to the commitment letter to increase the maximum availability of funds under the working capital line of credit to the lesser of (i) $50.0 million or (ii) 80% of eligible accounts receivable that have been outstanding less than 90 days. The Company expects to receive a commitment from its bank to such increase.

     In March 1996, the Company elected to prepay the $13,000,000 note payable to a bank. An extraordinary charge of $513,819 (net of income tax benefit of $264,495) was incurred as a result of the early extinguishment of the note payable.

     Scheduled maturities of principal for long-term debt based on balances outstanding at March 31, 1996 are summarized as follows:

YEARS ENDING
 MARCH 31,                                                               TOTAL
------------                                                           ----------
   1997............................................................    $   20,055
   1998............................................................        21,292
   1999............................................................         9,611
   2000............................................................     1,500,000
                                                                       ----------
                                                                       $1,550,958
                                                                       ==========


     The Company has a revolving line of credit with a bank in an amount not to exceed $4,000,000, secured by the Company's receivables, expiring March 31, 1997. The Company has not drawn against the line of credit as of March 31, 1996 but has established a letter of credit in favor of its insurance carrier in the amounts of $225,000 related to its workers compensation insurance program. Borrowings against the line bear interest at the prime lending rate and there is a commitment fee of 0.5% on unfunded amounts. The revolving line of credit agreement requires the Company to maintain various loan covenants.

                        DAWSON PRODUCTION SERVICES, INC.

     During the year ended March 31, 1994, 2,150 shares of common stock valued at $7,500 were issued as payment of the interest on the $150,000 outstanding under a $300,000 subordinated convertible note payable to a preferred shareholder. The $150,000 subordinated note is convertible into common stock of the Company beginning in August 1992 through August 1996 at conversion rates varying from $4.07 to $5.81 per share. During each of fiscal 1994 and 1995, $75,000 in principal amount of subordinated notes were converted into 18,430 and 16,125 shares of common stock. During fiscal 1996, $150,000 in principal amount of subordinated notes were converted into 27,232 shares of common stock.

     Also, pursuant to the Conversion Agreement, $2.4 million of the Company's subordinated debt converted into common stock at the rate of one share of common stock for each $6.98 in principal amount of subordinated debt effective February 19, 1996.

(5) LEASES AND LEASE COMMITMENTS

     The Company leases vehicles and office equipment under capital leases. Total assets recorded under capital leases at March 31, 1995 and 1996 are $2,283,951 and $5,197,835, respectively. Amortization expense related to assets held under capital lease for the years ended March 31, 1994, 1995 and 1996 was $319,686, $357,363 and $243,558, respectively.

     The Company leases certain of its facilities under operating leases. Lease terms generally range from one to five years. Rent expense for the years ended March 31, 1994, 1995 and 1996 was approximately $144,830, $174,175 and $251,556, respectively.

     Future minimum lease payments as of March 31, 1996 are as follows:

                             YEAR ENDING                            CAPITAL       OPERATING
                              MARCH 31,                              LEASES        LEASES
    -------------------------------------------------------------  ----------     ---------
    1997.........................................................  $1,406,027     $ 163,612
    1998.........................................................   1,096,233       150,412
    1999.........................................................     773,466        95,562
    2000.........................................................     429,837        80,262
    2001.........................................................     179,986        13,377
                                                                   ----------      --------
    Total minimum lease payments.................................  $3,885,549     $ 503,225
                                                                                   ========
    Less amounts representing interest...........................    (554,555)
                                                                   ----------
    Present value of minimum lease payments......................  $3,330,994
                                                                   ==========

(6) SHAREHOLDERS' EQUITY

  (a) Equity Offering

     In March 1996, the Company completed an initial public offering (the "Offering") of 2,616,202 shares (net of 48 fractional shares paid in cash in connection with the Recapitalization and Stock Split referred to below) of its common stock for the purpose of raising funds to acquire additional businesses and to retire debt. Net proceeds to the Company from the Offering, after deduction of associated expenses, were approximately $23,522,000.

  (b) Recapitalization and Stock Split

     Effective January 17, 1996, the shareholders approved an amendment to the Articles of Incorporation which, among other actions, increased the authorized shares of all classes of capital stock to 20,560,600 and changed the par value of the common stock to $.01 per share. Share and per share amounts for all periods presented have been adjusted to reflect these changes. The Board of Directors approved a 4.3-for-one stock

                        DAWSON PRODUCTION SERVICES, INC.

split of the common stock which occurred on March 1, 1996. Share and per share amounts for all periods presented have been adjusted to reflect this stock split.

  (c) Treasury Stock

     During fiscal 1996, the Company retired all of the common shares held in treasury. The cost of acquired shares in excess of par value has been charged to additional paid-in capital.

(7) STOCK WARRANTS AND OPTIONS

     In fiscal 1995, 118,250 common stock warrants were issued by the Company to several officers and directors of the Company. The warrants have an exercise price of $4.65 per share. No warrants were exercised or granted during fiscal 1994. During fiscal 1995 and 1996, employees and officers of the Company exercised their warrants to purchase 40,618 and 36,546 shares, respectively, of common stock in exchange for notes payable to the Company of $66,878 and $75,000. The notes are secured by the shares of common stock issued and the personal guarantees of the officers receiving the stock.

     In October 1995, the Company adopted the 1995 Incentive Plan (the "1995 Plan"). Under the 1995 Plan, incentive options, non-statutory options, restricted stock awards, and/or stock appreciation rights may be granted to key employees, non-employee directors and consultants to purchase the Company's common stock at prices not less than the fair market value at the time of grant, which become exercisable as described in the respective Award Agreement. Pursuant to the 1995 Plan, an aggregate of 537,500 shares of the Company's common stock is available for issuance upon the exercise of such options, awards and rights, which may be granted over a ten-year period. On October 6, 1995, options to purchase 133,300 shares of common stock at $7.44 per share were granted under the 1995 Plan.

     The following table summarizes the activity of stock options and warrants granted by the Company:

                                                                             WARRANT PRICE
                                                                 SHARES        PER SHARE
                                                                 -------     --------------
    OUTSTANDING, MARCH 31, 1994................................   94,364      $.23 to $2.33
      Granted..................................................  118,250              $4.65
      Exercised................................................  (57,818)    $1.16 to $1.65
      Cancelled................................................       --                 --
                                                                 -------     --------------
    OUTSTANDING, MARCH 31, 1995................................  154,796      $.23 to $4.65
      Granted..................................................  133,300              $7.44
      Exercised................................................  (36,546)     $.23 to $2.33
      Cancelled................................................  (10,750)             $4.55
                                                                 -------
    OUTSTANDING, MARCH 31, 1996................................  240,800     $4.65 to $7.44
                                                                 =======
    EXERCISABLE AT END OF YEAR.................................   84,710
                                                                 =======

(8) INCOME TAXES

     The components of income tax expense applicable to continuing operations are as follows:

                                                               YEARS ENDED MARCH 31,
                                                         ----------------------------------
                                                           1994         1995         1996
                                                         --------     --------     --------
    Current............................................  $454,989     $592,082     $     --
    Deferred...........................................    70,292       88,740      709,306
                                                         --------     --------     --------
                                                         $525,281     $680,822     $709,306
                                                         ========     ========     ========

                        DAWSON PRODUCTION SERVICES, INC.

     As discussed in note 1, the Company adopted SFAS 109 effective April 1, 1993. Income taxes for financial reporting purposes differs from the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as follows:

                                                               YEARS ENDED MARCH 31,
                                                         ----------------------------------
                                                           1994         1995         1996
                                                         --------     --------     --------
    Expected tax expense at U.S. statutory rate........  $449,315     $592,300     $707,984
    Expenses not deductible............................    15,858       11,220       35,501
    State income taxes, net of federal effect..........    45,663       47,190      (37,116)
    Other..............................................    14,445       30,112        2,937
                                                         --------     --------     --------
    Provision for income taxes.........................  $525,281     $680,822     $709,306
                                                         ========     ========     ========

     The extraordinary loss of $513,819 in 1996 is net of deferred tax benefits of $264,495.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 1995 and 1996 are presented below:

                                                                     1995           1996
                                                                  ----------     ----------
    Deferred tax assets:
      Allowance for uncollectible accounts receivable...........  $   71,020     $  109,065
      State deferred income taxes...............................      55,729             --
      Alternative minimum tax credit carryforwards..............      53,322        435,455
      Reserve for worker's compensation.........................          --        347,966
      Accrued bonuses...........................................          --        195,110
      Net operating loss carryforwards..........................          --      1,119,522
      Other.....................................................      54,309         12,456
                                                                  ----------     ----------
              Total gross deferred tax assets...................     234,380      2,219,574
                                                                  ----------     ----------
    Deferred tax liabilities:
    Property and equipment......................................     649,181      2,275,884
    Investment in Dawson WellTech, L.C. ........................     431,271             --
                                                                  ----------     ----------
              Total gross deferred tax liabilities..............   1,080,452      2,275,884
                                                                  ----------     ----------
              Net deferred tax liability........................  $  846,072     $   56,310
                                                                  ==========     ==========

     The Company anticipates the reversal of existing taxable temporary differences will provide sufficient taxable income to realize the benefits of its deferred tax assets.

     For the year ended March 31, 1996, a decrease in deferred income tax expense resulted primarily from the purchase of the remaining 39% interest in the Company's majority owned subsidiary, Dawson WellTech, L.C. (note 2), a reduction in deferred tax liabilities occurred of approximately $1,400,000 as a result of the differences in basis of assets for financial reporting and income tax purposes.

     At March 31, 1995 and 1996, the Company had $53,322 and $435,455 of alternative minimum tax credit carryforwards available to reduce regular Federal income taxes which have no expiration date. The Company also has a tax net operating loss carryforward of approximately $3,000,000 for federal income tax purposes which expires in 2010 and 2011. Changes in ownership, as defined by section 382 of the Internal Revenue Code, will limit the utilization of net operating loss carryforwards to $2,000,000 per year.

                        DAWSON PRODUCTION SERVICES, INC.

(9) RELATED PARTY TRANSACTIONS

     The Company retains a company owned by a member of the Board of Directors to provide consulting services and makes payments to that company upon completion of various financing and acquisition transactions. Payments for fees and expenses for the years ended March 31, 1994, 1995 and 1996 were $46,466, $147,916 and $47,475, respectively. The payment for the year ended March 31, 1995 includes $122,500 paid as a finder's fee by an investment banking firm from the fee it received from the Company in connection with an acquisition.

(10) EMPLOYEE BENEFIT PLANS

     The Company has a welfare benefit plan (the "Plan") to provide medical benefits for eligible employees and their dependents. Contributions to the Plan are made by the Company and covered employees. The Plan may be terminated at the discretion of the Company. Contributions to the Plan in the amounts of $571,387 and $686,949 were made in fiscal 1995 and 1996, respectively.

     In fiscal 1993, the Company established a 401(k) savings plan. Eligible employees can make contributions to the plan. The Company may, at its option, match a portion of the contributions made by the employees. The Company matched 50% of employee contributions up to a limit of $500 per employee in fiscal 1994, resulting in total payments of $50,140, which amounts were paid in fiscal 1995. The Company did not match employee contributions made in fiscal 1995 or fiscal 1996.

(11) COMMITMENTS AND CONTINGENCIES

     Under the Company's worker's compensation insurance program, the Company pays the first $300,000 of all claims with no aggregate limit in any one year. Provision for claims under the program has been made in the financial statements which represent the expected future payments based on the estimated ultimate costs for incidents incurred through the end of each period. The insurance carrier required the Company to make a deposit of $147,663. The deposit has been included in other assets in the accompanying balance sheet. In addition, the Company has established a letter of credit in favor of its respective insurance carriers (note 4) and has entered into an agreement with an insurance carrier for the guarantee of deductible reimbursement. The amount of the guarantee for the year ended March 31, 1996 was $500,000.

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

                        DAWSON PRODUCTION SERVICES, INC.

(12) SUPPLEMENTARY BALANCE SHEET DATA

                                                                             MARCH 31,
                                                                    ---------------------------
                                                                       1995            1996
                                                                    -----------    ------------
Prepaid expenses and other:
  Prepaid expenses................................................. $    22,479    $    108,957
  Other current assets.............................................     121,506         106,540
                                                                    -----------    ------------
          Total prepaids and other assets.......................... $   143,985    $    215,497
                                                                     ==========     ===========
Property and equipment:
  Land............................................................. $    80,000    $    143,228
  Buildings........................................................     814,508       1,087,308
  Well servicing equipment.........................................  28,266,102      31,946,106
  Automobiles, trucks and other vehicles...........................   5,092,053       8,519,707
  Office furniture and other equipment.............................     269,906         354,077
                                                                    -----------    ------------
                                                                    $34,522,569    $ 42,050,426
  Less accumulated depreciation and depletion......................  (9,201,661)    (12,935,755)
                                                                    -----------    ------------
          Net property and equipment............................... $25,320,908    $ 29,114,671
                                                                     ==========     ===========
Goodwill and other assets:
  Goodwill (net of accumulated amortization of $120,274 and
     $216,716)..................................................... $ 2,484,280    $  2,059,696
                                                                    -----------    ------------
  Other assets (net of accumulated amortization of $142,065 and
     $248,392).....................................................     663,955       1,107,224
  Deposits and notes receivable....................................     377,552         398,635
                                                                    -----------    ------------
                                                                    $ 3,525,787    $  3,565,555
                                                                     ==========     ===========
Accrued liabilities:
  Accrued payroll.................................................. $   603,914    $    839,446
  Accrued insurance................................................     808,941         927,911
  Other accrued expenses...........................................     902,766       1,058,569
                                                                    -----------    ------------
                                                                    $ 2,315,621    $  2,825,926
                                                                     ==========     ===========

(13) QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     Summarized quarterly financial data for 1996 are as follows:

                                             FIRST        SECOND         THIRD        FOURTH
                                            QUARTER       QUARTER       QUARTER     QUARTER(A)
                                          -----------   -----------   -----------   -----------
    Revenues............................  $12,647,883   $13,240,504   $13,058,459   $12,444,461
    Operating income....................    1,338,895     1,419,899       921,093     1,057,765
    Net income (loss)...................      326,146       321,982       211,756          (705)(a)
    Earnings per share -- primary.......         0.12          0.12          0.06         (0.01)(a)
    Earnings per share -- fully
      diluted...........................         0.12          0.12          0.06         (0.01)(a)

---------------

(a) See discussion at note 4 regarding extraordinary item.

                        DAWSON PRODUCTION SERVICES, INC.

(14) RECENT DEVELOPMENTS -- ACQUISITIONS

     On November 1, 1996, Dawson signed a letter of intent to acquire the oilfield service assets of Mobley Environmental Services, Inc. for $5,500,000. These assets primarily relate to liquid services operations. Pending fulfillment of certain conditions, the Company expects this acquisition to close during the quarter ending March 31, 1997.

     On December 23, 1996, the Company entered into an Asset Purchase Agreement pursuant to which the Company will acquire substantially all of Pride's U.S. land-based well servicing assets for approximately $135,900,000 in cash. The acquisition is expected to be financed through public offerings of senior subordinated notes and common stock. The Company also expects the acquisition to close during the quarter ending March 31, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Pride Petroleum Services, Inc.:

     We have audited the combined balance sheet of U.S. Land-Based Well Servicing Operations of Pride Petroleum Services, Inc. (the "Division") as of December 31, 1995 and 1994, and the related combined statements of operations and changes in owner's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the U.S. Land-Based Well Servicing Operations of Pride Petroleum Services, Inc. as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note 6 to the combined financial statements, the Division changed its method of accounting for income taxes in 1993.

                                            COOPERS & LYBRAND L.L.P.

Houston, Texas
February 26, 1996 (except for the
second paragraph of Note 1 as to which the date is December 23, 1996)

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
                                            ASSETS
CURRENT ASSETS
  Cash and cash equivalents..........................................    $  1,253     $  1,154
  Trade receivables, net of allowance for doubtful accounts of $426
     and $394, respectively..........................................      16,055       14,167
  Parts and supplies.................................................       2,098        1,586
  Deferred income taxes..............................................       2,333        3,858
  Other current assets...............................................       2,145        1,548
                                                                         --------     --------
          Total current assets.......................................      23,884       22,313
                                                                         --------     --------
PROPERTY AND EQUIPMENT, at cost......................................     133,641      126,535
ACCUMULATED DEPRECIATION.............................................     (90,717)     (91,825)
                                                                         --------     --------
          Net property and equipment.................................      42,924       34,710
                                                                         --------     --------
OTHER ASSETS.........................................................       1,200          642
                                                                         --------     --------
                                                                         $ 68,008     $ 57,665
                                                                         ========     ========

                                LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES
  Accounts payable...................................................    $  5,313     $  4,460
  Accrued expenses...................................................       7,993        8,884
  Current portion of long-term debt..................................       3,132           --
                                                                         --------     --------
     Total current liabilities.......................................      16,438       13,344
                                                                         --------     --------
OTHER LONG-TERM LIABILITIES..........................................       2,804        4,645
LONG-TERM DEBT, net of current portion...............................       8,028           --
DEFERRED INCOME TAXES................................................      12,289        9,930
COMMITMENTS AND CONTINGENCIES
OWNER'S EQUITY.......................................................      28,449       29,746
                                                                         --------     --------
                                                                         $ 68,008     $ 57,665
                                                                         ========     ========

     The accompanying notes are an integral part of the combined financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                      COMBINED STATEMENT OF OPERATIONS AND
                           CHANGES IN OWNER'S EQUITY
                                 (IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1995        1994         1993
                                                              --------     -------     --------
REVENUES....................................................  $113,115     $95,860     $105,865
                                                              --------     -------     --------
COSTS AND EXPENSES
  Operating costs...........................................    86,177      76,820       85,984
  Depreciation and amortization.............................     5,385       4,919        5,092
  Selling, general and administrative.......................    14,504      12,772       13,333
                                                              --------     -------     --------
          Total costs and expenses..........................   106,066      94,511      104,409
                                                              --------     -------     --------
               Earnings from operations.....................     7,049       1,349        1,456
OTHER INCOME (EXPENSE)
  Other income (expense)....................................     1,260          11           13
  Interest expense..........................................      (821)         --           --
                                                              --------     -------     --------
          Total other income, net...........................       439          11           13
                                                              --------     -------     --------
EARNINGS BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE
  IN ACCOUNTING FOR INCOME TAXES............................     7,488       1,360        1,469
INCOME TAX PROVISION........................................     2,873         649          594
                                                              --------     -------     --------
NET EARNINGS BEFORE CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING FOR INCOME TAXES...............................     4,615         711          875
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING FOR INCOME
  TAXES.....................................................        --          --        3,835
                                                              --------     -------     --------
NET EARNINGS................................................     4,615         711        4,710
NET TRANSFERS TO PARENT.....................................    (5,912)     (4,395)      (4,354)
OWNER'S EQUITY, BEGINNING OF YEAR...........................    29,746      33,430       33,074
                                                              --------     -------     --------
OWNER'S EQUITY, END OF YEAR.................................  $ 28,449     $29,746     $ 33,430
                                                              ========     =======     ========

     The accompanying notes are an integral part of the combined financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1995        1994        1993
                                                                -------     -------     -------
OPERATING ACTIVITIES
  Net earnings................................................  $ 4,615     $   711     $ 4,710
  Adjustments to reconcile net earnings to net cash provided by operating activities --
     Depreciation and amortization............................    5,385       4,919       5,092
     (Gain) loss on sale of assets............................     (905)       (177)        407
     Deferred tax provision (benefit).........................    1,084         296        (548)
       Cumulative effect of change in accounting for income
          taxes...............................................       --          --      (3,835)
       Changes in assets and liabilities, net of effects of
          acquisitions:
          Trade receivables...................................      365         423       1,370
          Parts and supplies..................................     (302)         23         (74)
          Other current and noncurrent assets.................     (681)        165        (207)
          Accounts payable....................................      155      (1,161)      1,360
          Accrued expenses and other..........................   (3,492)       (237)       (400)
                                                                -------     -------     -------
            Net cash provided by operating activities.........    6,224       4,962       7,875
                                                                -------     -------     -------
INVESTING ACTIVITIES
  Purchase of net assets of acquired entities, including
     acquisition costs, less cash acquired....................   (1,990)         --          --
  Purchases of property and equipment.........................   (3,688)     (2,272)       (549)
  Proceeds from sale of property and equipment................    1,340         304         231
  Other.......................................................     (110)         --          --
                                                                -------     -------     -------
            Net cash used in investing activities.............   (4,448)     (1,968)       (318)
                                                                -------     -------     -------
FINANCING ACTIVITIES
  Proceeds from debt borrowings...............................    6,600          --          --
  Reduction of debt...........................................   (2,023)         --          --
  Net transfers to Parent.....................................   (6,254)     (4,306)     (9,330)
                                                                -------     -------     -------
            Net cash used in financing activities.............   (1,677)     (4,306)     (9,330)
                                                                -------     -------     -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..........       99      (1,312)     (1,773)
CASH AND CASH EQUIVALENTS, beginning of period................    1,154       2,466       4,239
                                                                -------     -------     -------
CASH AND CASH EQUIVALENTS, end of period......................  $ 1,253     $ 1,154     $ 2,466
                                                                =======     =======     =======

     The accompanying notes are an integral part of the combined financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The U.S. Land-Based Well Servicing Operations of Pride Petroleum Services, Inc. (the "Division") consists of the U.S. land-based well servicing operations of Pride Petroleum Services, Inc. (the "Parent"). In addition, the Division provides hauling services and downhole tool rentals. The Division's operations are located in the Texas and Louisiana Gulf Coast, the Permian Basin areas of West Texas and New Mexico and California, and are principally conducted through various operating subsidiaries directly or indirectly owned by the Parent.

     On December 23, 1996, the Parent and Dawson Production Services, Inc. entered into a Purchase Agreement whereby Dawson Production Services, Inc. will acquire the operating subsidiaries comprising the Division for approximately $135,900,000 in cash. The Parent will retain the Division's working capital (other than parts and supplies), other long-term liabilities and long-term debt.

     The accompanying combined financial statements reflect the financial position, results of operations and cash flows of these subsidiaries plus certain allocable corporate activities of the Parent.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash Equivalents

     For purposes of the combined balance sheet and combined statement of cash flows, the Division considers highly liquid debt instruments having maturities of three months or less at the date of purchase to be cash equivalents.

  Parts and Supplies

     Parts and supplies consist of spare rig parts and supplies held for use in operations and are valued at the lower of weighted average cost or estimated market value.

  Property and Equipment

     Property and equipment are carried at original cost or adjusted net realizable value, as applicable. Major renewals and improvements are capitalized and depreciated over the respective asset's useful life. Maintenance and repair costs are charged to expense as incurred. During the years ended December 31, 1995, 1994 and 1993, maintenance and repair costs included in operating costs were $10,640,000, $9,402,000 and $10,710,000, respectively. When assets are sold or retired, the remaining costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income.

     For financial reporting purposes, depreciation of property and equipment is provided using primarily the straight line method based upon expected useful lives of each class of assets. Estimated useful lives of the assets for financial reporting purposes are as follows:

                                                                                   YEARS
                                                                                   -----
    Rigs and rig equipment.......................................................   5-17
    Transportation equipment.....................................................   3- 7
    Buildings and improvements...................................................  10-20
    Furniture and fixtures.......................................................      5

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Revenue Recognition

     The Division recognizes revenue from domestic land well servicing operations as services are performed based upon actual rig hours worked. Revenues from related operations are recognized in the period in which such services are performed.

  Income Taxes

     The Division joins with the Parent in filing a consolidated federal income tax return. The Division records income tax expense as though it filed separately. Effective January 1, 1993, the Division adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the asset is expected to be recovered or the liability is expected to be settled.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Division to concentrations of credit risk consist principally of cash and trade receivables. By policy, the Company limits the amount of credit exposure to any one financial institution or issuer. The Division's customer base consists primarily of major integrated oil companies and smaller independent oil and gas producers. Management believes the credit quality of its customers is generally high. The Division provides allowances for potential credit losses when necessary. Bad debt expense was $174,000 and $116,000 for the years ended December 31, 1995 and 1993, respectively. The Division did not incur any bad debt expense during the year ended December 31, 1994. During the years ended December 31, 1995, 1994 and 1993, no customer accounted for more than 10% of combined revenue.

  Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While it is believed that such estimates are reasonable, actual results could differ from those estimates.

  Conditions Affecting Ongoing Operations

     Increases and decreases in domestic well servicing activity historically have had a significant correlation with changes in oil and natural gas prices. Domestic well servicing contracts are typically entered into for one or multiple wells, but are typically short term and rig rates may be volatile.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 and 1994 consists of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1995       1994
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Land.............................................................  $  1,448   $  1,330
    Equipment........................................................   125,358    121,058
    Buildings and leasehold improvements.............................     3,690      2,849
    Furniture and fixtures...........................................       706        599
    Construction-in-progress.........................................     2,439        699
                                                                       --------   --------
                                                                        133,641    126,535
    Accumulated depreciation.........................................   (90,717)   (91,825)
                                                                       --------   --------
                                                                       $ 42,924   $ 34,710
                                                                       ========   ========

     Depreciation expense was $5,114,000, $4,556,000 and $4,642,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

4. ACQUISITIONS

     In March 1995, the Division acquired all of the outstanding capital stock of X-Pert Enterprises, Inc. ("X-Pert") for aggregate consideration of approximately $10,000,000, consisting of $3,000,000 cash, a note payable to the selling shareholders in the amount of $5,964,000, and 200,000 shares of the Parent's common stock.

     The assets acquired and liabilities assumed in the X-Pert acquisition were as follows:

                                                                          ASSETS (LIABILITIES)
                                                                          --------------------
                                                                             (IN THOUSANDS)
    Cash and cash equivalents...........................................        $  1,719
    Trade receivables...................................................           2,254
    Other current assets................................................              80
    Property and equipment..............................................          10,000
    Other assets........................................................             725
    Accounts payable....................................................            (648)
    Accrued expenses....................................................            (761)
    Long-term debt......................................................            (569)
    Deferred income taxes...............................................          (2,800)
                                                                                 -------
                                                                                $ 10,000
                                                                                 =======

     Unaudited pro forma results of operations assuming the acquisition of X-Pert had occurred on January 1, 1994, are as follows:

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                       -------------------
                                                                         1995       1994
                                                                       --------   --------
                                                                       (IN THOUSANDS)
    Revenues.........................................................  $115,109   $110,679
    Net Earnings.....................................................  $  4,720   $  2,167

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The pro forma results of operations presented above do not purport to be indicative of the results of operations of the Division that might have occurred nor are they indicative of future results.

     Also in March 1995, the Division acquired substantially all of the assets of a fluids hauling business for total consideration of $400,000, consisting of $350,000 in cash and a note payable to the sellers in the amount of $50,000.

     Each of the acquisitions discussed above was recorded using the purchase method of accounting. The operating results of each acquisition have been included in combined results of operations from the date of acquisition.

5. DEBT

  Long-Term Debt

     Long-term debt at December 31, 1995 consists of the following:

                                                                                 AMOUNT
                                                                             --------------
                                                                             (IN THOUSANDS)
    Collateralized term loan...............................................     $  5,696
    Notes payable..........................................................          394
    Note payable to selling shareholders...................................        5,070
                                                                                  ------
                                                                                  11,160
    Less current portion...................................................        3,132
                                                                                  ------
                                                                                $  8,028
                                                                                  ======

     The collateralized term loan is due in annual installments through 1999, bears interest at prime plus 1/2%, (9.0% as of December 31, 1995), and is collateralized by certain equipment of the Division. Notes payable includes two notes payable to lending institutions totaling an aggregate $344,000 which are collateralized by certain property and equipment and a note payable in the amount of $50,000 issued to the sellers of certain assets acquired by the Company during the first quarter of 1995.

     In March 1995, the Company entered into a note payable to two individuals in the amount of $5,964,000 as partial consideration for the acquisition of X-Pert. The note bears interest at the rate of 8.5% per annum and is repayable in quarterly installments through March 2000. The note payable to selling shareholders is collateralized by certain of the property and equipment of the acquired business.

     Future maturities of long-term debt are as follows:

                                                                                 AMOUNT
                                                                             --------------
                                                                             (IN THOUSANDS)
    1996...................................................................      $3,132
    1997...................................................................       2,749
    1998...................................................................       2,742
    1999...................................................................       2,239
    2000...................................................................         298

     The Division has obtained bank commitments which provide for guidance lines of credit of $18,000,000. As of December 31, 1995, letters of credit totaling $10,672,000 were outstanding thereunder. Cash and cash equivalents and a portion of accounts receivable have been pledged as collateral pursuant to these credit facilities.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Based on rates currently available to the Parent for debt with similar terms and remaining maturities, the Division believes that the recorded value of long-term debt approximates fair market value at December 31, 1995.

6. INCOME TAXES

     Effective January 1, 1993, the Division adopted SFAS 109 and in connection therewith recorded a non-cash gain in the amount of $3,835,000, which represents the reduction of the deferred tax liability as of January 1, 1993. The gain has been recorded in the combined statement of operations as "cumulative effect of change in accounting for income taxes".

     The components of the provision for income taxes were as follows:

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ----------------------
                                                                      1995    1994    1993
                                                                     ------   ----   ------
                                                                         (IN THOUSANDS)
    United States Federal:
      Current....................................................... $1,690   $333   $1,079
      Deferred......................................................  1,024    280     (518)
                                                                     ------   ----   ------
                                                                      2,714    613      561
                                                                     ------   ----   ------
    State:
      Current.......................................................     99     20       63
      Deferred......................................................     60     16      (30)
                                                                     ------   ----   ------
                                                                        159     36       33
                                                                     ------   ----   ------
              Total income tax provision............................ $2,873   $649   $  594
                                                                     ======   ====   ======

     The difference between the effective federal income tax rate reflected in the income tax provision and the amounts which would be determined by applying the statutory federal tax rate to earnings before income taxes is summarized as follows:

                                                                      YEAR ENDED DECEMBER
                                                                              31,
                                                                     ----------------------
                                                                     1995     1994     1993
                                                                     ----     ----     ----
    U.S. statutory rate............................................  34.0%    34.0%    34.0%
    State and local taxes..........................................   2.0      2.0      2.0
    Other (principally nondeductible expenses).....................   2.4     11.7      4.4
                                                                     ----     ----     ----
    Effective tax rate.............................................  38.4%    47.7%    40.4%
                                                                     ====     ====     ====

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities and deferred tax assets as of December 31, 1995 and 1994 were as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1995        1994
                                                                       -------     -------
                                                                         (IN THOUSANDS)
    Deferred tax liabilities:
      Depreciation...................................................  $12,239     $ 9,848
      Other..........................................................       50          82
                                                                       -------     -------
              Total deferred tax liabilities.........................   12,289       9,930
                                                                       -------     -------
    Deferred tax assets:
      Insurance accruals.............................................   (1,891)     (3,345)
      Bad debts......................................................     (153)       (142)
      Other..........................................................     (289)       (371)
                                                                       -------     -------
              Total deferred tax assets..............................   (2,333)     (3,858)
                                                                       -------     -------
    Net deferred tax liability.......................................  $ 9,956     $ 6,072
                                                                       =======     =======

7. EMPLOYEE BENEFITS

     The Parent has a salary deferral plan covering its employees, including those of the Division, whereby employees may elect to contribute up to 15% of their annual compensation. The Parent may at its discretion make matching contributions with respect to an employee's salary contribution of up to $1,000 or 6% of compensation, whichever is less. Total expense charged to the Division for the years ended December 31, 1995, 1994 and 1993, were $134,000, $87,000 and $61,000, respectively.

8. COMMITMENTS AND CONTINGENCIES

     The Division is routinely involved in litigation incidental to its business, which often involves claims for significant monetary amounts, some of which would not be covered by insurance. In the opinion of management, none of the existing litigation will have any material adverse effect on the Division's financial position or results of operations.

     The Division is self-insured with respect to physical damage or loss to its domestic vehicles, land rigs, and equipment (except for thirteen of its largest land rigs). Thirteen of the Division's largest land rigs are insured, with deductibles of generally $25,000 per occurrence. Presently, the Division has insurance deductibles of $250,000 per occurrence for workers' compensation claims, $100,000 per occurrence for automobile liability claims, and $100,000 for general liability claims. The Division further limits its exposure by maintaining, together with the Parent, an accident and health insurance policy with respect to its employees with a deductible of $10,000 per occurrence.

     In July 1995, one of the Division's land rigs was destroyed in an explosion and fire. The damaged rig was covered by insurance and the Division received net insurance proceeds, after repurchasing the salvage, of $1,094,000. The Division recognized a gain from the insurance recovery of $1,049,000 which is included in other income in the accompanying consolidated statement of operations.

     As of December 31, 1995 and 1994, the Division had accrued approximately $5,916,000 and $9,706,000, respectively for estimated claims liabilities, of which $3,112,000 and $5,217,000, respectively, was included in current liabilities and $2,804,000 and $4,489,000, respectively, was reflected as other long-term liabilities in the accompanying balance sheet.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     As of December 31, 1995, the Division had letters of credit outstanding totaling $10,672,000. These letters of credit guarantee principally the funding of the Division's share of insured claims. Cash and cash equivalents of the Parent and a portion of trade receivables have been pledged as security for these letters of credit. The credit facility provides flexibility to reduce the pledge of the Parent's cash and cash equivalents by pledging additional trade receivables.

     Due to the nature of the Division's business and the structure of its insurance program, the occurrence of a significant event against which the Division is not fully insured or a number of lessor events for which the Division is insured, but subject to substantial deductibles, could significantly impact the operating results of the Division for a given period.

     Rental expense for equipment, vehicles and various facilities of the Division for the years ended December 31, 1995, 1994 and 1993 was $4,354,000, $4,233,000 and $3,877,000, respectively. As of December 31, 1995, the Division did not have any significant future minimum lease payments for operating leases having initial or remaining noncancelable lease terms longer than one year. The Division leases vehicles used in its operations under a revolving master lease. Although any single lease is cancelable by the Division with 60 days notice, the Division expects to incur this lease expense in increasing amounts for the foreseeable future. Vehicle lease expense pursuant to the master lease agreements included in the above rental expense for the years ended December 31, 1995, 1994 and 1993 was $2,218,000, $2,134,000 and $1,809,000, respectively.

9. RELATED PARTY TRANSACTIONS

     Selling, general and administrative expense includes allocation of corporate costs from the Parent of approximately $4,000,000, $4,500,000 and $4,600,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Those costs relate principally to financial, marketing, management information, risk management, legal and human resource services and were allocated based on estimates of time incurred or the cost of the service provided. Although management believes such methods of allocation are reasonable, they are not able to determine whether the allocations are indicative of actual expenses that would have been incurred if the Division operated as a separate entity.

     The Division transfers underutilized equipment to the Parent from time to time using the equipment's net book value. The amount of such transfers were approximately $660,000, $489,000 and $529,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

10. SUPPLEMENTAL FINANCIAL INFORMATION

  Other Current Assets

     Other current assets at December 31, 1995 and 1994 consists of the following:

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                           1995      1994
                                                                          ------    ------
                                                                           (IN THOUSANDS)
         Other receivables............................................... $  821    $  383
         Prepaid expenses................................................  1,324     1,165
                                                                          ------    ------
                                                                          $2,145    $1,548
                                                                          ======    ======

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  Accrued Expenses

     Accrued expenses at December 31, 1995 and 1994 consists of the following:

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                           1995      1994
                                                                          ------    ------
                                                                           (IN THOUSANDS)
      Insurance (excluding the long-term portion of $2,804 and $4,489,
      respectively)...................................................... $3,112    $5,217
      Payroll............................................................  3,454     2,008
      Taxes, other than income...........................................  1,101     1,422
      Other..............................................................    326       237
                                                                          ------    ------
                                                                          $7,993    $8,884
                                                                          ======    ======

  Cash Flow Information

     Cash paid for interest and income taxes during the years ended December 31, 1995, 1994 and 1993 was as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                                   ------------------------
                                                                   1995     1994      1993
                                                                   ----    ------    ------
                                                                        (IN THOUSANDS)
      Cash paid during the year for:
         Interest................................................. $786    $   --    $   --
         Income taxes.............................................  500     1,893         2

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                             COMBINED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                     SEPTEMBER 30,     DECEMBER 31,
                                                                         1996              1995
                                                                     -------------     ------------
                                              ASSETS
CURRENT ASSETS
  Cash and cash equivalents........................................    $   1,638         $  1,253
  Trade receivables, net of allowance for doubtful accounts of $426
     and $426, respectively........................................       17,451           16,055
  Parts and supplies...............................................        2,045            2,098
  Deferred income taxes............................................        1,796            2,333
  Other current assets.............................................        4,323            2,145
                                                                        --------         --------
          Total current assets.....................................       27,253           23,884
                                                                        --------         --------
PROPERTY AND EQUIPMENT, at cost....................................      134,133          133,641
ACCUMULATED DEPRECIATION...........................................      (91,092)         (90,717)
                                                                        --------         --------
          Net property and equipment...............................       43,041           42,924
                                                                        --------         --------
OTHER ASSETS.......................................................        2,006            1,200
                                                                        --------         --------
                                                                       $  72,300         $ 68,008
                                                                        ========         ========

                                  LIABILITIES AND OWNER'S EQUITY
CURRENT LIABILITIES
  Accounts payable.................................................    $   5,337         $  5,313
  Accrued expenses.................................................        3,988            7,993
  Current portion of long-term debt................................        9,026            3,132
                                                                        --------         --------
          Total current liabilities................................       18,351           16,438
                                                                        --------         --------
OTHER LONG-TERM LIABILITIES........................................        2,066            2,804
LONG-TERM DEBT, net of current portion.............................       36,885            8,028
DEFERRED INCOME TAXES..............................................       11,384           12,289
COMMITMENTS AND CONTINGENCIES
OWNER'S EQUITY.....................................................        3,614           28,449
                                                                        --------         --------
                                                                       $  72,300         $ 68,008
                                                                        ========         ========

     The accompanying notes are an integral part of the combined financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                        COMBINED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                          --------------------
                                                                            1996        1995
                                                                          --------     -------
REVENUES................................................................  $ 87,290     $85,990
                                                                          --------     --------
COSTS AND EXPENSES
  Operating costs.......................................................    67,756      66,390
  Depreciation and amortization.........................................     4,070       4,017
  Selling, general and administrative...................................    11,012      10,870
                                                                          --------     --------
          Total costs and expenses......................................    82,838      81,277
                                                                          --------     --------
            Earnings from operations....................................     4,452       4,713
OTHER INCOME (EXPENSE)
  Other income..........................................................       230       1,264
  Interest expense......................................................    (2,244)       (551)
                                                                          --------     --------
          Total other income (expense), net.............................    (2,014)        713
                                                                          --------     --------
EARNINGS BEFORE INCOME TAXES............................................     2,438       5,426
INCOME TAX PROVISION....................................................     1,008       2,048
                                                                          --------     --------
NET EARNINGS............................................................     1,430       3,378
NET TRANSFERS TO PARENT.................................................   (26,265)     (7,574)
OWNER'S EQUITY, beginning of period.....................................    28,449      29,746
                                                                          --------     --------
OWNER'S EQUITY, end of period...........................................  $  3,614     $25,550
                                                                          ========     ========

   The accompanying notes are an integral part of the consolidated financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                          --------------------
                                                                            1996        1995
                                                                          --------     -------
OPERATING ACTIVITIES
  Net earnings........................................................    $  1,430     $ 3,378
  Adjustments to reconcile net earnings to net cash provided by operating activities --
       Depreciation and amortization..................................       4,070       4,017
       Gain on sale of assets.........................................        (251)       (906)
       Deferred tax provision.........................................       2,974       1,057
       Changes in assets and liabilities, net of effects of
        acquisitions --
          Trade receivables...........................................      (1,396)       (442)
          Parts and supplies..........................................          53        (358)
          Other current and noncurrent assets.........................      (3,061)     (1,671)
          Accounts payable............................................          24       1,068
          Accrued expenses and other..................................      (4,743)     (1,527)
                                                                          --------     -------
            Net cash provided by operating activities.................        (900)      4,616
                                                                          --------     -------
INVESTING ACTIVITIES
  Purchase of net assets of acquired entities, including acquisition
     costs, less cash acquired........................................      (1,850)     (1,990)
  Purchases of property and equipment.................................      (2,778)     (2,573)
  Proceeds from sales of property and equipment.......................         265       1,280
  Other...............................................................         (43)       (110)
                                                                          --------     -------
            Net cash used in investing activities.....................      (4,406)     (3,393)
                                                                          --------     -------
FINANCING ACTIVITIES
  Proceeds from debt borrowings.......................................      45,000       6,600
  Reduction of debt...................................................     (10,249)     (1,000)
  Net transfers to Parent.............................................     (29,060)     (7,977)
                                                                          --------     -------
            Net cash provided by financing activities.................       5,691      (2,377)
                                                                          --------     -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..................         385      (1,154)
CASH AND CASH EQUIVALENTS, beginning of period........................       1,253       1,154
                                                                          --------     -------
CASH AND CASH EQUIVALENTS, end of period..............................    $  1,638     $     0
                                                                          ========     =======

   The accompanying notes are an integral part of the consolidated financial statements.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. GENERAL

     The unaudited combined financial statements included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, pursuant to such rules and regulations. These unaudited combined financial statements should be read in conjunction with U.S. Land Based Well Servicing Operations of Pride Petroleum Services, Inc.'s (the "Division's") audited combined financial statements and notes thereto for the year ended December 31, 1995.

     The unaudited combined financial information included herein reflects all adjustments, consisting only of normal recurring adjustments, which are necessary, in the opinion of management, for a fair presentation of the Division's financial position, results of operations and cash flows for the interim periods presented. The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for full years.

2. COMMITMENTS AND CONTINGENCIES

     The Division is routinely involved in litigation incidental to its business, which often involves claims for significant monetary amounts, some of which would not be covered by insurance. In the opinion of management, none of the existing litigation will have any material adverse effect on the Division's financial position or results of operations.

     The Division is self-insured with respect to physical damage or loss to its vehicles, land rigs (except for thirteen of its largest land rigs), and other equipment. Thirteen of the Division's largest land rigs are insured, with deductibles of generally $25,000 per occurrence. Presently, the Division has insurance deductibles of $250,000 per occurrence for workers' compensation claims, $100,000 per occurrence for automobile liability claims, and $100,000 for general liability claims. The Division further limits its exposure by maintaining an accident and health insurance policy with respect to its employees with a deductible of $10,000 per occurrence.

     As of September 30, 1996 and December 31, 1995, the Division had accrued approximately $5,918,000 and $5,916,000, respectively, for estimated claims liabilities, of which $3,852,000 and $3,112,000, respectively, was included in current liabilities and $2,066,000 and $2,804,000, respectively, was included in other long-term liabilities in the accompanying unaudited combined balance sheet. As of September 30, 1996, the Division had letters of credit outstanding totaling $8,652,000. These letters of credit principally guarantee the funding of the Division's share of insured claims.

3. ACQUISITIONS

     In February 1996, the Division acquired substantially all of the assets of another operator in Freer, Texas for aggregate consideration of approximately $1,879,000, consisting of $1,850,000 cash and 4,200 restricted shares of Pride Petroleum Services, Inc. common stock. The assets acquired included seven workover rigs, hauling and anchor trucks and other support assets.

     The acquisition was recorded using the purchase method of accounting. The operating results of each acquisition have been included in the Division's consolidated results of operations from the date of acquisition.

                   U.S. LAND-BASED WELL SERVICING OPERATIONS
                       OF PRIDE PETROLEUM SERVICES, INC.

        NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4. DEBT

  Long-Term Debt

     Long-term debt at September 30, 1996 and December 31, 1995 consists of the following:

                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1996              1995
                                                                 -------------     ------------
                                                                         (IN THOUSANDS)
    Collateralized term loans..................................     $41,736          $  5,696
    Notes payable..............................................          --               394
    Acquisition note payable...................................       4,175             5,070
                                                                    -------           -------
                                                                     45,911            11,160
    Less: current portion......................................       9,026             3,132
                                                                    -------           -------
                                                                    $36,885          $  8,028
                                                                    =======           =======

     In April 1996, the Division completed two separate financing arrangements with lending institutions pursuant to which it borrowed an aggregate amount of $40,000,000, net of repayment of $5,000,000 of borrowings to one of the lenders. The collateralized term loans bear interest initially at a floating rate of prime plus 1/2% and are repayable in monthly installments of principal and interest over a period of five to six years. The Division may elect to convert the interest payable to a fixed rate basis at any time during the term of the loans. The loans are collateralized by substantially all of the land-based rig fleet and ancillary equipment.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders, Members, and Owners
Taylor Acquisition Group
Carthage, Texas

     We have audited the accompanying combined balance sheets of the Taylor Acquisition Group (the Group) as of December 31, 1995 and 1994, and the related statements of income, changes in stockholder equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     The Taylor Acquisition Group is an unincorporated combination of entities consisting of Taylor Companies, Inc. (a Texas corporation) and its wholly owned subsidiaries (excluding Cavern Disposal, Inc.), Taylor Water Injections, Inc. (a Texas corporation), Teague Interests, Inc. (a Texas corporation), Taylor Caldwell Properties, LLC (a Texas limited liability company), and the unincorporated land and buildings owned by John Randall Taylor which constitute the Carthage yard facilities. The wholly owned subsidiaries of Taylor Companies, Inc. which are included consist of Taylor Interests, Inc., Taylor SWD Operating, Inc., Taylor Environmental, Inc., Taylor Disposal, Inc., Production Disposal, Inc., Taylor Injection Systems, Inc., DeBerry SWD, Inc., Tatum SWD, Inc., and Newton County SWD, Inc. (all Texas corporations).

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Taylor Acquisition Group as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Chapman, Williams & Co.
Certified Public Accountants
Carthage, Texas

May 21, 1996

                            TAYLOR ACQUISITION GROUP

                             COMBINED BALANCE SHEET

                                                               DECEMBER 31,
                                                        --------------------------     JUNE 30,
                                                           1994           1995           1996
                                                        -----------    -----------    -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents...........................  $   563,105    $   283,054    $   239,160
  Accounts receivable -- trade, (net).................    3,669,784      2,973,206      3,299,590
  Accounts receivable -- affiliates...................       81,399             --             --
  Accounts receivable -- officer......................      445,655        164,135        202,628
  Accounts receivable -- other........................      286,256        122,273        298,003
  Prepaid expenses....................................      141,336        110,496        226,058
                                                        -----------    -----------    -----------
          Total current assets........................    5,187,535      3,653,164      4,265,439
Property, plant and equipment:
  Heavy trucks and trailers...........................    2,415,384      2,331,400      2,371,053
  Frac tanks..........................................    3,961,543      3,980,401      3,992,401
  Other equipment.....................................    2,776,437      2,667,291      2,707,025
  Disposal wells......................................    2,348,249      2,816,349      2,810,600
  Land................................................       45,953         55,627         55,627
                                                        -----------    -----------    -----------
                                                         11,547,566     11,851,068     11,936,706
  Less: accumulated depreciation......................    6,790,230      8,073,760      8,749,869
          Net property, plant and equipment...........    4,757,336      3,777,308      3,186,837
Other assets:
  Equipment not in service............................       87,964          9,528             --
                                                        -----------    -----------    -----------
          Total assets................................  $10,032,835    $ 7,440,000    $ 7,452,276
                                                        ===========    ===========    ===========

                              LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Notes payable -- current portion....................  $ 2,497,684    $ 2,026,198    $ 1,469,604
  Obligation under capital leases -- current
     portion..........................................       16,941         18,275         18,275
  Accounts payable -- trade...........................      916,657        478,519        628,106
  Accounts payable -- affiliates......................           --         89,241             --
  Accrued expenses....................................      745,452        455,912        631,013
  Deferred revenues...................................       17,215         48,800         43,959
                                                        -----------    -----------    -----------
          Total current liabilities...................    4,193,949      3,116,945      2,790,957
Long-term debt:
  Notes payable.......................................    1,640,936        852,817        820,173
  Obligation under capital leases.....................       36,288         18,013         18,013
  Subordinated payable to stockholder.................    3,999,610      2,896,201      2,505,629
                                                        -----------    -----------    -----------
          Total long-term debt........................    5,676,834      3,767,031      3,343,815
Other non-current liabilities:
  Deferred revenue....................................      242,005        193,205        186,398
  Deferred taxes......................................      380,235        224,827        122,484
                                                        -----------    -----------    -----------
          Total non-current liabilities...............      622,240        418,032        308,882
                                                        -----------    -----------    -----------
          Total liabilities...........................   10,493,023      7,302,008      6,443,654
Stockholder's equity:
  Common Stock, $1 par value; 30,000 shares
     authorized; 15,000 shares issued and
     outstanding......................................       66,100         67,100         67,100
  Paid-in surplus.....................................        5,000        743,011      1,129,083
  Retained earnings...................................     (531,288)      (672,119)      (187,561)
                                                        -----------    -----------    -----------
          Total stockholder's equity..................     (460,188)       137,992      1,008,622
                                                        -----------    -----------    -----------
          Total liabilities and stockholder's
            equity....................................  $10,032,835    $ 7,440,000    $ 7,452,276
                                                        ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                            TAYLOR ACQUISITION GROUP

                      COMBINED STATEMENT OF INCOME (LOSS)


                                                                              SIX MONTHS ENDED
                                           YEARS ENDED DECEMBER 31,       -------------------------
                                          ---------------------------      JUNE 30,       JUNE 30,
                                             1994            1995            1995           1996
                                          -----------     -----------     ----------     ----------
                                                                                 (UNAUDITED)
REVENUES................................  $19,651,930     $16,713,246     $8,369,304     $8,943,005
DIRECT COST OF OPERATIONS...............   16,291,016      14,281,231      7,024,849      7,112,371
                                          -----------     -----------     ----------     ----------
  Gross profit..........................    3,360,914       2,432,015      1,344,455      1,830,634
  General and administrative expenses...    3,443,168       2,831,866      1,167,660      1,086,408
                                          -----------     -----------     ----------     ----------
  Net operating income (loss)...........      (82,254)       (399,851)       176,795        744,226
  Other income (expense)................     (140,046)        100,896         78,288          3,330
                                          -----------     -----------     ----------     ----------
  Net income (loss) before tax..........     (222,300)       (298,955)       255,083        747,556
  Provision for income taxes (benefit)
     Current............................       (7,973)         (2,716)       135,335        365,341
     Deferred...........................      380,235        (155,408)       236,718       (102,343)
                                          -----------     -----------     ----------     ----------
                                              372,262        (158,124)       372,053        262,998
                                          -----------     -----------     ----------     ----------
          Net income (loss).............  $  (594,562)    $  (140,831)    $ (116,970)    $  484,558
                                          ===========     ===========     ==========     ==========


   The accompanying notes are an integral part of these financial statements

                            TAYLOR ACQUISITION GROUP

                        COMBINED STATEMENT OF CASH FLOWS

                                                     DECEMBER 31,                  JUNE 30,
                                              --------------------------    ----------------------
                                                 1994           1995          1995         1996
                                              -----------    -----------    ---------    ---------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................  $  (594,562)   $  (140,831)   $(116,970)   $ 484,558
Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities:
  Depreciation and amortization.............    1,645,314      1,607,042      839,977      676,109
  Gain on sale of assets....................      (15,058)       (86,904)     (70,454)      (1,789)
  Decrease (increase) in accounts
     receivable.............................     (362,011)       696,578      502,441     (502,114)
  Decrease (increase) in prepaid expenses
     and other assets.......................      (57,645)       119,829     (121,101)    (106,034)
  Decrease (increase) in due to
     affiliates.............................      (64,354)       170,640       48,668      (89,241)
  Decrease (increase) in accounts payable...      265,419       (438,138)    (347,550)     149,587
  Decrease (increase) in accrued expenses...      147,618       (289,543)    (165,235)     175,101
  Decrease (increase) in deferred revenue...      259,220        (17,215)     (11,535)     (11,648)
  Decrease (increase) in income tax
     receivable.............................     (107,973)        75,000      143,308           --
  Decrease (increase) in deferred taxes.....      380,235       (155,408)     236,718     (102,343)
  Decrease in officer note receivable for
     operations.............................           --        105,509           --           --
  Decrease in fixed and other assets used
     for operations.........................           --         28,924           --           --
                                              -----------    -----------    ---------    ---------
          Net cash provided by operating
            activities......................    1,496,203      1,675,483      938,267      672,186
                                              -----------    -----------    ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets....................   (1,143,548)    (1,007,592)    (875,809)     (85,638)
Proceeds on sale of assets..................       31,415        343,186      313,503        1,789
Advances on officer note receivable.........           --       (321,806)     (55,908)     (38,493)
Collections on officer note receivable......      259,320        174,474           --           --
Purchase equipment not in service...........      (87,964)            --           --           --
                                              -----------    -----------    ---------    ---------
          Net cash used in investing
            activities......................     (940,777)      (811,738)    (618,214)    (122,342)
                                              -----------    -----------    ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
New loans...................................    1,158,560        250,000      342,066           --
Repayment of capital lease..................      (16,961)       (16,941)          --           --
Repayment of debt...........................   (1,674,845)    (1,509,605)    (997,739)    (589,238)
Repayment of note payable -- shareholder....     (326,339)      (100,000)          --       (4,500)
Loans from shareholder......................    2,406,574        231,750       11,250           --
Distribution of Subchapter S earnings.......   (2,406,574)            --           --           --
Issue capital stock.........................        2,000          1,000        1,000           --
                                              -----------    -----------    ---------    ---------
  Net cash used in financing activities.....     (857,585)    (1,143,796)    (643,423)    (593,738)
                                              -----------    -----------    ---------    ---------
          Net decrease in cash and cash
            equivalents.....................     (302,159)      (280,051)    (323,370)     (43,894)
Cash and cash equivalents at the beginning
  of the period.............................      865,264        563,105      563,105      283,054
                                              -----------    -----------    ---------    ---------
Cash and cash equivalents at the end of the
  period....................................  $   563,105    $   283,054    $ 239,735    $ 239,160
                                              ===========    ===========    =========    =========
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Additional paid-in surplus..................                 $   738,011    $      --    $ 386,072
Reduction in notes payable -- officer.......                    (738,011)          --     (386,072)
                                                             -----------    ---------    ---------
                                                                      --           --           --
                                                             ===========    =========    =========
Acquisition of equipment
Cost of equipment...........................  $ 1,617,653
Equipment loans.............................     (474,105)
                                              -----------
  Cash paid for equipment...................  $ 1,143,548
                                              ===========

   The accompanying notes are an integral part of these financial statements.

                            TAYLOR ACQUISITION GROUP

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                                          CAPITAL      PAID-IN        RETAINED
                                                           STOCK       SURPLUS        EARNINGS
                                                          -------     ----------     -----------
BALANCE, DECEMBER 31, 1993..............................  $64,100     $       --     $ 2,589,538
  Issue stock: Taylor Companies, Inc....................    1,000             --              --
     Newton SWD, Inc....................................    1,000             --              --
  Capitalize Taylor Caldwell Properties, LLC............       --          5,000              --
  Distribution of Subchapter-S earnings.................       --             --      (2,526,264)
          Net loss......................................       --             --        (594,562)
                                                          -------     ----------     -----------
BALANCE, DECEMBER 31, 1994..............................   66,100          5,000        (531,288)
  Issue stock: Teague Interests, Inc....................    1,000             --              --
  Contribution of officer note payable..................       --        738,011              --
          Net loss......................................       --             --        (140,831)
                                                          -------     ----------     -----------
BALANCE, DECEMBER 31, 1995..............................   67,100        743,011        (672,119)
  Contribution of officer note payable..................       --        386,072              --
          Net income....................................       --             --         484,558
                                                          -------     ----------     -----------
BALANCE, JUNE 30, 1996 (UNAUDITED)......................  $67,100     $1,129,083     $  (187,561)
                                                          =======     ==========     ===========

   The accompanying notes are an integral part of these financial statements

                            TAYLOR ACQUISITION GROUP

                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. The Group was organized for the purpose of providing oil field services to major oil companies and drilling companies by providing vacuum trucks, frac tanks, saltwater disposal and other services necessary for the drilling, completion and production processes. Operational areas exist primarily in the east, southeast, and central regions of Texas. The Group maintains facilities in Carthage, Caldwell, Bryan, Giddings, Pineland, Freestone, and Easton, Texas. The Group had a facility in Laredo, Texas which was closed in December 1994.

     B. The combined financial statements include the accounts of Taylor Companies, Inc. and its wholly owned subsidiaries Taylor Interests, Inc., Taylor SWD Operating, Inc., Taylor Environmental, Inc., Taylor Disposal, Inc., Production Disposal, Inc., Taylor Injection Systems, Inc., DeBerry SWD, Inc., Tatum SWD, Inc. and Newton County SWD, Inc. Cavern Disposal, Inc., which is also a wholly owned subsidiary of Taylor Companies, Inc. is not included. Also included are Taylor Water Injections, Inc., Teague Interests, Inc., Taylor Caldwell Properties, LLC and the real property representing the Carthage yard, all of which are owned by Mr. John Randall Taylor. Intercompany transactions have been eliminated.

     C. Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Virtually all assets, excluding buildings, are depreciated over an estimated useful life of five years.

     Depreciation expense on equipment, vehicles and disposal wells is included in cost of operations. Depreciation expense on these assets totaled $1,526,491 and $1,619,505 in 1995 and 1994, respectively. Depreciation expense on office furnishing and equipment and leasehold improvements totaled $80,551 and $25,809 for 1995 and 1994, respectively. These amounts are included in general and administrative expenses.

     For federal income tax purposes, depreciation is computed using the modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     D. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     E. Cash and cash equivalents are comprised of checking accounts, savings accounts, and short-term cash investment accounts maintained at various financial institutions.

     The Group has had monies invested into a special account with Premier Bank into which excess operating funds are transferred on a daily basis. The monies in this account earn a floating interest rate and are collateralized by U.S. Government obligations.

     F. As explained in Note 1B, the Group consists of various companies and assets which do not exist as a taxable entity. However, the tax provisions reflected in the financial statements have been computed as if the companies and assets did exist as a single taxable entity.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of depreciation and bad debt reserves for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

                            TAYLOR ACQUISITION GROUP

NOTE 2 ACCOUNTS RECEIVABLE -- TRADE

     The Group's receivables consist of amounts due from major oil companies and oilfield drilling companies for frac tank and vacuum truck services and disposal fees. Receivables are uncollateralized with 30 day terms.

                                                             1995                 1994
                                                       -----------------    -----------------
                                                         AMOUNT       %       AMOUNT       %
                                                       ----------    ---    ----------    ---
    Current..........................................  $1,992,448     65    $2,477,303     66
    30 Days..........................................     712,236     23       895,283     24
    60 Days..........................................     193,362      6       254,940      7
    90 Days and Over.................................     186,482      6       117,729      3
                                                       ----------    ---    ----------    ---
                                                       $3,084,528    100    $3,745,255    100
                                                       ==========    ===    ==========    ===

     An allowance for doubtful accounts of $111,322 and $75,471 has been established as of December 31, 1995 and 1994, respectively.

NOTE 3 NOTES PAYABLE

                                                                       1995         1994
                                                                    ----------   ----------
    Installment notes payable to The Associates, secured by frac tanks and trailers, payable monthly at 7.6% to 8.5%
      interest....................................................  $  162,271   $  404,744
    Installment note payable to The Associates, secured by
      vehicles, payable monthly at 8.15% interest.................       8,741      120,635
    Installment notes payable to General Motors Acceptance
      Corporation, secured by vehicles, payable monthly at
      interest rates of 7.9% to 9.5% interests....................      26,163       58,831
    Installment notes payable to insurance companies for current
      policies....................................................      14,689       64,048
    Installment notes payable to MetLife Capital Corporation,
      secured by frac tanks, certain vacuum trailers and vehicles,
      payable monthly at 6.66% to 7.33% interest..................     629,934      970,214
    Installment note payable to Premier Bank, secured by frac
      tanks, payable in monthly installments floating at 1.5% over
      the Chase Manhattan prime rate..............................     258,750      393,750
    Installment note payable to Premier Bank, secured by frac
      tanks, payable in monthly installments floating at 1.5% over
      the Premier Bank prime rate.................................      61,655      281,250
    Line of credit from Premier Bank, secured by equipment, with
      interest at prime plus 1.5%.................................     250,000           --
    Line of credit from Premier Bank, secured by accounts
      receivable, with interest at prime plus 1.5%................   1,000,000    1,000,000
    Installment note payable to Case Credit, secured by equipment,
      payable monthly at 7.31% interest...........................       9,962       21,144
    Installment note payable to Panola National Bank, secured by portable office buildings, payable in monthly installments
      at 9.25% interest...........................................      59,266       72,605
    Installment note payable to Premier Bank secured by disposal wells, payable in monthly installments at 1% over the
      Premier Bank prime rate.....................................          --       58,334
    Installment note payable to Texas Workers Compensation
      Insurance Fund, payable in monthly installments.............          --      221,432

                            TAYLOR ACQUISITION GROUP

                                                                       1995         1994
                                                                     --------    ----------
    Installment notes payable to Concord Commercial Corporation, secured by vacuum trailers and frac tanks, at 12.5%
      interest....................................................  $       --   $    7,510
    Installment notes payable to U. S. Leasing (formerly Ford
      Leasing), secured by frac tanks, at 11.7% interest..........          --       29,991
    Installment notes payable to SafeCo, secured by equipment and
      vehicles, at 12.25% interest................................          --       15,705
    Installment notes payable to Panola National Bank secured by vehicles, payable in monthly installments at 2% over Texas
      Commerce Bank, Houston base rate............................          --       18,187
    Installment note payable to Premier Bank secured by real
      estate, payable in monthly installments of $2,500.00 over a remaining period of 108 months floating at 1% over the Chase
      Manhattan prime rate........................................     269,500      302,500
    Installment note payable to Citizens State Bank secured by real estate, payable in monthly installments of $2,230 at 8%
      interest....................................................      78,084       97,740
    Note payable to an individual secured by two winch trucks, payable in annual installments of $10,000 over a remaining
      period of 5 years at 0% interest............................      50,000           --
                                                                      --------   ----------
    Total notes payable...........................................   2,879,015    4,138,620
    Less: current portion.........................................   2,026,198    2,497,684
                                                                      --------   ----------
    Long-term debt................................................  $  852,817   $1,640,936
                                                                      ========   ==========

     Maturities of the above notes are summarized below:

        1996.............................................................  $2,026,198
        1997.............................................................     550,084
        1998.............................................................      93,223
        1999.............................................................      48,775
        2000 and thereafter..............................................     160,735
                                                                           ----------
                                                                           $2,879,015
                                                                            =========

     Interest expense was $461,326 and $473,448 for 1995 and 1994, respectively.

     Taylor Companies, Inc. also has a line of credit available with Premier Bank of $800,000 for the purchase of new equipment or salt water disposal wells. The loan agreement contains a restrictive covenant which requires net worth to be at least $2,740,000 and the ratio of debt to net worth to be less than 2.25 to 1.00.

     The Group had loans from its sole shareholder, Randy Taylor, for $2,896,201 and $3,999,610 at December 31, 1995 and 1994 respectively. These loans are subordinated to the Premier Bank loans and is considered as equity for determining the debt to net worth ratio required by the Premier covenant.

                            TAYLOR ACQUISITION GROUP

NOTE 4 CAPITAL LEASES

     In 1992 Taylor Interests, Inc. entered into a capital lease with The Associates for three vacuum trailers.

     The future minimum lease payments under capital leases together with the present value of the net minimum lease payments are as follows:

                                                                          YEAR
                                                                         ENDING
                                                                       DECEMBER 31,
                                                                       ------------
                                                                         1996         $20,405
                                                                         1997          20,405
                                                                                      -------
    Total minimum lease payments.......................................                40,810
    Less: amount representing interest.................................                 4,522
                                                                                      -------
    Present value of net minimum lease payments........................               $36,288
                                                                                      =======

NOTE 5  FEDERAL INCOME TAXES

     As explained in Note 1B, the Group consists of various companies and assets which do not exist as a taxable entity. However, the tax provisions reflected in the financial statements have been computed as if the companies and assets did exist as a single taxable entity.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of depreciation and bad debt reserve for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

     The Group utilizes different methods of recognizing depreciation expense and bad debt expense for financial statement and income tax purposes. The Group also elected to expense certain costs relating to saltwater disposal wells for tax purposes that have been capitalized under generally accepted accounting principles.

                                                                     1995          1994
                                                                   ---------     ---------
    Net loss before taxes........................................  $(298,955)    $(222,300)
                                                                   ---------     ---------
    Temporary differences
      Depreciation...............................................    329,282       137,641
      Basis in assets sold.......................................    110,978         4,601
      Bad debts..................................................     35,851        47,371
      Capitalization policies....................................   (180,110)     (353,310)
                                                                   ---------     ---------
              Total temporary differences........................    296,001      (163,397)
    Permanent differences........................................     41,186       (72,475)
                                                                   ---------     ---------
              Total differences..................................    337,187      (236,172)
                                                                   ---------     ---------
    Taxable income...............................................  $  38,232     $(458,472)
                                                                   =========     =========
    Tax at statutory rates.......................................  $   5,735     $      --
    Fuel tax credit..............................................      8,451         7,973
                                                                   ---------     ---------
              Net tax............................................  $  (2,716)    $  (7,973)
                                                                   =========     =========

                            TAYLOR ACQUISITION GROUP

     Deferred tax liability is computed as follows:

        Depreciation expense (liability)....................  $1,251,644     $1,563,124
        Bad debt expense (asset)............................    (111,322)      (139,018)
        Net operating loss (asset)..........................    (479,065)      (222,300)
                                                              ----------     ----------
          Net differences...................................     661,257      1,201,806
          Rate..............................................          34%            31%
        Deferred tax liability..............................  $  224,827     $  380,235
                                                              ==========     ==========

The deferred tax liability for 1994 was recognized as an expense all in 1994 since the companies had previously been taxed as Subchapter S corporations. No deferral existed in prior years.

NOTE 6 DEFERRED REVENUES

     Taylor Interests, Inc. entered into an agreement with a major oil company whereby that company would contribute $285,900 toward the cost of drilling and constructing a salt water disposal well. Taylor Interests, Inc., would bear the remaining cost of placing the facility in operation. The oil company would receive a credit of $.05 per barrel for each barrel disposed until such time as its investment of $285,900 was recovered. Taylor Interests, Inc. had disposed of 877,900 barrels under this agreement as of December 31, 1995. Deferred revenues recognized were $48,800 and $43,895 in 1995 and 1994, respectively.

NOTE 7 EMPLOYEE BENEFIT PLAN

     Taylor Interests, Inc. has established a 401(k) savings plan for its employees. All persons employed by the Company on April 1, 1990, are eligible to participate regardless of age or length of service. Persons employed after this date become eligible upon the attainment of age 18 and the completion of six months of service. At December 31, 1995, a total of 81 employees were participants in the plan.

     This plan is a defined contribution plan in which the Company has the option to match 50% of each employee's contributions which do not exceed 6% of the employee's annual compensation. All contributions are paid into a trust fund which has been established solely for the participants in the plan. Total plan expense to the Company in 1995 was $101,663 and $53,602 in 1995 and 1994, respectively.

     A valuation of plan assets is prepared by an independent actuary. At December 31, 1995, plan assets totaled $661,156. The Company has a liability to the plan in the amount of $30,482 which is reflected in accrued expenses.

                            TAYLOR ACQUISITION GROUP

NOTE 8 RELATED PARTY TRANSACTIONS

     John Randall Taylor owns 100 percent of the stock of Taylor Companies, Inc., Taylor Water Injections, Inc., Teague Interests, Inc., and Taylor Caldwell Properties, LLC. On January 1, 1995, Mr. Taylor exchanged 100% of the stocks of Newton County SWD, Inc. and Cavern Disposal, Inc. for additional stock in Taylor Companies, Inc.

     Various members of the Group had outstanding notes payable to Mr. Taylor. The note from Taylor Companies, Inc. is subordinated to the notes payable to Premier Bank and bears an interest rate of 5% per annum.

                                                                     1995           1994
                                                                  ----------     ----------
    Taylor Companies, Inc.......................................  $2,505,629     $2,505,629
    Taylor SWD Operating, Inc...................................       5,500          5,000
    Teague Interests, Inc.......................................     231,500             --
    Taylor Caldwell Properties, LLC.............................      17,000         17,000
    Taylor Water Injectors, Inc.................................     137,072        137,072
    Taylor Disposal, Inc........................................          --        243,493
    Production Disposal, Inc....................................          --        109,920
    Taylor Injection Systems, Inc...............................          --         65,049
    DeBerry SWD, Inc............................................          --         42,215
    Tatum SWD, Inc..............................................          --        244,371
    Newton SWD, Inc.............................................          --        629,861
                                                                  ----------     ----------
                                                                  $2,896,201     $3,999,610
                                                                  ==========     ==========

     Mr. Taylor contributed to paid-in surplus $738,011 of the notes payable from Taylor Disposal, Inc., Production Disposal, Inc., Taylor Injection Systems, Inc., DeBerry SWD, Inc., Tatum SWD, Inc., and Newton SWD, Inc. in 1995. The balance of the notes were distributed to Mr. Taylor.

     Taylor Interests, Inc. leases its office and shop facilities in Carthage from Mr. Taylor. The lease is renewable annually with lease payments of $72,000 per annum. The Company also leases its Caldwell facilities from Taylor Caldwell Properties, LLC, which is a member of the Group. The Company also leases the administrative office in Carthage from Tay-Rob Interests, Inc., a company in which Mr. Taylor is president and sole stockholder. The lease is renewable annually with lease payments of $12,000 per annum. Taylor SWD Operating, Inc. also leases its facilities from Mr. Taylor for $12,000 per annum.

NOTE 9 COMMITMENTS AND CONTINGENT LIABILITIES

     A. Taylor Interests, Inc. leases certain heavy trucks and vehicles from various leasing companies. These leases are accounted for as operating leases for financial statement purposes. Future minimum lease payments on these leases for the next three years are as follows:

        1996.............................................................  $  727,810
        1997.............................................................     527,251
        1998.............................................................     218,518
                                                                           ----------
                                                                           $1,473,579
                                                                           ==========

     B. The Group leases land for its salt water disposal wells from various individuals at a monthly total of $5,525.

                            TAYLOR ACQUISITION GROUP

     C. A suit is pending in District Court against Taylor Interests, Inc. and Taylor SWD Operating, Inc. seeking relief based on property rights relating to a salt water disposal well. The Company prevailed at trial of this suit; however, the Court has granted Plaintiffs a new trial. An adverse verdict could be for a material amount.

     D. Four suits are pending in various State Courts involving vehicular accidents against Taylor Interests, Inc. The Company has sufficient insurance to cover the claims.

NOTE 10 ECONOMIC DEPENDENCY

     The Group generated approximately 12% of its revenues from one customer in 1995. Total sales to this company were $1,918,841. In 1994, the Group generated approximately 24% of its revenue from two customers. Total sales to these two companies were $4,393,749. No other one customer generated more than 10% of total revenues.

     The Group grants credit to customers in the oil and gas and related industries in the normal course of business. Consequently, the Group's ability to collect the amounts due from customers is affected by economic fluctuations in the oil and gas industry.

NOTE 11 MOTOR CARRIER PERMIT

     Taylor Interests, Inc. had previously invested in an intrastate motor carrier permit for which it had paid $57,200 to another carrier. Intrastate trucking was deregulated by the federal government as of January 1, 1995, resulting in a permanent impairment of the value of the permit held by the Company. This permanent impairment in value has been recognized as an expense in 1994.

NOTE 12 SUBSEQUENT EVENT

     On January 1, 1996, Mr. Taylor contributed all the capital stock of Taylor Water Injections, Inc. and Teague Interests, Inc. to Taylor Companies, Inc. in exchange for additional shares in Taylor Companies, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Dawson WellTech, L.C.:

We have audited the accompanying balance sheets of Well Solutions, Inc. (a Delaware Corporation), as of March 31, 1994 and 1993, and the related statements of income, shareholder's equity and cash flows for each of the three years in the period ended March 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Well Solutions, Inc., as of March 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1994, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

San Antonio, Texas
April 10, 1995

                              WELL SOLUTIONS, INC.

                   BALANCE SHEETS -- MARCH 31, 1994 AND 1993

                                                                        1994           1993
                                                                    ------------   ------------
                              ASSETS
CURRENT ASSETS:
  Cash............................................................  $     53,379   $     61,312
  Unbilled accounts receivable....................................       581,988        134,827
  Receivable due from affiliate, net..............................     1,440,970      1,552,909
  Prepaid expenses and other......................................        61,198         58,016
                                                                    ------------   ------------
          Total current assets....................................     2,137,535      1,807,064
                                                                    ------------   ------------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Buildings and land..............................................     1,191,623      1,361,664
  Machinery and equipment.........................................    22,545,581     22,385,224
                                                                    ------------   ------------
                                                                      23,737,204     23,746,888
  Less accumulated depreciation and amortization..................   (12,807,166)   (11,237,822)
                                                                    ------------   ------------
                                                                      10,930,038     12,509,066
                                                                    ------------   ------------
DEFERRED INCOME TAX ASSETS........................................       335,519             --
                                                                    ------------   ------------
OTHER ASSETS, net.................................................     1,025,903      1,306,309
                                                                    ------------   ------------
          Total assets............................................  $ 14,428,995   $ 15,622,439
                                                                    ============   ============
               LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt............................  $  1,249,175   $  1,197,499
  Current deferred income taxes...................................       215,336         49,886
                                                                    ------------   ------------
          Total current liabilities...............................     1,464,511      1,247,385
                                                                    ------------   ------------
DEFERRED INCOME TAXES.............................................            --         70,253
                                                                    ------------   ------------
LONG-TERM DEBT, less current maturities...........................       829,677      1,730,579
                                                                    ------------   ------------
NOTE PAYABLE TO AN AFFILIATED COMPANY.............................     8,000,000      8,000,000
                                                                    ------------   ------------
COMMITMENTS AND CONTINGENCIES (Note 4)
SHAREHOLDER'S EQUITY:
  Common stock, par value $.01 per share; 10,000 shares
     authorized, issued and outstanding at March 31, 1994 and
     1993.........................................................           100            100
  Additional paid-in capital......................................       483,479        483,479
  Retained earnings...............................................     3,651,228      4,090,643
                                                                    ------------   ------------
          Total shareholder's equity..............................     4,134,807      4,574,222
                                                                    ------------   ------------
          Total liabilities and shareholder's equity..............  $ 14,428,995   $ 15,622,439
                                                                    ============   ============

   The accompanying notes are an integral part of these financial statements.

                              WELL SOLUTIONS, INC.

                              STATEMENTS OF INCOME
               FOR THE YEARS ENDED MARCH 31, 1994, 1993 AND 1992

                                                             1994          1993          1992
                                                          -----------   -----------   -----------
OPERATING REVENUES......................................  $24,459,735   $28,460,282   $23,618,211
                                                          -----------   -----------   -----------
OPERATING EXPENSES:
  Cost of services......................................   20,459,157    22,217,657    17,904,721
  General and administrative............................    1,011,260       801,448     1,407,722
  Depreciation and amortization.........................    2,372,040     2,202,732     1,974,938
                                                          -----------   -----------   -----------
          Total operating expenses......................   23,842,457    25,221,837    21,287,381
                                                          -----------   -----------   -----------
INCOME FROM OPERATIONS..................................      617,278     3,238,445     2,330,830
                                                          -----------   -----------   -----------
OTHER INCOME (EXPENSE):
  Loss on sale of assets................................     (326,350)     (228,892)      (12,093)
  Interest and other income.............................       22,451        29,947       140,375
  Interest expense......................................     (993,116)   (1,009,494)   (1,067,544)
                                                          -----------   -----------   -----------
          Total other income (expense)..................   (1,297,015)   (1,208,439)     (939,262)
                                                          -----------   -----------   -----------
INCOME (LOSS) BEFORE INCOME TAXES.......................     (679,737)    2,030,006     1,391,568
INCOME TAX EXPENSE (BENEFIT)............................     (240,322)      800,375       557,563
                                                          -----------   -----------   -----------
NET INCOME (LOSS).......................................  $  (439,415)  $ 1,229,631   $   834,005
                                                          ===========   ===========   ===========
EARNINGS (LOSS) PER SHARE OF COMMON
  STOCK.................................................  $    (43.94)  $    122.96   $     83.40
                                                          ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                              WELL SOLUTIONS, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY
               FOR THE YEARS ENDED MARCH 31, 1994, 1993 AND 1992

                                                COMMON STOCK     ADDITIONAL    RETAINED        TOTAL
                                               ---------------    PAID-IN      EARNINGS    SHAREHOLDER'S
                                               SHARES   AMOUNT    CAPITAL     (DEFICIT)       EQUITY
                                               ------   ------   ----------   ----------   -------------
BALANCE, March 31, 1991......................  10,000    $100     $ 483,479   $2,027,007    $ 2,510,586
  Net income.................................      --      --            --      834,005        834,005
                                               ------    ----      --------   ----------     ----------

BALANCE, March 31, 1992......................  10,000     100       483,479    2,861,012      3,344,591
  Net income.................................      --      --            --    1,229,631      1,229,631
                                               ------    ----      --------   ----------     ----------

BALANCE, March 31, 1993......................  10,000     100       483,479    4,090,643      4,574,222
  Net loss...................................      --      --            --     (439,415)      (439,415)
                                               ------    ----      --------   ----------     ----------

BALANCE, March 31, 1994......................  10,000    $100     $ 483,479   $3,651,228    $ 4,134,807
                                               ======    ====      ========   ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                              WELL SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED MARCH 31, 1994, 1993 AND 1992

                                                         1994            1993            1992
                                                      -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................  $  (439,415)    $ 1,229,631     $   834,005
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities --
     Depreciation and amortization..................    2,372,040       2,202,732       1,974,938
     Loss on sale of assets.........................      326,350         228,892          12,093
     Deferred income tax expense (benefit)..........     (240,322)        302,998         557,563
  Changes in operating accounts
     (Increase) decrease in --
     Unbilled accounts receivable...................     (447,161)       (107,130)         36,247
     Receivable due from affiliate, net.............   (1,576,243)     (3,855,940)     (3,464,209)
     Prepaid expenses and other.....................       (3,182)          8,463         (10,535)
     Other assets, net..............................           --              --              --
                                                      -----------     -----------     -----------
          Net cash provided by (used in) operating
            activities..............................       (7,933)          9,646         (59,898)
                                                      -----------     -----------     -----------
NET INCREASE (DECREASE) IN CASH.....................       (7,933)          9,646         (59,898)
CASH, beginning of year.............................       61,312          51,666         111,564
                                                      -----------     -----------     -----------
CASH, end of year...................................  $    53,379     $    61,312     $    51,666
                                                      ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                              WELL SOLUTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  General

     The financial statements include the accounts of Well Solutions, Inc., a Delaware corporation (the Company). The Company is a wholly owned subsidiary of New London Inc. (New London) and is engaged in the oilfield service business operating in Texas and Oklahoma. The Company provides rental tools, frac tank and vacuum truck services, waste water disposal, production testing and wireline services.

  Cash

     The Company's cash balance consists of petty cash funds maintained at the Company's field offices.

  Unbilled Accounts Receivable

     Revenues and costs applicable to oilfield services are recognized as the services are performed.

  Receivable Due From Affiliate, Net

     Since the Company does not maintain an operating cash account, all operating and general and administrative expenses, debt payments and any other cash requirements are paid by the Company's parent, New London. New London also invoices and collects all trade accounts receivable on behalf of the Company. The Company is charged by New London for accounts receivable invoiced by New London on behalf of the Company which are considered to be uncollectible. Charges to the Company for uncollectible accounts amounted to $240,000, $80,000 and $150,000 for the years ended March 31, 1994, 1993 and 1992, respectively. All payments made by New London on behalf of the Company are netted against receivables invoiced by New London on behalf of the Company and included as a net receivable due from affiliate in the accompanying balance sheet. All applicable general and administrative expenses incurred by New London on behalf of the Company are allocated to the Company and are netted against the receivable due from affiliate. The net receivable balance is payable by the affiliate on demand and is noninterest bearing.

  Concentrations of Credit Risk

     The Company's revenues are derived principally from uncollateralized sales to customers in the oil and gas industry. This industry concentration has the potential to impact the Company's exposure to credit risk, either positively or negatively, because the customers may be similarly affected by changes in economic or other conditions. Management believes that charges to the Company from New London for amounts deemed uncollectible are adequate to absorb total estimated losses related to uncollectible accounts.

  Property, Plant and Equipment

     Property, plant and equipment is carried at cost. Depreciation of assets is computed primarily using the straight-line method (three-year to thirty-year lives for buildings and improvements and two-year to twelve-year lives for machinery and equipment). When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

  Other Assets

     Other assets consist primarily of deferred debt and acquisition costs and other intangible assets and is presented net of accumulated amortization of $792,185 and $491,779 at March 31, 1994 and 1993,

                              WELL SOLUTIONS, INC.

respectively. Amortization expense amounted to $300,406, $284,094 and $98,237 for 1994, 1993 and 1992, respectively.

  Sales to Significant Customers

     During the years ended March 31, 1994, 1993 and 1992, sales to the Company's largest customer accounted for approximately 35 percent, 36 percent and 27 percent, respectively, of the Company's total operating revenues. No other single customer accounted for 10 percent or more of the Company's total operating revenues for any of the years ended March 31, 1994, 1993 and 1992.

  Earnings Per Share

     Earnings per share of common stock were computed based on the weighted average number of common shares outstanding during each year. There were no common stock equivalents outstanding for the three years ended March 31, 1994. The weighted average numbers of common shares outstanding for the years ended March 31, 1994, 1993 and 1992, was 10,000.

2.  LONG-TERM DEBT:

     The prime rate on substantially all of the Company's variable interest debt was 6.25 percent and 6.00 percent at March 31, 1994 and 1993, respectively. As of March 31, 1994 and 1993, long-term debt consisted of:

                                                                       1994            1993
                                                                    -----------     -----------
Note payable to an affiliated company, interest at 10 percent,
  payable in January 2004.........................................  $ 8,000,000     $ 8,000,000
Capitalized financing leases payable in monthly installments of principal and interest, maturing on various dates ranging from
  June 1994 through September 1998, at interest rates ranging from prime plus 2.125 percent to fixed rates ranging from 7.29
  percent to 10.1 percent, collateralized by equipment............    1,555,854       1,734,752
Notes payable to individuals, interest at the rate of the average
  90-day certificate of deposit rates (3.23 percent and 2.69 percent at March 31, 1994 and 1993, respectively), payable in aggregate annual principal installments of $278,332 through
  December 1994...................................................      278,332         556,666
Notes payable to individuals and a corporation, interest at 4.68
  percent, payable in September 1995..............................      138,000         414,000
Note payable to an individual, interest at the rate of the average
  90-day certificate of deposit rates (3.23 percent and 2.69 percent at March 31, 1994 and 1993, respectively), payable in annual principal installments of $106,666 through January
  1995............................................................      106,666         213,333

                              WELL SOLUTIONS, INC.

                                                                       1994            1993
                                                                    -----------     -----------
Mortgage note payable to a bank, interest at 9.25 percent, payable in monthly installments of principal and interest aggregating
  $13,585 per year through December 1993, secured by land and
  buildings.......................................................           --     $     9,327
                                                                    -----------     -----------
                                                                    $10,078,852      10,928,078
Less --
  Current maturities of long-term debt............................    1,249,175       1,197,499
  Note payable to an affiliated company...........................    8,000,000       8,000,000
                                                                    -----------     -----------
Long-term debt, less current maturities...........................  $   829,677     $ 1,730,579
                                                                     ==========      ==========

     The aggregate annual maturities of long-term debt and capital lease obligations during the five years following March 31, 1994, and thereafter are as follows:

                                                                    ANNUAL
                                 FISCAL YEARS                     MATURITIES
                ----------------------------------------------    -----------
                1995..........................................    $ 1,249,175
                1996..........................................        417,529
                1997..........................................        261,538
                1998..........................................        127,040
                1999..........................................         23,570
                Thereafter....................................      8,000,000
                                                                  -----------
                          Total...............................    $10,078,852
                                                                  ===========

3.  LEASES:

     Equipment accounts include the following amounts for leases that have been capitalized:

                                                              MARCH 31
                                                      -------------------------
                                                         1994           1993
                                                      ----------     ----------
                Equipment...........................  $4,102,081     $3,559,517
                  Less -- Accumulated
                     depreciation...................   1,809,600      1,294,045
                                                      ----------     ----------
                          Net.......................  $2,292,481     $2,265,472
                                                      ==========     ==========

                              WELL SOLUTIONS, INC.

     The net present value of future minimum lease payments are reflected as a component of long-term debt. The following table sets forth future minimum lease payment obligations under capital leases as of March 31, 1994:

                                                                       EQUIPMENT
                                                                       ----------
            Fiscal years
              1995...................................................  $  893,207
              1996...................................................     396,712
              1997...................................................     283,353
              1998...................................................     132,947
              1999...................................................      24,020
                                                                       ----------
            Minimum lease payments...................................   1,730,239
            Less -- Amounts representing interest....................     174,385
                                                                       ----------
            Net present value of future minimum lease payments.......   1,555,854
            Less -- Current maturities...............................     795,177
                                                                       ----------
            Long-term obligations at March 31, 1994..................  $  760,677
                                                                       ==========

     The Company also has noncancelable operating leases with remaining terms ranging from one year to seven years. The related future minimum lease payments as of March 31, 1994, are as follows:

                                                        PROPERTY/FACILITY     EQUIPMENT
                                                        -----------------     ---------
            Fiscal years
              1995....................................      $  52,776          $19,802
              1996....................................         43,950            8,253
              1997....................................         42,000              280
              1998....................................         42,000               --
              1999....................................         34,200               --
            Thereafter................................         44,400               --
                                                             --------          -------
                                                            $ 259,326          $28,335
                                                             ========          =======

     The future minimum lease payments listed above exclude certain operating lease commitments having a remaining noncancelable term of one year or less. Rent expense amounted to $140,131, $134,603 and $80,745 for 1994, 1993 and 1992,
respectively, and includes various month-to-month and other short-term rentals in addition to rents paid and accrued under long-term lease commitments.

4.  COMMITMENTS AND CONTINGENCIES:

     The Company is exposed to a number of asserted and unasserted potential claims in the normal course of business. In the opinion of management, the resolution of the matters will not have a material adverse effect on the Company's financial position or results of operations.

5.  CASH FLOWS:

     As discussed in Note 1, all cash requirements of the Company are paid by New London, therefore, the Company had no cash payments for interest or income taxes for the years ended March 31, 1994, 1993 and 1992.

                              WELL SOLUTIONS, INC.

     Supplemental schedule of noncash investing and financing activities is as follows:

                                                        1994           1993           1992
                                                     ----------     ----------     ----------
    Sale of operating assets.......................  $  356,909     $  205,101     $  287,275
    Reductions in long-term debt...................   1,391,790      1,336,604      2,316,149
    Additions to property, plant and equipment.....     633,301      1,798,364      3,001,420
    Leases capitalized.............................     542,564        542,345        424,248
    Refinance of capital leases....................          --             --      1,296,089
    Additions to other assets......................      20,000        305,301      1,171,131

6.  INCOME TAXES:

     Effective April 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109) which provides for the recognition of deferred tax assets and liabilities for future tax consequences of existing differences between the financial reporting and tax reporting bases of assets and liabilities and operating loss and tax credit carryforwards for tax purposes. The cumulative impact of adoption of SFAS 109 in the 1994 statement of income was insignificant.

     New London files consolidated tax returns which include the accounts of the Company. Pursuant to an informal intercompany tax-sharing agreement between the Company and New London, the Company provides for federal and state income taxes at rates approximating the statutory tax rates and records the related payable or receivable as an intercompany payable or receivable with New London.

     Income tax expense (benefit) for the years ended March 31, 1994, 1993 and 1992, was as follows:

                                                      1994          1993         1992
                                                    ---------     --------     --------
        Current--
          Federal.................................  $      --     $460,760     $     --
          State...................................         --       36,617           --
                                                    ---------     --------     --------
                  Total current...................  $      --     $497,377     $     --
                                                    =========     ========     ========
        Deferred--
          Federal.................................  $(220,837)    $274,720     $512,355
          State...................................    (19,485)      28,278       45,208
                                                    ---------     --------     --------
                  Total deferred..................  $(240,322)    $302,998     $557,563
                                                    =========     ========     ========

     Total income tax expense (benefit) differs from the amount computed by applying the statutory federal income tax rate to income (loss) before income taxes. The reasons for these differences for the tax years ended March 31, 1994, 1993 and 1992, are as follows:

                                                       1994           1993           1992
                                                     ---------     ----------     ----------
    Income (loss) before income taxes..............  $(679,737)    $2,030,006     $1,391,568
                                                     ---------     ----------     ----------
    Income tax at statutory rate of 34 percent.....  $(231,110)    $  690,202     $  473,133
    State taxes, net of federal income tax
      benefit......................................    (20,392)        60,900         41,747
    Other..........................................     11,180         49,273         42,683
                                                     ---------     ----------     ----------
              Income tax expense (benefit).........  $(240,322)    $  800,375     $  557,563
                                                     =========     ==========     ==========

                              WELL SOLUTIONS, INC.

     The tax effect of significant temporary differences representing income tax assets and liabilities for the years ended March 31, 1994 and 1993, are as follows:

                                                                     1994          1993
                                                                   --------      ---------
    Deferred income tax assets --
      Deferred income tax assets, long term --
         Alternative minimum tax credit carryforward.............  $ 45,763      $  45,763
         Property, plant and equipment...........................   289,756             --
                                                                   --------      ---------
              Total deferred income tax assets, long term........   335,519         45,763
                                                                   --------      ---------
              Total deferred income tax assets...................  $335,519      $  45,763
                                                                   ========      =========
    Deferred income tax liabilities --
      Deferred income tax liabilities, current --
         Unbilled accounts receivable............................  $215,336      $  49,886
                                                                   --------      ---------
              Total deferred income tax liabilities, current.....   215,336         49,886
                                                                   ========      =========
    Deferred income tax liabilities, long term --
      Property, plant and equipment..............................        --        116,016
                                                                   --------      ---------
              Total deferred income tax liabilities, long term...        --        116,016
                                                                   --------      ---------
              Total deferred income tax liabilities..............  $215,336      $ 165,902
                                                                   ========      =========
              Net deferred income tax assets (liabilities).......  $120,183      $(120,139)
                                                                   ========      =========

     The Company has alternative minimum tax credit carryforwards of $45,763 with no expiration date.

7.  SUBSEQUENT EVENTS (UNAUDITED):

     Effective November 1, 1994, the Company sold the majority of its operating assets for $17.5 million to Dawson WellTech, L.C., at a gain of approximately $4.2 million.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING DESCRIBED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    7
The Company...........................   11
Disclosure Regarding Forward-Looking
  Statements..........................   12
Debt Offering.........................   12
Use of Proceeds.......................   12
Price Range of Common Stock and
  Dividend Policy.....................   13
Capitalization........................   14
Pro Forma Condensed Consolidated
  Financial Statements................   15
Selected Consolidated Financial
  Data................................   17
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   18
Business..............................   24
Pride Acquisition.....................   32
Management............................   33
Certain Relationships and Related
  Transactions........................   39
Security Ownership of Management and
  Principal and Selling
  Shareholders........................   42
Description of Capital Stock..........   44
Description of Notes..................   46
Underwriting..........................   47
Legal Matters.........................   49
Experts...............................   49
Available Information.................   50
Index to Consolidated Financial
  Statements..........................  F-1


------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------

                                5,206,807 SHARES

                               [DAWSON INC. LOGO]

                               DAWSON PRODUCTION
                                 SERVICES, INC.

                                  COMMON STOCK

                                   PROSPECTUS

                           JEFFERIES & COMPANY, INC.


                         RAUSCHER PIERCE REFSNES, INC.


                               SOUTHCOAST CAPITAL
                                  CORPORATION

                               February   , 1997


------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth estimated expenses (other than the underwriting discount) to be incurred in connection with the issuance and distribution of the securities offered hereby:


    Commission registration fee...............................................  $ 60,133
    NASD filing fee...........................................................    20,344
    Nasdaq National Market listing fee........................................    17,500
    Accounting fees and expenses..............................................     *
    Legal fees and expenses...................................................     *
    Blue sky fees and expenses (including fees and expenses of counsel).......     *
    Printing and engraving fees and expenses..................................     *
    Trustee fees..............................................................     *
    Rating agency fee.........................................................     *
    Fees of transfer agent and registrant.....................................     *
    Miscellaneous.............................................................     *
                                                                                --------
              Total...........................................................  $  *
                                                                                ========


---------------

* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has authority under Articles 2.02A. (16) and 2.02-1 of the Texas Business Corporation Act (the "TBCA") to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Articles of Incorporation and Bylaws allow indemnification of directors and officers to the full extent permitted by said provisions of the TBCA.

     The TBCA provides in part that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that (i) such person conducted himself in good faith; (ii) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interest, and, in all other cases, that his conduct was not opposed to the corporation's best interests; and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     A corporation may indemnify a person under the TBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     A corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     Reference is also made to the Articles of Incorporation, which limit or eliminate a director's liability for monetary damages to the Registrant or its shareholders for acts or omissions in the director's capacity as a director, except that the Articles of Incorporation do not eliminate the liability of a director for (i) a breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received in an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or

(iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Registrant's Bylaws further provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law.

     The Company will seek to obtain director's and officers' liability insurance that covers certain liabilities and expenses of the Company's directors and officers. In addition, the Company has entered into indemnification against certain liabilities, including those arising under the Securities Act, in connection with the Offering.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     All references to numbers of shares and per share prices give effect to the 4.3-for-one stock split ("Stock Split") which occurred on March 1, 1996.

     Within the past three years, the Registrant has sold the following securities which were not registered under the Securities Act:

          1. On March 1, 1996, the Registrant effected a 4.3-for-one stock split of the issued and outstanding shares of Common Stock. The transaction was exempt from the registration requirements as not involving any "sale," "offer," or "offer to sell" within the meaning of Section 2(3) of the Securities Act.

          2. On October 18, 1995 and February 19, 1996, the Company issued an aggregate of 347,440 shares of Common Stock upon conversion of its Series A 10% Cumulative Convertible Preferred Stock, and on February 19, 1996, the Company issued 344,000 shares of Common Stock upon conversion of $2.4 million of convertible debt. Also in February 1996, the Company issued 12,900 shares of Common Stock to Triad Ventures Limited II upon conversion of $75,000 due under a subordinated convertible debenture. These transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder.

          3. On November 1, 1995, the Registrant issued 1,329,495 shares of Common Stock to WellTech, Inc. in connection with the Minority Interest Acquisition. The terms of the transaction required that WellTech, Inc. distribute its shares to its shareholders and directors, a total of 29 persons or entities which was completed on February 16, 1996. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder.


          4. On October 1, 1994, the Registrant granted options to purchase an aggregate of 21,500 shares of Common Stock to five of the Outside Directors, and options to purchase an aggregate of 96,750 shares to three senior executives. On October 6, 1995, the Registrant granted options to purchase an aggregate of 34,400 shares of Common Stock to seven of the Outside Directors and Mr. Greenwood, and options to purchase an aggregate of 98,900 shares to nine employees. On April 1, 1996, the Registrant granted options to purchase 34,400 shares of Common Stock to its eight non-employee directors, and on July 3, 1996 granted options to purchase 290,750 shares of Common Stock to 34 employees. The Registrant has issued 107,505 shares of Common Stock in connection with exercises of options granted to employees and directors or their assigns, as follows:



                                                                                    PER SHARE
                             DATE                            NUMBER OF SHARES     EXERCISE PRICE
    -------------------------------------------------------  ----------------     --------------
    October 27, 1994.......................................        7,405              $ 1.16
    October 27, 1994.......................................       40,618              $ 1.65
    November 1, 1994.......................................        4,300              $ 1.16
    November 4, 1994.......................................        4,300              $ 1.16
    February 1, 1996.......................................       32,250              $ 2.33
    February 27, 1996......................................        1,432              $ 2.33
    April 5, 1996..........................................        4,300              $ 7.44
    May 30, 1996...........................................        4,300              $ 7.44
    January 14, 1997.......................................        4,300              $ 7.44
    January 14, 1997.......................................        4,300              $10.75


These transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and, for transactions occurring prior to March 20, 1996, also pursuant to Rule 701 thereunder.

     5. On April 28, 1993 and July 22, 1993, the Registrant issued 2,197 and 2,176 shares of Common Stock, respectively, to Triad Ventures Limited II as payment of interest on a promissory note. On September 3, 1993, the Registrant issued 18,430 shares of Common Stock to Triad Ventures Limited II upon conversion of $75,000 of principal outstanding under a promissory note and on July 1, 1994, the Registrant issued 16,125 shares of Common Stock to Triad Ventures Limited II upon conversion of $75,000 of principal outstanding under a promissory note held by Triad Ventures Limited II. Each of these transactions is exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereunder.

     6. On November 28, 1994 and January 1, 1995, the Registrant sold an aggregate of 201,240 and 132,760 shares of Common Stock, respectively to RIMCO Partners, L.P. IV. On November 30, 1994, the Registrant sold an aggregate of $2.4 million in convertible subordinated notes to RIMCO Partners L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III and Triad Ventures Limited II. Each of these transactions is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder.

     7. From time to time over the past three years, the Registrant has issued shares of Common Stock pursuant to provisions of the Certificate of Designation of Series A Preferred Stock in payment of dividends on the Series A Preferred Stock. Since January 1, 1993, a total of 14,357 shares have been issued for this purpose to Triad Ventures Limited II, NationsBanc Capital Corporation and Nueces Ventures, Inc. In addition, on October 18, 1995, 20,200 shares of the Series A Preferred Stock were converted into 86,860 shares of Common Stock in accordance with the terms of the Registrant's Certificate of Designation of Series A Preferred Stock. Each of these dividend transactions was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder, and each of these conversions was so exempt pursuant to Section 3(a)(9) thereunder.

     8. On October 27, 1994, the Registrant issued 40,618 shares of Common Stock to two executive officers in exchange for a promissory note from each officer. This issuance was exempt from registration under Section 4(2) of the Securities Act.

     The securities referred to above as having been issued in reliance on the exemption from registration under Section 4(2) of the Securities Act were subject to restrictions on transfer and appropriate restrictive legends were affixed to the certificates or instruments issued in each transaction. All recipients were furnished with, or had adequate access to, information regarding the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


    EXHIBIT
    NUMBER                                 DESCRIPTION OF EXHIBIT
--------------- -----------------------------------------------------------------------------
      *1.1      -- Form of Underwriting Agreement relating to Equity Offering.
      *1.2      -- Form of Underwriting Agreement relating to Debt Offering.
       3.1      -- Amended and Restated Articles of Incorporation of the Company, as amended by Articles of Amendment to the Amended and Restated Articles of
                   Incorporation (incorporated by reference as Exhibit 3.1 of the
                   Registrant's Registration Statement on Form S-1 (No. 333-00452 dated March
                   14, 1996)).
       3.2      -- Bylaws of the Company, as amended (incorporated by reference as Exhibit
                   3.2 of the Registrant's Registration Statement on Form S-1 (No. 333-00452
                   dated March 14, 1996)).
       4.1      -- Specimen stock certificate evidencing the Common Stock (incorporated by reference as Exhibit 4.1 of the Registrant's Registration Statement on
                   Forms S-1 (No. 333-00452 dated March 14, 1996)).
       4.2      -- See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company defining the rights of the holders of Common
                   Stock.
      *4.3      -- Form of Indenture between the Company and
                   related to the Debt Offering.
      *5.1      -- Opinion of Jenkens & Gilchrist, a Professional Corporation.

    EXHIBIT
    NUMBER                                 DESCRIPTION OF EXHIBIT
--------------- -----------------------------------------------------------------------------
      10.1      -- Dawson Production Services, Inc. 1995 Incentive Plan (incorporated by reference as Exhibit 10.1 of the Registrant's Registration Statement on
                   Forms S-1 (No. 333-00452 dated March 14, 1996)).
      10.2      -- Employment Agreement between the Company and Michael E. Little dated as of
                   April 1, 1996 (incorporated by reference as Exhibit 10.2 of the
                   Registrant's Registration Statement on Forms S-1 (No. 333-00452 dated
                   March 14, 1996)).
      10.3      -- Service contract between the Company and Union Pacific Resources Company dated December 8, 1992 and Purchase Order dated April 27, 1995
                   (incorporated by reference as Exhibit 10.4 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
      10.4      -- First Amendment to Loan Agreement between the Company, Dawson WellTech,
                   L.C. and the Frost National Bank dated October 12, 1995 and the
                   Modification, Renewal and Extension Agreement among The Frost National
                   Bank, the Company and Dawson WellTech, L.C. dated November 28, 1995
                   (incorporated by reference as Exhibit 10.5 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
     +10.5      -- Agreement Regarding Election of Directors dated as of November 21, 1996, by and between Dawson Production Services, Inc., and RIMCO Partners, L.P.,
                   RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners,
                   L.P. IV.
      10.6      -- Non-Negotiable Convertible Debenture dated December 1, 1994 executed by
                   Dawson WellTech, L.C., as maker, and payable to Well Solutions, Inc., and
                   Amendment and Modification of Non-Negotiable Convertible Debenture
                   (incorporated by reference as Exhibit 10.11 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
      10.7      -- Agreement for the Acquisition of Minority Interest in Dawson WellTech,
                   L.C. between the Company and WellTech, Inc. dated as of November 1, 1995
                   (incorporated by reference as Exhibit 10.12 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
      10.8      -- Agreement for the Conversion of Securities of Dawson Well Servicing, Inc.
                   among the Company, RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO
                   Partners, L.P. III, Triad Ventures Limited II and Nueces Ventures, Inc.,
                   dated as of November 1, 1995, and Joinder Agreement executed by
                   NationsBanc Capital Corporation (incorporated by reference as Exhibit
                   10.13 of the Registrant's Registration Statement on Forms S-1 (No.
                   333-00452 dated March 14, 1996)).
      10.9      -- Registration Rights Agreement among the Company, WellTech, Inc., RIMCO
                   Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, RIMCO
                   Partners, L.P. IV, Triad Ventures Limited II, NationsBanc Capital
                   Corporation and Nueces Ventures, Inc., dated as of November 1, 1995
                   (incorporated by reference as Exhibit 10.14 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
      10.10     -- Letter agreements between the Company and Nueces Ventures, Inc. Relating to consulting services dated August 14, 1992, with amendment dated January
                   10, 1995 and termination dated October 13, 1995 (incorporated by reference as Exhibit 10.15 of the Registrant's Registration Statement on Forms S-1
                   (No. 333-00452 dated March 14, 1996)).
      10.11     -- Form of Indemnification Agreement between the Company and each of its directors and executive officers (incorporated by reference as Exhibit
                   10.16 of the Registrant's Registration Statement on Forms S-1 (No.
                   333-00452 dated March 14, 1996)).
      10.12     -- Employment Agreement between the Company and P. Mark Stark dated as of
                   April 1, 1996 (incorporated by reference as Exhibit 10.17 of the
                   Registrant's Registration Statement on Forms S-1 (No. 333-00452 dated
                   March 14, 1996)).
      10.13     -- Employment Agreement between the Company and Joseph Eustace dated as of
                   April 1, 1996 (incorporated by reference as Exhibit 10.18 of the
                   Registrant's Registration Statement on Forms S-1 (No. 333-00452 dated
                   March 14, 1996)).

    EXHIBIT
    NUMBER                                 DESCRIPTION OF EXHIBIT
--------------- -----------------------------------------------------------------------------
      10.14     -- Promissory Notes dated November 1, 1994 and February 1, 1996 payable to the Company by Michael E. Little (incorporated by reference as Exhibit
                   10.19 of the Registrant's Registration Statement on Forms S-1 (No.
                   333-00452 dated March 14, 1996)).
      10.15     -- First [sic] Amendment to Loan Agreement by and among the Company, Dawson
                   WellTech, L.C., and The Frost National Bank dated November 25, 1995
                   (incorporated by reference as Exhibit 10.21 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
     +10.16     -- Purchase Agreement between the Company and Pride Petroleum Services, Inc.
                   dated as of December 23, 1996.
      10.17     -- Stock Purchase Agreement dated July 8, 1996 among Dawson Production
                   Services, Inc., a Texas corporation (the "Buyer"), PSD Investments, Ltd., a Texas limited partnership (the "Seller"), John Randall Taylor, an individual residing in Panola County, Texas, in his individual capacity, and as general partner and sole managing partner of the Seller and his spouse, Kathy Dianne Taylor, who is also an individual residing in Panola
                   County, Texas, in her individual capacity and as a general partner of the
                   Seller (incorporated by reference as Exhibit 10.23 of the Registrant's
                   Current Report on Form 8-K (No. 0-27732 dated July 29, 1996)).
      10.18     -- First Amendment dated July 29, 1996 to Stock Purchase Agreement dated July
                   8, 1996 by and among Dawson Production Services, Inc., a Texas corporation
                   (the "Buyer"), PSD Investments, Ltd., a Texas limited partnership (the
                   "Seller"), John Randall Taylor, an individual residing in Panola County,
                   Texas, in his individual capacity, and as general partner and sole managing partner of the Seller and his spouse, Kathy Diane Taylor, who is also an individual residing in Panola County, Texas, in her individual capacity and as a general partner of the Seller (incorporated by reference as Exhibit 10.24 of the Registrant's Current Report on Form 8-K (No.
                   0-27732 dated July 29, 1996)).
     +10.19     -- Second Amendment to Loan Agreement dated as of December 4, 1996 between
                   Dawson Production Services, Inc. and The Frost National Bank relating to the renewal of a $4.0 million Revolving Credit Facility, and related
                   Promissory Note dated November 28, 1996.
    ++10.20     -- Third Amendment to Loan Agreement dated as of January 28, 1997 between
                   Dawson Production Services, Inc. and The Frost National Bank relating to the renewal of a $4.0 million Revolving Credit Facility, and related
                   Promissory Note dated January 28, 1997.
    ++10.21     -- Promissory Note of Dawson Production Services, Inc. to The Frost National
                   Bank dated January 25, 1997 relating to the renewal of a $7.0 million term loan.
     +11.1      -- Statement Regarding Computation of Per Share Earnings.
    ++12.1      -- Statement of Ratio of Earnings to Fixed Charges for each of the last five fiscal years.
    ++21.1      -- Subsidiaries of the Registrant.
     *23.1      -- Consent of Jenkens & Gilchrist, A Professional Corporation (included in
                   Exhibit 5.1).
    ++23.2      -- Consent of KPMG Peat Marwick LLP (included at Page S-1).
    ++23.3      -- Consent of Chapman, Williams & Co.
    ++23.4      -- Consent of Coopers & Lybrand L.L.P.
    ++23.5      -- Consent of Arthur Andersen LLP.
     +24.1      -- Power of Attorney for Dawson Production Services, Inc. (contained on the signature page of this Registration Statement).
    ++24.2      -- Power of Attorney for Taylor Companies, Inc. (contained on the signature page of this Registration Statement).
     *25.1      -- Statement of Eligibility of                               , as trustee.


---------------

* To be filed by amendment.


+ Previously filed.



++ Filed herewith.

     As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.

     (b) Financial Statement Schedules

     The following financial statement schedules are included in Part II of this Registration Statement, can be found on the pages indicated and should be read in conjunction with the financial statements and notes thereto:

                                         ITEM
    ------------------------------------------------------------------------------
    Independent Auditors' Consent and Report on Consolidated Financial Statement
      Schedule....................................................................  S-1
    Schedule II -- Valuation and Qualifying Accounts..............................  S-2

All other financial statement schedules for which provision is made in the applicable accounting regulations of the Commission are omitted because they are not required under the related instructions, are inapplicable or the required information is included elsewhere in the financial statements.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Securities Act or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 22, 1997.


                                          DAWSON PRODUCTION SERVICES, INC.

                                          By: /s/  MICHAEL E. LITTLE
                                          --------------------------------------
                                          Michael E. Little
                                          Chairman of the Board, President and
                                          Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                  SIGNATURE                               CAPACITY                   DATE
---------------------------------------------  ------------------------------  -----------------

            /s/ MICHAEL E. LITTLE              Chairman of the Board,           January 22, 1997
---------------------------------------------    President, Chief Executive
                Michael E. Little                Officer and Director
                                                 (Principal Executive
                                                 Officer)

              /s/ P. MARK STARK                Chief Financial Officer          January 22, 1997
---------------------------------------------    (Principal Accounting and
                  P. Mark Stark                  Financial Officer)

                      *                        Director                         January 22, 1997
---------------------------------------------
             Wm. Ward Greenwood

                      *                        Director                         January 22, 1997
---------------------------------------------
               J. Michael Bell

                      *                        Director                         January 22, 1997
---------------------------------------------
              Douglas D. Lewis

                      *                        Director                         January 22, 1997
---------------------------------------------
              Paul E. McCollam

                      *                        Director                         January 22, 1997
---------------------------------------------
                Russell Banks

                      *                        Director                         January 22, 1997
---------------------------------------------
              Stephen F. Oakes

                      *                        Director                         January 22, 1997
---------------------------------------------
            Lawrence C. Petrucci

        By: /s/  P. MARK STARK
---------------------------------------------
                *P. Mark Stark
        Attorney-in-Fact pursuant to
       power of attorney contained in
    original filing of this Registration
                 Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 22, 1997.



                                          TAYLOR COMPANIES, INC.


                                          By: /s/  MICHAEL E. LITTLE
                                          --------------------------------------
                                          Michael E. Little

                                          President and Vice President



     Each person whose signature appears below hereby constitutes and appoints Michael E. Little and P. Mark Stark, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                  SIGNATURE                               CAPACITY                   DATE
---------------------------------------------  ------------------------------  -----------------

            /s/  MICHAEL E. LITTLE             President, Vice-President and    January 22, 1997
---------------------------------------------    Director (Principal
                 Michael E. Little               Executive Officer)

              /s/  P. MARK STARK               Secretary and Treasurer          January 22, 1997
---------------------------------------------    (Principal Accounting and
                   P. Mark Stark                  Financial Officer)

                  INDEPENDENT AUDITORS' CONSENT AND REPORT ON
                   CONSOLIDATED FINANCIAL STATEMENT SCHEDULE

The Board of Directors
Dawson Production Services, Inc.

     The audits referred to in our report dated June 11, 1996, included the related financial statement schedule as of and for the years ended March 31, 1994, 1995 and 1996, included in the Registration Statement. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     Our report refers to a change in method of accounting for income taxes in 1994.

     We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in the prospectus.

                                          /s/  KPMG PEAT MARWICK LLP
                                          KPMG PEAT MARWICK LLP

San Antonio, Texas

January 22, 1997

                                                                     SCHEDULE II

                        DAWSON PRODUCTION SERVICES, INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                                                    BALANCE OF    ADDITIONS     DEDUCTIONS     BALANCE
                                                    BEGINNING     CHARGED TO       FROM        AT END
                    DESCRIPTION                     OF PERIOD      EXPENSE       ACCOUNTS     OF PERIOD
--------------------------------------------------- ----------    ----------    ----------    ---------
Allowance for doubtful accounts:
  Year ended March 31, 1994........................  $  93,043     $450,590      $353,502     $ 190,131
  Year ended March 31, 1995........................    190,131      223,475        65,554       348,052
  Year ended March 31, 1996........................    348,052       21,714        78,927       290,839

                               INDEX TO EXHIBITS



    EXHIBIT
    NUMBER                                 DESCRIPTION OF EXHIBIT
--------------- -----------------------------------------------------------------------------
      *1.1      -- Form of Underwriting Agreement relating to Equity Offering.
      *1.2      -- Form of Underwriting Agreement relating to Debt Offering.
       3.1      -- Amended and Restated Articles of Incorporation of the Company, as amended by Articles of Amendment to the Amended and Restated Articles of
                   Incorporation (incorporated by reference as Exhibit 3.1 of the
                   Registrant's Registration Statement on Form S-1 (No. 333-00452 dated March
                   14, 1996)).
       3.2      -- Bylaws of the Company, as amended (incorporated by reference as Exhibit
                   3.2 of the Registrant's Registration Statement on Form S-1 (No. 333-00452
                   dated March 14, 1996)).
       4.1      -- Specimen stock certificate evidencing the Common Stock (incorporated by reference as Exhibit 4.1 of the Registrant's Registration Statement on
                   Forms S-1 (No. 333-00452 dated March 14, 1996)).
       4.2      -- See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company defining the rights of the holders of Common
                   Stock.
      *4.3      -- Form of Indenture between the Company and
                   related to the Debt Offering.
      *5.1      -- Opinion of Jenkens & Gilchrist, a Professional Corporation.
      10.1      -- Dawson Production Services, Inc. 1995 Incentive Plan (incorporated by reference as Exhibit 10.1 of the Registrant's Registration Statement on
                   Forms S-1 (No. 333-00452 dated March 14, 1996)).
      10.2      -- Employment Agreement between the Company and Michael E. Little dated as of
                   April 1, 1996 (incorporated by reference as Exhibit 10.2 of the
                   Registrant's Registration Statement on Forms S-1 (No. 333-00452 dated
                   March 14, 1996)).
      10.3      -- Service contract between the Company and Union Pacific Resources Company dated December 8, 1992 and Purchase Order dated April 27, 1995
                   (incorporated by reference as Exhibit 10.4 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
      10.4      -- First Amendment to Loan Agreement between the Company, Dawson WellTech,
                   L.C. and the Frost National Bank dated October 12, 1995 and the
                   Modification, Renewal and Extension Agreement among The Frost National
                   Bank, the Company and Dawson WellTech, L.C. dated November 28, 1995
                   (incorporated by reference as Exhibit 10.5 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
     +10.5      -- Agreement Regarding Election of Directors dated as of November 21, 1996, by and between Dawson Production Services, Inc., and RIMCO Partners, L.P.,
                   RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners,
                   L.P. IV.
      10.6      -- Non-Negotiable Convertible Debenture dated December 1, 1994 executed by
                   Dawson WellTech, L.C., as maker, and payable to Well Solutions, Inc., and
                   Amendment and Modification of Non-Negotiable Convertible Debenture
                   (incorporated by reference as Exhibit 10.11 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
      10.7      -- Agreement for the Acquisition of Minority Interest in Dawson WellTech,
                   L.C. between the Company and WellTech, Inc. dated as of November 1, 1995
                   (incorporated by reference as Exhibit 10.12 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
      10.8      -- Agreement for the Conversion of Securities of Dawson Well Servicing, Inc.
                   among the Company, RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO
                   Partners, L.P. III, Triad Ventures Limited II and Nueces Ventures, Inc.,
                   dated as of November 1, 1995, and Joinder Agreement executed by
                   NationsBanc Capital Corporation (incorporated by reference as Exhibit
                   10.13 of the Registrant's Registration Statement on Forms S-1 (No.
                   333-00452 dated March 14, 1996)).
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


    EXHIBIT
    NUMBER                                 DESCRIPTION OF EXHIBIT
--------------- -----------------------------------------------------------------------------
      10.9      -- Registration Rights Agreement among the Company, WellTech, Inc., RIMCO
                   Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, RIMCO
                   Partners, L.P. IV, Triad Ventures Limited II, NationsBanc Capital
                   Corporation and Nueces Ventures, Inc., dated as of November 1, 1995
                   (incorporated by reference as Exhibit 10.14 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
      10.10     -- Letter agreements between the Company and Nueces Ventures, Inc. Relating to consulting services dated August 14, 1992, with amendment dated January
                   10, 1995 and termination dated October 13, 1995 (incorporated by reference as Exhibit 10.15 of the Registrant's Registration Statement on Forms S-1
                   (No. 333-00452 dated March 14, 1996)).
      10.11     -- Form of Indemnification Agreement between the Company and each of its directors and executive officers (incorporated by reference as Exhibit
                   10.16 of the Registrant's Registration Statement on Forms S-1 (No.
                   333-00452 dated March 14, 1996)).
      10.12     -- Employment Agreement between the Company and P. Mark Stark dated as of
                   April 1, 1996 (incorporated by reference as Exhibit 10.17 of the
                   Registrant's Registration Statement on Forms S-1 (No. 333-00452 dated
                   March 14, 1996)).
      10.13     -- Employment Agreement between the Company and Joseph Eustace dated as of
                   April 1, 1996 (incorporated by reference as Exhibit 10.18 of the
                   Registrant's Registration Statement on Forms S-1 (No. 333-00452 dated
                   March 14, 1996)).
      10.14     -- Promissory Notes dated November 1, 1994 and February 1, 1996 payable to the Company by Michael E. Little (incorporated by reference as Exhibit
                   10.19 of the Registrant's Registration Statement on Forms S-1 (No.
                   333-00452 dated March 14, 1996)).
      10.15     -- First [sic] Amendment to Loan Agreement by and among the Company, Dawson
                   WellTech, L.C., and The Frost National Bank dated November 25, 1995
                   (incorporated by reference as Exhibit 10.21 of the Registrant's
                   Registration Statement on Forms S-1 (No. 333-00452 dated March 14, 1996)).
     +10.16     -- Purchase Agreement between the Company and Pride Petroleum Services, Inc.
                   dated as of December 23, 1996.
      10.17     -- Stock Purchase Agreement dated July 8, 1996 among Dawson Production
                   Services, Inc., a Texas corporation (the "Buyer"), PSD Investments, Ltd., a Texas limited partnership (the "Seller"), John Randall Taylor, an individual residing in Panola County, Texas, in his individual capacity, and as general partner and sole managing partner of the Seller and his spouse, Kathy Dianne Taylor, who is also an individual residing in Panola
                   County, Texas, in her individual capacity and as a general partner of the
                   Seller (incorporated by reference as Exhibit 10.23 of the Registrant's
                   Current Report on Form 8-K (No. 0-27732 dated July 29, 1996)).
      10.18     -- First Amendment dated July 29, 1996 to Stock Purchase Agreement dated July
                   8, 1996 by and among Dawson Production Services, Inc., a Texas corporation
                   (the "Buyer"), PSD Investments, Ltd., a Texas limited partnership (the
                   "Seller"), John Randall Taylor, an individual residing in Panola County,
                   Texas, in his individual capacity, and as general partner and sole managing partner of the Seller and his spouse, Kathy Diane Taylor, who is also an individual residing in Panola County, Texas, in her individual capacity and as a general partner of the Seller (incorporated by reference as Exhibit 10.24 of the Registrant's Current Report on Form 8-K (No.
                   0-27732 dated July 29, 1996)).
     +10.19     -- Second Amendment to Loan Agreement dated as of December 4, 1996 between
                   Dawson Production Services, Inc. and The Frost National Bank relating to the renewal of a $4.0 million Revolving Credit Facility, and related
                   Promissory Note dated November 28, 1996.
    ++10.20     -- Third Amendment to Loan Agreement dated as of January 28, 1997 between
                   Dawson Production Services, Inc. and The Frost National Bank relating to the renewal of a $4.0 million Revolving Credit Facility, and related
                   Promissory Note dated January 28, 1997.
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


    EXHIBIT
    NUMBER                                 DESCRIPTION OF EXHIBIT
--------------- -----------------------------------------------------------------------------
    ++10.21     -- Promissory Note of Dawson Production Services, Inc. to The Frost National
                   Bank dated January 25, 1997 relating to the renewal of a $7.0 million term loan.
     +11.1      -- Statement Regarding Computation of Per Share Earnings.
     +11.1      -- Statement Regarding Computation of Per Share Earnings.
    ++12.1      -- Statement of Ratio of Earnings to Fixed Charges for each of the last five fiscal years.
    ++21.1      -- Subsidiaries of the Registrant.
     *23.1      -- Consent of Jenkens & Gilchrist, A Professional Corporation (included in
                   Exhibit 5.1).
    ++23.2      -- Consent of KPMG Peat Marwick LLP (included at Page S-1).
    ++23.3      -- Consent of Chapman, Williams & Co.
    ++23.4      -- Consent of Coopers & Lybrand L.L.P.
    ++23.5      -- Consent of Arthur Andersen LLP.
    ++24.1      -- Power of Attorney (contained on the signature page of this Registration
                   Statement).
     *25.1      -- Statement of Eligibility of                               , as trustee.


---------------

* To be filed by amendment.


+ Previously filed.



++ Filed herewith.